As filed with the Securities and Exchange Commission on September 1, 2011
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

U.S. CONCRETE, INC.
(Exact name of registrant as specified in its charter)

Delaware	3272	76-0586680
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)
2925 Briarpark, Suite 1050
Houston, Texas 77042
(713) 499-6200
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)
GUARANTORS LISTED ON THE TABLE OF ADDITIONAL REGISTRANTS

Curt M. Lindeman, Esq.
U.S. Concrete, Inc.
2925 Briarpark, Suite 1050
Houston, Texas 77042
(713) 499-6200
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
Tracey A. Zaccone, Esq.
Paul, Weiss, Rifkind, Wharton & Garrison LLP
1285 Avenue of the Americas
New York, New York 10019-6064
(212) 373-3000

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.
     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box: ☑
     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
     If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. ☐
     Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☑

CALCULATION OF REGISTRATION FEE

Proposed Maximum
	Amount to be	Proposed Maximum	Aggregate Offering	Amount of
Title of Each Class of Securities to be Registered	Registered(1)	Offering Price Per Unit(1)	Price(1)	Registration Fee
9.5% Convertible Secured Notes due 2015	$8,453,000	100%	$8,453,000	$982
Guarantees of 9.5% Convertible Secured Notes due 2015(2)	—	—	—	—

(1)	Estimated solely for the purpose of computing the registration fee in accordance with Rule 457(a) under the Securities Act of 1933, as amended (the “Securities Act”).

(2)	Pursuant to Rule 457(n) under the Securities Act, no separate fee for the guarantees is payable.
     The registrants hereby amend this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrants shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

TABLE OF ADDITIONAL REGISTRANTS

		Primary
	State or Other	Standard	I.R.S.
	Jurisdiction of	Industrial	Employer
	Incorporation or	Classification	Identification
Name	Organization	Code Number	Number
Alberta Investments, Inc.	Texas	3272	75-1941497
Alliance Haulers, Inc.	Texas	3272	75-2683236
American Concrete Products, Inc.	California	3272	94-2623187
Atlas Redi-Mix, LLC	Texas	3272	27-0243123
Atlas-Tuck Concrete, Inc.	Oklahoma	3272	73-0741542
Beall Concrete Enterprises, LLC	Texas	3272	76-0643536
Beall Industries, Inc.	Texas	3272	75-2052872
Beall Investment Corporation, Inc.	Delaware	3272	51-0399865
Beall Management, Inc.	Texas	3272	75-2879839
Breckenridge Ready Mix, Inc.	Texas	3272	75-1172482
Central Concrete Supply Co., Inc.	California	3272	94-1181859
Central Precast Concrete, Inc.	California	3272	94-1459358
Concrete Acquisition IV, LLC	Delaware	3272	27-1015720
Concrete Acquisition V, LLC	Delaware	3272	27-1015777
Concrete Acquisition VI, LLC	Delaware	3272	27-1015840
Concrete XXXIV Acquisition, Inc.	Delaware	3272	20-4166167
Concrete XXXV Acquisition, Inc.	Delaware	3272	20-4166206
Concrete XXXVI Acquisition, Inc.	Delaware	3272	20-4166240
Eastern Concrete Materials, Inc.	New Jersey	3272	22-1521165
Hamburg Quarry Limited Liability Company	New Jersey	3272	27-0373592
Ingram Concrete, LLC	Texas	3272	83-0486753
Kurtz Gravel Company	Michigan	3272	38-1565952
Local Concrete Supply & Equipment, LLC	Delaware	3272	26-3456597
Master Mix, LLC	Delaware	3272	26-1668532
Master Mix Concrete, LLC	New Jersey	3272	26-3800135
MG, LLC	Maryland	3272	26-2169279
NYC Concrete Materials, LLC	Delaware	3272	76-0630666
Pebble Lane Associates, LLC	Delaware	3272	26-3456520
Redi-Mix Concrete, L.P.	Texas	3272	20-0474765
Redi-Mix GP, LLC	Texas	3272	none
Redi-Mix, LLC	Texas	3272	83-0486751
Riverside Materials, LLC	Delaware	3272	26-2863588
San Diego Precast Concrete, Inc.	Delaware	3272	76-0616282
Sierra Precast, Inc.	California	3272	94-2274227
Smith Pre-Cast, Inc.	Delaware	3272	76-0630673

		Primary
	State or Other	Standard	I.R.S.
	Jurisdiction of	Industrial	Employer
	Incorporation or	Classification	Identification
Name	Organization	Code Number	Number
Superior Concrete Materials, Inc.	District of Columbia	3272	52-1046503
Titan Concrete Industries, Inc.	Delaware	3272	76-0616374
USC Atlantic, Inc.	Delaware	3272	20-4166002
USC Management Co., LLC	Delaware	3272	27-1015638
USC Payroll, Inc.	Delaware	3272	76-0630665
USC Technologies, Inc.	Delaware	3272	20-4166055
U.S. Concrete On-Site, Inc.	Delaware	3272	76-0630662
U.S. Concrete Texas Holdings, Inc.	Delaware	3272	20-4166120
The address of each of the additional registrants is c/o U.S. Concrete, Inc., 2925 Briarpark, Suite 1050, Houston, Texas 77042.

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The information in this prospectus is not complete and may be changed. We and the selling noteholders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED SEPTEMBER 1, 2011
Prospectus
$8,453,000
9.5% Convertible Secured Notes due 2015
U.S. Concrete, Inc.
The selling noteholders identified in this prospectus may sell, from time to time, up to $8,453,000 aggregate principal amount of 9.5% Convertible Secured Notes due 2015 (the “Notes”) issued by U.S. Concrete, Inc. (“U.S. Concrete”) on August 31, 2010. The selling noteholders may offer for sale the Notes covered by this prospectus in one or more transactions, directly to purchasers or through underwriters, brokers or dealers or agents, in public or private transactions, at fixed prices, prevailing market prices at the times of sale, prices related to the prevailing market prices, varying prices determined at the times of sale or negotiated prices. For additional information on the methods of sale, you should refer to the section of this prospectus entitled “Plan of Distribution.” We will not receive any of the proceeds from the sale of these Notes by the selling noteholders. We will bear all expenses in connection with this offering of our Notes, other than any underwriting fees, discounts, selling commissions and transfer taxes, if any.
The Notes are convertible prior to maturity into shares of our common stock at an initial rate of 95.23809524 shares of common stock per $1,000 principal amount of Notes, subject to adjustment if certain events occur, plus, if applicable, a “make whole payment” as described under “Description of the Notes—Conversion.” The Notes accrue interest at a rate of 9.5% per year, payable quarterly on March 1, June 1, September 1 and December 1 of each year.
The Notes will mature on August 31, 2015 unless earlier converted or repurchased. We may redeem the Notes, in whole or in part, following a Conversion Termination Date, as defined herein, as described under “Description of the Notes—Redemption—Optional Redemption.” In the event of a Fundamental Change of Control, as defined herein, the holders of the Notes may require us to repurchase any Notes held by them as described under “Description of the Notes—Purchase at the Option of Holders Upon a Fundamental Change of Control.”
The Notes are our senior secured obligations and rank equally in right of payment with all of our existing and future senior indebtedness. Our obligations under the Notes are guaranteed on a senior secured basis by substantially all of our subsidiaries located in the United States (the “guarantors”) as described herein. The Notes and the related guarantees are secured by first-priority liens on certain of the property and assets directly owned by us and each of the guarantors, including material owned real property, fixtures, intellectual property, capital stock of subsidiaries and certain equipment, subject to permitted liens and certain exceptions, and by a second-priority lien on our and the guarantors’ assets securing our $75.0 million asset-based revolving credit facility (the “Revolving Facility”) on a first-priority basis, including, inventory (including as extracted collateral), accounts, certain specified mixture trucks, chattel paper, general intangibles (other than collateral securing the Notes on a first-priority basis), instruments, documents, cash, deposit accounts, securities accounts, commodities accounts, letter of credit rights and all supporting obligations and related books and records and all proceeds and products of the foregoing, subject to permitted liens and certain exceptions.
We have not applied, and do not intend to apply, for listing of the Notes on any national securities exchange or automated quotation system.
You should carefully read this prospectus before you invest. Investing in our Notes involves a high degree of risk. See “Risk Factors” beginning on page 9.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
The date of this prospectus is      , 2011.

Prospectus Summary	1
Risk Factors	9
Cautionary Note Regarding Forward-Looking Statements	16
Use of Proceeds	17
Market for Common Equity and Related Stockholder Matters	17
Selling Noteholders	18
Plan of Distribution	20
Description of Capital Stock	23
Description of the Notes	25
Material U.S. Federal Income Tax Considerations	88
Legal Matters	94
Experts	94
Where You Can Find More Information	94
Incorporation by Reference	94
EX-3.5.E
EX-3.7.A
EX-3.7.B
EX-3.7.C
EX-3.7.D
EX-3.12.C
EX-3.17.F
EX-3.17.G
EX-3.19.C
EX-3.24.F
EX-3.28.A
EX-3.28.B
EX-3.29.A
EX-3.29.B
EX-3.30.A
EX-3.30.B
EX-3.31.A
EX-3.31.B
EX-3.31.C
EX-3.31.D
EX-3.32.A
EX-3.32.B
EX-3.32.C
EX-3.33.A
EX-3.33.B
EX-3.33.C
EX-3.34.A
EX-3.34.B
EX-3.34.C
EX-3.35.A
EX-3.35.B
EX-3.35.C
EX-3.36.A
EX-3.36.B
EX-3.36.C
EX-3.37.A
EX-3.37.B
EX-3.37.C
EX-3.38.A
EX-3.38.B
EX-3.38.C
EX-3.38.D
EX-3.39.A
EX-3.39.B
EX-3.39.C
EX-3.40.A
EX-3.40.B
EX-3.40.C
EX-3.40.D
EX-3.41.A
EX-3.41.B
EX-3.41.C
EX-3.42.A
EX-3.42.B
EX-3.42.C
EX-3.42.D
EX-3.43.A
EX-3.43.B
EX-3.43.C
EX-3.43.D
EX-3.44.A
EX-3.44.B
EX-3.44.C
EX-3.45.A
EX-3.45.B
EX-3.45.C
EX-3.45.D
EX-5.1
EX-5.2
EX-23.1
EX-25.1
ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement that we filed with the SEC. You should rely only on the information contained in or incorporated by reference in this prospectus. Neither we nor the selling noteholders have authorized any person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. You should assume that the information appearing in this prospectus or any documents incorporated by reference is accurate only as of the date of the applicable document or such other date stated in such documents. We will update this prospectus to the extent required by law. Neither we nor the selling noteholders are making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted.

ii

Prospectus Summary
          This summary highlights material information about us and this offering, but does not contain all of the information that you should consider before investing in our Notes. The following summary is qualified in its entirety by the more detailed information and our consolidated financial statements and the accompanying notes included elsewhere or incorporated by reference into this prospectus. You should read this entire prospectus and the information incorporated by reference herein carefully, including the “Risk Factors” included and incorporated by reference in this prospectus and our consolidated financial statements and the accompanying notes incorporated by reference into this prospectus, before investing. This prospectus and the documents incorporated by reference include forward-looking statements that involve risks and uncertainties. See “Cautionary Note Regarding Forward-Looking Statements.”
          Unless otherwise specified or the context requires otherwise, the terms “U.S. Concrete,” the “Company,” “we,” “us,” “our,” or “USCR,” refer to U.S. Concrete, Inc. and its subsidiaries. “Selling noteholders” refers to the selling noteholders named in the section of this prospectus entitled “Selling Noteholders” and certain of their transferees after the date of this prospectus.
Our Company
          We are a major producer of ready-mixed concrete, precast concrete products and concrete-related products in select markets in the United States. We operate our business through our ready-mixed concrete and concrete-related products segment and our precast concrete products segment. We are a leading producer of ready-mixed concrete or precast concrete products in substantially all the markets in which we have operations. Ready-mixed and precast concrete products are important building materials that are used in a vast majority of commercial, residential and public works construction projects.
          All of our operations are in (and all of our sales are made within) the United States. We operate principally in Texas, California and New Jersey/New York, with those markets representing approximately 36%, 25%, and 19%, respectively, of our consolidated revenues from continuing operations for the year ended December 31, 2010. According to publicly available industry information, those states represented an aggregate of 28% of the consumption of ready-mixed concrete in the United States in 2010 (Texas, 13.1%; California, 9.3%; and New Jersey/New York, 5.4%). Our consolidated revenues from continuing operations for the year ended December 31, 2010 were $455.7 million, of which we derived approximately 87.7% from our ready-mixed concrete and concrete-related products segment and 12.3% from our precast concrete products segment.
          As of August 31, 2011, we had 102 fixed and 11 portable ready-mixed concrete plants, seven precast concrete plants and seven aggregates facilities. During 2010, these plants and facilities produced approximately 3.8 million cubic yards of ready-mixed concrete and 3.1 million tons of aggregates. We lease two of the seven aggregates facilities to third parties and retain a royalty on production from those facilities.
          Our ready-mixed concrete and concrete-related products segment engages principally in the formulation, preparation and delivery of ready-mixed concrete to the job sites of our customers. We also provide services intended to reduce our customers’ overall construction costs by lowering the installed, or “in-place,” cost of concrete. These services include the formulation of mixtures for specific design uses, on-site and lab-based product quality control, and customized delivery programs to meet our customers’ needs.
          Our marketing efforts primarily target concrete sub-contractors, general contractors, governmental agencies, property owners and developers and home builders whose focus extends beyond the price of ready-mixed concrete to product quality, on-time delivery and reduction of in-place costs. We generally do not provide paving or other finishing services, which construction contractors or subcontractors typically perform. To a lesser extent, this segment is also engaged in the mining and sale of aggregates and the resale of building materials, primarily to our ready-mixed concrete customers. These businesses are generally complementary to our ready-mixed concrete operations and provide us opportunities to cross-sell various products in markets where we sell both ready-mixed concrete and concrete-related products. We provide our ready-mixed concrete and concrete-related products from our continuing operations in north and west Texas, northern California, New Jersey, New York, Washington, D.C. and Oklahoma.
          Our precast concrete products segment produces precast concrete products at seven plants in three states, with five plants in California, one in Arizona and one in Pennsylvania. Our customers choose precast technology for a variety of architectural applications, including free-standing walls used for landscaping, soundproofing and security walls, panels used to clad a building façade and storm water drainage. Our operations also specialize in a variety of finished products, among which are utility vaults, manholes, catch basins, highway barriers, curb inlets, pre-stressed bridge girders, concrete piles and custom-designed architectural products.
          For a description of our business, financial condition, results of operations and other important information regarding the Company and our consolidated financial statements and the accompanying notes, we refer you to our filings with the Securities and

Exchange Commission, or SEC, incorporated by reference in this prospectus. For instructions on how to find copies of these documents, see “Where You Can Find More Information” and “Incorporation by Reference.”
Corporate Information
          We were incorporated under the laws of the State of Delaware in 1997. Our principal offices are located at 2925 Briarpark, Suite 1050, Houston, Texas 77042, and our telephone number is (713) 499-6200. Our website is www.us-concrete.com. Information contained on our website does not constitute a part of this prospectus.

OFFERING SUMMARY
          The following summary highlights certain material information contained elsewhere in this prospectus but does not contain all the information that you should consider before investing in the Notes. We urge you to read this entire prospectus, including the “Risk Factors” section and our consolidated financial statements and accompanying notes included elsewhere or incorporated by reference into this prospectus.

Issuer	U.S. Concrete, Inc.

Securities Offered	Up to $8,453,000 aggregate principal amount of the 9.5% Convertible Notes due 2015 (the “Notes”).

Maturity Date	August 31, 2015 (the “Maturity Date”).

Interest Rates and Payment Dates	The Notes bear interest at 9.5% per year (calculated using a 360-day year consisting of twelve 30-day months), payable quarterly in cash in arrears on March 1, June 1, September 1 and December 1.

Use of Proceeds	The selling noteholders will receive all of the proceeds from the sale of the Notes offered by this prospectus. We will not receive any proceeds from the sale of our Notes by the selling noteholders.

Conversion Rights	The Notes are convertible, at the option of the holder, at any time on or prior to maturity, into shares of our common stock, par value $0.001 per share (the “Common Stock”), at an initial conversion rate of 95.23809524 shares of Common Stock per $1,000 principal amount of the Notes (as may be adjusted from time to time, the “conversion rate”). Holders of the Notes have the right to convert all or any portion of their Notes into the number of shares of Common Stock equal to the principal amount of the Notes to be converted divided by the conversion rate then in effect.

The conversion rate is subject to adjustment to prevent dilution resulting from stock splits, stock dividends, combinations or similar events. There is no limitation as to the principal amount of the Notes you can convert at any time.

In connection with any conversion, holders of the Notes to be converted will also have the right to receive accrued and unpaid interest on such Notes to the date of conversion (the “Accrued Interest”). We may elect to pay the Accrued Interest in cash or in shares of Common Stock. If we elect to satisfy our obligation to pay the Accrued Interest in shares, the number of shares issuable shall be determined by dividing the Accrued Interest by 95% of the trailing 10-day volume-weighted average price of the Common Stock.

See “Description of Capital Stock” for information regarding certain terms of the Common Stock.

Additional Conversion Rights	If the closing price of the Common Stock exceeds 150% of the Conversion Price (as defined below) then in effect for at least 20 trading days during any consecutive 30-day trading period (the “Conversion Event”), we may provide, at our option, written notice (the “Conversion Event Notice”) of the occurrence of the Conversion Event to each holder of the Notes in accordance with the indenture governing the Notes (the “Indenture”) and file a press release or Form 8-K with the SEC regarding the occurrence of the Conversion Event. “Conversion Price” means, per share of Common Stock, $1,000 divided by the applicable conversion rate, subject to adjustment. As of the date of this prospectus, the Conversion Price is approximately $10.50. Except as set forth in an Election Notice (as defined below), the right to convert the Notes with respect to the occurrence of the Conversion Event will terminate on the date that is 46 days following the date of the Conversion Event Notice (the “Conversion Termination Date”), such that you will have a 45-day period in which to convert your Notes up to the amount of the Conversion Cap (as defined below). Any Notes not converted prior to the Conversion Termination Date as a result of the Conversion Cap will be, at your election and upon written notice to us (the “Election Notice”), converted into shares of Common Stock on a date or dates prior to the date that is 180 days following the Conversion Termination Date (such date or dates to be specified in your Election Notice). A holder must deliver an Election Notice specifying its election with respect to the Conversion Event on or prior to the Conversion Termination Date. As used herein, “Conversion Cap” means the number of shares of Common Stock into which the Notes are convertible and that would cause the related holder to “beneficially own” (as such term is used in the Exchange Act) more than 9.9% of the Common Stock at any time outstanding.

Any Notes not otherwise converted prior to the Conversion Termination Date or specified for conversion in an Election Notice will be redeemable, in whole or in part, at our election at any time prior to maturity at par plus accrued and unpaid interest thereon to the Conversion Termination Date.

Interest on all of the Notes will cease to accrue on the Conversion Termination Date and substantially all of the covenants and related events of default contained in the Indenture will cease to be of any force and effect on the Conversion Termination Date (other than our obligation to convert, redeem or pay at maturity the Notes). The collateral securing the Notes and the related guarantees will be released on the Conversion Termination Date.

If the Conversion Event occurs on or prior to August 31, 2012, in addition to the shares issuable upon conversion or amounts received upon redemption, as applicable, the holders of the Notes will have a right to receive upon conversion, redemption or maturity, as applicable, the lesser of: (i) the aggregate amount of interest that would be payable from the Conversion Termination Date through August 31, 2012 (including any accrued and unpaid interest on such Notes to the Conversion Termination Date (or conversion date, if earlier)) and (ii) an aggregate amount equal to 15 months of interest (including any accrued and unpaid interest on such Notes to the Conversion Termination Date (or conversion date, if earlier)) (the amounts in clauses (i) and (ii), the “Cash Conversion Amount”). We may elect to pay the Cash Conversion Amount in cash or in shares of Common Stock. If we elect to satisfy our obligation to pay the Cash Conversion Amount in shares, the number of shares issuable will be determined by dividing the Cash Conversion Amount by 95% of the trailing 10-day volume-weighted average price of the Common Stock from the Conversion Termination Date.

We will pay the Cash Conversion Amount as follows: (i) on the Conversion Termination Date for all Notes converted prior to such date, (ii) on the date or dates specified in the Election Notice, if any, and (iii) on the date of the redemption or at maturity, as applicable, for all the other Notes.

Fundamental Change of Control Make Whole; Repurchase Right	Upon the occurrence of a Fundamental Change of Control (as defined below), in addition to any conversion rights the holders of the Notes may have, each holder of Notes will have (i) a make-whole provision calculated as provided in the Indenture pursuant to which each holder may be entitled to additional shares of Common Stock upon conversion (the “Make Whole Premium”), and (ii) an amount equal to the interest on such Notes that would have been payable from the date of the occurrence of such Fundamental Change of Control (the “Fundamental Change of Control Date”) through August 31, 2013, plus any accrued and unpaid interest from August 31, 2010 to the Fundamental Change of Control Date (the amount in this clause (ii), the “Make Whole Payment” and collectively with the Make Whole Premium, the “Fundamental Change of Control Make Whole”). We may elect to pay the Make Whole Payment in cash or in shares of Common Stock. If we elect to satisfy our obligation to make the Make Whole Payment in Common Stock, the number of shares issuable will be determined by (A) if the Fundamental Change of Control is a merger or consolidation described in clause (i) of the related definition (as set forth below) and all of the Common Stock as of such Fundamental Change of Control Date is exchanged for stock of the acquiror, dividing the Make Whole Payment by the implied price per share for the Common Stock in connection with such Fundamental Change of Control, with such shares being treated the same as all other shares of Common Stock in such Fundamental Change of Control and (B) in all other cases, dividing the Make Whole Payment by 95% of the trailing 10-day volume-weighted average price of the Common Stock immediately prior to such Fundamental Change of Control.

In lieu of the foregoing, upon the occurrence of a Fundamental Change of Control, the holders of Notes will have the right to require us to repurchase their Notes in cash at par plus accrued and unpaid interest thereon.

A “Fundamental Change of Control” will be deemed to occur at such time as: (i) U.S. Concrete consolidates with or merges with or into another person (other than any subsidiary of U.S. Concrete or a merger for the purpose of changing U.S. Concrete’s jurisdiction of incorporation) and its outstanding voting securities are reclassified into, converted for or converted into the right to receive any other property or security, or U.S. Concrete sells, conveys, transfers or leases all or substantially all of its properties and assets to any person (other than its subsidiary); provided that the foregoing will not constitute a fundamental change of control: (A) if persons that beneficially own U.S. Concrete’s voting securities immediately prior to the transaction own, directly or indirectly, a majority of the voting securities of the surviving or transferee person immediately after the transaction in substantially the same proportion as their ownership of U.S. Concrete’s voting securities immediately prior to the transaction or (B) if (1) at least 90% of the consideration paid for the Common Stock (and cash payments pursuant to dissenter’s appraisal rights) in the merger or consolidation consists of common stock of a U.S. or non-U.S. company traded on a national securities exchange (or which will be traded or quoted when issued or exchanged in connection with such transaction) and (2) the market capitalization of the acquiror is at least equal to or greater than the market capitalization of U.S. Concrete on the trading day immediately preceding the day on which such merger or consolidation is publicly announced; (ii) any “person” or “group” (as such terms are used for purposes of Sections 13(d) and 14(d) of the Exchange Act, whether or not applicable), other than U.S. Concrete or any of its subsidiaries or any employee benefit plan of it or such subsidiary, is or becomes the “beneficial owner,” directly or indirectly, of more than 50% of the total voting power in the aggregate of all classes of U.S. Concrete’s capital stock then outstanding and entitled to vote generally in elections of directors; or (iii) during any period of 12 consecutive months after August 31, 2010, persons who at the beginning of such 12 month period constituted U.S. Concrete’s Board of Directors (the “Board”), together with any new persons whose election was approved by a vote of a majority of the persons then still comprising the Board who were either members of the Board at the beginning of such period or whose election, designation or nomination for election was previously so approved, cease for any reason to constitute a majority of the Board.

A Purchaser Party (as defined below) will not be entitled to receive a Fundamental Change of Control Make Whole upon the occurrence of a Fundamental Change of Control if (i) such

Fundamental Change of Control is a merger, consolidation or sale with or into such Purchaser Party or any member of any “group” of which such Purchaser Party is a member or any of their respective affiliates; (ii) such Fundamental Change of Control is a transaction specified in clause (ii) of the Fundamental Change of Control definition and such Purchaser Party or any of its affiliates is a “person” or member of a “group” for purposes of such clause (ii); or (iii) the nominees of any such Purchaser Party or any member of any “group” which such Purchaser Party is a member or any of their respective affiliates constitute one or more of the new board members effecting such Fundamental Change of Control. A “Purchaser Party” means any beneficial owner who acquired the Notes from U.S. Concrete on August 31, 2010.

Redemption	Other than as provided under “Additional Conversion Rights” with respect to the Conversion Event, we do not have the right to redeem the Notes.

Guarantees	The Notes are unconditionally guaranteed by each of our existing and future direct or indirect domestic restricted subsidiaries (other than certain immaterial restricted subsidiaries) and any other of our subsidiaries that guarantee the Revolving Facility (collectively, the “guarantors”). As of the date of this prospectus, all of our subsidiaries are guarantors.

Ranking	The Notes and the guarantees thereof:

• are the Issuer’s and the guarantors’ senior secured obligations;

• rank senior in right of payment to any of the Issuer’s and the guarantors’ existing and future subordinated indebtedness,

• rank equally in right of payment with all of the Issuer’s and the guarantors’ existing and future senior indebtedness;

• are effectively subordinated to all of our obligations under the Revolving Facility, to the extent of the value of collateral securing those obligations on a first-priority basis;

• rank effectively senior in right of payment to any of the Issuer’s and the guarantors’ unsecured indebtedness to the extent of the value of the collateral for the Notes; and

• are structurally subordinated in right of payment to all existing and future indebtedness and other liabilities of the Issuer’s non-guarantor subsidiaries.

Collateral	The Notes and related guarantees are secured by first-priority liens on certain of the property and assets directly owned by us and each of the guarantors, including material owned real property, fixtures, intellectual property, capital stock of subsidiaries and certain equipment, subject to permitted liens (including a second-priority lien in favor of the administrative agent under the Revolving Facility (the “Revolving Facility Agent”)) and certain exceptions (as described in the security documents governing the Notes (collectively, the “Security Documents”)). Obligations under the Revolving Facility and those in respect of hedging and cash management obligations owed to the lenders (and their affiliates) party to the Revolving Facility (collectively, the “Revolving Facility Obligations”) are secured by a second-priority lien on such collateral.

The Notes and related guarantees are also secured by a second-priority lien on our and the guarantors’ assets securing the Revolving Facility Obligations on a first-priority basis, including, inventory (including as extracted collateral), accounts, certain specified mixture trucks, chattel paper, general intangibles (other than collateral securing the Notes on a first-priority basis), instruments, documents, cash, deposit accounts, securities accounts, commodities accounts, letter of credit rights and all supporting obligations and related books and records and all proceeds and products of the foregoing, subject to permitted liens and certain exceptions, as described in the Security Documents.

A material portion of the collateral which secures the Notes secures the Revolving Facility Obligations on a first-priority basis and secures the Notes on a second-priority basis. The remaining collateral which secures the Notes (on a first-priority basis) also secures obligations under the Revolving Facility Obligations on a second-priority basis. See “Risk Factors—Risks Related to the Notes and the Common Stock—There may not be sufficient collateral to pay all or any of the Notes.”

The Indenture and the Security Documents provide that any capital stock and other securities of any of our subsidiaries will be excluded from the collateral to the extent the inclusion of such capital stock in the collateral would cause such subsidiary to file separate financial statements with the SEC pursuant to Rule 3-16 of Regulation S-X. See “Risk Factors—Risks Related to the Notes and the Common Stock—The Notes are not secured by a portion of the capital stock of any foreign subsidiaries. In addition, the pledge of the securities of our subsidiaries that secures the Notes will exclude capital stock or any other securities of any of our subsidiaries in excess of the maximum amount of such capital stock or securities that could be included in the collateral without creating a requirement to file separate financial statements with the SEC for that subsidiary” and “Description of the Notes.”

Intercreditor Agreement	U.S. Concrete and the guarantors entered into an intercreditor agreement with the collateral agent under the Security Documents (the “Collateral Agent”) and the Revolving Facility Agent (the “Intercreditor Agreement”).

The Intercreditor Agreement sets forth the terms on which the Revolving Facility Agent and the Collateral Agent are permitted to receive, hold, administer, maintain, enforce and distribute the proceeds of their respective liens upon the collateral. The Intercreditor Agreement grants (i) to the Revolving Facility Agent, the exclusive right to enforce rights, exercise remedies (including setoff) and make determinations regarding the release, disposition, or restrictions of the collateral which secures the Revolving Facility Obligations on a first-priority basis and (ii) to the Collateral Agent under the Security Documents, the exclusive right to enforce rights, exercise remedies (including setoff) and make determinations regarding the release, disposition, or restrictions of the collateral which secures the Notes on a first-priority basis, in each case subject to limitations described therein, which limitations include an access right of the Revolving Facility Agent to exercise remedies in respect of its assets located on real property on which the Collateral Agent has a first-priority lien under the Security Documents.

See “Description of the Notes—Intercreditor Agreement” for information regarding certain terms of the Intercreditor Agreement.

Certain Covenants	The Indenture, among other things, limits the Issuer’s ability and the ability of the Issuer’s restricted subsidiaries to:

• incur additional indebtedness or issue disqualified stock or preferred stock;

• pay dividends or make other distributions or repurchase or redeem the Issuer’s stock or subordinated indebtedness or make investments;

• sell assets and issue capital stock of the Issuer’s restricted subsidiaries;

• incur liens;

• enter into agreements restricting the Issuer’s restricted subsidiaries’ ability to pay dividends;

• enter into transactions with affiliates;

• consolidate, merge or sell all or substantially all of our assets; and

• designate the Issuer’s subsidiaries as unrestricted subsidiaries.

These covenants are subject to important exceptions and qualifications, which are described under

“Description of the Notes” and in the Indenture.

Absence of Public Market	We have not applied, and do not intend to apply, for listing of the Notes on a national securities exchange or automated quotation system.

Book-Entry Form	The Notes were issued in book-entry form, which means that they are represented by one more permanent global securities registered in the name of The Depositary Trust Company or its nominee. The global securities are deposited with the Trustee as custodian for the depositary. See “Description of the Notes—Book-Entry; Delivery and Form.”

Trustee/Collateral Agent	U.S. Bank National Association.

Risk Factors	An investment in the Notes involves substantial risks. See “Risk Factors” immediately following this summary for a discussion of certain risks relating to an investment in the Notes.

Risk Factors
          Investing in the Notes involves substantial risks. In addition to the other information in this prospectus, you should carefully read and consider the risk factors set forth below and the risks and uncertainties discussed under “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2010 and in our subsequent filings with the SEC that are incorporated herein by reference before deciding to invest in the Notes. Any such risks could adversely affect our business, results of operations, financial condition and liquidity. The price of the Notes could decline or our ability to make payments with respect to the Notes could be affected if one or more of these risks and uncertainties develop into actual events, causing you to lose all or part of your investment in the Notes. In assessing these risks, investors should also refer to the other information contained or incorporated by reference in our filings with the Securities and Exchange Commission. Certain statements in the “Risk Factors” section below and in the documents incorporated herein by reference are forward-looking statements. See “Cautionary Note Regarding Forward-Looking Statements.”
Risks Related to the Notes and the Common Stock
There may not be sufficient collateral to pay all or any of the Notes.
          The Revolving Facility Obligations are secured by first-priority liens on certain of our assets, including, inventory (including, as extracted collateral), accounts, certain equipment, chattel paper, general intangibles (other than collateral securing the Notes on a first-priority basis), instruments, cash, deposits accounts, securities accounts, letter of credit rights and all supporting obligations, subject to permitted liens and certain exceptions. The Notes and related guarantees have a second-priority lien on such assets. The Notes are also secured by first-priority liens on substantially all of the other property and assets directly owned by the Company and the guarantors, including material owned real property, fixtures, intellectual property, capital stock of subsidiaries and certain equipment, subject to permitted liens and certain exceptions. The Revolving Facility Obligations are secured by a second-priority lien on such assets.
          With respect to the assets that secure the Revolving Facility Obligations on a first-priority basis, the Notes are effectively junior to these obligations to the extent of the value of those assets. The rights of the holders of the Notes with respect to the collateral securing the Notes is limited pursuant to the terms of the Intercreditor Agreement. Under the Intercreditor Agreement, the lenders under the Revolving Facility have the ability to restrict your right to proceed against the collateral over which the Revolving Facility Agent has a first-priority lien, subject to certain limitations and exceptions.
          The collateral that secures the Revolving Facility Obligations on a first-priority basis secures the Notes on a second-priority basis and is subject to any and all exceptions, defects, encumbrances, liens and other imperfections as may be or have been accepted by the lenders under the Revolving Facility and any other holders of first-priority liens on such collateral from time to time, whether existing on or after the date the Notes were issued. The existence of such exceptions, limitations, imperfections and liens could adversely affect the value of the collateral securing the Notes as well as the ability of the Collateral Agent to realize or foreclose on such collateral.
          The value at any time of the collateral securing the Notes will depend on market and other economic conditions, including the availability of suitable buyers. By their nature, some or all of the pledged assets may be illiquid and may have no readily ascertainable market value. The value of the assets pledged as collateral for the Notes could be impaired in the future as a result of changing economic conditions, our failure to implement our business strategy, competition or other future trends. In the event of a foreclosure, liquidation, bankruptcy or similar proceeding, the proceeds from any sale or liquidation of the collateral may not be sufficient to pay our obligations under the Notes, in full or at all, together with our obligations under any other indebtedness that is secured on an equal and ratable basis by a first-priority lien on the collateral.
          Accordingly, there may not be sufficient collateral to pay all of the amounts due on the Notes. Any claim for the difference between the amount, if any, realized by holders of the Notes from the sale of collateral securing the Notes and the obligations under the Notes will rank equally in right of payment with all of our other unsecured unsubordinated indebtedness and other obligations, including trade payables.
          To the extent that third parties enjoy prior liens, such third parties may have rights and remedies with respect to the property subject to such liens that, if exercised, could adversely affect the value of the collateral. The Indenture does not require that we maintain a current level of collateral or maintain a specific ratio of indebtedness to asset values. Releases of collateral from the liens securing the Notes will be permitted under some circumstances (as discussed below).
          The Security Documents generally allow us and our subsidiaries to remain in possession of, retain exclusive control over, to freely operate, and to collect, invest and dispose of any income from, the collateral securing the Notes. In addition, to the extent we sell any assets that constitute collateral, the proceeds from any such sale will be subject to the first-priority or second-priority lien, as applicable, securing the Notes to which the underlying assets were subject. In addition, if we sell any of our assets which constitute collateral securing the Notes and, with the proceeds from such sale, purchase assets which would not constitute collateral, the holders of the Notes would not receive a security interest in such purchased assets.
There are circumstances, other than repayment or discharge of the Notes, under which the collateral securing the Notes and guarantees will be released automatically, without your consent or the consent of the Trustee.
          Under various circumstances, all or a portion of the collateral may be released, including:
•	in whole or in part, as applicable, as to all or any portion of property subject to such liens which have been taken by eminent domain, condemnation or other similar circumstances;

•	in whole upon:
o	satisfaction and discharge of the Indenture or as otherwise set forth in the Indenture;

o	a legal defeasance or covenant defeasance of the Indenture as described in the Indenture; or

o	the Conversion Termination Date;
•	in part, as to any property that (i) is sold, transferred or otherwise disposed of by us or any subsidiary guarantor (other than to us or another subsidiary guarantor) in a transaction not prohibited by the Indenture at the time of such sale, transfer or disposition or (ii) is owned or at any time acquired by a subsidiary guarantor that has been released from its guarantee in accordance with the Indenture, concurrently with the release of such guarantee; and

•	in part, in accordance with the applicable provisions of the Security Documents.
          In addition, the guarantee of a subsidiary guarantor will be released in connection with a sale or merger of such subsidiary guarantor in a transaction not prohibited by the Indenture.
The Intercreditor Agreement limits the rights of the holders of the Notes and their control with respect to the collateral securing the Notes.
          Under the terms of the Intercreditor Agreement, at any time that obligations that have the benefit of the first-priority liens are outstanding, any actions that may be taken in respect of the related collateral, including the ability to cause the commencement of enforcement proceedings against such collateral and to control the conduct of such proceedings, and the approval of amendments to and waivers of past defaults under, the collateral documents, will be at the direction of the collateral agent for the related obligations. The Revolving Facility Agent will direct all such actions with respect to the collateral securing the Revolving Facility Obligations on a first-priority basis, for so long as such Revolving Facility Obligations are outstanding. As a result, the Collateral Agent under the Security Documents will not have the ability to control or direct such actions with respect to such collateral, even if the rights of the holders of Notes are adversely affected. Additionally, to the extent such collateral is released from securing the first-priority lien obligations, the second-priority liens securing the Notes will also automatically be released to the extent the holders of the Notes are obligated to release such liens under the Indenture.
The imposition of certain permitted liens will cause the assets on which such liens are imposed to be excluded from the collateral securing the Notes and the guarantees. There are also certain other categories of property that are also excluded from the collateral.
          The Indenture permits certain liens in favor of third parties to secure additional debt, including purchase money indebtedness and capitalized lease obligations, and any equipment subject to such liens will be automatically excluded from the collateral securing the Notes and the guarantees to the extent the agreements governing such indebtedness prohibit additional liens. Our ability to incur purchase money indebtedness and capitalized lease obligations is subject to the limitations as described in the Indenture. In addition, certain categories of assets are excluded from the collateral securing the Notes and the guarantees, as described in the Security Documents. Excluded assets include, but are not limited to, among other things, leaseholds (except to the extent required to perfect a security interest in as-extracted collateral included in the collateral) and the proceeds thereof. If an event of default occurs and the Notes are accelerated, the Notes and the guarantees will rank equally with the holders of other unsubordinated and unsecured indebtedness of the relevant entity with respect to such excluded property.

The Notes are not secured by a portion of the capital stock of any foreign subsidiaries. In addition, the pledge of the securities of our subsidiaries that secures the Notes will exclude capital stock or any other securities of any of our subsidiaries in excess of the maximum amount of such capital stock or securities that could be included in the collateral without creating a requirement to file separate financial statements with the SEC for that subsidiary.
          The Notes are secured by a pledge of the stock and other securities of our subsidiaries held by U.S. Concrete or the guarantors, other than securities in excess of 66% of the issued and outstanding equity interests of our foreign subsidiaries. Under the SEC regulations in effect on August 31, 2010, if the par value, book value as carried by us or market value (whichever is greatest) of the capital stock, other securities or similar ownership interests of a subsidiary of U.S. Concrete pledged as part of the collateral is greater than or equal to 20% of the aggregate principal amount of the Notes then outstanding, such a subsidiary would be required to provide separate financial statements to the SEC. Therefore, the Indenture and the Security Agreement provide that any capital stock and other securities of any of our subsidiaries will be excluded from the collateral to the extent the inclusion of such capital stock in the collateral would cause such subsidiary to file separate financial statements with the SEC pursuant to Rule 3-16 of Regulation S-X. It may be more difficult, costly and time consuming for holders of the Notes to foreclose on the assets of a subsidiary than to foreclose on its capital stock or other securities, so the proceeds realized upon any such foreclosure could be significantly less than those that would have been received upon any sale of the capital stock or other securities of such subsidiary.
State law may limit the ability of the Collateral Agent to foreclose on the real property and improvements and leasehold interests included in the collateral.
          The Notes are secured by, among other things, liens on owned real property and improvements located in the States of California, New Jersey, Pennsylvania and Texas. The laws of those states may limit the ability of the Trustee and the holders of the Notes to foreclose on the improved real property collateral located in those states. Laws of those states govern the perfection, enforceability and foreclosure of mortgage liens against real property interests which secure debt obligations such as the Notes. These laws may impose procedural requirements for foreclosure different from and necessitating a longer time period for completion than the requirements for foreclosure of security interests in personal property. Debtors may have the right to reinstate defaulted debt (even if it has been accelerated) before the foreclosure date by paying the past due amounts and a right of redemption after foreclosure. Governing laws may also impose security first and one form of action rules which can affect the ability to foreclose or the timing of foreclosure on real and personal property collateral regardless of the location of the collateral and may limit the right to recover a deficiency following a foreclosure.
          The holders of the Notes, the Trustee and the Collateral Agent also may be limited in their ability to enforce a breach of the “no liens” covenant. Some decisions of state courts have placed limits on a lenders’ ability to accelerate debt secured by real property upon breach of covenants prohibiting the creation of certain junior liens or leasehold estates may need to demonstrate that enforcement is reasonably necessary to protect against impairment of the lender’s security or to protect against an increased risk of default. Although the foregoing court decisions may have been preempted, at least in part, by certain federal laws, the scope of such preemption, if any, is uncertain. Accordingly, a court could prevent the Trustee, the Collateral Agent and the holders of the Notes from declaring a default and accelerating the Notes by reason of a breach of this covenant, which could have a material adverse effect on the ability of holders to enforce the covenant.
Your rights in the collateral may be adversely affected by the failure to perfect security interests in certain collateral acquired in the future.
          Applicable law requires that certain property and rights acquired after the grant of a general security interest can only be perfected at the time such property and rights are acquired and identified. The Trustee or the Collateral Agent may not monitor and we may not inform the Trustee or the Collateral Agent of any future acquisition of property and rights that constitute collateral and the necessary action may not be to properly perfect the security interest in such after acquired collateral. The Collateral Agent has no obligation to monitor the acquisition of additional property or rights that constitute collateral or the perfection of any security interest in favor of the Notes against third parties.
The collateral is subject to casualty risks and potential environmental liabilities.
          We intend to maintain insurance or otherwise insure against hazards in a manner appropriate and customary for our business. There are, however, certain losses, including those due to fires, earthquakes, severe weather conditions and other natural disasters, that may be uninsurable or not economically insurable, in whole or in part. Insurance proceeds may not compensate us fully for our losses. If there is a complete or partial loss of any of the pledged collateral, the insurance proceeds may not be sufficient to satisfy all of our secured obligations, including the Notes, the related guarantees and the Revolving Facility.

          In the event of a total or partial loss to any of our facilities, certain items of equipment or inventory may not be easily replaced. Accordingly, even though there may be insurance coverage, the extended period needed to manufacture or obtain replacement units or inventory could cause significant delays.
          Moreover, the Collateral Agent or the Revolving Facility Agent, as applicable, may need to evaluate the impact of potential liabilities before determining to foreclose on collateral consisting of real property because secured creditors that hold a security interest in real property may be held liable under environmental laws for the costs of remediating the release or threatened release of hazardous substances at such real property. Consequently, such agent may decline to foreclose on such collateral or exercise remedies in respect thereof if it does not receive indemnification to its satisfaction from the holders of the Notes and/or the creditors under the Revolving Facility, as applicable.
Federal and state statutes allow courts, under specific circumstances, to void guarantees and require holders of the Notes to return payments received from guarantors.
          Under the federal bankruptcy law and comparable provisions of state fraudulent transfer laws, a guarantee could be voided, or claims in respect of a guarantee could be subordinated to all other debts of that guarantor, if the guarantor at the time it incurred the indebtedness evidenced by its guarantee:
•	received less than reasonably equivalent value or fair consideration for the incurrence of its guarantee and was insolvent or rendered insolvent by reason of such incurrence;

•	was engaged in a business or transaction for which the guarantor’s remaining assets constituted unreasonably small capital; or

•	intended to incur, or believed that it would incur, debts beyond its ability to pay those debts as they mature.
          The measures of insolvency for purposes of these fraudulent transfer laws will vary depending upon the law applied in any proceeding to determine whether a fraudulent transfer has occurred. Generally, however, a guarantor would be considered insolvent if:
•	the sum of its debts, including contingent liabilities, was greater than the fair saleable value of all of its assets;

•	the present fair saleable value of its assets was less than the amount that would be required to pay its probable liability on its existing debts, including contingent liabilities, as they become absolute and mature; or

•	it could not pay its debts as they become due.
          We cannot assure you as to what standard a court would apply in determining whether a guarantor would be considered to be insolvent. If a court determined that a guarantor was insolvent after giving effect to the guarantee, it could void the guarantee of the Notes by a guarantor and require you to return any payments received from such guarantor.
Bankruptcy laws may limit your ability to realize value from the collateral.
          The right of the Collateral Agent to repossess and dispose of the collateral upon the occurrence of an event of default under the Indenture is likely to be significantly impaired by applicable bankruptcy law if a bankruptcy case were to be commenced by or against us before the Collateral Agent repossessed and disposed of the collateral. Upon the commencement of a case under the Bankruptcy Code, a secured creditor such as the Collateral Agent is prohibited from repossessing its security from a debtor in a bankruptcy case, or from disposing of security repossessed from such debtor, without bankruptcy court approval, which may not be given. Moreover, the Bankruptcy Code permits the debtor to continue to retain and use collateral even though the debtor is in default under the applicable debt instruments, provided that the secured creditor is given “adequate protection.” The meaning of the term “adequate protection” may vary according to circumstances, but it is intended in general to protect the value of the secured creditor’s interest in the collateral as of the commencement of the bankruptcy case and may include cash payments or the granting of additional security if and at such times as the bankruptcy court in its discretion determines that the value of the secured creditor’s interest in the collateral is declining during the pendency of the bankruptcy case. A bankruptcy court may determine that a secured creditor may not require compensation for a diminution in the value of its collateral if the value of the collateral exceeds the debt it secures.
          In view of the lack of a precise definition of the term “adequate protection” and the broad discretionary power of a bankruptcy court, it is impossible to predict:
•	how long payments under the Notes could be delayed following commencement of a bankruptcy case;

•	whether or when the Collateral Agent could repossess or dispose of the collateral;

•	the value of the collateral at the time of the bankruptcy petition; or

•	whether or to what extent holders of the Notes would be compensated for any delay in payment or loss of value of the collateral through the requirement of “adequate protection.”

          In addition, the Intercreditor Agreement provides that, in the event of a bankruptcy, the Collateral Agent may not object to a number of important matters with respect to the first-priority collateral of the lenders under the Revolving Facility following the filing of a bankruptcy petition so long as any obligation under the Revolving Facility is outstanding. After such a filing, the value of such collateral securing the Notes could materially deteriorate and you would be unable to raise an objection. The right of the holders of obligations secured by first-priority liens on the collateral to foreclose upon and sell the collateral upon the occurrence of an event of default also would be subject to limitations under applicable bankruptcy laws if we or any of our subsidiaries become subject to a bankruptcy proceeding.
          Any disposition of the collateral during a bankruptcy case would also require permission from the bankruptcy court. Furthermore, in the event a bankruptcy court determines the value of the collateral is not sufficient to repay all amounts due in respect of the Revolving Facility Obligations and the Notes, the holders of the Notes would hold a secured claim to the extent of the value of the collateral to which the holders of the Notes are entitled (after the application of proceeds of the collateral securing Revolving Facility Obligations on a first-priority basis) and unsecured claims with respect to such shortfall. The Bankruptcy Code only permits the payment and accrual of post-petition interest, costs and attorney’s fees to a secured creditor during a debtor’s bankruptcy case to the extent the value of its collateral is determined by the bankruptcy court to exceed the aggregate outstanding principal amount of the obligations secured by the collateral.
Any future pledge of collateral may be avoidable in bankruptcy.
          Any future pledge of collateral in favor of the Trustee or the Collateral Agent, including pursuant to any security documents delivered after the date of the Indenture, may be avoidable by the pledgor (a debtor in possession) or by its trustee in bankruptcy if certain events or circumstances exist or occur, including, among others, if (i) the pledgor is insolvent at the time of the pledge, (ii) the pledge permits the holders of the Notes to receive a greater recovery than if the pledge had not been given; and (iii) a bankruptcy proceeding in respect of the pledgor is commenced within 90 days following the pledge, or, in certain circumstances, a longer period.
Lien searches may not have revealed all liens on the collateral.
          We cannot guarantee that the lien searches on the collateral securing the Notes revealed or will reveal any or all existing liens on such collateral. Any existing lien, including undiscovered liens, could be significant, could be prior in ranking to the liens securing the Notes and could have an adverse effect on the ability of the Collateral Agent to realize or foreclose upon the collateral securing the Notes.
Security over all of the collateral may not have been in place upon the date of issuance of the Notes or may not have been perfected on such date.
          Certain security interests covering certain collateral, including mortgages on real property and related documentation, control agreements covering deposit accounts and securities accounts, and intellectual property security agreements covering trademarks may not have been in place on the date of issuance of the Notes or may not have been perfected on such date. To the extent a security interest in certain collateral was perfected following the date of the Indenture, it might be avoidable in bankruptcy. See above “—Any future pledge of collateral might be avoidable in bankruptcy.”
The conversion rate of the Notes may not be adjusted for all dilutive events.
          The conversion rate of the Notes is subject to adjustment for specified events, like the issuance of shares of Common Stock to the Management Equity Incentive Plan or upon the exercise of the warrants or stock dividends on the Common Stock, stock splits, combinations or similar events. The conversion rate will not be adjusted for other events, such as the issuance of Common Stock for cash, that may adversely affect the trading price of the Notes or the Common Stock. We cannot assure you that an event that adversely affects the value of the Notes, but does not result in an adjustment to the conversion rate, will not occur.
Upon conversion of any Notes, we may pay cash in lieu of issuing shares of Common Stock or a combination of cash and shares of Common Stock for the Accrued Interest associated with such Notes. Therefore, holders of Notes may receive no shares of Common Stock or fewer shares of Common Stock than the number of shares of Common Stock into which the Accrued Interest is convertible.
          We have the right to satisfy the Accrued Interest portion of our conversion obligations to converting holders by issuing shares of Common Stock, by paying the cash value of the Accrued Interest or a combination thereof. Accordingly, upon conversion of all or a portion of the Notes, holders may receive fewer shares of Common Stock relative to the conversion value of the Notes (including the amount of the Accrued Interest). Further, our liquidity may be reduced to the extent we choose to deliver cash rather than shares of Common Stock to satisfy our Accrued Interest payment obligations, if any, in connection with the conversion of any Notes.
If you do not convert your Notes following receipt of a Conversion Event Notice, your Notes will no longer be convertible after the 45th day following the date of such Conversion Event Notice. Any Notes outstanding after termination of such conversion rights, will likely be illiquid, will no longer bear interest and will be redeemable by the Company at par plus accrued interest to the Conversion Termination Date at any time prior to maturity.
          Following the occurrence of a Conversion Event and the delivery of a Conversion Event Notice to holders of the Notes, any Notes not converted into Common Stock prior to the 45th day following the date of such Conversion Event Notice will cease to be convertible (subject to certain exceptions related to Notes that cannot be converted in full due to the Conversion Cap). After such 45th day, the Notes will cease to accrue interest and the collateral securing the Notes and the guarantees will be released. The Company may, after such date, redeem any remaining Notes at any time prior to maturity but there is no guarantee the Company would elect to do so. After such 45th day, substantially all of the restrictive covenants in the Indenture and certain events of default contained therein will be eliminated. The elimination of these covenants and other provisions will permit the Company to take certain actions that could increase the credit risks with respect to the Company, adversely affect the market price and credit rating of the remaining Notes or otherwise be materially adverse to the interest of holders of Notes, which would otherwise not have previously been permitted pursuant to the Indenture.
          Holders who do not convert will have limited liquidity due to the small number of Notes that are likely to remain outstanding, will no longer receive interest on their Notes and may be required to hold their Notes until maturity.
An event that adversely affects the value of the Notes may occur, and that event may not constitute a Fundamental Change of Control.
          Some significant restructuring transactions may not constitute a Fundamental Change of Control, in which case we would not be obligated to repurchase the Notes or pay the Fundamental Change of Control Make Whole.
          Upon the occurrence of a Fundamental Change of Control, you have the right to require us to repurchase your Notes. Alternatively, you have the right to receive the Fundamental Change of Control Make Whole. However, the definition of “Fundamental Change of Control” is limited to only certain transactions or events. Therefore, the fundamental change of control provisions will not afford protection to holders of the Notes in the event of other transactions or events that do not constitute a Fundamental Change of Control but that could nevertheless adversely affect the Notes. For example, transactions such as leveraged recapitalizations, refinancings, restructurings, or acquisitions initiated by us may not constitute a Fundamental Change of Control requiring us to repurchase the Notes or pay the Fundamental Change of Control Make Whole. In the event of any such transaction, the holders would not have the right to require us to repurchase the Notes or to pay the Fundamental Change of Control Make Whole, even though each of these transactions could increase the amount of our indebtedness, or otherwise adversely affect our capital structure or any credit ratings or otherwise adversely affect the value of the Notes.
We may not be able to repurchase Notes or pay in cash amounts contemplated under the Indenture upon the occurrence of certain events.
          Upon the occurrence of a Fundamental Change of Control, the holders of the Notes will require us to pay the Fundamental Change of Control Make Whole, which consists of the Make Whole Premium and the Make Whole Payment, or to repurchase Notes, at par plus accrued and unpaid interest thereon. If applicable, we may elect to pay the Make Whole Payment portion of the Fundamental Change of Control Make Whole in cash or in shares of Common Stock. Furthermore, upon the occurrence of a Conversion Event on or prior to August 31, 2012, in addition to the shares issued upon conversion or amounts received upon redemption, as applicable, the holders of the Notes will have the right to receive the Cash Conversion Amount, which we may elect to pay in cash or shares of Common Stock.
          It is possible that we will not have sufficient funds at the time of the occurrence of a Fundamental Change of Control or Conversion Event to make any required repurchase of Notes or to pay the Make Whole Payment in cash, in connection with the occurrence of a Fundamental Change of Control, or to pay the Cash Conversion Amount in cash, in connection with the occurrence of a Conversion Event. In addition, we have, and may in the future incur, other indebtedness with similar change of control provisions permitting other creditors to accelerate or to require us to repurchase our indebtedness upon the occurrence of similar events or on some specific dates.
Holders of the Notes are not entitled to any rights with respect to the Common Stock but are subject to any changes made with respect to the Common Stock.
          Holders of the Notes are not entitled to any rights with respect to the Common Stock, including voting rights and rights to receive any dividends or other distributions on the Common Stock (except that holders of the Notes will have the right to have the conversion rate adjusted in certain circumstances), but are subject to all changes affecting the Common Stock. Holders of the Notes will only be entitled to rights as a holder of Common Stock if and when we deliver shares of Common Stock in connection with conversion of the Notes. For example, in the event that an amendment is proposed to our certificate of incorporation or our by-laws requiring stockholder approval and the record date for determining the stockholders of record entitled to vote on the amendment occurs prior to delivery of Common Stock on conversion, those converting holders of Notes will not be entitled to vote on the amendment, although they will nevertheless be subject to any changes in the powers, preferences or special rights of holders of Common Stock effected as a result of the amendment.
Holders of the Notes may be required to recognize income for tax purposes without a corresponding receipt of cash.
          Holders of the Notes may be treated as receiving a constructive distribution (which may be taxed as a dividend or subject to U.S. withholding taxes) as a result of certain adjustments to the conversion rate of the Notes. A constructive distribution may give rise to taxable income without a corresponding receipt of cash, resulting in an out-of-pocket tax payment for some holders of the Notes. See “Material U.S. Federal Income Tax Considerations.” We particularly urge potential purchasers of Notes to consult their own tax advisor regarding the tax consequences of adjustments to the conversion rate of the Notes.
The Internal Revenue Service may challenge the status of the Notes as debt for U.S. federal income tax purposes.
          The status of the Notes as debt for U.S. federal income tax purposes depends on a number of factors. While we intend to take the position that the Notes are debt for this purpose, there can be no assurance that the U.S. Internal Revenue Service (the “IRS”) will not successfully challenge this position. If the Notes were not treated as debt for U.S. federal income tax purposes could be materially different than those described under “Material U.S. Federal Income Tax Considerations.”
The ability to transfer the Notes may be limited by the absence of an active trading market.
          We have not listed, and do not currently intend to list, the Notes for trading on any stock exchange or market or automated quotation system. Holders of the Notes may be required to bear the risk of their investment for an indefinite period of time. Historically, the market for non-investment grade debt has been subject to substantial volatility, which could adversely affect the prices at which you may sell your Notes. In addition, the price of the Notes may decline depending upon prevailing interest rates, the market for similar notes, our operating performance and other factors.
Rating agencies may provide unsolicited ratings on the Notes that could cause the market value or liquidity of the Notes to decline.
          We have not requested a rating of the Notes from any rating agency and believe it is unlikely that the Notes will be rated. However, if one or more rating agencies rate the Notes and assign the Notes a rating lower than the rating expected by investors, or reduces their rating in the future, the market price or liquidity of the Notes could be harmed.

Cautionary Note Regarding Forward-Looking Statements
          This prospectus and the documents incorporated herein by reference contain “forward-looking statements.” These statements relate to future events or our future financial performance. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “potential” or “continue,” the negative of such terms or other comparable terminology. These statements are only predictions. Actual events or results may differ materially.
          Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. Moreover, neither we nor any other person assumes responsibility for the accuracy and completeness of the forward-looking statements. All written and oral forward-looking statements made in connection with this prospectus that are attributable to us or persons acting on our behalf are expressly qualified in their entirety by the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections included or incorporated by reference in this prospectus and other cautionary statements included or incorporated by reference in this prospectus. We are under no duty to update any of the forward-looking statements after the date of this prospectus to conform such statements to actual results or to changes in our expectations, except as required by federal securities laws.
          There can be no assurance that other factors will not affect the accuracy of these forward-looking statements or that our actual results will not differ materially from the results anticipated in such forward-looking statements. Unpredictable or unknown factors we have not discussed in this prospectus also could have material adverse effects on actual results of matters that are the subject of our forward-looking statements. We do not intend to update our description of important factors each time a potential important factor arises. We advise our existing and potential security holders that they should (1) be aware that important factors to which we do not refer in this prospectus could affect the accuracy of our forward-looking statements and (2) use caution and common sense when considering our forward-looking statements.

Use of Proceeds
          The selling noteholders will receive all of the proceeds from the sale of the Notes offered by this prospectus. We will not receive any proceeds from the sale of our Notes by the selling noteholders.
Market for Common Equity and Related Stockholder Matters
          On August 31, 2010, we and certain of our subsidiaries consummated a joint plan of reorganization under the Bankruptcy Code. Previously, our common stock (the “Old Common Stock”) ceased trading on the NASDAQ Global Market on May 10, 2010 and was traded in the over-the-counter market under the symbol RMIX.PK until August 31, 2010. On August 31, 2010, the Old Common Stock was cancelled and holders of the Old Common Stock received Class A Warrants and Class B Warrants. The holders of our previously outstanding 8.375% Senior Subordinated Notes due 2014 were issued 11.9 million shares of new Common Stock on August 31, 2010, which began trading on the over-the-counter Bulletin Board on October 15, 2010 under the symbol “USCR.” The new Common Stock was listed and began trading on the NASDAQ Capital Market on February 1, 2011 under the symbol “USCR.” The share price of the Old Common Stock bears no relation to the share price of the new Common Stock.
          The closing price for our Common Stock on the NASDAQ Capital Market on August 31, 2011 was $5.60 per share. The following table sets forth, for the periods indicated, the range of high and low sales prices for our Common Stock:

	(Successor)		(Predecessor)
	High	Low	High	Low
2010:
First Quarter	—	—	$1.14	$0.32
Second Quarter	—	—	$1.02	$0.21
July 1 — August 31	—	—	$0.24	$0.10
September 1 — September 30	—	—	—	—
October 15 — December 31	$10.00	$6.76	—	—
2011:
First Quarter	$12.03	$7.75
Second Quarter	$9.79	$8.04
Third Quarter (through August 31)	$8.85	$4.53
          There were no trades of our Common Stock from August 31, 2010 through October 14, 2010.

	2009
	(Predecessor)
	High	Low
First Quarter	$3.53	$1.40
Second Quarter	$2.75	$1.76
Third Quarter	$2.01	$1.50
Fourth Quarter	$1.86	$0.64

Selling Noteholders
          The Notes to which this prospectus relates are being registered for sale by the selling noteholders named below. We have registered the Notes to permit the selling noteholders and certain of their transferees after the date of this prospectus to sell the Notes when they deem appropriate. We refer to all of these possible sellers as the “selling noteholders” in this prospectus. The selling noteholders may sell all, a portion or none of their Notes at any time.
          The following table sets forth information with respect to the selling noteholders and the principal amount of Notes beneficially owned by each selling noteholder that may be offered under this prospectus. This information is based on information provided by, or on behalf of, each selling noteholder. The percentage of Notes beneficially owned before the offering is based on $55,000,000 aggregate principal amount of Notes outstanding as of August 31, 2011. The information regarding the principal amount of Notes owned after the offering assumes the sale of all Notes offered by each selling noteholder. In addition, a selling noteholder may have sold, transferred or otherwise disposed of all or a portion of that holder’s Notes since the date on which they provided information for this table. We are relying on the selling noteholders to notify us of any changes in their beneficial ownership after the date they originally provided this information.

	Principal Amount of Notes		Maximum Principal	Principal Amount of Notes
	Beneficially Owned Prior to		Amount of Notes	Beneficially Owned After
	the Offering (1)		that May be Sold	the Offering (1)
Name of Beneficial Owner	Notes	%	Hereunder	Notes	%
Whippoorwill Distressed Opportunity Fund, L.P.(2)	$2,381,000	4.3	$2,381,000	—	—
Whippoorwill Offshore Distressed Opportunity Fund, Ltd.(3)	$2,781,000	5.1	$2,781,000	—	—
Whippoorwill Institutional Partners, L.P. (4)	$535,000	1.0	$535,000	—	—
Whippoorwill Associates, Inc. Profit Sharing Plan(5)	$44,000	0.1	$44,000	—	—
WellPoint, Inc.(6)	$2,712,000	4.9	$2,712,000	—	—

(1)	The beneficial ownership of the Notes by the selling noteholders set forth in the table is determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rule, beneficial ownership includes any Notes as to which the selling noteholder has sole or shared voting power or investment power and also any Notes that the selling noteholder has the right to acquire within 60 days.

(2)	Shelley F. Greenhaus is the sole shareholder of Whippoorwill Associates, Inc., which is the managing member of and exercises control over Whippoorwill Distressed Opportunity Fund GP, LLC, which is the general partner of Whippoorwill Distressed Opportunity Fund, L.P. Shelley F. Greenhaus and Whippoorwill Associates, Inc. have shared voting and shared dispositive power with respect to the Notes. Whippoorwill Distressed Opportunity Fund, L.P.’s address is c/o Whippoorwill Associates, Inc., 11 Martine Avenue, White Plains, NY 10606.

(3)	Shelley F. Greenhaus is the sole shareholder of Whippoorwill Associates, Inc., which controls Whippoorwill Offshore Distressed Opportunity Fund, Ltd. Shelley F. Greenhaus and Whippoorwill Associates, Inc. have shared voting and shared dispositive power with respect to the Notes. Whippoorwill Offshore Distressed Opportunity Fund, Ltd.’s address is c/o Whippoorwill Associates, Inc., 11 Martine Avenue, White Plains, NY 10606.

(4)	Shelley F. Greenhaus is the sole shareholder of Whippoorwill Associates, Inc., which is the managing member of and exercises control over Whippoorwill Institutional Partners GP, LLC, which is the general partner of Whippoorwill Institutional Partners, L.P. Shelley F. Greenhaus and Whippoorwill Associates, Inc. have shared voting and shared dispositive power with respect to the Notes. Whippoorwill Institutional Partners, L.P.’s address is c/o Whippoorwill Associates, Inc., 11 Martine Avenue, White Plains, NY 10606.

(5)	Shelley F. Greenhaus is the sole shareholder of Whippoorwill Associates, Inc., which controls Whippoorwill Associates, Inc. Profit Sharing Plan. Shelley F. Greenhaus and Whippoorwill Associates, Inc. have shared voting and shared dispositive power with respect to the Notes. Whippoorwill Associates, Inc. Profit Sharing Plan’s address is c/o Whippoorwill Associates, Inc., 11 Martine Avenue, White Plains, NY 10606.

(6)	The Notes that may be sold hereunder are held by WellPoint, Inc. in a discretionary account managed by Whippoorwill Associates, Inc. Shelley F. Greenhaus is the sole shareholder of Whippoorwill Associates, Inc. Shelley F. Greenhaus and Whippoorwill Associates, Inc. have shared voting and shared dispositive power with respect to the Notes. WellPoint, Inc.’s address is c/o Whippoorwill Associates, Inc., 11 Martine Avenue, White Plains, NY 10606.

Material Relationships with the Selling Stockholders
Registration Rights Agreement
          In connection with the issuance of the Notes, we entered into a registration rights agreement, dated August 31, 2010 (the “Registration Rights Agreement”), under which we agreed, pursuant to the terms and conditions set forth therein, to register the Notes and the Common Stock into which the Notes convert. Under the Registration Rights Agreement, we were required to use commercially reasonable efforts to file a shelf registration statement, of which this prospectus forms a part, covering the resale by the Electing Holders (as defined in the Registration Rights Agreement) of the Notes that were Registrable Securities (as defined in the Registration Rights Agreement) on or prior to September 1, 2011. Under the Registration Rights Agreement, we were also required to file a registration statement by February 28, 2011 covering the resale of shares of Common Stock that are issuable or have been issued upon conversion of the Notes and shares of our Common Stock issued by us to pay interest, premium or other amounts to holders of the Notes, by the Electing Holders, on a delayed or continuous basis. We filed a registration statement covering the resale of shares of Common Stock that constituted Registrable Securities for the Electing Holders as described above, and it was declared effective by the SEC on April 8, 2011. We were required to pay special interest if we failed to file either shelf registration statement by the applicable deadline or if any registration statement required by the Registration Rights Agreement ceases or ceased to be effective for more than 45 days with respect to any Registrable Securities. Special interest accrued from March 1, 2011 to March 18, 2011 with respect to the registration statement that covered the resale of shares of the Common Stock at a rate of approximately $350 per day.
          The selling noteholders are also entitled to unlimited piggyback rights on any registrations with respect to an underwritten offering of securities by the Company for its own account, subject to certain exceptions. The foregoing registration rights are subject to customary limitations and exceptions, including the Company’s right to defer the registration in certain circumstances and certain cutbacks by the underwriters.
          Under the Registration Rights Agreement, we have agreed to indemnify each selling noteholder and its partners, directors, officers, affiliates, stockholders, members, employees, agents, trustees and each person, if any, who controls such noteholder against certain liabilities, including specified liabilities under the Securities Act. We have also agreed to indemnify any underwriters for such selling noteholders and their officers, directors and employees and each person, if any, who controls such underwriters to the same extent as provided with respect to the indemnification of the selling noteholders. The selling noteholders have agreed to indemnify us for liabilities arising under the Securities Act with respect to written information furnished to us by them or to contribute with respect to payments in connection with such liabilities. We have agreed to pay all expenses in connection with this offering, but not including any broker’s commission or underwriter’s discount or commission.

Plan of Distribution
          We are registering the Notes covered by this prospectus to permit selling noteholders to conduct public secondary trading of these Notes from time to time after the date of this prospectus. We will not receive any of the proceeds of the sale of the Notes offered by this prospectus. The aggregate proceeds to the selling noteholders from the sale of the Notes will be the purchase price of the Notes less any discounts and commissions. A selling noteholder reserves the right to accept and, together with their agents, to reject, any proposed purchases of Notes to be made directly or through agents.
          The Notes offered by this prospectus may be sold from time to time to purchasers:
•	directly by the selling noteholders and their successors, which include their donees, pledgees or transferees or their successors-in-interest, or

•	through underwriters, broker-dealers or agents, who may receive compensation in the form of discounts, commissions or agent’s commissions from the selling noteholders or the purchasers of the Notes. These discounts, concessions or commissions may be in excess of those customary in the types of transactions involved.
          The selling noteholders and any underwriters, broker-dealers or agents who participate in the sale or distribution of the Notes may be deemed to be “underwriters” within the meaning of the Securities Act. The selling noteholders identified as or affiliated with registered broker-dealers in the selling noteholders table above (under “Selling Noteholders”) are deemed to be underwriters with respect to securities sold by them pursuant to this prospectus. As a result, any profits on the sale of the Notes by such selling noteholders and any discounts, commissions or agent’s commissions or concessions received by any such broker-dealer or agents may be deemed to be underwriting discounts and commissions under the Securities Act. Selling noteholders who are deemed to be “underwriters” within the meaning of Section 2(11) of the Securities Act will be subject to prospectus delivery requirements of the Securities Act. Underwriters are subject to certain statutory liabilities, including, but not limited to, Sections 11, 12 and 17 of the Securities Act.
          The Notes may be sold in one or more transactions at:
•	fixed prices;

•	prevailing market prices at the time of sale;

•	prices related to such prevailing market prices;

•	varying prices determined at the time of sale; or

•	negotiated prices.
          These sales may be effected in one or more transactions:
•	on any national securities exchange or quotation on which the Notes may be listed or quoted at the time of the sale;

•	in the over-the-counter market;

•	in transactions other than on such exchanges or services or in the over-the-counter market;

•	through the writing of options, whether such options are listed on an options exchange or otherwise;

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the Notes as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	through the settlement of short sales;

•	sales pursuant to Rule 144 or Rule 144A;

•	broker-dealers may agree with the selling noteholder to sell a specified number of Notes at a stipulated price per share;

•	through any combination of the foregoing; or

•	any other method permitted pursuant to applicable law.
          These transactions may include block transactions or crosses. Crosses are transactions in which the same broker acts as an agent on both sides of the trade.
          In connection with the sales of the Notes, the selling noteholders may enter into hedging transactions with broker-dealers or other financial institutions which in turn may:
•	engage in short sales of the Notes in the course of hedging their positions;

•	sell the Notes short and deliver the Notes to close out short positions;

•	loan or pledge the Notes to broker-dealers or other financial institutions that in turn may sell the Notes;

•	enter into option or other transactions with broker-dealers or other financial institutions that require the delivery to the broker-dealer or other financial institution of the Notes, which the broker-dealer or other financial institution may resell under the prospectus; or

•	enter into transactions in which a broker-dealer makes purchases as a principal for resale for its own account or through other types of transactions.
          The Notes may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more of such firms. The obligations of underwriters or dealers to purchase the Notes offered will be subject to certain conditions precedent and the terms of any agreement entered into with the underwriters. Any public offering price and any discount or concession allowed or reallowed or paid by underwriters or dealers to other dealers may be changes from time to time.
          To our knowledge, there are currently no plans, arrangements or understandings between any selling noteholders and any underwriter, broker-dealer or agent regarding the sale of the Notes by the selling noteholders.
          We have not applied, and do not intend to apply, for listing of the Notes on any national securities exchange or automated quotation system. Our Common Stock is listed on the Nasdaq Capital Market under the symbol “USCR.”
          There can be no assurance that any selling noteholder will sell any or all of the Notes under this prospectus. Further, we cannot determine whether any such selling noteholder will transfer, devise or gift the Notes by other means not described in this prospectus. In addition, any Notes covered by this prospectus that qualify for sale under Rule 144 of the Securities Act may be sold under Rule 144 rather than under this prospectus. The Notes covered by this prospectus may also be sold to non-U.S. persons outside the U.S. in accordance with Regulation S under the Securities Act rather than under this prospectus. The Notes may be sold in some states only through registered or licensed brokers or dealers. In addition, in some states the Notes may not be sold unless it has been registered or qualified for sale or an exemption from registration or qualification is available and complied with.
          The selling noteholders and any other person participating in the sale of the Notes will be subject to the Exchange Act. The Exchange Act rules include, without limitation, Regulation M, which may limit the timing of purchases and sales of any of the Notes by the selling noteholders and any other such person. In addition, Regulation M may restrict the ability of any person engaged in the distribution of the Notes to engage in market-making activities with respect to the particular Notes being distributed. This may affect the marketability of the Notes and the ability of any person or entity to engage in market-making activities with respect to the Notes.

          Underwriters, dealers or agents may be authorized to solicit offers by certain institutional investors to purchase securities from the selling noteholders pursuant to contracts providing for payment and delivery at a future date. Institutional investors with which these contracts may be made include, among others:
•	commercial and savings banks;

•	insurance companies;

•	pension funds;

•	investment companies;

•	educational and charitable institutions.
          We have agreed to indemnify the selling noteholders against certain liabilities, including liabilities under the Securities Act.
          The maximum compensation the selling noteholders will pay to underwriters in connection with any offering of the Notes will not exceed 8% of the maximum proceeds of such offering.
          We have agreed to pay substantially all of the expenses incidental to the registration, offering and sale of the Notes to the public, including the payment of federal securities law and state blue sky registration fees, except that we will not bear any legal counsel fees (except as described below), underwriting fees, discounts or commissions or transfer taxes relating to the sale of the Notes.

Description of Capital Stock
          On August 31, 2010 (the “Effective Date”), we and certain of our subsidiaries (collectively, the “Debtors”) consummated the transactions contemplated by the Debtors’ Plan, pursuant to Chapter 11 of Title 11 of the United States Code, dated July 27, 2010, as confirmed by the Confirmation Order of the Bankruptcy Court entered on July 29, 2010, and emerged from Chapter 11 in accordance with the Plan.
          On the Effective Date, the Old Common Stock was cancelled pursuant to the Plan. On the Effective Date, the Company issued an aggregate of approximately 11.9 million shares of common Stock, par value $0.001 per share (the “Common Stock”), pursuant to the Plan. In connection with the Plan, the Company adopted an Amended and Restated Certificate of Incorporation (the “Certificate”) and the Third Amended and Restated By-Laws (the “By-laws”), effective as of the Effective Date.
          Set forth below is a description of the Common Stock and other relevant provisions of the Certificate and By-laws. This description of our capital stock is only a summary and is qualified by applicable law and by the provisions of our Certificate and By-laws, copies of which are available as set forth under “Where You Can Find More Information.”
Common Stock
          The Certificate authorizes the issuance of 100,000,000 shares of Common Stock, par value $0.001 per share, and 10,000,000 shares of preferred stock, par value $0.001 per share (the “Preferred Stock”). All of the Common Stock issued under the Plan is fully paid and non-assessable.
          Each share of Common Stock (1) will have one vote on all matters voted upon by the stockholders of the Company; provided, however, that, except as otherwise required by law, holders of Common Stock, as such, shall not be entitled to vote on any amendment to the Certificate (including any certificate of designations relating to any series of Preferred Stock) that relates solely to the terms of one or more outstanding series of Preferred Stock if the holders of such affected series are entitled, either separately or together with the holders of one or more other such series, to vote thereon pursuant to the Certificate (including any certificate of designations relating to any series of Preferred Stock), (2) affords no cumulative voting or preemptive rights and (3) is not convertible, redeemable, assessable or entitled to the benefits of any sinking or repurchase fund.
          Holders of Common Stock will be entitled to dividends in such amounts and at such times as our Board in its discretion may declare out of funds legally available therefor, subject to the preferences that may apply to any shares of preferred stock outstanding at the time.
Preferred Stock
          Pursuant to the Certificate, we are authorized to issue “blank check” preferred stock, which may be issued from time to time in one or more series upon authorization by the Board. The Board, without further approval of the stockholders, is authorized to fix the dividend rights and terms, conversion rights, voting rights, redemption rights and terms, liquidation preferences, and any other rights, preferences and restrictions applicable to each series of the Preferred Stock. The issuance of Preferred Stock, while providing flexibility in connection with possible acquisitions and other corporate purposes could, among other things, adversely affect the voting power of the holders of the Common Stock and, under certain circumstances, make it more difficult for a third party to gain control of us, discourage bids for the Common Stock at a premium or otherwise affect the market price of the Common Stock.
Anti-takeover Effects of the Certificate and the Bylaws
          Some provisions of the Certificate and the Bylaws may be deemed to have an anti-takeover effect and may delay or prevent a tender offer or takeover attempt that a stockholder might consider to be in its best interest, including those attempts that might result in a premium over the market price for the shares held by stockholders.
          These provisions include:
Board vacancies
          The Certificate authorizes the Board to fill vacant directorships or increase the size of the Board, which may deter a stockholder from removing incumbent directors and simultaneously gaining control of the Board by filling the vacancies created by this removal with its own nominees.

Cumulative voting
          The Certificate does not grant our stockholders the right to cumulative voting in the election of directors. As a result, stockholders may not aggregate their votes for a single director.
Special meeting of stockholders
          The Certificate provides that special meetings of our stockholders may be only be called by the Chairman of the Board or by the Board pursuant to a resolution a majority of the Board approves by an affirmative vote.
Authorized but unissued shares
          Our authorized but unissued shares of Common Stock and Preferred Stock are available for future issuance without stockholder approval. These additional shares may be utilized for a variety of corporate purposes, including future public offerings to raise additional capital, corporate acquisitions and employee benefit plans. The existence of authorized but unissued shares of Common Stock and Preferred Stock could render more difficult or discourage an attempt to obtain control of a majority of the Common Stock by means of a proxy contest, tender offer, merger or otherwise.
Section 203 of Delaware General Corporation Law
          As of the Effective Date, we were not subject to Section 203 of the Delaware General Corporation Law (as amended, the “DGCL”) because we did not have a class of voting stock that is listed on a national securities exchange or held of record by more than 2,000 stockholders and we had not elected by a provision in our original Certificate or any amendment thereto to be governed by Section 203 of the DGCL. Upon the listing of our Common Stock on the Nasdaq on February 1, 2011, we became subject to Section 203 of the DGCL, except that the restrictions contained in Section 203 of the DGCL do not apply if the business combination is with an interested stockholder who became an interested stockholder before the time that our Common Stock was listed on the Nasdaq.
Transfer Agent
          American Stock Transfer & Trust Company, LLC is the transfer agent for the Common Stock.
Indemnification of Directors and Officers
          The Bylaws provide that each person who was or is made or is threatened to be made a party or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he, or a person for whom he is the legal representative, is or was a director or officer of the Company or, while a director or officer of the Company, is or was serving at the request of the Company as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust, enterprise or nonprofit entity, including service with respect to employee benefit plans, is indemnified and held harmless, to the fullest extent permitted by applicable law, against all liability and loss suffered and expenses (including attorneys’ fees) reasonably incurred by such person.
          The rights conferred in the Bylaws includes the right to have the Company pay the expenses (including attorneys’ fees) incurred in defending any such proceeding in advance of its final disposition, provided, however, that, to the extent required by law, such payment of expenses in advance of the final disposition of the proceeding shall be made only upon receipt of an undertaking by the indemnitee to repay all amounts advanced if it should be ultimately determined that such indemnitee is not entitled to be indemnified under the Bylaws or otherwise.
          The Certificate provides that no director of the Company shall be personally liable to the corporation or its stockholders for monetary damages for a breach of fiduciary duty as a director, subject to certain exceptions.

Description of the Notes
          On August 31, 2010, U.S. Concrete, Inc. (the “Issuer”) issued $55,000,000 aggregate principal amount of its 9.5% Convertible Secured Notes due 2015 (the “Notes”) under an indenture (the “Indenture”), dated as of August 31, 2010, by and among itself, the Guarantors (as defined below) and U.S. Bank National Association, as trustee (the “Trustee”). The terms of the Notes include those expressly set forth in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act” or “TIA”).
          The following description is a summary of the material provisions of the Notes, the Indenture, the Intercreditor Agreement and the Security Documents and does not purport to be complete. This summary is subject to the detailed provisions of, and is qualified in its entirety by reference to, the Notes, the Indenture, the Intercreditor Agreement and the Security Documents, including the definitions of certain terms used in the Indenture. We urge you to read these documents because they, and not this description, define your rights as a holder of the Notes. You may request a copy of the Notes, the Indenture, the Intercreditor Agreement and the Security Documents from us as described under “Where You Can Find More Information” and “Incorporation by Reference.”
          For purposes of this description, references to “the Issuer,” “we,” “our” and “us” refer only to US. Concrete, Inc. and not to its subsidiaries. You can find definitions of certain terms used in this description under the heading “—Certain Definitions.”
General
The Notes:
The Notes:
•	are the Issuer’s senior secured obligations;

•	rank senior in right of payment to any of the Issuer’s existing and future Subordinated Indebtedness;

•	rank equally in right of payment with all of the Issuer’s existing and future senior Indebtedness;

•	are effectively subordinated to all of the Issuer’s obligations under the Issuer’s ABL Facility, to the extent of the value of Collateral securing those obligations on a first-priority basis;

•	rank effectively senior in right of payment to any of the Issuer’s unsecured Indebtedness to the extent of the value of the Collateral for the Notes; and

•	are structurally subordinated in right of payment to all existing and future Indebtedness and other liabilities of the Issuer’s non-guarantor subsidiaries.
          The Notes are convertible at any time on or prior to maturity into shares of Common Stock. Holders of Notes have the right to convert all or any portion of their Notes into the number of shares of Common Stock equal to the principal amount of the Notes to be converted divided by the Conversion Rate then in effect. The initial conversion rate is 95.23809524 shares of Common Stock per $1,000 principal amount of Notes. The Conversion Rate is subject to adjustment to prevent dilution resulting from stock splits, stock dividends, combinations or similar events. Upon conversion, the Issuer will deliver Common Stock as described below under “—Conversion—Settlement Upon Conversion.”
          In connection with any conversion, Holders of the Notes to be converted will also have the right to receive Accrued Interest on such Notes to the date of conversion. The Issuer may elect to pay the Accrued Interest in cash or in shares of Common Stock. If the Issuer elects to satisfy its obligation to pay the Accrued Interest in shares, the number of shares issuable will be determined by dividing the Accrued Interest by 95% of the trailing 10-day VWAP of the Common Stock.
The Note Guarantees:
          The Notes are fully and unconditionally guaranteed as to payment of principal, premium, if any, and interest when and as the same shall become due and payable by each of our existing and future direct or indirect domestic Restricted Subsidiaries (other than certain immaterial Restricted Subsidiaries) and any of the Issuer’s other Subsidiaries that guarantee the ABL Facility. As of the date of this prospectus, all of the Issuer’s Subsidiaries are Restricted Subsidiaries. Under the circumstances described below under “—Certain Covenants—Limitations on Designation of Unrestricted Subsidiaries,” the Issuer is permitted to designate certain of its Restricted Subsidiaries as “Unrestricted Subsidiaries.” The Unrestricted Subsidiaries will not be subject to the restrictive covenants of the Indenture. The Unrestricted Subsidiaries will not guarantee the Notes.
The Note Guarantees:
•	are the Guarantors’ senior secured obligations;

•	rank senior in right of payment to any of the Guarantors’ existing and future Subordinated Indebtedness;

•	rank equally in right of payment with all of the Guarantors’ existing and future senior Indebtedness;

•	are effectively subordinated to all of the Guarantors’ obligations under the ABL Facility, to the extent of the value of Collateral securing those obligations on a first-priority basis;

•	rank effectively senior in right of payment to any of the Guarantors’ unsecured Indebtedness to the extent of the value of the Collateral for the Notes; and

•	are structurally subordinated in right of payment to all existing and future Indebtedness and other liabilities of the Issuer’s non-guarantor subsidiaries.
     Release of a Guarantor
          A Guarantor will be released from its obligations under its Note Guarantee and its obligations under the Indenture:
     (i) in the event of a sale or other disposition of all or substantially all of the assets of such Guarantor, by way of merger, consolidation or otherwise; provided, that the Net Available Proceeds of such sale or other disposition are applied in accordance with the applicable provisions of the Indenture, including “—Certain Covenants—Limitations on Asset Sales;”
     (ii) in connection with any sale or other disposition of Capital Stock of that Guarantor to a Person that is not (either before or after giving effect to such transaction) the Issuer or a Restricted Subsidiary, if the sale or other disposition does not violate the covenant described in “—Certain Covenants—Limitations on Asset Sales” and the Guarantor ceases to be a Restricted Subsidiary as a result of the sale or other disposition;
     (iii) if such Guarantor is designated as an Unrestricted Subsidiary or otherwise ceases to be a Restricted Subsidiary, in each case in accordance with the provisions of the Indenture, upon effectiveness of such designation or when it first ceases to be a Restricted Subsidiary, respectively; or
     (iv) if the Issuer exercises its legal defeasance option or its covenant defeasance option pursuant to “—Legal Defeasance and Covenant Defeasance,” if the Issuer’s obligations under the Indenture are discharged in accordance “—Discharge of Indenture” or with respect to Remaining Notes, if a Conversion Event has occurred.
Payment on the Notes; Paying Agent and Registrar; Transfer and Exchange
          The Issuer will pay the principal of (and premium, if any) and interest on the Notes in the manner described below. An installment of principal of, or interest on, the Notes will be considered paid on the date it is due if the Trustee or Paying Agent (other than the Issuer or an Affiliate thereof) holds on that date U.S. Legal Tender designated for and sufficient to pay the installment.
          The Issuer will maintain or cause to be maintained an office or agency in the Borough of Manhattan, The City of New York, where (a) Notes may be presented or surrendered for registration of transfer or for exchange (“Registrar”), (b) Notes may, subject to the terms of the Notes, be presented or surrendered for payment (“Paying Agent”) and (c) notices and demands to or upon the Issuer in respect of the Notes and the Indenture may be served. The Issuer may act as Registrar or Paying Agent, except that for the purposes of “—Legal Defeasance and Covenant Defeasance” and “—Discharge of Indenture,” neither the Issuer nor any Affiliate of the Issuer may act as Paying Agent. The Registrar will keep a register of the Notes and of their transfer and exchange and the entries in such register will be conclusive as to the ownership of each of the Notes, absent manifest error. The Issuer, upon notice to the Trustee, may have one or more co-registrars and one or more additional paying agents reasonably acceptable to the Trustee. The term “Registrar” includes any co-registrar and the term “Paying Agent” includes any additional paying agent. The Issuer initially appointed the Trustee as Registrar and Paying Agent until such time as the Trustee has resigned or a successor has been appointed. The Issuer may change any Paying Agent or Registrar without notice to any Holder.
          A Holder may transfer or exchange notes at the office of the Registrar in accordance with the Indenture. The Registrar and the Trustee may require a holder, among other things, to furnish appropriate endorsements and transfer documents. No service charge will be imposed for any registration of transfer or exchange of Notes, but the Issuer may require a holder to pay a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith.
          Without the prior written consent of the Issuer, the Registrar will not be required to register the transfer of or exchange of any Note (i) during a period beginning at the opening of business 15 days before the mailing of a notice of redemption of Notes and ending at the Close of Business on the day of such mailing, (ii) selected for redemption in whole or in part pursuant to “—Conversion,” except the unredeemed portion of any Note being redeemed in part, and (iii) beginning at the opening of business on any Record Date and ending on the Close of Business on the related Interest Payment Date.
          Any Holder of a beneficial interest in a Global Note, by acceptance of such beneficial interest, agrees that transfers of beneficial interests in such Global Notes may be effected only through a book-entry system maintained by the Holder of such Global Note (or its agent) in accordance with the applicable legends thereon, and that ownership of a beneficial interest in the Note shall be required to be reflected in a book-entry system.
          The registered Holder of a Note may be treated as the owner of it for all purposes.
Maturity; Interest
          The Notes will mature on August 31, 2015.
          The Notes bear interest at rate of 9.5% per annum from August 31, 2010 until maturity. The Issuer will pay interest quarterly on March 1, June 1, September 1 and December 1 of each year, or if any such day is not a Business Day, on the next succeeding Business Day (each an “Interest Payment Date”). Interest on the Notes accrues from the most recent date to which interest has been paid or, if no interest has been paid, from the date of original issuance. The Issuer will pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and premium, if any, from time to time on demand to the extent lawful at the rate equal to 2% per annum in excess of the then applicable rate on the Notes; it will pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest (without regard to any applicable grace periods) from time to time on demand at the same rate to the extent lawful. Interest on the Notes is computed on the basis of a 360-day year of twelve 30-day months.
          The Issuer will pay interest on the Notes to the Persons who are registered Holders of Notes at the Close of Business on the February 15, May 15, August 15 or November 15 next preceding the Interest Payment Date (each a “Record Date”), even if such Notes are canceled after such record date and on or before such Interest Payment Date, except as provided in the Indenture with respect to defaulted interest. The Issuer will pay principal, premium, if any, and interest on the Notes in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts (“U.S. Legal Tender”). Principal, premium, if any, and interest on the Notes will be payable at the office or agency of the Issuer maintained for such purpose except that, at the option of the Issuer, the payment of interest may be made by check mailed to the Holders of the Notes at their respective addresses set forth in the register of Holders of Notes; provided, that for Holders that have given wire transfer instructions to the Issuer at least three Business Days prior to the applicable payment date, the Issuer will make all payments of principal, premium and interest by wire transfer of immediately available funds to the accounts specified by the Holders thereof. Until otherwise designated by the Issuer, the Issuer’s office or agency in New York will be the office of the Trustee maintained for such purpose.
          All references to “interest” with respect to the Notes, unless the context requires otherwise, includes interest and Additional Interest, if any, on the Notes.
Security
          The Notes and the Guarantees are secured by first-priority liens on certain of the property and assets directly owned by the Issuer and each of the Guarantors, including material owned real property, fixtures, intellectual property, capital stock of subsidiaries and certain equipment, subject to permitted liens (including a second-priority lien in favor of the Bank Collateral Agent) and certain exceptions (as described in the Security Documents). Obligations under the ABL Facility and those in respect of hedging and cash management obligations owed to the lenders (and their affiliates) party to the ABL Facility are secured by a second-priority lien on such collateral.
          The Notes and the Guarantees are also secured by a second-priority lien on the assets of the Issuer and the Guarantors securing the ABL Obligations (as defined below) on a first-priority basis, including, inventory (including as extracted collateral), accounts, certain specified mixture trucks, chattel paper, general intangibles (other than collateral securing the Notes on a first-priority basis), instruments, documents, cash, deposit accounts, securities accounts, commodities accounts, letter of credit rights and all supporting obligations and related books and records and all proceeds and products of the foregoing, subject to permitted liens and certain exceptions, as described in the Security Documents.
          A material portion of the collateral which secures the Notes secures the ABL Obligations on a first-priority basis and secures the Notes on a second-priority basis. The remaining collateral which secures the Notes (on a first-priority basis) secures ABL Obligations on a second-priority basis. See “Risk Factors—Risks Related to the Notes and the Common Stock—There may not be sufficient collateral to pay all or any of the Notes.”
Intercreditor Agreement
          On August 31, 2010, the Issuer and the Guarantors entered into the Intercreditor Agreement. The Intercreditor Agreement sets forth the terms of the relationship between the holders of the ABL Obligations and the holders of Notes Obligations (as defined below).
Restrictions on Claims Subject to Priority Treatment
          The Intercreditor Agreement provides that the holders of the ABL Obligations are entitled to a first priority lien (subject to certain exceptions) on the ABL Collateral to secure (a) up to $80,000,000, less certain permanent commitment reductions under the ABL Facility as a result of the prepayment of such obligations with the net proceeds from any asset dispositions, of the principal amount of revolving loans and letters of credit, plus (b) interest, indemnities, fees, expenses and other obligations incurred under the ABL Facility and the documents, agreements and instruments governing the ABL Facility (collectively, the “ABL Documents”), plus (c) cash management obligations and obligations in respect of hedging arrangements owed to a lender under the ABL Facility or any affiliate of a lender (collectively, the “ABL Obligations”). The holders of Notes are entitled to a first priority lien (subject to certain exceptions) on the Notes Collateral to secure the principal, interest, fees and other obligations incurred by the Issuer and its subsidiaries under the Note Documents (collectively, the “Notes Obligations”). The holders of the ABL Obligations are also be entitled to a second priority lien (subject to certain exceptions) on the Notes Collateral to secure the ABL Obligations. The holders of the Notes Obligations are also be entitled to a second priority lien (subject to certain exceptions) on the ABL Collateral to secure the Notes Obligations.
Restrictions on Enforcement of Liens
          The Intercreditor Agreement provides that so long as the ABL Obligations or Notes Obligations, as applicable, remain outstanding, whether or not any insolvency or liquidation proceeding has been commenced by or against the Issuer or any other Guarantor, the Noteholder Collateral Agent, the holders of the Notes, the Bank Collateral Agent and holders of ABL Obligations will not, as applicable, exercise or seek to exercise any rights or remedies (including setoff) with respect to any Collateral in respect of which such Person does not have a first priority lien.
          The Intercreditor Agreement provides that the Bank Collateral Agent (on behalf of the holders of the ABL Obligations) or Noteholder Collateral Agent (on behalf of the holders of the Notes Obligations), as applicable, shall have the exclusive right, to enforce rights, exercise remedies (including setoff) and make determinations regarding the release and disposition with respect to the Collateral in which the Bank Collateral Agent or the Noteholder Collateral Agent, as applicable, has a first priority secured lien, without any consultation with or the consent of such other Person, subject to limitations and exceptions set forth in the Intercreditor Agreement.
          The Intercreditor Agreement provides that, until the repayment in full and termination of the ABL Obligations has occurred, the Noteholder Collateral Agent and the holders of the Notes Obligations shall not take any action that would hinder, delay, limit or prohibit any exercise of remedies under the ABL Facility or other ABL Documents with respect to the ABL Collateral, including any collection, sale, lease, exchange, transfer or other disposition of the ABL Collateral, whether by foreclosure or otherwise, or that would challenge or contest such lien or that would subordinate the priority of the liens securing the ABL Obligations in respect of the ABL Collateral to the liens securing the Notes Obligations or make the liens on the ABL Collateral securing the Notes Obligations equal ranking to the liens securing the ABL Obligations therein.

          The Intercreditor Agreement provides that, until the repayment in full and termination of the Notes Obligations has occurred, the Bank Collateral Agent and the holders of the ABL Obligations shall not take any action that would hinder, delay, limit or prohibit any exercise of remedies under the Notes or Security Documents with respect to the Notes Collateral, including any collection, sale, lease, exchange, transfer or other disposition of the Notes Collateral, whether by foreclosure or otherwise, or that would challenge or contest such lien or that would subordinate the priority of the liens securing the Notes Obligations in respect of the Notes Collateral to the liens securing the ABL Obligations or make the liens on the Notes Collateral securing the ABL Obligations equal ranking to the liens securing the Notes Obligations therein; provided, that the Intercreditor Agreement provides the Bank Collateral Agent the right of access to the Notes Collateral to process and prepare the ABL Collateral for sale and to sell or remove the ABL Collateral for a period of 120 days from the earlier of (i) the Bank Collateral Agent giving written notice to the Noteholder Collateral Agent of its election to request access to any parcel or item of Notes Collateral and (ii) the Bank Collateral Agent receiving written notice from the Noteholder Collateral Agent that the Noteholder Collateral Agent has acquired control or possession of relevant Notes Collateral or has, through the exercise of remedies or otherwise, sold such Notes Collateral to any third party purchaser.
Insolvency or Liquidation Proceedings
          Until the repayment in full and termination of the ABL Obligations has occurred, if the Issuer or any Guarantor is subject to any insolvency or liquidation proceeding and the Bank Collateral Agent (acting at the direction of the requisite holders of ABL Obligations) permits:
(1)	the use of cash collateral constituting ABL Collateral; or

(2)	the Issuer or any Guarantor to obtain financing, whether from the holders of ABL Obligations or any other third party under applicable bankruptcy law secured by the Collateral (each, a “Post-Petition ABL Financing”);
          then the Noteholder Collateral Agent and the holders of Notes Obligations agree:
(a)	that they will be deemed to have consented to (and will not oppose or raise any objection to or contest (or join with or support any third party opposing, objecting to or consenting) as a result of failure to provide adequate protection) such use of cash collateral or Post-Petition ABL Financing, subject to the limitations and exceptions set forth in the Intercreditor Agreement; and

(b)	to the extent the liens on the ABL Collateral securing the ABL Obligations are subordinated to or pari passu with such Post-Petition ABL Financing, the liens securing the Notes Obligations on such ABL Collateral shall be deemed to be subordinated to (i) the liens securing such Post-Petition ABL Financing (and all obligations relating thereto) to the same extent and on the same terms and conditions as the liens securing the Notes Obligations are subordinated to the liens securing the ABL Obligations, (ii) any adequate protection provided to the Bank Collateral Agent or the holders of ABL Obligations and (iii) “carve-out” for professional and customary fees and expenses agreed to by the Bank Collateral Agent or the holders of ABL Obligations and approved by the relevant bankruptcy court.
          Until the repayment in full and termination of the Notes Obligations has occurred, if the Issuer or any Guarantor is subject to any insolvency or liquidation proceeding and the Noteholder Collateral Agent (acting at the direction of the requisite holders of Notes Obligations) permits:
(1)	the use of cash collateral constituting Notes Collateral; or

(2)	the Issuer or any Guarantor to obtain financing, whether from the holders of Notes Obligations or any other third party under applicable bankruptcy law secured by the Collateral (each, a “Post-Petition Notes Financing”);
          then the Bank Collateral Agent and the holders of ABL Obligations agree:
(a)	that they will be deemed to have consented to (and will not oppose or raise any objection to or contest (or join with or support any third party opposing, objecting to or contesting)) such use of cash collateral or Post-Petition Notes Financing, subject to the limitations and exceptions set forth in the Intercreditor Agreement; and

(b)	to the extent the liens on the Notes Collateral securing the Notes Obligations are subordinated to or pari passu with such Post-Petition Notes Financing, the liens securing the ABL Obligations on such Notes Collateral shall be deemed to be subordinated to (i) the liens securing such Post-Petition Notes Financing (and all obligations relating thereto) to the same extent and on the same terms and conditions as the liens securing the ABL Obligations are subordinated to the loans securing the Notes Obligations, (ii) any adequate protection provided to the Noteholder Collateral Agent or the holders of Notes Obligations and (iii) “carve-out” for professional and customary fees and expenses agreed to by the Noteholder Collateral Agent or the holders of Notes Obligations and approved by the relevant bankruptcy court.
          Each of the Bank Collateral Agent, the holders of the ABL Obligations, the Noteholder Collateral Agent and the holders of Notes agree that they will raise no objection or oppose a sale or other disposition of any Collateral free and clear of its second priority liens or other claims under Section 363 of the Bankruptcy Law if the holder of the first priority secured lien in such Collateral has consented to such sale or disposition of such assets and the Person holding a second priority lien in the Collateral will be deemed to have consented under Section 363 of the United States Bankruptcy Code (and otherwise) to any sale supported by the Person holding the first priority secured lien in such Collateral and to have released their liens in such assets; provided, that the Bank Collateral Agent must receive at least 60 days prior notice of any sale of real property.
          Until the repayment in full of the ABL Obligations, the Noteholder Collateral Agent and holders of Notes Obligations agree that none of them shall seek relief from the automatic stay of Section 362(a) of the Bankruptcy Law or from any other stay in any insolvency or liquidation proceeding in respect of the ABL Collateral, without the prior written consent of the Bank Collateral Agent and shall provide at least at least 30 days written notice prior to seeking any such relief with respect to the Collateral (unless otherwise agreed). Until the repayment in full of the Notes Obligations, the Bank Collateral Agent and holders of ABL Obligations agree that none of them shall seek relief from the automatic stay of Section 362(a) of the Bankruptcy Law or from any other stay in any insolvency or liquidation proceeding in respect of the Notes Collateral, without the prior written consent of the Noteholder Collateral Agent and shall provide at least at least 30 days written notice prior to seeking any such relief with respect to the Collateral (unless otherwise agreed).
          The Noteholder Collateral Agent, the holders of Notes, the Bank Collateral Agent and the holders of the ABL Obligations agree that none of them shall oppose, object to or contest (or join with or support any third party opposing, objecting to or contesting) (i) any request by such Person for adequate protection in any insolvency or liquidation proceeding (or any granting of such request) in respect of the Collateral in which such Person has a first priority secured lien or (ii) any objection by the such Person to any motion, relief, action or proceeding based on such Person claiming a lack of adequate protection in respect of the Collateral in which such Person has a first priority secured lien.
Order of Application
          The Intercreditor Agreement provides that, (i) any proceeds of any ABL Collateral pursuant to the enforcement of the ABL Facility or any ABL Document or the exercise of any remedial provision thereunder, shall be applied (in each case until such amounts are satisfied in full): first, to the costs and expenses of the Bank Collateral Agent and the holders of the ABL Obligations in connection with such enforcement; second, to the ABL Obligations in such order as specified in the ABL Facility (excluding any amounts in excess of the cap on ABL Obligations); third, to the Notes Obligations; and fourth, to any amounts in excess of the cap on ABL Obligations, and (ii) any proceeds of any Notes Collateral pursuant to the enforcement of the Notes or any Security Document or the exercise of any remedial provision thereunder, shall be applied (in each case until such amounts are satisfied in full): first, to the costs and expenses of the Noteholder Collateral Agent and the holders of the Notes Obligations in connection with such enforcement; second, to the Notes Obligations in such order as specified in the Notes; and third, to the ABL Obligations (including any amounts in excess of the cap on ABL Obligations). To the extent any excess proceeds remain after the above application, the Bank Collateral Agent or Noteholder Collateral Agent, as applicable, shall deliver to such other Person any proceeds of such Collateral held by it in the same form as received, with any necessary endorsements or as a court of competent jurisdiction may otherwise direct.
Release of Liens on Collateral
          The Intercreditor Agreement provides that the (i) second priority lien held by the Noteholder Collateral Agent, on behalf of the holders of the Notes Obligations, on the ABL Collateral shall be automatically released upon the release, sale or disposition of the ABL Collateral which results in a release of the lien granted to the Bank Collateral Agent, on behalf of the holders of the ABL Obligations under the ABL Documents and (ii) second priority lien held by the Bank Collateral Agent, on behalf of the holders of the ABL Obligations, on the Notes Collateral shall be automatically released upon the release, sale or disposition of the Notes Collateral which results in a release of the lien granted to the Noteholder Collateral Agent, on behalf of the holders of the Notes Obligations under the Indenture and Security Documents. In order to effect such foregoing releases, the parties shall promptly execute and deliver any release documents and instruments as the other shall request.
Amendment of Security Documents
          The Intercreditor Agreement provides that in the event the Bank Collateral Agent or the other holders of ABL Obligations and the relevant guarantors enter into any amendment, waiver or consent in respect of any guarantee or any security or collateral document with respect to the ABL Documents for the purpose of adding to, or deleting from, or waiving or consenting to any departures from any provisions of, any guarantee or any security or collateral document with respect to the ABL Documents or changing in any manner the rights of the Bank Collateral Agent, the other holders of ABL Obligations, the Issuer or any other guarantor thereunder, then to the extent such amendment, waiver or consent is with respect to the ABL Collateral, it shall apply automatically to any comparable provision of the Indenture and the comparable Security Document without the consent of the Noteholder Collateral Agent or the holders of the Notes Obligations and without any action by the Noteholder Collateral Agent, the Issuer or any other guarantor, provided, that, (i) no such amendment, waiver or consent shall have the effect of removing assets except to the extent that a release of such lien is permitted by the Intercreditor Agreement; and (ii) notice of such amendment, waiver or consent shall have been given to the Noteholder Collateral Agent no later than 30 days thereafter (although the failure to give any such notice shall in no way affect the effectiveness of any such amendment, waiver or consent).
          The Intercreditor Agreement provides that in the event the Noteholder Collateral Agent or the other holders of Notes Obligations and the relevant guarantors enter into any amendment, waiver or consent in respect of any guarantee or any security or collateral document with respect to the Indenture and/or the Security Documents for the purpose of adding to, or deleting from, or waiving or consenting to any departures from any provisions of, any guarantee or any security or collateral document with respect to the Indenture and/or the Security Documents or changing in any manner the rights of the Noteholder Collateral Agent, the other holders of Notes Obligations, the Issuer or any other guarantor thereunder, then to the extent such amendment, waiver or consent is with respect to the Notes Collateral, it shall apply automatically to any comparable provision of the ABL Documents without the consent of the Bank Collateral Agent or the holders of the ABL Obligations and without any action by the Bank Collateral Agent, the Issuer or any other guarantor, provided, that, (i) no such amendment, waiver or consent shall have the effect of removing assets except to the extent that a release of such lien is permitted by the Intercreditor Agreement; and (ii) notice of such amendment, waiver or consent shall have been given to the Bank Collateral Agent no later than 30 days thereafter (although the failure to give any such notice shall in no way affect the effectiveness of any such amendment, waiver or consent).
Purchase Option
          If an event of default has occurred and is continuing and remains uncured or unwaived for at least 30 days with respect to the ABL Obligations or the Notes Obligations, as the case may be, then all or a portion of the holders of the ABL Obligations or of the holders of the Notes Obligations, as the case may be, shall have the option at any time upon 5 business days’ notice given (i) to the Noteholder Collateral Agent (in the case of the holders of the ABL Obligations) to purchase all of the Notes Obligations or (ii) to the Bank Collateral Agent (in the case of the holders of the Notes Obligations) to purchase all of the ABL Obligations, such purchase to be consummated in either case within 20 days after notice of election of such option. The purchase price shall be equal to the full amount of all ABL Obligations or Notes Obligations, as applicable, then outstanding and unpaid (including principal, interest, fees and expenses but excluding, any prepayment, make whole payment, termination or similar fees) and, with respect to the purchase of the ABL Obligations, shall include the delivery of cash collateral to the Bank Collateral Agent, in a manner and in such amounts as the Bank Collateral Agent determines is reasonably necessary to provide security for any issued and outstanding letter of credit, hedging obligations and cash management obligations comprising part of the ABL Obligations.
Release of Collateral
          Collateral may be released from the Lien and security interest created by the Security Documents at any time or from time to time in accordance with the provisions of the Security Documents, the Intercreditor Agreement or the Indenture. The Issuer and the Guarantors will be entitled to a release of property and other assets included in the Collateral from the Liens securing the Notes under one or more of the following circumstances:
     (i) to enable the Issuer or any Guarantor to sell, exchange or otherwise dispose of any of the Collateral to the extent not prohibited under “—Certain Covenants—Limitations on Asset Sales;”
     (ii) in the case of a Guarantor that is released from its Guarantee with respect to the Notes, the release of the property and assets of such Guarantor;
     (iii) pursuant to an amendment or waiver in accordance with “—Amendment, Supplement and Waiver;”
     (iv) pursuant to the terms of the Intercreditor Agreement; or
     (v) if the Notes have been discharged or defeased pursuant to “—Discharge of Indenture” or “—Legal Defeasance and Covenant Defeasance;” provided, that in the case of any release in whole pursuant to clauses (i), (ii) and (iii) above, all amounts owing at such time to the Trustee under the Indenture, the Notes, the Notes Guarantees, the Security Documents and the Intercreditor Agreement have been paid.

          To the extent applicable (if the Indenture is qualified under the TIA), the Issuer will cause TIA § 313(b), relating to reports, and TIA § 314(d), relating to the release of property or securities subject to the Lien of the Security Documents, to be complied with. Any release of Collateral permitted by the terms described above will be deemed not to impair the Liens under the Indenture, the Collateral Agreement and the other Security Documents in contravention thereof. Any certificate or opinion required by TIA § 314(d) may be made by an officer or legal counsel, as applicable, of the Issuer except in cases where TIA § 314(d) requires that such certificate or opinion be made by an independent Person, which Person will be an independent engineer, appraiser or other expert selected by or reasonably satisfactory to the Trustee. Notwithstanding anything to the contrary in this paragraph, the Issuer will not be required to comply with all or any portion of TIA § 314(d) if it reasonably determines that under the terms of TIA § 314(d) or any interpretation or guidance as to the meaning thereof of the SEC and its staff, including “no action” letters or exemptive orders, all or any portion of TIA § 314(d) is inapplicable to any release or series of releases of Collateral. In addition, and without limiting the generality of the foregoing, the Subsidiaries of the Issuer may, among other things, without any release or consent by the Trustee (and without the delivery of any Officers’ Certificate or any other documents under the Indenture, except as specified in this paragraph, but otherwise in compliance with the covenants of the Indenture and the Security Documents, conduct ordinary course activities with respect to the Collateral including, without limitation (i) selling or otherwise disposing of, in any transaction or series of related transactions, any property subject to the Liens and security interests created by the Indenture or any of the Security Documents which has become worn out, defective or obsolete or not used or useful in the business; (ii) abandoning, terminating, canceling, releasing or making alterations in or substitutions of any leases or contracts subject to the Liens and security interests created by the Security Documents; (iii) surrendering or modifying any franchise, license or permit subject to the Liens and security interests created by the Security Documents which it may own or under which it may be operating; (iv) altering, repairing, replacing or changing the location or position of and adding to its structures, machinery, systems, equipment, fixtures and appurtenances; (v) granting a license of any intellectual property; (vi) selling, transferring or otherwise disposing of inventory in the ordinary course of business; (vii) collecting accounts receivable in the ordinary course of business or selling, liquidating, factoring or otherwise disposing of accounts receivable in the ordinary course of business; (viii) making cash payments (including for the repayment of Indebtedness or interest and in connection with the Issuer’s cash management activities) from cash that is at any time part of the Collateral in the ordinary course of business that are not otherwise prohibited by the Indenture or the Security Documents; and (ix) abandoning any intellectual property which is no longer used or useful in the Issuer’s business. The Issuer must deliver to the Trustee within 30 calendar days following the end of each fiscal year (or such later date as the Trustee shall agree), an Officers’ Certificate to the effect that all releases and withdrawals during the preceding fiscal year in which no release or consent of the Trustee was obtained in the ordinary course of the Issuer’s and its Subsidiaries’ business were not prohibited by the Indenture. The Trustee will execute and deliver to the Issuer all documents reasonably requested to evidence any such releases of Collateral. In addition, in lieu of releasing the Liens created by any of the Mortgages, the Trustee or Collateral Agent will, at the request of the Issuer, to the extent necessary to facilitate future savings of mortgage recording tax in states that impose such taxes, assign such Liens to any such new lender or collateral agent.
Sufficiency of Collateral
          In the event of foreclosure on the Collateral, the proceeds from the sale of the Collateral may not be sufficient to satisfy in full the obligations under the Notes and the ABL Obligations. The amount to be received upon such a sale would be dependent on numerous factors, including but not limited to the timing and the manner of the sale. In addition, the book value of the Collateral should not be relied on as a measure of realizable value for such assets. By its nature, portions of the Collateral may be illiquid and may have no readily ascertainable market value. Accordingly, there can be no assurance that the Collateral can be sold in a short period of time in an orderly manner. The Collateral includes assets that may only be usable, and thus retain value, as part of the existing operating business of the Issuer and Subsidiaries. Accordingly, any such sale of the Collateral separate from the sale of certain of the operating businesses of Issuer and Subsidiaries may not be feasible or of significant value.
Certain Bankruptcy Limitations
          The right of the Noteholder Collateral Agent to take possession and dispose of the Collateral following an Event of Default is likely to be significantly impaired by applicable bankruptcy law if a bankruptcy proceeding were to be commenced by or against the Issuer or the Guarantors prior to the Noteholder Collateral Agent having taken possession and disposed of the Collateral. Under the U.S. Bankruptcy Code, a secured creditor is prohibited from taking its security from a debtor in a bankruptcy case, or from disposing of security taken from such debtor, without bankruptcy court approval. Moreover, the U.S. Bankruptcy Code permits the debtor in certain circumstances to continue to retain and to use collateral owned as of the date of the bankruptcy filing (and the proceeds, products, offspring, rents or profits of such Collateral) even though the debtor is in default under the applicable debt instruments; provided that the secured creditor is given “adequate protection.” The meaning of the term “adequate protection” may vary according to circumstances. In view of the lack of a precise definition of the term “adequate protection” and the broad discretionary powers of a bankruptcy court, it is impossible to predict how long payments under the Notes could be delayed following commencement of a bankruptcy case, whether or when the Noteholder Collateral Agent could repossess or dispose of the Collateral, or the value of the Collateral at the time of the commencement of such case whether or to what extent holders would be compensated for any delay in payment or loss of value of the Collateral through the requirement of “adequate protection.”

          Furthermore, in the event a bankruptcy court determines the value of the Collateral (after giving effect to any prior Liens) is not sufficient to repay all amounts due on the Notes and any other pari passu obligations, the holders of the Notes and such pari passu obligations would hold secured claims to the extent of the value of the Liens on the Notes Collateral, and would hold unsecured claims with respect to any shortfall.
          Applicable federal bankruptcy laws permit the payment and/or accrual of post-petition interest, costs and attorneys’ fees during a debtor’s bankruptcy case only to the extent the claims are oversecured or the debtor is solvent at the time of reorganization. In addition, if the Issuer or the Guarantors were to become the subject of a bankruptcy case, the bankruptcy court, among other things, may avoid certain prepetition transfers made by the entity that is the subject of the bankruptcy filing, including, without limitation, transfers held to be preferences or fraudulent conveyances.
Redemption
Optional Redemption
          On or after the Conversion Termination Date, the Issuer may redeem outstanding Notes, in whole or in part, at any time or from time to time, subject to the procedures described below, at a price (the “Redemption Price”) equal to 100% of the principal amount thereof, plus accrued and unpaid interest, if any, to, but excluding, the Conversion Termination Date, plus, the Cash Conversion Amount, if any, in respect of the Notes to be redeemed; provided, that Notes subject to redemption will not include any Notes specified for conversion pursuant to an Election Notice as described in “—Conversion Event; Termination of Conversion Rights.” Subject to the Conversion Cap, the Issuer may elect to pay the Cash Conversion Amount, in whole or in part, in shares of its Common Stock if certain conditions specified in the Indenture have been satisfied.
          If the Issuer exercises its right to redeem the Notes, the Issuer will mail a notice of such redemption at least fifteen (15) and not more than forty-five (45) days prior to the Redemption Date to the Holders of the Notes to be redeemed.
          In addition to any information required by law, each notice of redemption will specify the following:
     (i) the principal amount of Notes to be redeemed,
     (ii) the date fixed for redemption;
     (iii) the Redemption Price at which such Notes are to be redeemed (including the Cash Conversion Amount);
     (iv) the place or places of payment, and that payment will be made upon presentation and surrender of the physical certificate or certificates representing such Notes;
     (v) that the Redemption Price will be paid as specified in the notice and whether the Cash Conversion Amount will be paid in cash or in shares of Common Stock or a combination of cash and shares of Common Stock, and if payable all or in part in Common Stock, the method of calculating the amount of Common Stock to be delivered on the applicable payment date;
     (vi) that interest on such Notes ceased to accrue as of the Conversion Termination Date in accordance with the Indenture; and
     (vii) the right to convert such Notes expired on the Conversion Termination Date in accordance with the Indenture.
          On or prior to the date fixed for redemption, the Issuer will deposit with a bank or trust company having an office or agency in the Borough of Manhattan, The City of New York an amount in cash sufficient to redeem on the date fixed for redemption all the Notes so called for redemption at the appropriate Redemption Price, together with the Cash Conversion Amount, if any.
          If fewer than all of the outstanding Notes are to be redeemed, Notes to be redeemed will be selected by the Issuer from outstanding Notes not previously called for redemption by lot or pro rata (as near as may be) or by any other equitable method determined by the Issuer in its sole discretion. If fewer than all Notes represented by any certificate are redeemed, a new certificate shall be issued representing the unredeemed Notes without cost to the Holder thereof.
          If notice of redemption has been given as described above, on and after the date fixed for redemption (unless the Issuer shall default in the payment of the Redemption Price, together with the Cash Conversion Amount), such Notes shall be deemed no longer outstanding and the Holders thereof shall have no right in respect of such Notes except the right to receive the Redemption Price thereof and the Cash Conversion Amount, if any.

Mandatory Redemption
          No sinking fund, mandatory redemption or other similar provision applies to the Notes.
Conversion
General
          Subject to and upon compliance with the provisions of the Indenture, each Holder has the right at any time to convert the principal amount of its Notes, or any portion of such principal amount which is $1,000 or an integral multiple thereof, into shares of Common Stock; provided, that a Holder’s right to convert Notes shall terminate upon the occurrence of a Conversion Event as described under “—Conversion Event—Termination of Conversion Rights.” The initial Conversion Rate is 95.23809524 shares of Common Stock per $1,000 principal amount of Notes.
          Notwithstanding the foregoing, if a Holder has submitted Notes for purchase under “—Purchase at the Option of Holders Upon a Fundamental Change of Control,” the Holder may convert such Notes only if the Holder first withdraws its Fundamental Change of Control Purchase Notice.
Conversion Procedures
          In order to exercise the conversion right with respect to any interest in Global Notes, the Holder must complete the appropriate instruction form for conversion pursuant to the Depositary’s book-entry conversion program, furnish appropriate endorsements and transfer documents if required by the Issuer or the Trustee or Conversion Agent and pay any transfer taxes if required by the Indenture. In order to exercise the conversion right with respect to any Physical Notes, the Holder must:
     (i) complete and manually sign the conversion notice provided on the back of the Note (the “Conversion Notice”) or facsimile of the Conversion Notice;
     (ii) deliver such notice, which is irrevocable, and the Note to a Conversion Agent;
     (iii) if required, furnish appropriate endorsements and transfer documents; and
     (iv) if required, pay any transfer or similar tax.
          The date on which the Holder satisfies all of the applicable requirements set forth above is the “Conversion Date.”
Settlement Upon Conversion
          Upon any conversion, the Issuer will, subject to the provisions under “—Conversion,” deliver to converting Holders, in respect of each $1,000 principal amount of Notes being converted, a number of shares of Common Stock equal to the then Conversion Rate.
          Upon conversion, on the Conversion Payment Date, Holders will receive separate cash payment for accrued and unpaid interest to, but excluding, the applicable Conversion Date (the “Accrued Interest”), unless such conversion occurs between a Record Date and the Interest Payment Date to which it relates. If Notes are converted after the Close of Business on a Record Date for the payment of interest but prior to the Open of Business on the related Interest Payment Date, Holders of such Notes at the Close of Business on such Record Date will receive in cash the interest payable on such Notes on the corresponding Interest Payment Date notwithstanding the conversion.
          The Issuer may elect to pay the Accrued Interest to any Holder by delivery of shares of its Common Stock if and only if the following conditions have been satisfied:
     (i) the shares of Common Stock deliverable in payment of the Accrued Interest have a fair market value as of the Conversion Date of not less than the Accrued Interest;
For purposes of this clause, the fair market value of shares of Common Stock will be determined by the Issuer and will be equal to 95% of the average of the 10-day VWAP of the Common Stock for the 10 consecutive Trading Days immediately preceding the Conversion Date. The Issuer will provide such Holder written notice prior to the Conversion Payment Date that it will pay all or a portion of the Accrued Interest in shares of Common Stock.

     (ii) if the Issuer’s Common Stock is listed on a United States national securities exchange, payment of the Accrued Interest may not be made in Common Stock unless such stock is, or shall have been, approved for listing on the United States national securities exchange on which the Issuer’s Common Stock may then be listed prior to the Conversion Payment Date;
     (iii) all shares of Common Stock which may be issued will be issued out of the Issuer’s authorized but unissued Common Stock and, will upon issue, be duly and validly issued and fully paid and non-assessable free of any preemptive rights; and
     (iv) payment of the Accrued Interest may not be made in Common Stock to any Person to the extent such payment would cause such Person to become a “beneficial owner” (as determined pursuant to Section 13 of the Exchange Act) of securities of the Issuer in excess of the Conversion Cap as provided in “—Conversion Cap;” provided, that the foregoing shall not prevent the Issuer from making a payment in Common Stock to any other Person.
          If all the conditions set forth above are not satisfied, the Accrued Interest will be paid by the Issuer only in cash.
          If any fractional share would be issuable upon the conversion of any Notes, the Issuer will pay the current market value of the fractional shares in cash. The current market value of a fractional share will be determined (calculated to the nearest 1/1000th of a share) by multiplying the Last Reported Sale Price of the Common Stock on the relevant Conversion Date by such fractional share and rounding the product to the nearest whole cent. The Issuer will not issue fractional shares upon payment of Accrued Interest. If any fractional share would be issuable upon such payment, the Issuer shall make payment in an amount of such fractional share in cash.
Adjustment of Conversion Rate
          The Conversion Rate will be adjusted from time to time by the Issuer for certain events, including:
(1)	if the Issuer pays a dividend in shares of Common Stock or makes a distribution in shares of Common Stock, in each case, to all or substantially all holders of Common Stock;

(2)	if the outstanding shares of Common Stock are subdivided into a greater number of shares of Common Stock or combined into a smaller number of shares of Common Stock (in each case, other than in connection with a Fundamental Change of Control);

(3)	if the Issuer issues rights (other than rights issued pursuant to a stockholder rights plan, and then in accordance with the last paragraph of this “—Adjustment of Conversion Rate” subsection), warrants or options to all or substantially all holders of Common Stock entitling them to purchase, for a period expiring within 60 calendar days of the date of issuance, Common Stock at an aggregate price per share less than the average of the Last Reported Sale Prices of Common Stock during the 10 consecutive Trading Day period ending on the Trading Day immediately preceding the time of announcement of the distribution;

(4)	if the Issuer, by dividend or otherwise, distributes to all or substantially all holders of its outstanding Common Stock, evidences of the Issuer’s indebtedness or assets, including securities but excluding: (i) any dividends or distributions referred to in (1) above; (ii) shares delivered in connection with subdivisions of Common Stock referred to in (2) above; (iii) any rights, warrants or options referred to in (3) above; and, or (iv) any dividends or distributions referred to in (5) below (any of the foregoing hereinafter referred to as the “Distributed Assets”);

(5)	if the Issuer pays a dividend or otherwise distributes to all or substantially all holders of its Common Stock a dividend or other distribution of exclusively cash excluding any dividend or distribution in connection with the liquidation, dissolution or winding up of the Issuer; and

(6)	purchases of Common Stock pursuant to a tender offer or exchange offer made by the Issuer or any Subsidiary of the Issuer for all or any portion of Common Stock, to the extent that the Fair Market Value of cash and any other consideration included in the payment per share of Common Stock exceeds the Last Reported Sale Price of Common Stock on the Trading Day next succeeding the last date on which tenders or exchanges may be made pursuant to such tender offer or exchange offer (the “Expiration Date”).
          In cases where the Fair Market Value of Distributed Assets and cash, other than the payment of a dividend or other distribution on Common Stock that consists of shares of Capital Stock of any class or series of, or similar equity interests in, a Subsidiary or other business unit of the Issuer (i.e., a “spin-off”) that are, or when issued, will be, traded or listed on The Nasdaq

Global Market, the Nasdaq Global Select Market, the New York Stock Exchange or any other United States national securities exchange or market, applicable to one share of Common Stock, distributed to holders of Common Stock:
     (i) equals or exceeds the average of Last Reported Sale Prices of Common Stock during the 10 consecutive Trading Day period ending on the Trading Day immediately preceding the Ex-Dividend Date for such distribution, or
     (ii) the average of the Last Reported Sale Prices of Common Stock during the 10 consecutive Trading Day period ending on the Trading Day immediately preceding the Ex-Dividend Date for such distribution exceeds the Fair Market Value of such Distributed Assets or cash so distributed by less than $1.00, rather than being entitled to an adjustment in the Conversion Rate, the Holder of a Note will be entitled to receive upon conversion, in addition to Common Stock, the Distributed Assets or cash, as applicable, that such Holder would have been entitled to receive if such Holder had been a record holder of Common Stock (on an as converted basis at the then applicable Conversion Rate) on the Record Date for determining the stockholders entitled to receive the distribution.
          The Issuer is permitted to increase the Conversion Rate by any amount for a period of at least 20 Business Days if the increase is irrevocable during the period and the Issuer’s Board of Directors determines that such increase would be in the best interest of the Issuer. The Issuer may also (but is not required to) increase the Conversion Rate as the Issuer’s Board of Directors considers to be advisable to avoid or diminish any income tax to holders of Common Stock resulting from any dividend or distribution of Common Stock (or rights to acquire Common Stock) or from any event treated as such for income tax purposes.
          Without limiting the foregoing, the Conversion Rate will not be adjusted for (A) the issuance of any shares of Common Stock pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on the Issuer’s securities or the investment of additional optional amounts in shares of Common Stock under any plan; (B) the issuance of any shares of Common Stock or options or rights to purchase such shares pursuant to any of the Issuer’s present or future employee, director, trustee or consultant benefit plans, employee agreements or arrangements or programs including the Management Incentive Plan; (C) a change in the par value of Common Stock or (D) the issuance of shares of Common Stock or any securities convertible into or exchangeable or exercisable for shares of the Issuer’s Common Stock or rights to purchase shares of Common Stock or such convertible, exchangeable or exercisable securities or the payment of cash upon repurchase or redemption thereof, except as otherwise provided.
          All calculations will be made by the Issuer and not by the Trustee or Conversion Agent, and shall be made to the nearest cent or to the nearest one-ten thousandth (1/10,000th) of a share of Common Stock, as the case may be.
          Whenever the Conversion Rate is adjusted as described above, the Issuer will publicly announce through a reputable national newswire in the United States the relevant information, file such press release with the SEC on Form 8-K and make this information available on the Issuer’s website.
          Notwithstanding any of the foregoing, the applicable Conversion Rate will not be adjusted if the Holders of the Notes are permitted to participate (as a result of holding the Notes and contemporaneously with holders of Common Stock) in any of the transactions that would otherwise give rise to adjustment as if such Holders of the Notes held a number of shares of Common Stock equal to the applicable Conversion Rate one Business Day prior to the effective date of the applicable transaction, multiplied by the principal amount (expressed in thousands) of Notes held by such Holder, without having to convert their Notes.
          If the Issuer has in effect a rights plan while any Notes remain outstanding, Holders of Notes will receive, upon a conversion of such Notes, in addition to such shares of Common Stock, rights under the Issuer’s stockholder rights plan unless, prior to such conversion, the rights have expired, terminated or been redeemed or unless the rights have separated from Common Stock. If the rights provided for in any rights plan that the Issuer’s Board of Directors may adopt have separated from the Common Stock in accordance with the provisions of the rights plan so that Holders of Notes would not be entitled to receive any rights in respect of Common Stock that the Issuer delivers upon conversion of Notes, the Issuer will adjust the conversion rate at the time of separation as if the Issuer had distributed to all holders of the Issuer’s Common Stock, shares of Capital Stock, evidences of indebtedness or other assets or property in accordance with this section, subject to readjustment upon the subsequent expiration, termination or redemption of such rights.
Effect of Reclassification, Consolidation, Merger or Sale
          If the case of:
     (a) any recapitalization, reclassification or change of the outstanding shares of Common Stock (other than a change in par value or as a result of a subdivision or combination), or

     (b) any consolidation, merger or combination of the Issuer with or into another Person, or any sale, lease, transfer, conveyance or other disposition of all or substantially all of the Issuer’s assets and those of the Issuer’s Subsidiaries taken as a whole to any other Person or Persons (other than to one or more of its subsidiaries), in each case, as a result of which holders of all or substantially all of the Common Stock receive stock, other securities or other property or assets (including cash or any combination thereof) with respect to or in exchange for such Common Stock, the Issuer or the successor or purchasing corporation, as the case may be, will execute with the Trustee a supplemental indenture providing that from and after the effective date of such transaction each such Note shall, without the consent of any Holders of Notes, become convertible into, in lieu of the Common Stock otherwise deliverable, the same type (in the same proportion) of the consideration that the holders of Common Stock received in such reclassification, change, consolidation, merger, sale, lease, transfer, conveyance or other disposition (such consideration, the “Reference Property”).
          In all cases, the conditions relating to conversion of Notes will continue to apply following such transaction. If the transaction also constitutes a Fundamental Change of Control, a Holder converting Notes in connection with the Fundamental Change of Control will be entitled to receive Additional Shares and the Make Whole Payment in accordance with “—Adjustment Upon Fundamental Change of Control” in the Fundamental Change of Control. If such transaction causes Common Stock to be converted into the right to receive more than a single type of consideration (determined based in part upon any form of stockholder election), the Reference Property shall be deemed to be the kind and amount of consideration elected to be received by a majority of shares of Common Stock voted for such an election (if electing between two types of consideration) or a plurality of shares of Common Stock voted for such an election (if electing between more than two types of consideration), as the case may be. The Issuer will not become a party to any such transaction unless its terms are consistent with the foregoing.
          If, in the case of any such reclassification, change, consolidation, merger, sale, lease, transfer, conveyance or other disposition, the stock or other securities and assets received thereupon by a holder of Common Stock includes shares of stock or other securities and assets of a corporation other than the successor or purchasing corporation, as the case may be, in such reclassification, change, consolidation, merger, sale, lease, transfer, conveyance or other disposition, then the supplemental indenture will also be executed by such other corporation and shall contain such additional provisions to protect the interests of the Holders of the Notes as the Issuer’s Board of Directors will reasonably consider necessary by reason of the foregoing, including to the extent practicable the provisions providing for the conversion rights.
          The Issuer will cause notice of the execution of a supplemental indenture to be mailed or delivered to each Holder, within 20 calendar days after execution thereof. Simultaneously with providing such notice, the Issuer will announce through a reputable national newswire in the United States the relevant information and make this information available on the Issuer’s website.
Adjustment Upon Fundamental Change of Control
          If a Holder converts its Notes in connection with a Fundamental Change of Control, the Issuer will (i) increase the Conversion Rate for the Notes so surrendered for conversion by a number of additional shares of Common Stock (the “Additional Shares”) as described below and (ii) pay to such Holder the Make Whole Payment as described below. A conversion of Notes will be deemed for these purposes to be “in connection with” such Fundamental Change of Control if the notice of conversion of the Notes is received by the Conversion Agent during the period from the Effective Date of the Fundamental Change of Control to Close of Business on the Business Day immediately preceding the related Fundamental Change of Control Purchase Date.
          The number of Additional Shares, if any, by which the Conversion Rate will be increased will be determined by reference to the table below, based on the date on which the Fundamental Change of Control becomes effective (the “Effective Date”) and the price (the “Share Price”) paid (or deemed paid) per share of Common Stock in the Fundamental Change of Control. If the Holders of the Common Stock receive only cash in a Fundamental Change of Control, the Share Price will be the cash amount paid per share of Common Stock. Otherwise, the Share Price shall be the 10-day VWAP preceding the Effective Date of such Fundamental Change of Control.
          The Share Prices set forth in the column headings of the table below will be adjusted as of any date on which the Conversion Rate of the Notes is otherwise adjusted. The adjusted Share Prices will equal the Share Prices applicable immediately prior to such adjustment, multiplied by a fraction, the numerator of which is the Conversion Rate immediately prior to such adjustment giving rise to the share price adjustment and the denominator of which is the Conversion Rate as so adjusted. The number of Additional Shares set forth in such table will be adjusted in the same manner as the Conversion Rate as set forth in “—Adjustment of Conversion Rate.”

		Stock Price
		$6.21	$7.00	$10.50	$14.00	$17.50	$21.00	$24.50	$28.00
Validation Date	8/31/2010	65.793	53.181	23.631	11.808	6.225	3.320	1.715	0.806
	8/31/2011	65.793	52.584	21.700	9.582	4.328	1.957	0.839	0.296
	8/31/2012	65.793	51.687	20.025	6.866	0.356	0.000	0.000	0.000
	8/31/2013	65.793	49.778	17.630	5.804	0.274	0.000	0.000	0.000
	8/31/2014	65.793	47.619	12.315	3.332	0.147	0.000	0.000	0.000
	8/31/2015	65.793	47.619	0.000	0.000	0.000	0.000	0.000	0.000
          The exact Share Prices and Effective Dates may not be set forth in the table above, in which case:
     (i) if the Share Price is between two Share Price amounts in the table or the Effective Date is between two Effective Dates in the table, the number of Additional Shares by which the Conversion Rate will be increased will be determined by a straight-line interpolation between the number of Additional Shares set forth for the higher and lower Share Price amounts and the earlier and later Effective Dates, as applicable, based on a 365-day year.
     (ii) if the Share Price is greater than $28.00 per share (subject to adjustment as set forth above), no Additional Shares will be added to the Conversion Rate.
     (iii) if the Share Price is less than $6.21 per share (subject to adjustment as set forth above), no Additional Shares will be added to the Conversion Rate.
          Notwithstanding the foregoing, in no event will the total number of Additional Shares added to the Conversion Rate exceed 65.793 per $1,000 principal amount of Notes, subject to adjustments in the same manner as the Conversion Rate as set forth “—Adjustment of Conversion Rate.”
          In connection with a Fundamental Change of Control, and if a Holder converts its Notes in connection with such Fundamental Change of Control, in addition to the payment of the Additional Shares, the Issuer will be required to make an additional payment to such Holder in cash (the “Make Whole Payment”), which Make Whole Payment will equal the total amount of interest that would have accrued and become payable on such Notes from, but excluding, the Effective Date through and including August 31, 2013 (but including any accrued and unpaid interest on the Notes from the Issue Date through and including the Effective Date). The Make Whole Payment will be made on the applicable Conversion Payment Date. The Issuer may elect to pay the Make Whole Payment in Common Stock if certain conditions specified in the Indenture have been met.
          A Purchaser Party will not be entitled to receive Additional Shares or the Make Whole Payment upon a Fundamental Change of Control, notwithstanding any conversion of such Purchaser Party’s Notes, if such Fundamental Change of Control (i) is a merger, consolidation or sale with or into such Purchaser Party, or any member of any “group” of which such Purchaser Party is a member or any of their respective Affiliates; (ii) is a transaction specified in clause (ii) of the definition of “Fundamental Change of Control” if such Purchaser Party or any of its Affiliates is a “person” or a member of a “group” for purposes of such definition or (iii) if the nominees of any such Purchaser Party, or any member of any “group” of which such Purchaser Party is a member or any of their respective Affiliates constitutes one or more of new members of the Board of Directors effecting such Fundamental Change of Control. For purposes of this paragraph, “group” has the meaning it has in Sections 13(d) and 14(d) of the Exchange Act and “person” is used with the same meaning as that used within Rule 13d-3 under the Exchange Act, in each case whether or not applicable.
          The Issuer will notify Holders, the Trustee and the Conversion Agent of the anticipated Effective Date of any Fundamental Change of Control on or prior to the later of (i) 10 calendar days prior to such Effective Date and (ii) 10 calendar days following the date on which the Issuer becomes aware (or should have become aware) of such anticipated Effective Date. The Issuer will publicly announce such information through a reputable national newswire in the United States, file such press release with the SEC on Form 8-K and shall make such information available on the Issuer’s website.

Conversion Event; Termination of Conversion Rights
          If the Last Reported Sale Price of the Common Stock for at least 20 Trading Days in a period of 30 consecutive Trading Days equals or exceeds 150% of the Conversion Price (a “Conversion Event”), the Issuer may deliver a notice (the “Conversion Event Notice”) with respect to such Conversion Event at any time within 20 Business Days of such Conversion Event. Simultaneously with providing the Conversion Event Notice, the Issuer will publicly announce the relevant information through a reputable national newswire in the United States, file such press release with the SEC on Form 8-K and make such information available on the Issuer’s website.
          Except as set forth by a Holder in an Election Notice (as defined below), a Holder’s right to convert Notes shall automatically terminate, with no further action of the Issuer or any Holder, immediately prior to the Open of Business on the date that is 46 days following the date of the Conversion Event Notice (the “Conversion Termination Date”). A Holder may convert its Notes at any time in connection with a Conversion Event during the 45-day period from the date of the Conversion Event Notice to the Close of Business on the Business Day immediately preceding the Conversion Termination Date. A conversion of Notes will be deemed for these purposes to be in connection with a Conversion Event if notice of conversion is received by the Conversion Agent during the period from the date of the Conversion Event Notice to the Close of Business on the Business Day immediately preceding the Conversion Termination Date.
          Any Notes not converted prior to the Conversion Termination Date as a result of the Conversion Cap will be, at such Holder’s election, upon written notice to the Issuer delivered by such Holder (an “Election Notice”), converted into shares of Common Stock of the Issuer on a date (or dates) prior to the date that is 180 days following the Conversion Termination Date (such date or dates as specified in the Election Notice, the “Cap Conversion Dates”).
          The Conversion Event Notice delivered by the Issuer will state the amount of the Cash Conversion Amount and whether the payment of the Cash Conversion Amount shall be made in cash, shares of Common Stock or a combination of cash and shares of Common Stock and the method of calculating the Cash Conversion Amount payment.
          In addition to any other information provided by the Issuer, a Conversion Event Notice will:
          (i) state the events constituting the Conversion Event and the Conversion Rate then applicable to the Notes;
          (ii) state that the right to convert Notes will terminate immediately prior to the Open of Business on the date that is 46 days following the date of Conversion Event Notice;
          (iii) state that holders may convert Notes up to the Conversion Cap at any time prior to the Close of Business on the Business Day immediately preceding the Conversion Termination Date;
          (iv) state that any Holders who cannot convert the full amount of their Notes prior to the Conversion Termination Date due to the Conversion Cap may send an Election Notice to the Issuer and may elect to convert such Notes on any date or dates prior to the date that is 180 days following the Conversion Termination Date.
          (v) state that except for Notes specified for conversion pursuant to an Election Notice, any Notes not otherwise converted prior to the Conversion Termination Date may be redeemed at the option of the Issuer at any time in accordance with “—Redemption” and will also state the Redemption Price therefor;
          (vi) state that interest will cease to accrue on all Notes as of the Conversion Termination Date;
          (vii) state that certain covenants (to be specified in such Conversion Event Notice) contained in the Indenture will cease to have any further force or effect as of the Conversion Termination Date and will state such other provisions of the Indenture that shall no longer apply; and
          (viii) state the amount of the Cash Conversion Amount, if any, payable on all Notes as a result of the Conversion Event and the dates which such Cash Conversion Amount may be paid.
          If a Conversion Event occurs on or prior to August 31, 2012, in addition to shares of Common Stock issuable upon conversion of the Notes prior to the Conversion Termination Date, or amounts received upon redemption of the Notes or upon maturity thereof, the Issuer will be required to make an additional payment in cash (the “Cash Conversion Amount”) in respect of the Notes. The Cash Conversion Amount will be equal to the lesser of: (i) the aggregate amount of interest payable from (and including) the Conversion Termination Date to and including August 31, 2012 and (ii) an aggregate amount equal to 15 months of interest on the Notes (in each case including any accrued and unpaid interest on the Notes from the Issue Date to and including the Conversion Termination Date (or applicable Conversion Date, if earlier).

          Notwithstanding the above, the Issuer may elect to pay the Cash Conversion Amount by delivery of shares of its Common Stock if and only if certain conditions specified in the Indenture are satisfied.
          On and after the Conversion Termination Date, interest shall cease to accrue on the Notes. In addition, after the Conversion Termination Date, certain provisions of the Indenture will cease to have any further force and effect with respect to any Notes not converted in connection with a Conversion Event (whether prior to the Conversion Termination Date or pursuant to an Election Notice) (the “Remaining Notes”), including those described under: (i) “—Purchase at the Option of Holders Upon a Fundamental Change of Control;” (ii) “—Conversion” (other than certain provisions, including “—Conversion Cap”); (iii) “—Certain Covenants” (other than the “Consolidated Secured Debt Ratio” covenant); and (iv) “—Events of Default” (other than clauses (i), (ii), (vi), (xi) and (xii) in the first paragraph thereof).
          The Issuer will pay the Cash Conversion Amount as follows (each, a “Cash Conversion Payment Date”): (i) on the Conversion Termination Date for all Notes converted during the period from the date of the Conversion Event Notice to the Close of Business on the Business Day immediately preceding the Conversion Termination Date; (ii) on the date or dates specified for conversion in an Election Notice; and (iii) on the date of redemption or at maturity, as applicable for any Remaining Notes.
Conversion Cap
          Notwithstanding anything to the contrary, (a) a Person or any Affiliate thereof holding the Notes will not be entitled to convert any Notes (and the Issuer will not so convert any Notes), (b) the Issuer will not be entitled to settle any cash payments owing to any Person of Notes in shares of its Common Stock and (iii) shares of any acquiror (or successor) will not be issued upon conversion pursuant to the adjustment mechanisms contained in “—Effect of Reclassification, Consolidation, Merger or Sale” in connection with a transaction governed by “—Effect of Reclassification, Consolidation, Merger or Sale” or upon a Fundamental Change of Control to the extent, and only to the extent, such conversion, share settlement or issuance would cause such Person, together with its Affiliates, to become a beneficial owner (as determined pursuant to Section 13 of the Exchange Act and Rules 13d-3 and 13d-5 thereunder) of more than 9.9% of the issued and outstanding shares of Common Stock (or such equivalent shares of an acquiror or successor) (the “Conversion Cap”). The Issuer will, within three Business Days of delivery by a Holder of a Conversion Notice, notify such Holder in writing of (i) the number of shares of Common Stock that would be issuable to such Holder if such conversion requested in such Conversion Notice were effected in full and (ii) the number of issued and outstanding shares of Common Stock of the Issuer as of the most recent date such information is available to the Issuer. Whereupon, within three Business Days of such notice, the Issuer will issue to such Holder the number of shares of Common Stock issuable upon conversion up to the Conversion Cap. In connection with this paragraph, such Holder must furnish to the Issuer any information reasonably requested by the Issuer in connection with the Conversion Cap amount calculations. Notwithstanding anything to the contrary, to the extent any such issuance would cause a Holder or an Affiliate thereof to be a “beneficial owner” of more than 9.9% of the issued and outstanding shares of Common Stock (or successor shares), such conversion, share settlement or issuance upon conversion as the case may be will be void and of no effect. The limitations may not be waived at any time by any Holder. Any acquiror (or successor) or the Issuer will expressly assume the obligations of the Issuer in this paragraph with respect to the Notes in connection with any transaction governed by “—Effect of Reclassification, Consolidation, Merger or Sale” or otherwise in connection with a Fundamental Change of Control.
Purchase at the Option of Holders Upon a Fundamental Change of Control
          If a “Fundamental Change of Control” occurs, each Holder has the right to require the Issuer to purchase all of such Holder’s Notes, or any portion thereof in principal amount that is equal to $1,000 or an integral multiple thereof, on a date specified by the Issuer that is not less than 25 Business Days nor more than 30 Business Days after the Fundamental Change of Control, subject to extension to comply with applicable law (the “Fundamental Change of Control Purchase Date”), at a purchase price in cash equal to 100% of the principal amount thereof, together with accrued and unpaid interest thereon to, but excluding, the Fundamental Change of Control Purchase Date (the “Fundamental Change of Control Purchase Price”), subject to the satisfaction by the Holder of the requirements set forth below. If the Fundamental Change of Control Purchase Date occurs after a Record Date and on or prior to the Interest Payment Date to which it relates, the Issuer will pay accrued and unpaid interest to the Holder of record as of the corresponding Record Date and the Fundamental Change of Control Purchase Price payable to the Holder of such Note will be 100% of the principal amount of such Note.
          A “Fundamental Change of Control” will be deemed to occur at such time as:
     (i) The Issuer consolidates with or merges with or into another Person (other than any Subsidiary of the Issuer and its outstanding Voting Stock is reclassified into, converted for or converted into the right to receive any other property or security, or the Issuer sells, conveys, transfers or leases all or substantially all of its properties and assets to any Person (other than its Subsidiary); provided, that the foregoing shall not constitute a Fundamental Change of Control if (x) Persons that beneficially own the Issuer’s Voting Stock immediately prior to the transaction own, directly or indirectly, a majority of the Voting Stock of the surviving or transferee Person immediately after the transaction in substantially the same proportion as their ownership of the

Issuer’s Voting Stock immediately prior to the transaction or (y) such transaction is a consolidation, merger or sale, lease, conveyance or other disposition the purpose of which is to effect the Issuer’s redomiciling;
     (ii) Any “person” or “group”, other than the Issuer or any of its Subsidiaries or any employee benefit plan of the Issuer or such Subsidiary, is or becomes the “beneficial owner,” directly or indirectly, of more than 50% of the total voting power in the aggregate of all classes of the Issuer’s capital stock then outstanding and entitled to vote generally in elections of directors; or
     (iii) During any period of 12 consecutive months after the Issue Date, Persons who at the beginning of such 12 month period constituted the Issuer’s Board of Directors, together with any new Persons whose election was approved by a vote of a majority of the Persons then still comprising its Board of Directors who were either members of the Board of Directors at the beginning of such period or whose election, designation or nomination for election was previously so approved, cease for any reason to constitute a majority of the Issuer’s Board of Directors.
For purposes of this definition, (i) ”beneficial owner” is used as defined in Rules 13d-3 and 13d-5 under the Exchange Act, (ii) ”group” has the meaning it has in Sections 13(d) and 14(d) of the Exchange Act and (iii) ”person” is used with the same meaning as that used within Rule 13d-3 under the Exchange Act, in each case whether or not applicable.
A “Fundamental Change of Control” shall be deemed not to have occurred in the case of a merger or consolidation described in clause (i) of the definition of Fundamental Change of Control if (x) at least 90% of the consideration paid for the Issuer’s Common Stock (other than cash payments for fractional shares and cash payments pursuant to dissenter’s appraisal rights) in the merger or consolidation consists of common stock of a United States or non-United States company traded on a United States national securities exchange (or which will be so traded or quoted when issued or exchanged in connection with such transaction) and (y) the market capitalization of the acquiror in such merger or consolidation is at least equal to or greater than the market capitalization of the Issuer on the Trading Day immediately preceding the day on which such merger or consolidation is publicly announced.
          Within five (5) calendar days after the occurrence of a Fundamental Change of Control, the Issuer must deliver to all Holders of record of the Notes a notice (the “Fundamental Change of Control Issuer Notice”) with respect to such Fundamental Change of Control. Simultaneously with providing such Fundamental Change of Control Issuer Notice, the Issuer must publicly announce the relevant information through a reputable national newswire in the United States, file such press release with the SEC on Form 8-K and make such information available on the Issuer’s website.
          The Fundamental Change of Control Issuer Notice will:
     (i) state the Fundamental Change of Control Purchase Price including the amount of interest accrued and unpaid per $1,000 principal amount of Notes to, but excluding, the Fundamental Change of Control Purchase Date and the Fundamental Change of Control Purchase Date to which the Fundamental Change of Control Issuer Notice relates;
     (ii) state the event constituting the Fundamental Change of Control and the Effective Date of the Fundamental Change of Control;
     (iii) state whether the Fundamental Change of Control Purchase Price will be paid in cash;
     (iv) state that Holders must exercise their right to elect purchase prior to Close of Business on the Business Day immediately preceding the Fundamental Change of Control Purchase Date by sending a Fundamental Change of Control Purchase Notice to the Paying Agent;
     (v) state the name and address of the Paying Agent;
     (vi) state that Notes must be surrendered to the Paying Agent to collect the Fundamental Change of Control Purchase Price;
     (vii) state that a Holder may withdraw its Fundamental Change of Control Purchase Notice in whole or in part at any time prior to Close of Business on the Business Day immediately preceding the Fundamental Change of Control Purchase Date by delivering a valid written notice of withdrawal as described below;
     (viii) state that the Notes are then convertible, the Conversion Rate and any adjustments to the Conversion Rate resulting from the Fundamental Change of Control transaction and expected changes in cash, shares or other property deliverable upon conversion of the Notes as a result of the occurrence of the Fundamental Change of Control;

     (ix) state that if Notes are converted in connection with a Fundamental Change of Control (rather than repurchased) a Holder shall be entitled to receive Additional Shares and a Make Whole Payment;
     (x) state the number of Additional Shares and Make Whole Payment that would be payable as a result of such Fundamental Change of Control transaction, if any, if the Notes are converted in connection with such Fundamental Change of Control (rather than repurchased);
     (xi) state that for Notes to be converted in connection with a Fundamental Change of Control, Notes must be converted at any time on or after the Effective Date of the Fundamental Change of Control but prior to the Close of Business on the Fundamental Change of Control Purchase Date;
     (xii) state that Notes as to which a Fundamental Change of Control Purchase Notice has been given by a Holder may be converted and the Additional Shares and Make Whole Payment received only if a Fundamental Change of Control Purchase Notice is not given or is withdrawn in accordance with the terms of the Indenture; and
     (xiii) state the CUSIP number of the Notes.
          For Notes to be purchased at the option of the Holder, the Holder must deliver to the Paying Agent, at any time after the occurrence of the Fundamental Change of Control and prior to Close of Business, on the Business Day immediately preceding the Fundamental Change of Control Purchase Date, a duly completed notice (the “Fundamental Change of Control Purchase Notice”) in the form attached to the Indenture, which must specify:
     (1) if the Notes are Physical Notes, the certificate numbers of the Holder’s Notes to be delivered for purchase or if such Notes are not Physical Notes, the Holder’s notice must comply with the appropriate procedures of the Depositary and its direct and indirect participants;
     (2) the portion of the principal amount of the Holder’s Notes to be purchased, which must be $1,000 or an integral multiple thereof; and
     (3) that the Holder’s Notes are to be purchased by the Issuer pursuant to the applicable provisions of the Notes and the Indenture.
     (4) delivery or book-entry transfer of the Notes to the Trustee (or other Paying Agent appointed by the Issuer) at any time after delivery of the Fundamental Change of Control Purchase Notice (together with all necessary endorsements) at the applicable Corporate Trust Office of the Trustee (or other Paying Agent appointed by the Issuer), such delivery being a condition to receipt by the Holder of the Fundamental Change of Control Purchase Price therefor; provided, that such Fundamental Change of Control Purchase Price will be paid only if the Notes so delivered to the Trustee (or other Paying Agent appointed by the Issuer) conform in all respects to the description thereof in the related Fundamental Change of Control Purchase Notice and no written notice of withdrawal is received by the Paying Agent at any time prior to the Close of Business on the Business Day immediately preceding the Fundamental Change of Control Purchase Date.
          A Fundamental Change of Control Purchase Notice may be withdrawn (in whole or in part) by means of a written notice of withdrawal delivered to the Paying Agent at any time prior to Close of Business time on the Business Day immediately preceding the Fundamental Change of Control Purchase Date, specifying:
     (i) if the Notes are Physical Notes, the certificate numbers of the withdrawn Notes, or if such Notes are not Physical Notes, the notice must comply with appropriate procedures of the Depositary and its direct and indirect participants;
     (ii) the principal amount of the Notes with respect to which notice of withdrawal is being submitted, which must be $1,000 or integral multiples thereof; and
     (iii) the principal amount, if any, of such Notes which remains subject to the original Fundamental Change of Control Purchase Notice and which has been or will be delivered for purchase by the Issuer, which must be $1,000 or integral multiples thereof.
          The Issuer will, to the extent required, (i) comply with the provisions of Rule 13e-4 and Rule 14e-1 (or any successor provision) and any other tender offer rules under the Exchange Act that may be applicable at the time of the purchase of the Notes, (ii) file the related Schedule TO (or any successor schedule, form or report) under the Exchange Act and (iii) otherwise comply with all federal and state securities laws so as to permit the rights and obligations under “—Purchase at the Option of Holders Upon a Fundamental Change of Control” to be exercised in the time and in the manner specified above.

          Notwithstanding the foregoing, the Issuer will not be required to make an offer to purchase the Notes after the Maturity Date or after the Conversion Termination Date.
          Notwithstanding the foregoing, no Notes may be purchased by the Issuer at the option of the Holders if an Event of Default has occurred and is continuing other than an Event of Default that is cured by the payment of the Fundamental Change of Control Purchase Price on the Fundamental Change of Control Purchase Date.
          Any purchase by the Issuer will be consummated by the delivery to the Trustee of the consideration to be received by the Holder promptly following the later of the Fundamental Change of Control Purchase Date or the time of the book-entry transfer or delivery of the Notes.
          The definition of Fundamental Change of Control includes a phrase relating to the conveyance, transfer, sale or lease of “all or substantially all” of our assets. There is no precise, established definition of the phrase “substantially all” under applicable law. Accordingly, the ability of a Holder to require us to purchase its Notes as a result of the conveyance, transfer, sale or lease of less than all of our assets may be uncertain.
          If a Fundamental Change of Control were to occur, we may not have enough funds to pay the Fundamental Change of Control Purchase Price. Our ability to repurchase the Notes for cash may be limited by restrictions on our ability to obtain funds for such repurchase through dividends from our subsidiaries, the terms of our then-existing borrowing arrangements or otherwise. See “Risk Factors—Risks Related to the Notes and the Common Stock—We may not be able to repurchase Notes or pay in cash amounts contemplated under the Indenture upon the occurrence of certain events.” If we fail to purchase the Notes when required following a Fundamental Change of Control, we will be in default under the Indenture. In addition, we have, and may in the future incur, other indebtedness with similar change in control provisions permitting our holders to accelerate or to require us to purchase our indebtedness upon the occurrence of similar events or on some specific dates.
Certain Covenants
The Indenture contains, among others, the following covenants:
Limitations on Additional Indebtedness
          The Issuer will not, and will not permit any Restricted Subsidiary to, directly or indirectly, incur any Indebtedness.
          Notwithstanding the above, the Issuer and the Restricted Subsidiary shall be permitted to incur “Permitted Indebtedness.” Each of the following shall be permitted (the “Permitted Indebtedness”):
     (i) Indebtedness of the Issuer or any Guarantor under the ABL Facility in an aggregate principal amount at any time outstanding not to exceed $80.0 million (with letters of credit being deemed to have a principal amount equal to the maximum potential liability of the Issuer or such Guarantor) less, to the extent a permanent repayment and/or commitment reduction is required thereunder as a result of such application, the aggregate amount of Net Available Proceeds applied to repayments under the Credit Agreement in accordance with “—Limitations on Asset Sales;”
     (ii) The Notes issued on the Issue Date and the Note Guarantees in respect thereof;
     (iii) Indebtedness of the Issuer and the Restricted Subsidiaries to the extent outstanding on the Issue Date (other than Indebtedness referred to in clauses (i) and (ii) above, and immediately following the Issue Date after giving effect to the intended use of proceeds of the Notes);
     (iv) Indebtedness under Hedging Obligations (including Swap Obligations) of the Issuer or any Restricted Subsidiary in the ordinary course and not for the purpose of speculation;
     (v) Indebtedness of the Issuer owed to a Restricted Subsidiary and Indebtedness of any Restricted Subsidiary owed to the Issuer or any other Restricted Subsidiary; provided, however, (a) that upon any such Restricted Subsidiary ceasing to be a Restricted Subsidiary or such Indebtedness being owed to any Person other than the Issuer or a Restricted Subsidiary, the Issuer or such Restricted Subsidiary, as applicable, shall be deemed to have incurred Indebtedness not permitted by this clause (v); (b) any such Indebtedness made by a Note Party shall be evidenced by a promissory note pledged to the Noteholder Collateral

Agent for the ratable benefit of the Noteholder Secured Parties pursuant to the Collateral Agreement; and (c) any such Indebtedness made by Note Parties to Subsidiaries that are not Guarantors is either a Permitted Investment or permitted by “—Limitations on Restricted Payments;”
     (vi) Indebtedness in respect of bid, performance, surety bonds, statutory, appeal, export or import, indemnities, customs or revenue bonds or similar instruments in the ordinary course of business and workers’ compensation claims, self-insurance obligations and bankers acceptances issued for the account of the Issuer or any Restricted Subsidiary in the ordinary course of business, including guarantees or obligations of the Issuer or any Restricted Subsidiary with respect to letters of credit supporting such bid, performance, surety bonds and workers’ compensation claims, self-insurance obligations and bankers acceptances;
     (vii) Purchase Money Indebtedness incurred by the Issuer or any Restricted Subsidiary, and Refinancing Indebtedness thereof, in an aggregate amount not to exceed at any time outstanding the greater of $20.0 million and 12.5% of Consolidated Net Tangible Assets at the time of the incurrence;
     (viii) Indebtedness arising from (a) the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently (except in the case of daylight overdrafts) drawn against insufficient funds in the ordinary course of business; provided, however, that such Indebtedness is extinguished within five (5) Business Days of incurrence and (b) without duplication of clause (a), Banking Services Obligations;
     (ix) Indebtedness arising in connection with endorsement of instruments for deposit in the ordinary course of business;
     (x) Refinancing Indebtedness with respect to Indebtedness incurred pursuant to clause (ii), (iii), (xi) or (xii) of this covenant or this clause (x);
     (xi) (A) Acquired Indebtedness of the Issuer or any Restricted Subsidiary, and (B) Indebtedness incurred by the Issuer or any Restricted Subsidiary in contemplation of, or in connection with, or to provide all or any part of the funds or credit support utilized to consummate, the transaction or series of related transactions pursuant to which such Person became a Subsidiary of or was otherwise acquired by the Issuer or a Restricted Subsidiary or was merged with or into or consolidated with the Issuer or a Restricted Subsidiary of the Issuer; provided that such Indebtedness shall not exceed the greater of $15.0 million or 10% of the Consolidated Net Tangible Assets at the time of incurrence; and
     (xii) Acquired Indebtedness of the Issuer or any Restricted Subsidiary assumed or acquired in connection with a transaction governed by, and effected in accordance with, the first paragraph of “—Limitations on Mergers, Consolidations, Etc.” (except to the extent such Acquired Indebtedness was incurred in connection with or in contemplation of such acquisition);
     (xiii) Indemnification, adjustment of purchase price, earn-out or similar obligations, in each case, incurred or assumed in connection with the acquisition or disposition of any business or assets of the Issuer or any Restricted Subsidiary or Equity Interests of a Restricted Subsidiary, other than guarantees of Indebtedness incurred by any Person acquiring all or any portion of such business, assets or Capital Stock for the purpose of financing any such acquisition; provided, that the maximum aggregate liability in respect of all such obligations outstanding under this clause (xiii) shall at no time exceed (a) in the case of an acquisition, $5.0 million (provided that the amount of such liability shall be deemed to be the amount thereof, if any, reflected on the balance sheet of the Issuer or any Restricted Subsidiary (e.g., the amount of such liability shall be deemed to be zero if no amount is reflected on such balance sheet)) and (b) in the case of a disposition, the gross proceeds actually received by the Issuer and the Restricted Subsidiaries in connection with such disposition;
     (xiv) Any other Indebtedness of the Issuer or any Restricted Subsidiary if, after giving effect thereto, the Total Leverage Ratio does not exceed 5.00:1.00;
     (xv) Indebtedness of the Issuer or any Restricted Subsidiary incurred in the ordinary course of business under guarantees of Indebtedness of suppliers, licensees, franchisees or customers in an aggregate amount, together with the aggregate amount of Investments under clause (12) of the definition of “Permitted Investments,” not to exceed $5.0 million at any time outstanding;
     (xvi) The issuance by any of the Issuer’s Restricted Subsidiaries to the Issuer or to any of its Restricted Subsidiaries of shares of preferred stock; provided, however, that:
     (1) any subsequent issuance or transfer of Equity Interests that results in any such preferred stock being held by a Person other than the Issuer or a Restricted Subsidiary of the Issuer; and

     (2) any sale or other transfer of any such preferred stock to a Person that is not either the Issuer or a Restricted Subsidiary of the Issuer, will be deemed, in each case, to constitute an issuance of such preferred stock by such Restricted Subsidiary that was not permitted by this clause (xvi);
     (xvii) (A) The guarantee by the Issuer or any Restricted Subsidiary of the Issuer of Indebtedness of the Issuer or a Restricted Subsidiary of the Issuer, in each case, to the extent that the guaranteed Indebtedness was permitted to be incurred by another provision of this covenant and (B) guarantees by the Issuer or any Restricted Subsidiary of the Issuer provided to the Excluded Joint Venture to the extent permitted by clause (24) of the definition of “Permitted Investments”;
     (xviii) Contribution Indebtedness;
     (xix) The incurrence by the Issuer or any Restricted Subsidiary of Indebtedness consisting of obligations to pay insurance premiums in an amount not to exceed the annual premiums in respect of such insurance premiums at any one time outstanding;
     (xx) Indebtedness related to unfunded pension fund and other employee benefit plan obligations and liabilities to the extent they are permitted to remain unfunded under applicable law;
     (xxi) Indebtedness supported by one or more letters of credit issued under the ABL Facility in accordance with clause (i); provided that the amount of Indebtedness permitted to be incurred under this clause (xxi) supported by any such letter(s) of credit shall not exceed the amount of such letter(s) of credit;
     (xxii) Indebtedness issued by the Issuer or any Guarantor to current or former officers, directors and employees, their respective estates, spouses or former spouses to finance the purchase or redemption of Equity Interests of Company or any of its direct or indirect parent companies permitted by clause (iv) of the second paragraph of “—Limitations on Restricted Payments” not in excess of $2.0 million at any time outstanding;
     (xxiii) The incurrence by the Issuer or any Restricted Subsidiary of additional Indebtedness or the issuance by the Issuer of Disqualified Stock or the issuance by any Restricted Subsidiary of preferred stock in an aggregate principal amount (or accreted value, as applicable) or liquidation value at any time outstanding, including all Indebtedness incurred to renew, refund, refinance, replace, defease or discharge any Indebtedness or liquidation value incurred pursuant to this clause (xxii), not to exceed $5.0 million; and
     (xxiv) Indebtedness of the Issuer or any Restricted Subsidiaries in an amount not to exceed $1.5 million and incurred in connection with the sale of the Excluded Joint Venture; provided that any such Indebtedness shall be unsecured.
          For purposes of determining compliance with this covenant, in the event that an item of Indebtedness meets the criteria of more than one of the categories of Permitted Indebtedness described in clauses (i) through (xxiv) above, the Issuer shall classify and may reclassify, in its sole discretion, such item of Indebtedness and may divide, classify and reclassify such Indebtedness in more than one of the types of Indebtedness described, except that Indebtedness incurred under the Credit Agreement on the Issue Date by the Issuer or any Guarantor shall be deemed to have been incurred under clause (i) above. In addition, for purposes of determining any particular amount of Indebtedness under this covenant, guarantees, Liens or letter of credit obligations supporting Indebtedness otherwise included in the determination of such particular amount shall not be included so long as incurred by a Person that could have incurred such Indebtedness.
Limitations on Restricted Payments
          The Issuer will not, and will not permit any Restricted Subsidiary to, directly or indirectly, make any Restricted Payment if at the time of such Restricted Payment:
          (i) A Default shall have occurred and be continuing or shall occur as a consequence thereof; or
          (ii) The amount of such Restricted Payment, when added to the aggregate amount of all other Restricted Payments made after the Issue Date (other than Restricted Payments made pursuant to clause (ii), (iii), (iv), (v), (vi), (viii), (ix) or (x) of the next paragraph), exceeds the sum (the “Restricted Payments Basket”) of (without duplication):
     (1) 50% of Consolidated Net Income for the period (taken as one accounting period) from the beginning of the first fiscal quarter commencing after the Issue Date to the end of the Issuer’s most recently ended fiscal quarter for which consolidated financial statements are available (or, if such Consolidated Net Income shall be a deficit, minus 100% of such aggregate deficit), plus

     (2) Subject to clause (ii) of the next paragraph, 100% of the aggregate net cash proceeds received by the Issuer and 100% of the Fair Market Value at the time of receipt of assets other than cash, if any, received by the Issuer, either (x) as contributions to the common equity of the Issuer after the Issue Date or (y) from the issuance and sale of Qualified Equity Interests after the Issue Date, other than (a) any such proceeds or assets received from a Subsidiary of the Issuer; (b) Excluded Contributions; or (c) Designated Preferred Stock, plus
     (3) The aggregate amount by which Indebtedness (other than any Subordinated Indebtedness) incurred by the Issuer or any Restricted Subsidiary subsequent to the Issue Date is reduced on the Issuer’s balance sheet upon the conversion or exchange (other than by a Subsidiary of the Issuer) into Qualified Equity Interests (less the amount of any cash, or the fair value of assets, distributed by the Issuer or any Restricted Subsidiary upon such conversion or exchange (other than payments of interest with respect thereto), plus
     (4) In the case of the disposition or repayment of or return on any Investment that was treated as a Restricted Payment made after the Issue Date, an amount (to the extent not included in the computation of Consolidated Net Income) equal to the lesser of (i) 100% of the aggregate amount received by the Issuer or any Restricted Subsidiary in cash or other property (valued at the Fair Market Value thereof) as the return of capital with respect to such Investment and (ii) the amount of such Investment that was treated as a Restricted Payment, plus
     (5) Upon a Redesignation of an Unrestricted Subsidiary as a Restricted Subsidiary, the lesser of (i) the Fair Market Value of the Issuer’s proportionate interest in such Subsidiary immediately following such Redesignation, and (ii) the aggregate amount of the Issuer’s Investments in such Subsidiary to the extent such Investments reduced the Restricted Payments Basket and were not previously repaid or otherwise reduced.
          The foregoing will not prohibit:
     (i) The payment by the Issuer or any Restricted Subsidiary of any dividend or the consummation of any redemption within 60 days after the date of declaration of the dividend or giving or any redemption notice, if on the date of declaration or notice, the payment or redemption would have complied with the provisions of the Indenture;
     (ii) The making of any Restricted Payment in exchange for, or out of or with the net cash proceeds of the substantially concurrent issuance and sale (other than to a Subsidiary of the Issuer) of, Qualified Equity Interests of the Issuer or from the substantially concurrent contribution of common equity capital to the Issuer; provided, that net cash proceeds from the issuance and sale of Qualified Equity Interests or from contributions to equity capital of the Issuer under this clause (ii) shall not be included for purpose of calculating amounts under clause (ii)(2) of the preceding paragraph;
     (iii) The redemption of Subordinated Indebtedness of the Issuer or any Restricted Subsidiary (a) in exchange for, or out of the proceeds of the substantially concurrent issuance and sale of, Qualified Equity Interests, (b) in exchange for, or out of the proceeds of the substantially concurrent incurrence of, Refinancing Indebtedness permitted to be incurred under “—Limitations on Additional Indebtedness” and the other terms of the Indenture;
     (iv) Payments by the Issuer to redeem Equity Interests of the Issuer held by officers, directors or employees or former officers, directors or employees (or their transferees, estates or beneficiaries under their estates), upon their death, disability, retirement, severance or termination of employment or service; provided, that the aggregate cash consideration paid for all such redemptions shall not exceed the sum of (A) $2.0 million during any calendar year (with unused amounts being available to be used in the following calendar year, but not in any succeeding calendar year) plus (B) the amount of any net cash proceeds received by or contributed to the Issuer from the issuance and sale after the Issue Date of Qualified Equity Interests of the Issuer to its officers, directors or employees that have not been applied to the payment of Restricted Payments pursuant to this clause (iv), plus (C) the net cash proceeds of any “key-man” life insurance policies that have not been applied to the payment of Restricted Payments pursuant to this clause (iv);
     (v) Payments of cash, dividends, distributions, advances or other Restricted Payments by the Issuer or any Restricted Subsidiary to allow the payment of cash in lieu of the issuance of fractional shares or upon the purchase, redemption or acquisition of fractional shares, including in connection with (i) the exercise of options or warrants, (ii) the conversion or exchange of Equity Interests, (iii) stock dividends, splits or combinations or business combinations, or (iv) the conversion of the Notes or any payment made with respect thereto;
     (vi) Repurchases of Equity Interests (i) deemed to occur upon the exercise of stock options or other similar stock-based awards under equity plans of the Issuer or any of the Issuer’s Restricted Subsidiaries, warrants or other Equity Interests to the extent such Equity Interests represent a portion of the exercise price of those stock options, other similar stock-based awards under equity plans of the Issuer or any Restricted Subsidiary, warrants or other Equity Interests or (ii) in connection with a gross up for tax withholding related to such Equity Interests;
     (vii) Additional Restricted Payments of $5.0 million;
     (viii) Restricted Payments that are made with Excluded Contributions;
     (ix) The redemption of Indebtedness that is contractually subordinated to the Notes pursuant to provisions similar to those described in “—Purchase at the Option of Holders Upon a Fundamental Change of Control” or “—Limitations on Asset Sales;”; provided that, prior to such redemption, the Issuer (or a third party to the extent permitted by the Indenture) has made a Change of Control Offer or Asset Sale Offer, as the case may be, with respect to the Notes as a result of such Fundamental Change of Control or Asset Sale, as the case may be, and has repurchased all Notes validly tendered and not withdrawn in connection with such Fundamental Change of Control Offer or Asset Sale Offer, as the case may be;
     (x) The distribution, as a dividend or otherwise, of shares of Capital Stock of, or Indebtedness owed to the Issuer or a Restricted Subsidiary of the Issuer by, Unrestricted Subsidiaries;
     (xi) Any Restricted Payment made in connection with the Transactions;
     (xii) Payments and distributions to dissenting stockholders pursuant to applicable law, pursuant to or in connection with a consolidation, merger or transfer of all or substantially all of the assets of the Issuer and its Restricted Subsidiaries taken as a whole that complies with the terms of the Indenture, including “—Limitations on Mergers, Consolidations, Etc.”; or
     (xiii) Repurchases of the Notes;
provided, that (a) in the case of any Restricted Payment pursuant to clause (iii)(c) above, no Default shall have occurred and be continuing or occur as a consequence thereof and (b) no issuance and sale of Qualified Equity Interests pursuant to clause (ii), (iii) or (iv)(B) above shall increase the Restricted Payments Basket.
          For purposes of determining compliance with this covenant, in the event that a Restricted Payment meets the criteria of more than one of the categories of Restricted Payments described in clauses (i) through (xiii) of the second paragraph of this covenant, or is entitled to be incurred pursuant to the first paragraph of this covenant, the Issuer will be entitled to classify such Restricted Payment (or portion thereof) on the date of its payment or later reclassify such Restricted Payment (or portion thereof) in any manner that complies with this covenant.
Limitations on Liens
          The Issuer will not, and will not permit any Restricted Subsidiary to, directly or indirectly, create, incur, assume or permit or suffer to exist any Lien of any nature whatsoever against any assets of the Issuer or any Restricted Subsidiary (including Equity Interests of a Restricted Subsidiary but excluding Equity Interests or assets of the Excluded Joint Venture), whether owned at the Issue Date or thereafter acquired, or any proceeds therefrom, or assign or otherwise convey any right to receive income or profits therefrom securing any Indebtedness (other than Permitted Liens).
Limitations on Asset Sales
          The Issuer will not, and will not permit any Restricted Subsidiary to, directly or indirectly, consummate any Asset Sale unless:
     (i) The Issuer or such Restricted Subsidiary receives consideration at the time of such Asset Sale at least equal to the Fair Market Value of the assets included in such Asset Sale;
     (ii) Either at least 75% of the total consideration received in such Asset Sale consists of cash or Cash Equivalents; and
     (iii) With respect to any Asset Sale of any Notes Collateral, the Net Available Proceeds from such Asset Sale are paid directly by the purchaser thereof to an Asset Sale Proceeds Account over which the Noteholder Collateral Agent has a fully perfected first-priority lien (subject to Permitted Liens) pursuant to arrangements reasonably satisfactory to the Noteholder Collateral Agent for application in accordance with this covenant.
          For purposes of clause (ii) above, the following shall be deemed to be cash:

     (i) The amount (without duplication) of any Indebtedness (other than Subordinated Indebtedness) of the Issuer or such Restricted Subsidiary that is expressly assumed by the transferee in such Asset Sale and with respect to which the Issuer or such Restricted Subsidiary, as the case may be, is unconditionally released by the holder of such Indebtedness,
     (ii) The amount of any obligations received from such transferee that are within 90 days converted by the Issuer or such Restricted Subsidiary to cash (to the extent of the cash actually so received), and
     (iii) The Fair Market Value of (i) any assets (other than securities) received by the Issuer or any Restricted Subsidiary to be used by it in the Permitted Business, (ii) Equity Interests in a Person that is a Restricted Subsidiary or in a Person engaged in a Permitted Business that shall become a Restricted Subsidiary immediately upon the acquisition of such Person by the Issuer or (iii) a combination of (i) and (ii).
          If at any time any non-cash consideration received by the Issuer or any Restricted Subsidiary, as the case may be, pursuant to clause (ii) of the preceding paragraph in connection with any Asset Sale is repaid or converted into or sold or otherwise disposed of for cash (other than interest received with respect to any such non-cash consideration), then the date of such repayment, conversion or disposition shall be deemed to constitute the date of an Asset Sale hereunder and the Net Available Proceeds thereof shall be applied in accordance with this covenant.
          If the Issuer or any Restricted Subsidiary engages in an Asset Sale, the Issuer or such Restricted Subsidiary shall, by no later than 12 months following the later of the consummation thereof and the Issuer’s or Restricted Subsidiary’s receipt of the Net Available Proceeds, have applied all or any of the Net Available Proceeds therefrom to:
     (i) If such Net Available Proceeds are proceeds of an Asset Sale of any asset that constitutes Collateral, prepay permanently or repay permanently any Indebtedness secured by such Collateral Security Documents; provided, that if such Net Available Proceeds are proceeds of an Asset Sale of ABL Collateral, such Net Available Proceeds shall be applied as required under the ABL Facility;
     (ii) If such Net Available Proceeds are proceeds of any Asset Sale (other than an Asset Sale of Collateral), to permanently reduce any Other Pari Passu Indebtedness; provided, however, that if any Pari Passu Indebtedness is so reduced, the Issuer will equally and ratably reduce Indebtedness under the Notes by making an offer to all holders of Notes to purchase at a purchase price equal to 100% of the principal amount thereof, plus accrued and unpaid interest, if any, the pro rata principal amount of the Notes; or
     (iii) (A) invest in the purchase of assets (other than securities) to be used by the Issuer or any Restricted Subsidiary in, or make capital expenditure with respect to, the Permitted Business, (B) acquire Equity Interests in a Person that is a Guarantor or in a Person engaged in a Permitted Business that shall become a Guarantor immediately upon the consummation of such acquisition or (C) a combination of (A) and (B). The Issuer will be deemed to have complied with the provisions set forth in this paragraph if (i) within 365 days after the Asset Sale that generated the Net Available Proceeds, the Issuer (or the applicable Restricted Subsidiary) has entered into and not abandoned or rejected a binding agreement to acquire all or substantially all of the assets of, or any Equity Interests of another Permitted Business or to make a capital expenditure or acquire other assets that are used or useful in a Permitted Business or to make a capital expenditure or acquire other assets that are used or useful in a Permitted Business and that acquisition or capital expenditure is thereafter completed within 180 days after the end of such 365-day period or (ii) in the event such binding agreement described in the preceding clause (i) is canceled or terminated for any reason before such Net Available Proceeds are applied, the Issuer (or the applicable Restricted Subsidiary) enters into another such binding commitment within 180 days of such cancellation or termination of the prior binding commitment; provided that if any second binding commitment is later canceled or terminated for any reason or not entered into before such Net Available Proceeds are applied within 180 days of such second binding commitment, then such Net Available Proceeds shall constitute Excess Proceeds (as defined below). In addition, during the period following the entering into of a binding agreement with respect to an Asset Sale and prior to the consummation thereof (which period cannot exceed 365 days), cash (whether or not actual Net Available Proceeds of such Asset Sale) used for the purposes described in subclause (A), (B) and (C) of this clause (iii) that are designated as uses in accordance with this clause (iii), and not previously or subsequently so designated in respect of any other Asset Sale, shall be deemed to be Net Available Proceeds applied in accordance with this clause (iii).
     The amount of Net Available Proceeds not applied or invested as provided in this paragraph will constitute “Excess Proceeds.”
          When the aggregate amount of Excess Proceeds equals or exceeds $15.0 million, the Issuer will be required to make an offer to purchase from all Holders and, if applicable, make an offer to purchase or redeem any Other Pari Passu Lien Obligations of the Issuer the provisions of which require the Issuer to do so with the proceeds from any Asset Sales, in an aggregate principal amount of Notes and such Other Pari Passu Lien Obligations equal to the amount of such Excess Proceeds as follows:

     (i) The Issuer will (a) make an offer to purchase (a “Net Proceeds Offer”) to all Holders in accordance with the procedures set forth in the Indenture, and (b) make an offer to purchase or redeem any such Other Pari Passu Lien Obligations (and permanently reduce the related loan commitment (if any) in an amount equal to the principal amount so redeemed), pro rata in proportion to the respective principal amounts of the Notes and such other Indebtedness required to be redeemed or purchased, the maximum principal amount of Notes and Other Pari Passu Lien Obligations that may be purchased or redeemed out of the amount (the “Payment Amount”) of such Excess Proceeds;
     (ii) The offer price for the Notes will be payable in cash in an amount equal to 100% of the principal amount of the Notes tendered pursuant to a Net Proceeds Offer, plus accrued and unpaid interest thereon, if any, to the date such Net Proceeds Offer is consummated (the “Offered Price”), in accordance with the procedures set forth in the Indenture and the redemption price for such Other Pari Passu Lien Obligations (the “Pari Passu Indebtedness Price”) shall be as set forth in the related documentation governing such Indebtedness;
     (iii) If the aggregate Offered Price of Notes validly tendered and not withdrawn by Holders thereof exceeds the pro rata portion of the Payment Amount allocable to the Notes, Notes to be purchased will be selected on a pro rata basis; and
     (iv) Upon completion of such Net Proceeds Offer in accordance with the foregoing provisions, the amount of Excess Proceeds with respect to which such Net Proceeds Offer was made shall be deemed to be zero, if applicable, and released from the Asset Sale Proceeds Account.
          To the extent that the sum of the aggregate Offered Price of Notes tendered pursuant to a Net Proceeds Offer and the aggregate Pari Passu Indebtedness Price paid to the holders of such Other Pari Passu Lien Obligations is less than the Payment Amount relating thereto (such difference constituting a “Net Proceeds Surplus”), the Issuer may use the Net Proceeds Surplus, or a portion thereof, for general corporate purposes, subject to the provisions of the Indenture.
          Upon the commencement of a Net Proceeds Offer, the Issuer shall send, by first class mail, a notice to the Trustee and to each Holder at is registered address. The notice shall contain all instructions and materials necessary to enable such Holder to tender Notes pursuant to the Net Proceeds Offer. Any Net Proceeds Offer shall be made to all Holders. The notice, which shall govern the terms of the Net Proceeds Offer, shall state:
     (i) That the Net Proceeds Offer is being made pursuant to this covenant;
     (ii) The Payment Amount, the Offered Price, and the date on which Notes tendered and accepted for payment shall be purchased, which date shall be at least 30 days and not later than 60 days from the date such notices is mailed (the “Net Proceeds Payment Date”);
     (iii) That any Notes not tendered or accepted for payment shall continue to accrue interest;
     (iv) That, unless the Issuer defaults in making such payment, any Notes accepted for payment pursuant to the Net Proceeds Offer shall cease to accrue interest on and after the Net Proceeds Payment Date;
     (v) That Holders electing to have any Notes purchased pursuant to any Net Proceeds Offer shall be required to surrender the Notes, with the form entitled “Option of Holder to Elect Purchase” on the reverse of the Note completed, or transfer by book-entry transfer, to the Issuer, a Depositary, if appointed by the Issuer, or the Paying Agent at the address specified in the notice at least three days before the Net Proceeds Payment Date;
     (vi) That Holders shall be entitled to withdraw their election if the Issuer, the Depositary or the Paying Agent, as the case may be, receives, not later than the Net Proceeds Payment Date, a notice setting forth the name of the Holder, the principal amount of the Note the Holder delivered for purchase and a statement that such Holder is withdrawing his election to have such Note purchased;
     (vii) That if the aggregate principal amount of Notes surrendered by Holders exceeds the Payment Amount, the Issuer shall select the Notes to be purchased on a pro rata basis (with such adjustments as may be deemed appropriate by the Issuer so that only Notes in denominations of $1,000, or integral multiples thereof, shall be purchased); and
     (viii) That Holders whose Notes were purchased only in part shall be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered (or transferred by book-entry).
          On the Net Proceeds Payment Date, the Issuer shall, to the extent lawful: (1) accept for payment all Notes or portions thereof properly tendered pursuant to the Net Proceeds Offer, subject to pro ration if the aggregate Notes tendered exceed the Payment

Amount allocable to the Notes; (2) deposit with the Paying Agent U.S. Legal Tender equal to the lesser of the Payment Amount allocable to the Notes and the amount sufficient to pay the Offered Price in respect of all Notes or portions thereof so tendered; and (3) deliver or cause to be delivered to the Trustee the Notes so accepted together with an Officers’ Certificate stating the aggregate principal amount of Notes or portions thereof being repurchased by the Issuer. The Issuer shall publicly announce the results of the Net Proceeds Offer on the Net Proceeds Payment Date.
          The Paying Agent shall promptly mail to each Holder of Notes so tendered the Offered Price for such Notes, and the Trustee shall promptly authenticate pursuant to an Authentication Order and mail (or cause to be transferred by book-entry) to each Holder a new Note equal in principal amount to any unrepurchased portion of the Notes surrendered, if any; provided, that each such new Note shall be in principal amount of $1,000 or an integral multiple thereof. However, if the Net Proceeds Payment Date is on or after an interest Record Date and on or before the related Interest Payment Date, any accrued and unpaid interest shall be paid to the Person in whose name a Note is registered at the Close of Business on such Record Date, and no Additional Interest shall be payable to Holders who tender Notes pursuant to the Net Proceeds Offer.
          The Issuer will comply with applicable tender offer rules, including the requirements of Rule 14e-1 under the Exchange Act and any other applicable laws and regulations in connection with the purchase of Notes pursuant to a Net Proceeds Offer. To the extent that the provisions of any securities laws or regulations conflict with the provisions of this covenant, the Issuer shall comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under this covenant by virtue of this compliance.
Limitations on Transactions with Affiliates
          The Issuer will not, and will not permit any Restricted Subsidiary to, directly or indirectly, in one transaction or a series of related transactions, sell, lease, transfer or otherwise dispose of any of its assets to, or purchase any assets from, or enter into any contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate (an “Affiliate Transaction”), unless:
     (i) Such Affiliate Transaction is on terms that are no less favorable to the Issuer or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction at such time on an arm’s-length basis by the Issuer or that Restricted Subsidiary from a Person that is not an Affiliate of the Issuer or that Restricted Subsidiary; and
     (ii) The Issuer delivers to the Trustee:
     (x) With respect to any Affiliate Transaction involving aggregate value in excess of $5.0 million, an Officers’ Certificate certifying that such Affiliate Transaction complies with clause (1) above and (x) a Secretary’s Certificate which sets forth and authenticates a resolution that has been adopted by a majority of the directors of the Issuer who are disinterested with respect to such Affiliate Transaction, approving such Affiliate Transaction or (y) if there are no such disinterested directors, a written opinion described in clause (y) below; and
     (y) With respect to any Affiliate Transaction involving aggregate value of $10.0 million or more, the certificates described in the preceding clause (x) and a written opinion as to the fairness of such Affiliate Transaction to the Issuer or such Restricted Subsidiary from a financial point of view issued by an Independent Financial Advisor to the Board of Directors of the Issuer.
          The foregoing restrictions will not apply to:
     (i) Transactions exclusively between or among (a) the Issuer and one or more Restricted Subsidiaries or (b) Restricted Subsidiaries;
     (ii) Reasonable director, officer and employee compensation (including bonuses) and other benefits (including retirement, health, stock option and other benefit plans), indemnification arrangements, compensation, employment and severance agreements, in each case approved by the Board of Directors;
     (iii) The entering into of a tax sharing agreement, or payments pursuant thereto, between the Issuer and/or one or more Subsidiaries, on the one hand, and any other Person with which the Issuer or such Subsidiaries are required or permitted to file a consolidated tax return or with which the Issuer or such Subsidiaries are part of a consolidated group for tax purposes, on the other hand, which payments by the Issuer and the Restricted Subsidiaries are not in excess of the tax liabilities that would have been payable by them on a stand-alone basis;

     (iv) Any Restricted Payments which are made in accordance with “—Limitations on Restricted Payments,” any Permitted Investment or any Permitted Lien;
     (v) Entering into an agreement that provides registration rights to the shareholders of the Issuer or amending any such agreement with shareholders of the Issuer and the performance of such agreements;
     (vi) Any transaction with a joint venture or similar entity which would constitute an Affiliate Transaction solely because the Issuer or a Restricted Subsidiary owns an equity interest in or otherwise controls such joint venture or similar entity; provided, that no Affiliate of the Issuer or any of its Subsidiaries other than the Issuer or a Restricted Subsidiary shall have a beneficial interest in such joint venture or similar entity;
     (vii) Any merger, consolidation or reorganization of the Issuer with an Affiliate, solely for the purposes of (a) reorganizing to facilitate an initial public offering of securities of the Issuer or any holding company of the Issuer, (b) forming a holding company or (c) reincorporating the Issuer in a new jurisdiction;
     (viii) (a) Any agreement in effect on the Issue Date and disclosed in the Offering Memorandum, as in effect on the Issue Date or as thereafter amended or replaced in any manner, that, taken as a whole, is not more adverse to the interests of the Holders in any material respect than such agreement as it was in effect on the Issue Date or (b) any transaction pursuant to any agreement referred to in the immediately preceding clause (a);
     (ix) Any contributions to the common equity capital of the Issuer;
     (x) Pledges of Equity Interests of Unrestricted Subsidiaries;
     (xi) The Transactions and/or the payment of any reasonable fees or expenses to the extent incurred as of the Issue Date in connection therewith if documented as of Issue Date;
     (xii) Transactions with an Affiliate where the only consideration paid is Qualified Equity Interests of the Issuer;
     (xiii) Payment of loans (or cancellation of loans) to employees or consultants in the ordinary course of business in aggregate amount not to exceed $2.0 million; or
     (xiv) Supply and purchase contracts with joint ventures entered into the ordinary course of business consistent with past practice.
Limitations on Dividend and Other Restrictions Affecting Restricted Subsidiaries
          The Issuer will not, and will not permit any Restricted Subsidiary to, directly or indirectly, create or otherwise cause or permit to exist or become effective any consensual encumbrance or consensual restriction on the ability of any Restricted Subsidiary to:
     (a) Pay dividends or make any other distributions on or in respect of its Equity Interests;
     (b) Make loans or advances or pay any Indebtedness or other obligation owed to the Issuer or any other Restricted Subsidiary; or
     (c) Transfer any of its assets to the Issuer or any other Restricted Subsidiary;
     except for:
     (i) Encumbrances or restrictions existing under or by reason of applicable law, regulation or order;
     (ii) Encumbrances or restrictions existing under, or otherwise required by or imposed pursuant to the terms of Note Documents;
     (iii) Non-assignment provisions of any contract or any lease entered into in the ordinary course of business;
     (iv) Encumbrances or restrictions existing under or required by or otherwise imposed pursuant to the terms of agreements existing on the date of the Indenture (including, without limitation, the Credit Agreement) as in effect on that date;

     (v) Restrictions relating to any Lien permitted under the Indenture imposed by the holder of, or otherwise required by or imposed pursuant to the terms of such Lien;
     (vi) Restrictions imposed under any agreement to sell assets permitted under the Indenture to any Person pending the closing of such sale;
     (vii) Any instrument governing Acquired Indebtedness, which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person or the properties or assets of the Person so acquired;
     (viii) Any other agreement governing Indebtedness entered into after the Issue Date that contains encumbrances and restrictions that are not materially more restrictive, taken as a whole, with respect to any Restricted Subsidiary than those in effect on the Issue Date with respect to that Restricted Subsidiary pursuant to agreements in effect on the Issue Date;
     (ix) Customary provisions in partnership agreements, limited liability company organizational governance documents, joint venture, asset sale and stock sale agreements and other similar agreements entered into in the ordinary course of business that restrict the transfer of ownership interests in such partnership, limited liability company, joint venture or similar Person;
     (x) Purchase Money Indebtedness incurred in compliance with “—Limitations on Additional Indebtedness” that impose restrictions of the nature described in clause (c) above on the assets acquired;
     (xi) Restrictions on cash or other deposits or net worth imposed by suppliers or landlords under contracts entered into in the ordinary course of business;
     (xii) Encumbrances or restrictions contained in security agreements or mortgages securing Indebtedness of a Restricted Subsidiary to the extent such encumbrances or restrictions restrict the transfer of assets subject to such security agreements or mortgages;
     (xiii) Encumbrances or restrictions contained in Indebtedness of Foreign Subsidiaries, or municipal loan or related agreements entered into in connection with the incurrence of industrial revenue bonds, permitted to be incurred under the Indenture; provided, that any such encumbrances or restrictions are ordinary and customary with respect to the type of Indebtedness being incurred under the relevant circumstances and do not, in the good faith judgment of the Board of Directors of the Issuer, materially impair the Issuer’s ability to make payment on the Notes when due; and
     (xiv) Any encumbrances or restrictions imposed by any amendments or refinancings of the contracts, instruments or obligations referred to in clauses (i) through (xiii) above; provided, that such amendments or refinancings are no more materially restrictive, taken as a whole, with respect to such encumbrances and restrictions than those prior to such amendment or refinancing.
Additional Note Guarantees
          The Issuer will cause each Subsidiary (including any newly formed or newly acquired Subsidiary or newly designated Restricted Subsidiary) (other than any designated Unrestricted Subsidiary, Foreign Subsidiary or the Excluded Joint Venture) to, within twenty (20) days of its acquisition, formation or designation to:
     (i) In case of a newly formed or newly acquired Subsidiary, be designated as a Restricted Subsidiary;
     (ii) Execute and deliver to the Trustee (a) a supplemental indenture pursuant to which such Restricted Subsidiary shall unconditionally guarantee all of the Issuer’s obligations under the Notes and the Indenture, (b) a notation of guarantee in respect of its Note Guarantee, in each case in form and substance reasonably satisfactory to the Trustee;
     (iii) Subject to the terms, conditions and provisions of “—Further Assurances” and the provisions in the Indenture relating to the Security Documents, pledge its assets and have its stock pledged as Collateral pursuant to the Security Documents and execute and deliver to the Trustee (a) a supplement to the Collateral Agreement, (b) a supplement to the Intercreditor Agreement and (c) other applicable Security Documents, in each case in form and substance reasonably satisfactory to the Trustee; and
     (iv) Deliver to the Trustee one or more opinions of counsel that such documents required under this covenant, (x) have been duly authorized, executed and delivered by such Restricted Subsidiary and (y) constitute a valid and legally binding obligation of such Restricted Subsidiary in accordance with their terms.

Thereafter, such Restricted Subsidiary shall be a Guarantor for all purposes of the Indenture.
          Each Guarantor will be automatically and unconditionally released and discharged from its obligations under its Note Guarantee and the Indenture under the circumstances set forth in “—General—Note Guarantees—Release of a Guarantor.”
Further Assurances
          To the extent required by applicable law or the Security Documents, or upon reasonable request of the Trustee, the Issuer will, and will cause each Guarantor to, at their sole expense, subject to the terms, conditions and provisions of the Intercreditor Agreement, and the Security Documents promptly: (1) execute, acknowledge and deliver such Security Documents, the Intercreditor Agreement, instruments, financing statements, certificates, notices and other documents, make such filings, recordations and take such other actions as may be reasonably required by applicable law or as may be reasonably necessary or advisable to create and perfect, protect, assure, transfer, confirm or enforce first priority and second priority (as applicable) Liens and security interests in respect of the Collateral (including, without limitation, the filing of financing statements under the Uniform Commercial Code, and customary short-form security agreements with respect to Intellectual Property with the U.S. Patent and Trademark Office and the U.S. Copyright Office and recording of Mortgages on each Material Real Property or other real property constituting Collateral); and (2) subject to the terms, conditions and provisions of the Intercreditor Agreement and the Security Documents, promptly deliver to the Noteholder Collateral Agent certificates, if any, representing the capital stock and membership interests of the Guarantors. In addition, from time to time, the Issuer will reasonably promptly secure the obligations under the Indenture, Security Documents and Intercreditor Agreement by pledging or creating, or causing to be pledged or created, perfected security interests with respect to the Collateral, in each case to the extent reasonably requested by the Trustee, and in accordance with the Security Documents (including the Intercreditor Agreement). Such security interests and Liens will be created under the Security Documents in form and substance reasonably satisfactory to the Trustee, and the Issuer will deliver or cause to be delivered to Trustee all such instruments and documents (including certificates, legal opinions, title insurance policies and lien searches) as the Trustee shall reasonably request to evidence compliance with this covenant. The Issuer agrees to provide promptly after reasonable request by the Trustee such evidence as to the perfection and priority status of each such security interest and Lien. In furtherance of the foregoing, the Issuer will give prompt notice to the Trustee of the acquisition by it or any of the Guarantors after the Issue Date of any new Material Real Property. With respect to any fee interest in any Material Real Property located in the United States (individually and collectively, the “Premises”) owned by the Issuer or a Guarantor on the Issue Date or acquired by the Issuer or a Guarantor after the Issue Date, the Issuer or Guarantor will, in case of properties existing on the Issue Date, within 75 days after the Issue Date and, in case of future acquired properties, within 75 days of such acquisition, as applicable, deliver to the Noteholder Collateral Agent the following documents and instruments with respect to any such acquired Material Real Property that does not constitute an Excluded Asset:
     (a) The Issuer will deliver to the Noteholder Collateral Agent, as mortgagee, fully executed counterparts of Mortgages duly executed by the Issuer or the applicable Guarantor, together with evidence of the completion (or reasonably satisfactory arrangements for the completion) of all recordings and filings of such Mortgages (and payment of any taxes or fees in connection therewith) as may be reasonably necessary to create a valid, perfected Lien against the properties purported to be covered thereby;
     (b) The Issuer will deliver to the Noteholder Collateral Agent, at the Issuer’s sole cost and expense, mortgagee’s title insurance policies in favor of the Noteholder Collateral Agent, as mortgagee for the ratable benefit of itself and the Holders of the Notes in an amount equal to 110% of the net book value of the applicable Material Real Property, and in the form necessary, with respect to the property purported to be covered by such Mortgage, to insure that that the interests created by the Mortgage constitute valid Liens thereon free and clear of all Liens other than Permitted Liens, and such policies will also include, to the extent available, such other advisable lenders’ endorsements and shall be accompanied by evidence of the payment in full of all premiums thereon; and
     (c) The Issuer will, or will cause the Guarantors to, deliver to the Noteholder Collateral Agent, at the Issuer’s sole cost and expense, with respect to each such Material Real Property, (i) corporate and local law Opinions of Counsel, as the Noteholder Collateral Agent or the Trustee shall reasonably request (which opinions shall confirm, among other things, the due authorization, execution and delivery and the enforceability of such Mortgages in accordance with their terms), (ii) ALTA surveys in form and substance reasonably acceptable to the title company to cause the title company to remove the standard survey exception and to issue a survey endorsement with respect to each of the title policies referenced in clause (b) above, and (iii) such affidavits that the title company shall reasonably request in connection with the issuance of the title policies referenced in clause (b) above.
Reports to Holders
          Whether or not required by the SEC, so long as any Notes are outstanding, the Issuer will furnish to the Holders of Notes, or file electronically with the SEC through the SEC’s Electronic Data Gathering, Analysis and Retrieval System (or any successor system), within the time periods that would be applicable to the Issuer if it were subject to Section 13(a) or 15(d) of the Exchange Act:

     (i) All quarterly and annual financial and other information that would be required to be contained in a filing with the SEC on Forms 10-Q and 10-K if the Issuer were required to file these Forms; and
     (ii) All current reports that would be required to be filed with the SEC on Form 8-K if the Issuer were required to file these reports.
          In addition, whether or not required by the SEC, the Issuer will file a copy of all of the information and reports referred to in clauses (i) and (ii) above with the SEC for public availability within the time periods specified in the SEC’s rules and regulations (unless the SEC will not accept the filing) and make the information available to securities analysts and prospective investors upon request.
          Notwithstanding anything to the contrary, the Issuer will be deemed to have complied with its obligations in the preceding two paragraphs following the filing of the Shelf Registration Statement and prior to the effectiveness thereof if the Shelf Registration Statement includes the information specified in clause (i) above at the times it would otherwise be required to file such Forms. If any direct or indirect parent of the Issuer has complied with the reporting requirements of Section 13 or 15(d) of the Exchange Act, if applicable, and has furnished the Holders of Notes, or filed electronically with the SEC’s Electronic Data Gathering, Analysis and Retrieval System (or any successor system), the reports described herein with respect to such parent (including any financial information required by Regulation S-X relating to the Issuer and the Guarantors), the Issuer shall be deemed to be in compliance with the provisions of this covenant.
          The Issuer and the Guarantors have agreed that, for so long as any Notes remain outstanding, the Issuer will furnish to the Holders and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act. Until the filing of the Shelf Registration Statement, nothing shall be construed to require the Issuer to include in any such reports any information specified in Rule 3-10 or 3-16 of Regulation S-X.
Limitations on Designation of Unrestricted Subsidiaries
          The Issuer may designate any Subsidiary (including any newly formed or newly acquired Subsidiary) of the Issuer as an “Unrestricted Subsidiary” under the Indenture (a “Designation”) only if:
     (i) No Default shall have occurred and be continuing at the time of or after giving effect to such Designation; and
     (ii) Either (A) the Subsidiary to be so Designated has total assets of $1,000 or less; or (B) the Issuer would be permitted to make, at the time of such Designation, (x) a Permitted Investment or (y) an Investment pursuant to the first paragraph of “—Limitations on Restricted Payments,” in either case, in an amount (the “Designation Amount”) equal to the Fair Market Value of the Issuer’s proportionate interest in such Subsidiary on such date.
          No Subsidiary may be Designated as an “Unrestricted Subsidiary” if such Subsidiary or any of its Subsidiaries owns (i) (A) any Equity Interests (other than Qualified Equity Interests) of the Issuer or (B) any Equity Interests of any Restricted Subsidiary that is not a Subsidiary of the Subsidiary to be so Designated or (ii) is a Person with respect to which neither the Issuer nor any Restricted Subsidiary has any direct or indirect obligations (A) to subscribe for additional Equity Interests or (B) to maintain or preserve the Person’s financial condition or cause the Person to achieve any specified levels of operating results, unless such obligation is a Permitted Investment or is otherwise permitted under “—Limitations on Restricted Payments.”
          If, at any time, any Unrestricted Subsidiary fails to meet the requirements of the two preceding paragraphs as an Unrestricted Subsidiary, it shall thereafter cease to be an Unrestricted Subsidiary for purposes of the Indenture and any Indebtedness of the Subsidiary and any Liens on assets of such Subsidiary shall be deemed to be incurred by a Restricted Subsidiary as of the date and, if the Indebtedness is not permitted to be incurred under “—Limitations on Additional Indebtedness” or the Lien is not permitted under “—Limitations on Liens,” the Issuer shall be in default of the applicable covenant.
          The Issuer may redesignate an Unrestricted Subsidiary as a Restricted Subsidiary (a “Redesignation”) only if:
     (i) No Default shall have occurred and be continuing at the time of and after giving effect to such Redesignation; and
     (ii) All Liens, Indebtedness and Investments of such Unrestricted Subsidiary outstanding immediately following such Redesignation would, if incurred or made at such time, have been permitted to be incurred or made for all purposes of the Indenture.
          All Designations and Redesignations must be evidenced by resolutions of the Board of Directors of the Issuer, delivered to the Trustee, certifying compliance with the foregoing provisions.

Information Regarding Collateral
          The Issuer will furnish to the Noteholder Collateral Agent and the Trustee, with respect to the Issuer or any Guarantor, prompt written notice at least fifteen (15) days prior to any change in such Person’s (i) corporate name, (ii) jurisdiction of organization or formation, (iii) identity or corporate structure or (iv) Federal Taxpayer Identification Number. The Issuer also agrees promptly to notify the Noteholder Collateral Agent and the Trustee if any material portion of the Collateral is damaged or destroyed.
          Each year, at the time of delivery of the annual financial statements with respect to the preceding fiscal year, the Issuer shall deliver to the Trustee a certificate of a financial officer setting forth the information required pursuant to the Perfection Certificate or confirming that there has been no change in such information since the date of the prior delivered Perfection Certificate.
Impairment of Security Interest
          The Issuer will not, and will not permit any of its Restricted Subsidiaries to, take or knowingly or negligently omit to take, any action which action or omission would reasonably be expected to have the result of materially impairing the security interest with respect to the Collateral for the benefit of Noteholder Secured Parties, except as expressly permitted by “—Amendment, Supplement and Waiver” or the provisions of the Indenture regarding the Security Documents, the Security Documents or the Intercreditor Agreement.
Insurance
          The Issuer and Guarantors (x) will cause any insurance policies covering any Collateral to be endorsed or otherwise amended to include a customary lender’s loss payable endorsement, in form and substance reasonably satisfactory to the Trustee, which endorsement shall provide that, from and after the Issue Date, subject to the terms, conditions and provisions of the Intercreditor Agreement, if the insurance carrier shall have received written notice from the Trustee of the occurrence and continuance of an Event of Default, the insurance carrier shall pay all proceeds otherwise payable to the Grantors under such policies directly to the Trustee during the continuance of an Event of Default; (y) cause each such policy to provide that it shall not be canceled, modified or not renewed (i) by reason of nonpayment of premium upon not less than 10 days’ prior written notice thereof by the insurer to the Trustee (giving the Trustee the right to cure defaults in the payment of premiums) or (ii) for any other reason upon not less than 30 days’ prior written notice thereof by the insurer to the Trustee; (c) will deliver to the Trustee, prior to the cancellation, modification or nonrenewal of any such policy of insurance, a draft copy of a renewal or replacement policy (or other evidence of renewal of a policy previously delivered to the Trustee) and reasonably promptly thereafter deliver a duplicate original copy of such policy together with evidence reasonably satisfactory to the Trustee of payment of the premium as required by such insurance.
          The Grantors will notify the Trustee promptly whenever any separate insurance concurrent in form or contributing in the event of loss with that required to be maintained under this covenant is taken out by any Grantor; and promptly deliver to the Trustee a duplicate copy of such policy or policies.
Consolidated Secured Debt Ratio
          Commencing April 1, 2012, the Issuer will not permit the Consolidated Secured Debt Ratio as at the last day of each fiscal month for any period set forth below to exceed:

Consolidated
Period	Secured Debt Ratio
April 1, 2012 — March 31, 2013	7.50 : 1.00
April 1, 2013 — March 31, 2014	7.00 : 1.00
April 1, 2014 — March 31, 2015	6.75 : 1.00
April 1, 2015 — and thereafter	6.50 : 1.00
Limitations on Mergers, Consolidations, Etc.
          The Issuer will not, directly or indirectly, in a single transaction or a series of related transactions, (i) consolidate or merge with or into another Person (other than a merger with an Affiliate solely for the purpose of and with the effect of changing the Issuer’s jurisdiction of incorporation to another State of the United States or forming a holding company for the Issuer (provided that such holding company becomes a Guarantor)), or sell, lease, transfer, convey or otherwise dispose of or assign all or substantially all of the assets of the Issuer or the Issuer and the Restricted Subsidiaries (taken as a whole) or (ii) adopt a Plan of Liquidation unless, in either case:
     (i) Either:
     (1) The Issuer will be the surviving or continuing Person; or
     (2) The Person formed by or surviving such consolidation or merger or to which such sale, lease, conveyance or other disposition shall be made (or, in the case of a Plan of Liquidation, any Person to which assets are transferred) (collectively, the “Successor”) is a corporation, limited liability company or limited partnership organized and existing under the laws of any State of the United States or the District of Columbia, and the Successor expressly assumes, by supplemental indenture, security documents and intercreditor agreement in form and substance reasonably satisfactory to the Trustee, all of the obligations of the Issuer under the Notes, the Indenture, the applicable Security Documents, the Intercreditor Agreement and the Registration Rights Agreement; provided, that if such Person is a limited liability company or a partnership, such Person will form a Wholly Owned Restricted Subsidiary that is a corporation and cause such Subsidiary to become a co-issuer of the Notes; and
     (ii) Immediately prior to and immediately after giving effect to such transaction and the assumption of the obligations as set forth above and the incurrence of any Indebtedness to be incurred in connection therewith, and the use of any net proceeds therefrom on a pro forma basis, no Default shall have occurred and be continuing.
          For purposes of this covenant, any Indebtedness of the Successor which was not Indebtedness of the Issuer immediately prior to the transaction shall be deemed to have been incurred in connection with such transaction.
          Except as provided in “—General—Note Guarantees—Release of a Guarantor,” no Guarantor may consolidate with or merge with or into (whether or not such Guarantor is the surviving Person) another Person, unless:
          (i) Either:
     (1) Such Guarantor will be the surviving or continuing Person; or
     (2) The Person formed by or surviving any such consolidation or merger assumes, by supplemental indenture, security documents and intercreditor agreement in form and substance reasonably satisfactory to the Trustee, all of the obligations of such Guarantor under the Note Guarantee of such Guarantor, the Indenture, the applicable Security Documents, the Intercreditor Agreement and the Registration Rights Agreement, and is a corporation, limited liability company or limited partnership organized and existing under the laws of any State of the United States or the District of Columbia; and
     (ii) Immediately after giving effect to such transaction, no Default shall have occurred and be continuing.
          For purposes of the foregoing, the transfer (by lease, assignment, sale or otherwise, in a single transaction or series of transactions) of all or substantially all of the properties or assets of one or more Restricted Subsidiaries, the Equity Interests of which constitute all or substantially all of the properties and assets of the Issuer, will be deemed to be the transfer of all or substantially all of the properties and assets of the Issuer.
          Upon any consolidation, combination or merger of the Issuer or a Guarantor, or any transfer of all or substantially all of the assets of the Issuer in accordance with the foregoing, in which the Issuer or such Guarantor is not the continuing obligor under the Notes or its Note Guarantee, except as provided in “—General—Note Guarantees—Release of a Guarantor,” the surviving entity formed by such consolidation or into which the Issuer or such Guarantor is merged or the Person to which the conveyance, lease or transfer is made will succeed to, and be substituted for, and may exercise every right and power of, the Issuer or such Guarantor under the Indenture, the Notes, the Note Guarantees, the Security Documents and Intercreditor Agreement with the same effect as if such surviving entity had been named therein as the Issuer or such Guarantor and, except in the case of a lease, the Issuer or such Guarantor, as the case may be, will be released from the obligation to pay the principal of and interest on the Notes or in respect of its Note Guarantee, as the case may be, and all of the Issuer’s or such Guarantor’s other obligations and covenants under the Notes, the Indenture and its Note Guarantee, if applicable.
          Notwithstanding the foregoing, any Restricted Subsidiary may consolidate with, merge with or into or convey, transfer or lease, in one transaction or a series of transactions, all or substantially all of its assets to the Issuer or another Restricted Subsidiary; provided, that if any party to any such transaction is a Note Party, the surviving entity, as the case may be, shall be a Note Party.

Events of Default
          Each of the following is an “Event of Default;”
     (i) Failure by the Issuer to pay interest on any of the Notes when it becomes due and payable and the continuance of any such failure for thirty (30) days;
     (ii) Failure by the Issuer to pay the principal on any of the Notes when it becomes due and payable, whether at Stated Maturity, upon redemption, upon a Fundamental Change of Control Purchase Date, upon acceleration or otherwise;
     (iii) Failure by the Issuer to comply with its obligations to convert Notes in accordance with the Indenture upon exercise of a Holder’s conversion right and such failure continues for a period of ten (10) days;
     (iv) Failure by the Issuer to provide a Fundamental Change of Control Notice to Holders in accordance with the terms of the Indenture and such failure continues for a period of ten (10) days;
     (v) Failure by the Issuer to issue Additional Shares or make the relevant Make Whole Payment in accordance with the Indenture and such failure continues for a period of ten (10) days;
     (vi) Failure by the Issuer to pay the Cash Conversion Amount in accordance with the Indenture and such failure continues for a period of fifteen (15) days;
     (vii) Failure by the Issuer to comply with “—Certain Covenants—Limitations on Mergers, Consolidations, Etc.” or in respect of its obligations to purchase Notes upon a Fundamental Change of Control (whether or not such compliance is prohibited by the subordination provisions of the Indenture);
     (viii) Failure by the Issuer or any Guarantor (A) to comply with any other agreement or covenant in the Indenture (other than the “Consolidated Secured Debt Ratio” covenant), the Security Documents or the Intercreditor Agreement and continuance of this failure for 60 days after notice of the failure has been given to the Issuer by the Trustee or by the Holders of at least 25% of the aggregate principal amount of the Notes then outstanding and (B) to comply with the “Consolidated Secured Debt Ratio” covenant and continuance of this failure to comply for 30 days after notice of the failure has been given to the Issuer by the Trustee or by Holders of at least 25% of the aggregate principal amount of the Notes then outstanding;
     (ix) Event of default under any mortgage, indenture or other instrument or agreement under which there is issued Indebtedness of the Issuer or any Restricted Subsidiary, whether such Indebtedness now exists or is incurred after the Issue Date, if such event of default is a default relating to a failure to pay at stated maturity thereof or would enable or permit the holder or holders thereof or any trustee or agent on their behalf to cause such Indebtednesss to become due and payable prior to scheduled maturity and such event of default continues for a period of twenty (20) days, provided, that the principal amount of such Indebtedness, together with any other Indebtedness with respect to which a default has occurred and is continuing, aggregates $10.0 million or more;
     (x) One or more final non-appealable judgments or orders that exceed $10.0 million in the aggregate (net of amounts covered by insurance or bonded) for the payment of money have been entered by a court or courts of competent jurisdiction against the Issuer or any Restricted Subsidiary and such judgment or judgments have not been satisfied, stayed, annulled, discharged or rescinded within 60 days after the applicable judgment becomes final and non-appealable;
     (xi) The Issuer or any Significant Subsidiary pursuant to or within the meaning of any Bankruptcy Law:
     (1) Commences a voluntary case,
     (2) Consents to the entry of an order for relief against it in an involuntary case,
     (3) Consents to the appointment of a Custodian of it or for all or substantially all of its assets, or
     (4) Makes a general assignment for the benefit of its creditors;
     (xii) A court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:
     (1) Is for relief against the Issuer or any Significant Subsidiary as debtor in an involuntary case,

     (2) Appoints a Custodian of the Issuer or any Significant Subsidiary or a Custodian for all or substantially all of the assets of the Issuer or any Significant Subsidiary, or
     (3) Orders the liquidation of the Issuer or any Significant Subsidiary, and the order or decree remains unstayed and in effect for 60 consecutive days;
     (xiii) Any Note Guarantee of any Significant Subsidiary ceases to be in full force and effect (other than in accordance with the terms of such Note Guarantee and the Indenture) or is declared null and void and unenforceable or found to be invalid or any Guarantor denies its liability under its Note Guarantee (other than by reason of release of a Guarantor from its Note Guarantee in accordance with the terms of the Indenture and the Note Guarantee); or
     (xiv) Any security interest and Lien purported to be created by any Security Document with respect to any Collateral, individually or in the aggregate, having a fair market value in excess of $5.0 million at any time shall cease to be in full force and effect, or shall cease to give the Noteholder Collateral Agent, for the benefit of the applicable Noteholder Secured Parties, the Liens, rights, powers and privileges purported to be created and granted thereby (including a perfected first priority security interest in and Lien on, all of the Collateral thereunder (except as otherwise expressly provided in the Indenture, the Intercreditor Agreement or Security Documents)) in favor of the Noteholder Collateral Agent, or shall be asserted by the Issuer or any other Guarantor not to be, (or any action shall be taken by the Issuer or any Guarantor to discontinue unless otherwise permitted) a valid, perfected, first priority (except as otherwise expressly provided in the Indenture, the Intercreditor Agreement or Security Documents) security interest in or Lien on the Collateral covered thereby; except in each case to the extent that any such loss of perfection or priority results from the failure of the Trustee or Noteholder Collateral Agent to maintain possession of certificates actually delivered to it representing securities pledged under the Security Documents) or take other actions required to maintain the creation, perfection or priority of such security interest and Lien.
          If an Event of Default specified in clause (xi) or (xii) above with respect to the Issuer occurs, all outstanding Notes will become due and payable without any further action or notice. If an Event of Default (other than an Event of Default specified in clause (xi) or (xii) above with respect to the Issuer) occurs and is continuing under the Indenture, the Trustee, by written notice to the Issuer, or the Holders of at least 25% in aggregate principal amount of the Notes then outstanding, by written notice to the Issuer and the Trustee, may declare (an “acceleration declaration”) all amounts owing under the Notes to be due and payable immediately. Upon such acceleration declaration, the aggregate principal of and accrued and unpaid interest on the outstanding Notes will become due and payable immediately; provided, however, that after such acceleration, but before a judgment or decree based on acceleration, the Holders of a majority in aggregate principal amount of such outstanding Notes may rescind and annul such acceleration:
     (i) if the rescission would not conflict with any judgment or decree;
     (ii) if all existing Events of Default have been cured or waived except nonpayment of principal and interest that has become due solely because of this acceleration;
     (iii) to the extent the payment of such interest is lawful, interest on overdue installments of interest and overdue principal, which has become due otherwise than by such declaration of acceleration, has been paid;
     (iv) if the Issuer has paid to the Trustee its reasonable compensation and reimbursed the Trustee of its expenses, disbursements and advances; and
     (v) in the event of a cure or waiver of an Event of Default of the type set forth in clause (xi) or (xii) in the first paragraph of this “—Events of Default” section, the Trustee shall have received an Officers’ Certificate and an Opinion of Counsel that such Event of Default has been cured or waived.
No such rescission shall affect any subsequent Default or impair any right consequent thereto.
          Subject to the terms, conditions, and provisions of the Intercreditor Agreement, if an Event of Default occurs and is continuing, the Trustee may pursue any available remedy by proceeding at law or in equity to collect the payment of principal of, or interest on, the Notes or to enforce the performance of any provision of the Notes or the Indenture.
          The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder in exercising any right or remedy accruing upon an Event of Default will not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default.

          Subject to the provisions of the Indenture, the Holders of a majority in principal amount of the outstanding Notes by notice to the Trustee may waive an existing Default and its consequences, except a continuing Default in the payment of principal of, or interest on, any Note as specified in clause (i) or (ii) of the first paragraph of this “—Events of Default” section; provided, however, that the Holders of a majority in aggregate principal amount of the then-outstanding Notes may rescind an acceleration and its consequences, including any related payment default that resulted from such acceleration. When a Default is waived, it is cured and ceases.
          The Holders of not less than a majority in principal amount of the outstanding Notes may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on it. Subject to the duties of the Trustee in the Indenture, however, the Trustee may refuse to follow any direction that conflicts with any law or the Indenture, that the Trustee determines may be unduly prejudicial to the rights of another Holder, or that may involve the Trustee in personal liability; provided, that the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction.
          In the event the Trustee takes any action or follows any direction pursuant to the Indenture, the Trustee will be entitled to indemnification against any loss or expense caused by taking such action or following such direction.
          No Holder will have any right to institute any proceeding with respect to the Indenture or for any remedy thereunder, unless the Trustee:
     (i) has failed to act for a period of 60 days after receiving written notice of a continuing Event of Default by such Holder and a request to act by Holders of at least 25% in aggregate principal amount of Notes outstanding;
     (ii) has been offered indemnity satisfactory to it in its reasonable judgment; and
     (iii) has not received from the Holders of a majority in aggregate principal amount of the outstanding Notes a direction inconsistent with such request.
          However, such limitations do not apply to a suit instituted by a Holder of any Note for enforcement of payment of the principal of or interest on such Note on or after the due date therefor (after giving effect to the grace period specified in clause (i) in the first paragraph of this “—Events of Default” section).
          The Issuer is required to deliver to the Trustee annually a statement regarding compliance with the Indenture and promptly (and in any event within 15 days) after any Officer of the Issuer becomes aware of the occurrence of any Default a statement specifying the Default and what action, if any, the Issuer is taking or proposes to take with respect thereto.
          If a Default occurs and is continuing and the Trustee receives actual notice of such Default, the Trustee shall mail to each Holder notice of the uncured Default within 30 days after such Default occurs. Except in the case of a Default in payment of principal of, or interest on, any Note, including an accelerated payment and the failure to make a payment on the Change of Control Payment Date pursuant to a Change of Control Offer or the Net Proceeds Payment Date pursuant to a Net Proceeds Offer, or a Default in complying with the provisions of “—Certain Covenants—Limitations on Mergers, Consolidations, Etc.,” the Trustee may withhold the notice if and so long as the Board of Directors, the executive committee, or a trust committee of directors and/or Responsible Officers, of the Trustee in good faith determines that withholding the notice is in the interest of the Holders.
Amendment, Supplement and Waiver
          Subject to certain exceptions, the Issuer, the Guarantors and the Trustee and Noteholder Collateral Agent together, with the written consent (which may include consents obtained in connection with a tender offer or exchange offer for Notes) of the Holder or Holders of at least a majority in aggregate principal amount of the Notes then outstanding may amend or supplement the Indenture, the Notes or the Note Guarantees or other Note Documents, without notice to any other Holders. Subject to certain exceptions, the Holder or Holders of a majority in aggregate principal amount of the outstanding Notes may waive compliance with any provision of the Indenture, the Notes or the Note Guarantees or the other Note Documents without notice to any other Holders.
          Notwithstanding the above, without the consent of each Holder affected, no amendment or waiver may:
     (i) reduce, or change the maturity, of the principal of any Note;
     (ii) reduce the rate of or extend the time for payment of interest on any Note;

     (iii) reduce any amounts payable upon redemption, conversion or any Fundamental Change of Control or Conversion Event or change the date on, or the circumstances under, which any Notes are subject to redemption or purchase (other than provisions of “—Purchase at the Option of Holders Upon a Fundamental Change of Control” and “—Certain Covenants—Limitations on Asset Sales,” except that if a Fundamental Change of Control has occurred, no amendment or other modification of the obligation of the Issuer to repurchase the Notes upon a Fundamental Change of Control may be made without the consent of each Holder of the Notes affected);
     (iv) reduce the Fundamental Change of Control Purchase Price, the number of Additional Shares or Make Whole Payment in connection with a Fundamental Change of Control or the Cash Conversion Amount in connection with a Conversion Event or amend or modify in any manner adverse to the Holders the Issuer’s obligations to make such payments;
     (v) make any Note payable in money or currency other than that stated in the Notes;
     (vi) expressly subordinate in right of payment such Note or any Note Guarantee to any other Indebtedness of the Issuer or any Guarantor;
     (vii) reduce the percentage of Holders necessary to consent to an amendment or waiver to the Indenture or the Notes;
     (viii) waive a continuing default in the payment of principal of or premium or interest on any Notes (except a rescission of acceleration of the Notes by the Holders thereof as provided in the Indenture and a waiver of the payment default that resulted from such acceleration);
     (ix) impair the rights of Holders to receive payments of principal of or interest on the Notes on or after the due date therefor or to institute suit for the enforcement of any payment on the Notes;
     (x) release any Guarantor that is a Significant Subsidiary from any of its obligations under its Note Guarantee or the Indenture, except as permitted by the Indenture;
     (xi) make any change in these amendment and waiver provisions; or
     (xii) make any change that adversely affects the conversion rights of any Holder of the Notes, including any change to the provisions set forth under “—Conversion.”
          In addition, without the consent of the Holders of at least 66 2/3 % in principal amount of the Notes then outstanding, (a) no amendment to the Indenture, the Notes, the Note Guarantees or other Note Documents may release all or substantially all of the Collateral from the Liens securing the Notes and (b) no amendment to, or waiver of, the provisions of the Indenture, the Notes, the Note Guarantees or other Note Documents may alter the priority of the Liens securing the Collateral in any manner that adversely affects the rights of the Holders of the Notes, in each case other than in accordance with the terms of the applicable Note Documents.
          The Issuer and the Trustee and the Noteholder Collateral Agent together, may amend or supplement the Indenture, the Notes, the Note Guarantees or any other Note Documents without notice to or consent of any Holder:
     (i) to cure any ambiguity, defect or inconsistency;
     (ii) to provide for uncertificated Notes in addition to or in place of certificated Notes;
     (iii) to provide for the assumption of the Issuer’s obligations to the Noteholder Secured Parties in the case of a merger, consolidation or sale of all or substantially all of the assets, in accordance with “—Certain Covenants—Limitations on Mergers, Consolidations, Etc.;”
     (iv) to release any Guarantor from any of its obligations under its Note Guarantee or the Indenture (to the extent permitted by the Indenture);
     (v) to add any Subsidiary of the Issuer as a Guarantor;
     (vi) to make any change that would provide additional rights or benefits to the Holders or would not materially adversely affect the rights of any Holder;
     (vii) in the case of the Indenture, to comply with requirements of the SEC in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act;

     (viii) to add additional assets as Collateral or otherwise enter into additional or supplemental Security Documents;
     (ix) to release Collateral from the Lien pursuant to the Indenture, the Security Documents and the Intercreditor Agreement when permitted or required by such agreements;
     (x) to make, complete or confirm any grant of Collateral permitted or required by the Indenture or any of the Security Documents or to the extent required under the Intercreditor Agreement, to conform any Security Documents to reflect amendments or other modifications to comparable provisions under ABL Facility security documents; or
     (xi) to amend the Intercreditor Agreement pursuant to Section 10.5 thereof or otherwise enter into an Intercreditor Agreement in respect of an ABL Facility permitted hereby.
Legal Defeasance and Covenant Defeasance
          The Issuer may elect to have its obligations and the obligations of the Guarantors discharged with respect to the outstanding Notes, Note Guarantees and the Security Documents. Upon the Issuer’s exercise of such option, the Issuer and the Guarantors shall, subject to the satisfaction of the conditions set forth below, be deemed to have been discharged from their obligations with respect to all outstanding Notes, Note Guarantees and the Security Documents on the date the conditions set forth below are satisfied (hereinafter, “Legal Defeasance”). For this purpose, Legal Defeasance means that the Issuer and the Guarantors shall be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Notes, the Note Guarantees, the Indenture and the Security Documents which shall thereafter be deemed to be “outstanding” only for the purposes of application of the trust money as set forth in the Indenture and the other sections of the Indenture referred to in (i) and (ii) below, and to have satisfied all its other obligations under such Notes and the Indenture and the Guarantors shall be deemed to have satisfied all of their obligations under the Note Guarantees, the Indenture and the Security Documents (and the Trustee and the Noteholder Collateral Agent, on demand of and at the expense of the Issuer, shall execute proper instruments acknowledging the same), except for the following provisions which shall survive until otherwise terminated or discharged under the Indenture:
     (i) The rights of Holders of outstanding Notes to receive, solely from the trust fund, and as more fully set forth in the Indenture, payments in respect of the principal of, premium, if any, and interest on such Notes when such payments are due;
     (ii) The Issuer’s obligations with respect to the Notes under certain provisions in the Indenture relating to the Notes and the covenant in the Indenture relating to the maintenance of office or agency;
     (iii) The rights, powers, trusts, duties and immunities of the Trustee and Noteholder Collateral Agent under the Indenture and the Issuer’s and Guarantors’ obligations in connection therewith; and
     (iv) The Legal Defeasance provisions of the Indenture.
          In addition, the Issuer may elect to have its obligations and the obligations of the Guarantors released with respect to most of the covenants under the Indenture and the Security Documents, and thereafter any omission to comply with such obligations shall not constitute an Event of Default. Upon the Issuer’s exercise of such option, the Issuer and the Guarantors shall, subject to the satisfaction of the conditions described below, be released from their respective obligations under the covenants under the Indenture and the Security Documents, except as described otherwise in the Indenture (hereinafter, “Covenant Defeasance”), and the Notes shall thereafter be deemed not “outstanding” for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed “outstanding” for all other purposes under the Indenture (it being understood that such Notes shall not be deemed outstanding for accounting purposes). For this purpose, Covenant Defeasance means that, with respect to the outstanding Notes, the Issuer and the Guarantors may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere to any such covenant or by reason of any reference in any such covenant to any other provision in the Indenture or in any other document and such omission to comply shall not constitute an Event of Default, but, except as described above, the remainder of the Indenture and such Notes shall be unaffected thereby. In addition, upon the Issuer’s exercise of Covenant Defeasance, certain Events of Default will no longer apply.
          In order to exercise either Legal Defeasance or Covenant Defeasance:
     (i) the Issuer must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders, U.S. Legal Tender, U.S. Government Obligations or a combination thereof, in such amounts as will be sufficient (without reinvestment), in the opinion of a nationally recognized firm of independent public accountants selected by the Issuer, to pay the principal of and interest on the

Notes on the stated date for payment or on the Redemption Date of the principal or installment of principal of or interest on the Notes,
     (ii) in the case of Legal Defeasance, the Issuer shall have delivered to the Trustee an Opinion of Counsel in the United States confirming that:
(1) the Issuer has received from, or there has been published by the Internal Revenue Service, a ruling, or
(2) since the date of the Indenture, there has been a change in the applicable United States federal income tax law, in either case to the effect that, and based thereon this Opinion of Counsel shall confirm that, the Holders will not recognize income, gain or loss for United States federal income tax purposes as a result of such Legal Defeasance and will be subject to United States federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred,
     (iii) in the case of Covenant Defeasance, the Issuer shall have delivered to the Trustee an Opinion of Counsel in the United States reasonably acceptable to the Trustee confirming that the Holders will not recognize income, gain or loss for United States federal income tax purposes as a result of such Covenant Defeasance and will be subject to United States federal income tax on the same amounts, in the same manner and at the same times as would have been the case if the Covenant Defeasance had not occurred,
     (iv) no Default shall have occurred and be continuing on the date of such deposit (other than a Default resulting from the borrowing of funds to be applied to such deposit),
     (v) the Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a Default under the Indenture or a default under any other material agreement or instrument to which the Issuer or any of its Subsidiaries is a party or by which the Issuer or any of its Subsidiaries is bound (other than any such Default or default resulting solely from the borrowing of funds to be applied to such deposit),
     (vi) the Issuer shall have delivered to the Trustee an Officers’ Certificate stating that the deposit was not made by it with the intent of preferring the Holders over any other of its creditors or with the intent of defeating, hindering, delaying or defrauding any other of its creditors or others, and
     (vii) the Issuer shall have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that the conditions provided for in, in the case of the Officers’ Certificate, clauses (i) through (vi) and, in the case of the Opinion of Counsel, clauses (ii) and/or (iii) and (v) of this paragraph have been complied with.
The Collateral will be released from the Lien securing the Notes, as provided under the caption “—Release of Collateral,” upon a Legal Defeasance or Covenant Defeasance in accordance with the provisions described above.
Discharge of Indenture
          The Issuer may terminate its obligations under the Notes, the Indenture and the Security Documents and the obligations of the Guarantors under the Note Guarantees, the Indenture and the Security Documents and the Indenture and the Security Documents shall cease to be of further effect (except for certain obligations regarding the registration of transfer or exchange of Notes, conversion, covenants regarding payment and maintenance of existence and other provisions specified in the Indenture, which shall survive until all of the Notes are no longer outstanding), if:
     (i) all the Notes that have been authenticated and delivered (except lost, stolen or destroyed Notes which have been replaced or paid and Notes for whose payment money has been deposited in trust or segregated and held in trust by the Issuer and thereafter repaid to the Issuer or discharged from this trust) have been delivered to the Trustee for cancellation, or
     (ii) (a) all Notes not delivered to the Trustee for cancellation otherwise have become due and payable, will become due and payable, or may be called for redemption, within one year and the Issuer has irrevocably deposited or caused to be deposited with the Trustee funds in trust sufficient to pay and discharge the entire Indebtedness (including all principal and accrued interest) on the Notes not theretofore delivered to the Trustee for cancellation,
(1) the Issuer has paid all sums then due and payable by it under the Indenture, and

(2) the Issuer has delivered irrevocable instructions to the Trustee to apply the deposited money toward the payment of the Notes at maturity or on the Redemption Date, as the case may be.
          In addition, the Issuer must deliver an Officers’ Certificate and an Opinion of Counsel stating that all conditions precedent to satisfaction and discharge have been complied with.
Calculations in Respect of Notes
          Except as otherwise provided in the Indenture, the Issuer (or its agents) will be responsible for making all calculations called for under the Indenture or the Notes. The Issuer (or its agents) will make all such calculations in good faith and, absent manifest error, its calculations will be final and binding on Holders. The Issuer (or its agents) upon request will provide a schedule of its calculations to each of the Trustee and the Conversion Agent, and each of the Trustee and Conversion Agent is entitled to rely conclusively upon the accuracy of such calculations without independent verification. The Trustee will deliver a copy of such schedule to any Holder upon the written request of such Holder.
Trustee
          U.S. Bank National Association is the Trustee and Noteholder Collateral Agent under the Indenture and has been appointed as the Registrar, Paying Agent and Conversion Agent.
          The Trustee will not be responsible for and makes no representation as to the validity or adequacy of the Indenture or the Notes, it will not be accountable for the Issuer’s use of the proceeds from the Notes, and it will not be responsible for any statement of the Issuer in the Indenture or any document issued in connection with the sale of Notes or any statement in the Notes other than the Trustee’s certificate of authentication. The Trustee makes no representations with respect to the effectiveness or adequacy of the Indenture.
          The Holders of not less than a majority in principal amount of the outstanding Notes may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on it, subject to certain exceptions. If a Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by the Indenture and use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs. The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by the Indenture at the request, order or direction of any of the Holders pursuant to the provisions of the Indenture, unless such Holders shall have offered to the Trustee reasonable security or indemnity satisfactory to it against the costs, expenses and liabilities which may be incurred therein or thereby.
Governing Law
          The Indenture, the Notes, the Note Guarantees, the Indenture, the Security Documents, the Registration Rights Agreement and the Intercreditor Agreement are governed by and construed in accordance with the laws of the State of New York.
Certain Definitions
          Set forth below is a summary of certain defined terms used in the Indenture. Reference is made to the Indenture and the other Note Documents for the full definition of all terms.
     “10-day VWAP” means the average of the daily volume weighted average price of the Issuer’s Common Stock on the national securities exchange or over-the-counter market (e.g., OTC Bulletin Board or Pink OTC Markets Inc.) on which the Common Stock is then listed or quoted for trading as reported by Bloomberg L.P. (based on the Trading Day from 9:30 a.m. (New York City time) to 4:02 p.m. (New York City time)) for the relevant 10 consecutive Trading Days when such formula is used.
     “ABL Collateral” means “ABL Priority Collateral” as defined in the Intercreditor Agreement.
     “ABL Debt” means all Indebtedness and letters of credit of the Issuer or any Subsidiary of the Issuer outstanding under any ABL Facility and all other Obligations under any ABL Facility (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization of the Issuer or any Subsidiary of the Issuer, regardless of whether or not a claim for post-filing interest is allowed in such proceedings).
     “ABL Facility” means one or more debt facilities (including the Credit Agreement), indentures or commercial paper facilities or other agreements, in each case with banks or other lenders or investors providing for credit loans, notes, receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables) or letters of credit, in each case, as amended, restated, amended and restated, modified, supplemented, renewed, refunded, replaced, restructured or refinanced in whole or in part from time to time (including any agreement extending the maturity thereof or increasing the amount of available borrowings thereunder or adding additional borrowers or guarantors thereunder), whether by the same or any other agent, lender or group of lenders (or any affiliate of such agent, lender or group of lenders).
     “Acquired Indebtedness” means (1) with respect to any Person that becomes a Restricted Subsidiary after the Issue Date, Indebtedness of such Person and its Subsidiaries existing at the time such Person becomes a Restricted Subsidiary whether or not incurred in connection with, or in contemplation of, such Person becoming a Restricted Subsidiary and (2) with respect to the Issuer or any Restricted Subsidiary, any Indebtedness of a Person (other than the Issuer or a Restricted Subsidiary) existing at the time such Person is merged with or into the Issuer or a Restricted Subsidiary, or Indebtedness expressly assumed by the Issuer or any Restricted Subsidiary in connection with the acquisition of an asset or assets from another Person, whether or not such Indebtedness was incurred by such other Person in connection with, or in contemplation of, such merger or acquisition.
     “Additional Interest” has the meaning set forth in the Registration Rights Agreement.
     “Affiliate” of any Person means any other Person which directly or indirectly controls or is controlled by, or is under direct or indirect common control with, the referent Person. For purposes of “—Certain Covenants—Limitations on Transactions with Affiliates” only, Affiliates shall be deemed to include, with respect to any Person, any other Person (1) which beneficially owns 10% or more of any class of the Voting Stock of the referent Person or (2) of which 10% or more of the Voting Stock is beneficially owned by the referenced Person. For purposes of this definition and the definition of “Permitted Holder,” “control” of a Person shall mean the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise.
     “Agent” means any Registrar or Paying Agent.
     “amend” means to amend, supplement, restate, amend and restate, renew , replace or otherwise modify; and “amendment” shall have a correlative meaning.
     “asset” means any asset or property.
     “Asset Acquisition” means
     (1) An Investment by the Issuer or any Restricted Subsidiary of the Issuer in any other Person if, as a result of such Investment, such Person shall become a Restricted Subsidiary of the Issuer, or shall be merged with or into the Issuer or any Restricted Subsidiary of the Issuer, or
     (2) The acquisition by the Issuer or any Restricted Subsidiary of the Issuer of all or substantially all of the assets of any other Person or any division or line of business of any other Person.
     “Asset Sale” means any sale, issuance, conveyance, transfer, lease, assignment or other disposition by the Issuer or any Restricted Subsidiary to any Person other than the Issuer or any Restricted Subsidiary (including by means of a sale and leaseback transaction or a merger or consolidation or sale of Equity Interests of any Restricted Subsidiary (other than directors’ qualify shares)) (collectively, for purposes of this definition, a “transfer”), in one transaction or a series of related transactions, of any assets of the Issuer or any of its Restricted Subsidiaries other than in the ordinary course of business. For purposes of this definition, the term “Asset Sale” shall not include:
     (1) Transfers of cash or Cash Equivalents;
     (2) Transfers of assets (including Equity Interests) that are governed by, and made in accordance with, “—Certain Covenants—Limitations on Mergers, Consolidations, Etc.” or any transfer that constitutes a Fundamental Change of Control under the Indenture;
     (3) Permitted Investments and Restricted Payments permitted under “—Certain Covenants—Limitations on Restricted Payments;”

     (4) The creation or realization of any Lien permitted under the Indenture;
     (5) Transfers of surplus, damaged, worn-out or obsolete equipment or assets that, in the Issuer’s reasonable judgment, are no longer used or useful in the business of the Issuer or its Restricted Subsidiaries;
     (6) Sales or grants of licenses or sublicenses to use the patents, trade secrets, know-how and other intellectual property, and licenses, leases or subleases of other assets, of the Issuer or any Restricted Subsidiary to the extent not materially interfering with the business of the Issuer and the Restricted Subsidiaries;
     (7) Any transfer or series of related transfers that, but for this clause, would be Asset Sales, if after giving effect to such transfers, the aggregate Fair Market Value of the assets transferred in such transaction or any such series of related transactions does not exceed $5.0 million;
     (8) To the extent allowable under Section 1031 of the Internal Revenue Code of 1986, any exchange of assets for like property (excluding any boot thereon) for use in a business similar to that of the Issuer or any Restricted Subsidiary; provided, that if any property that is so disposed is Collateral, the Issuer or the applicable Restricted Subsidiary will provide Liens on such exchanged for like property under and in accordance with the Indenture and the Security Documents;
     (9) The unwinding of any Hedging Obligations;
     (10) Any sale and leaseback transactions permitted by the Indenture;
     (11) Any issuance or sale of Equity Interests in, or Indebtedness or other securities of, an Unrestricted Subsidiary;
     (12) The lease or sublease of any real or personal property in the ordinary course of business;
     (13) The transfer, sale or other disposition resulting from any condemnation or other taking of, any property or assets of the Issuer or any Restricted Subsidiary;
     (14) Any sale or transfer of any interest in the Excluded Joint Venture; and
     (15) Termination of leases and subleases.
     “Asset Sale Proceeds Account” means one or more deposit accounts or securities accounts holding the proceeds of any sale or disposition of any Notes Collateral.
     “Attributable Debt” means in respect of a sale and leaseback transaction means, at the time of determination, the present value of the obligation of the lessee for net rental payments during the remaining term of the lease included in such sale and leaseback transaction including any period for which such lease has been extended or may, at the option of the lessor, be extended. Such present value shall be calculated using a discount rate equal to the rate of interest implicit in such transaction, determined in accordance with GAAP; provided, however, that if such sale and leaseback transaction results in a Capitalized Lease Obligation, the amount of Indebtedness represented thereby will be determined in accordance with the definition of “Capitalized Lease Obligations.”
     “Bank Collateral Agent” means JPMorgan Chase Bank, N.A. and any successor under the Credit Agreement, or if there is no Credit Agreement, the “Collateral Agent” designated pursuant to the terms of any ABL Facility.
     “Banking Services” means each and any of the following bank services provided to the Issuer or any Subsidiary by any lender under an ABL Facility or any of its Affiliates: (a) credit cards for commercial customers (including, without limitation, “commercial credit cards” and purchasing cards), (b) stored value cards and (c) treasury management services (including, without limitation, controlled disbursement, automated clearinghouse transactions, return items, overdrafts and interstate depository network services).
     “Banking Services Obligations” of a Person means any and all obligations of such Person, whether absolute or contingent and howsoever and whensoever created, arising, evidenced or acquired (including all renewals, extensions and modifications thereof and substitutions therefor) in connection with Banking Services.
     “Bankruptcy Law” means Title 11 of the United States Code, as amended, or any similar federal or state law for the relief of debtors.

     “Board of Directors” means, with respect to any Person, (i) in the case of any corporation, the board of directors of such Person, (ii) in the case of any limited liability company, the board of managers of such Person, (iii) in the case of any partnership, the Board of Directors of the general partner of such Person and (iv) in any other case, the functional equivalent of the foregoing or, in each case, other than for purposes of the definition of “Fundamental Change of Control,” any duly authorized committee of such body.
     “Business Day” means a day other than a Saturday, Sunday or other day on which banking institutions in the City of New York are authorized or required by law to close.
     “Capital Stock” means, with respect to any Person, any and all shares of stock of a corporation, partnership interests or other equivalent interests (however designated, whether voting or non-voting and in such Person’s equity, entitling the holder to receive a share of the profits and losses, and a distribution of assets, after liabilities, of such Person).
     “Capitalized Lease” means a lease required to be capitalized for financial reporting purposes in accordance with GAAP.
     “Capitalized Lease Obligations” of any Person means the obligations of such Person to pay rent or other amounts under a Capitalized Lease, and the amount of such obligation shall be the capitalized amount thereof determined in accordance with GAAP.
     “Cash Equivalents” means:
     (1) Marketable obligations issued or directly and fully guaranteed or insured by the United States or any agency or instrumentality thereof (provided, that the full faith and credit of the United States is pledged in support thereof), maturing within 360 days of the date of acquisition thereof;
     (2) Demand and time deposits and certificates of deposit or acceptances, maturing within 360 days of the date of acquisition thereof, of any financial institution that is a member of the Federal Reserve System having combined capital and surplus and undivided profits of not less than $500 million and is assigned at least a “B” rating by Thomson Financial BankWatch;
     (3) Readily marketable direct obligations (or certificates representing an ownership interest in such obligations) of any state of the United States of America (including any agency or instrumentality thereof) for the payment of which the full faith and credit of such state is pledged and which are not callable or redeemable at the issuer’s option, provided that:
(i) the long-term debt of such state is rated, at the time of the Investment, “A-3” or “A-” or higher according to Moody’s or S&P (or such similar equivalent rating by at least one “nationally recognized statistical rating organization” (as defined in Rule 436 under the Securities Act)); and
(ii) such obligations mature not more than one year from the date of acquisition thereof;
     (4) Commercial paper maturing no more than 270 days from the date of creation thereof issued by a corporation that is not the Issuer or an Affiliate of the Issuer, and is organized under the laws of any State of the United States or the District of Columbia and rated at least A-1 by S&P or at least P-1 by Moody’s;
     (5) Repurchase obligations with a term of not more than 30 days for underlying securities of the types described in clause (1) above entered into with any commercial bank meeting the specifications of clause (2) above; and
     (6) Investments in money market or other mutual funds substantially all of whose assets comprise securities of the types described in clauses (1) through (5) above.
     “Close of Business” means 5:00 p.m. New York City time.
     “Collateral” means all the assets and properties subject to the Liens created by the Security Documents (which shall not include Excluded Assets).
     “Collateral Agreement” means the Pledge and Security Agreement dated the Issue Date (as amended, amended and restated, supplemented renewed, refunded, replaced, restructured or otherwise modified from time to time, whether by the same or any other agent, lender or group of lenders (or any affiliate of such agent, lender or group of lenders) among the Issuer, the Guarantors party thereto and the Noteholder Collateral Agent.
     “Common Stock” means the common stock, $0.001 par value per share, of the Issuer as it exists on the date of the Indenture or any other shares of capital stock of the Issuer into which the Common Stock shall be reclassified or changed or, in the event of a merger, consolidation or other similar transaction involving the Issuer that is otherwise permitted under the Indenture in which the Issuer is not the surviving corporation, the common stock, common equity interests or depositary shares or other certificates representing common equity interests of such surviving corporation or its direct or indirect parent corporation.
     “Consolidated Amortization Expense” for any period means the amortization expense and depletion expense of the Issuer and the Restricted Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP.
     “Consolidated Cash Flow” for any period means, without duplication, the sum of the amounts for such period of
     (1) Consolidated Net Income, plus
     (2) In each case only to the extent (and in the same proportion) deducted in determining Consolidated Net Income and with respect to the portion of Consolidated Net Income attributable to any Restricted Subsidiary only if a corresponding amount would be permitted at the date of determination to be distributed to the Issuer by such Restricted Subsidiary without prior approval (that has not been obtained), pursuant to the terms of its charter and all agreements (other than any municipal loan or related agreements entered into in connection with the incurrence of industrial revenue bonds), instruments, judgments, decrees, orders, statutes, rules and governmental regulations applicable to such Restricted Subsidiary or its stockholders,
(a) Consolidated Income Tax Expense,
(b) Consolidated Amortization Expense (but only to the extent not included in Consolidated Interest Expense),
(c) Consolidated Depreciation Expense,
(d) Consolidated Interest Expense,
(e) Restructuring Expenses, and
(f) All other non-cash items reducing the Consolidated Net Income (excluding any non-cash charge that results in an accrual of a reserve for cash charges in any future period) for such period, in each case determined on a consolidated basis in accordance with GAAP, minus
     (3) The aggregate amount of all non-cash items, determined on a consolidated basis, to the extent such items increased Consolidated Net Income for such period (excluding (i) the accrual of revenue consistent with past practice and (ii) reversals of prior accruals on reserves for cash items previously included in the calculation of Consolidated Cash Flow, in each case in accordance with GAAP).
     “Consolidated Depreciation Expense” for any period means the depreciation expense of the Issuer and the Restricted Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP.
     “Consolidated Income Tax Expense” for any period means the provision for taxes of the Issuer and the Restricted Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP.
     “Consolidated Interest Expense” for any period means the sum, without duplication, of the total interest expense (less interest income) of the Issuer and the Restricted Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP and including without duplication,
     (1) Imputed interest on Capitalized Lease Obligations,
     (2) Commissions, discounts and other fees and charges owed with respect to letters of credit securing financial obligations, bankers’ acceptance financing and receivables financings,
     (3) The net costs associated with Hedging Obligations,
     (4) The interest portion of any deferred payment obligations,
     (5) All other non-cash interest expense,
     (6) Capitalized interest,

     (7) The product of (a) all dividend payments on any series of Disqualified Equity Interests of the Issuer or any Preferred Stock of any Restricted Subsidiary (other than any such Disqualified Equity Interests or any Preferred Stock held by the Issuer or a Wholly Owned Restricted Subsidiary or to the extent paid in Qualified Equity Interests), multiplied by (b) a fraction, the numerator of which is one and the denominator of which is one minus the then current combined federal, state and local statutory tax rate of the Issuer and the Restricted Subsidiaries, expressed as a decimal,
     (8) All interest payable with respect to discontinued operations, and
     (9) All interest on any Indebtedness described in clause (7) or (8) of the definition of “Indebtedness”; provided, that such interest shall be included in Consolidated Interest Expense only to the extent that the amount of the related Indebtedness is reflected on the balance sheet of the Issuer or any Restricted Subsidiary, less, to the extent included in such total interest expense, (A) the amortization during such period of capitalized financing costs associated with the Transactions and (B) the amortization during such period of other capitalized financing costs.
          Consolidated Interest Expense shall be calculated excluding unrealized gains and losses with respect to Hedging Obligations.
     “Consolidated Net Income” for any period means the net income (or loss) of the Issuer and the Restricted Subsidiaries for such period determined on a consolidated basis in accordance with GAAP; provided, that there shall be excluded from such net income (or loss) (to the extent otherwise included therein), without duplication:
     (1) The net income (or loss) of any Person (other than a Restricted Subsidiary) in which any Person other than the Issuer and the Restricted Subsidiaries has an ownership interest, except to the extent that cash in an amount equal to any such income has actually been received by the Issuer or any of its Wholly Owned Restricted Subsidiaries during such period;
     (2) Except to the extent includible in the consolidated net income of the Issuer pursuant to the foregoing clause (1) or otherwise in accordance with the definition of Consolidated Secured Debt Ratio, the net income (or loss) of any Person that accrued prior to the date that (a) such Person becomes a Restricted Subsidiary or is merged into or consolidated with the Issuer or any Restricted Subsidiary or (b) the assets of such Person are acquired by the Issuer or any Restricted Subsidiary;
     (3) The net income of any Restricted Subsidiary during such period to the extent that the declaration or payment of dividends or similar distributions by such Restricted Subsidiary of that income at the date of determination is not permitted, directly or indirectly by operation of the terms of its charter or any agreement (other than any municipal loan or related agreements entered into in connection with the incurrence of industrial revenue bonds), instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Subsidiary or its stockholders during such period, unless otherwise waived, except that the Issuer’s equity in a net loss of any such Restricted Subsidiary for such period shall be included in determining Consolidated Net Income;
     (4) Net income (loss) from disposed or discontinued operations and any gain (or loss) in disposal of discontinued operations;
     (5) Any gain (or loss), together with any related provisions for taxes on any such gain (or the tax effect of any such loss), realized during such period by the Issuer or any Restricted Subsidiary upon (a) the acquisition of any securities, or the extinguishment of any Indebtedness, of the Issuer or any Restricted Subsidiary or (b) any Asset Sale (including for purposes of this clause (5) any asset sale contemplated by clause (14) of the definition of Asset Sale) by the Issuer or any Restricted Subsidiary;
     (6) Gains and losses due solely to fluctuations in currency values and the related tax effects according to GAAP;
     (7) Unrealized gains and losses with respect to Hedging Obligations;
     (8) The cumulative effect of any change in accounting principles;
     (9) Any amortization or write-offs of debt issuance or deferred financing costs, premiums and prepayment penalties, and all other costs and expenses, in each case, paid or charged during such period to the extent attributable to the Transactions;
     (10) Gains and losses realized upon the refinancing of any Indebtedness of the Issuer or any Restricted Subsidiary;

     (11) Any extraordinary, nonrecurring or unusual gain (or extraordinary, nonrecurring or unusual loss), together with any related provision for taxes on any such extraordinary, nonrecurring or unusual gain (or the tax effect of any such extraordinary, nonrecurring or unusual loss) (including, other than for purposes of “—Certain Covenants—Limitations on Restricted Payments,” any Restructuring Expenses, any expenses or charges related to any issuance of Equity Interests, Investments, acquisition, disposition, recapitalization or issuance, repayment, refinancing, amendment or modification of Indebtedness) realized by the Issuer or any Restricted Subsidiary during such period;
     (12) Non-cash compensation charges or other non-cash expenses or charges arising from the grant of or issuance or repricing of Equity Interests or other equity-based awards or any amendment or substitution of any such Equity Interests or other equity-based awards;
     (13) Any goodwill or asset impairment charges or write-offs subsequent to the Issue Date or amortization of other intangibles, in each case in accordance with GAAP;
     (14) Any expenses or reserves for liabilities to the extent that the Issuer or any Restricted Subsidiary is entitled to indemnification therefor under binding agreements; provided, that any liabilities for which the Issuer or such Restricted Subsidiary is not actually indemnified shall reduce Consolidated Net Income in the period in which it is determined that the Issuer or such Restricted Subsidiary will not be indemnified;
     (15) Any restoration to income of any contingency reserve, except to the extent that provisions for such reserve was made out of Consolidated Net Income accrued at any time following the Issue Date;
     (16) Any charges or credits relating to the adoption of fresh start accounting principles;
     (17) Without duplication of clause (5) above, any net after-tax gains or losses (less all fees and expenses or charges relating thereto) attributable to the early extinguishment of Indebtedness, Hedging Obligations or other derivative instruments entered in relation to the Indebtedness extinguished; and
     (18) Any gain or loss resulting from mark-to-market requirement of any derivative security, including the Notes.
          In addition, any return of capital with respect to an Investment that increased the Restricted Payments Basket pursuant to clause (ii)(4) of the first paragraph of “—Certain Covenants—Limitations on Restricted Payments” or decreased the amount of Investments outstanding pursuant to clause (16) the definition of “Permitted Investments” shall be excluded from Consolidated Net Income for purposes of calculating the Restricted Payments Basket.
     “Consolidated Net Tangible Assets” means the aggregate amount of assets of the Issuer (less applicable reserves and other properly deductible items) after deducting therefrom (to the extent otherwise included therein) (a) all current liabilities (other than the obligations under the Indenture or current maturities of long-term Indebtedness), and (b) all goodwill, trade names, trademarks, patents, unamortized debt discount and expense and other like intangibles, all as set forth on the books and records of the Issuer and the Restricted Subsidiaries on a consolidated basis and in accordance with GAAP.
     “Consolidated Secured Debt Ratio” means, as of any date of determination, the ratio of (a) consolidated total Indebtedness of the Issuer and its Restricted Subsidiaries on the date of determination that constitutes the Notes, any Other Pari Passu Lien Obligations and any indebtedness incurred under the Credit Agreement (including any letters of credit issued thereunder) to (b) the aggregate amount of Consolidated Cash Flow for the then most recent four fiscal quarters for which internal financial statements of the Issuer and its Restricted Subsidiaries are available (the “Four-Quarter Period”) ending on or prior to the relevant date of determination (the “Relevant Determination Date”). For purposes of this definition, Consolidated Cash Flow shall be calculated after giving effect on a pro forma basis for the period of such calculation to:
     (1) The incurrence of any Indebtedness or the issuance of any Preferred Stock of the Issuer or any Restricted Subsidiary (and the application of the proceeds thereof) and any repayment, repurchase, redemption, defeasance or other discharge of Indebtedness or redemption of other Preferred Stock (and the application of the proceeds therefrom) (other than the incurrence or repayment of Indebtedness in the ordinary course of business for working capital purposes pursuant to any revolving credit arrangement) occurring during the Four-Quarter Period or at any time subsequent to the last day of the Four-Quarter Period and on or prior to the Relevant Determination Date, as if such incurrence, repayment, repurchase or redemption, defeasance or other discharge of or issuance, as the case may be (and the application of the proceeds thereof), occurred on the first day of the Four-Quarter Period; and
     (2) Any Asset Sale or Asset Acquisition (including, without limitation, any Asset Acquisition giving rise to the need to make such calculation as a result of the Issuer or any Restricted Subsidiary (including any Person who becomes a Restricted

Subsidiary as a result of such Asset Acquisition) incurring Acquired Indebtedness and also including any Consolidated Cash Flow occurring during the Four-Quarter Period or at any time subsequent to the last day of the Four-Quarter Period and on or prior to the Relevant Determination Date, as if such Asset Sale or Asset Acquisition (including the incurrence of, or assumption or liability for, any such Indebtedness or Acquired Indebtedness) occurred on the first day of the Four-Quarter Period.
          For purposes of this definition, whenever pro forma effect is to be given to any pro forma event, the pro forma calculations will be made on a basis that is consistent with Article 11 of Regulation S-X under the Securities Act and shall include, for the avoidance of doubt, synergies, operating improvements, operating expense reductions and other cost savings to the extent allowable, calculated in accordance with Article 11 of Regulation S-X under the Securities Act. If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest on such Indebtedness will be calculated as if the rate in effect on the Relevant Determination Date had been the applicable rate for the entire period (taking into account any Hedging Obligations applicable to such Indebtedness if such Hedging Obligations have a remaining term in excess of 12 months as of the Relevant Determination Date).
          “Contribution Indebtedness” means Indebtedness of the Issuer or any Restricted Subsidiary in an aggregate principal amount equal to the product of (i) the aggregate amount of cash contributions (other than Excluded Contributions, Restricted Payments made pursuant to clause (ii) of the second paragraph of “—Certain Covenants—Limitations on Restricted Payments” or Disqualified Stock) or cash contributed by the Issuer or a Restricted Subsidiary of the Issuer) made to the common equity capital of the Company or any Restricted Subsidiary after the Issue Date multiplied by (ii) 0.50.
          “Conversion Agent” means the Trustee or such other office or agency designated by the Issuer where the Notes may be presented for conversion.
          “Conversion Event” shall be deemed to occur on the first Trading Day following the date that the closing price of the Issuer’s Common Stock (as reported by Bloomberg L.P.) for at least 20 Trading Days in a period of 30 consecutive Trading Days exceeds 150% of the Conversion Price.
          “Conversion Price” means, per share of Common Stock, $1,000 divided by the applicable Conversion Rate, subject to adjustment as set forth in the Indenture.
          “Conversion Rate” means initially 95.23809524 shares of Common Stock per $1,000 principal amount of Notes, subject to adjustment as set forth in the Indenture.
          “Corporate Trust Office” means the corporate trust office of the Trustee located at 150 Fourth Avenue North, 2nd Floor, Nashville, Tennessee 37219, Attention: Corporate Trust Department, or such other office, designated by the Trustee by written notice to the Issuer, at which at any particular time its corporate trust business shall be administered.
          “Credit Agreement” means the Credit Agreement dated the Issue Date by and among the Issuer, as Borrower, JPMorgan Chase Bank, N.A, as administrative agent, and JPMorgan Securities Inc., as Sole Book-runner and Lead Arranger, Wells Fargo Capital Finance, LLC, as Documentation Agent and Lead Arranger, the lenders named therein, including any notes, guarantees, collateral and security documents, instruments and agreements executed in connection therewith, and in each case as amended, restated, amended and restated, supplemented, extended, renewed, refunded, replaced, restructured or refinanced in whole or in part from time to time.
          “Custodian” means any receiver, trustee, assignee, liquidator or similar official under any Bankruptcy Law.
          “Default” means (1) any Event of Default or (2) any event, act or condition that, after notice or the passage of time or both, would be an Event of Default.
          “Depositary” means The Depository Trust Company, New York, New York, or a successor thereto registered under the Exchange Act or other applicable statute or regulation.
          “Designated Preferred Stock” means preferred stock of the Issuer (other than Disqualified Equity Interests) that is issued for cash (other than to the Issuer or any of its Subsidiaries or an employee stock plan or trust established by the Issuer or any of its Subsidiaries) and is so designated as Designated Preferred Stock, pursuant to an Officers’ Certificate, on the date of issuance thereof, the cash proceeds of which are excluded from the calculation set forth in clause (ii)(2) of the first paragraph of “—Certain Covenants—Limitations on Restricted Payments.”
          “Discharge of ABL Debt” means (a) the payment in cash of all obligations outstanding and unpaid under the ABL Facility (including, without limitation, principal, interest, break-funding and increased cost reimbursement, fees and expenses) and the cash collateralization or other satisfactory arrangement of letters of credit then outstanding thereunder, in each case, contemporaneously with or after the termination or expiration of commitments under such ABL Facility and (b) the payment in cash or cash collateralization of Swap Obligations and Banking Services Obligations that are secured by a Lien on ABL Collateral.
          “Disqualified Equity Interests” of any Person means any class of Equity Interests of such Person that, by its terms, or by the terms of any related agreement or of any security into which it is convertible, puttable or exchangeable, is, or upon the happening of any event or the passage of time would be, required to be redeemed by such Person, whether or not at the option of the holder thereof, or matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, in whole or in part, on or prior to the date which is 91 days after the final Maturity Date of the Notes; provided, however, that any class of Equity Interests of such Person that, by its terms, authorizes such Person to satisfy in full its obligations with respect to the payment of dividends or upon maturity, redemption (pursuant to a sinking fund or otherwise) or repurchase thereof or otherwise by the delivery of Equity Interests that are not Disqualified Equity Interests, and that is not convertible, puttable or exchangeable for Disqualified Equity Interests or Indebtedness, will not be deemed to be Disqualified Equity Interests so long as such Person satisfies its obligations with respect thereto solely by the delivery of Equity Interests that are not Disqualified Equity Interests; provided, further, however, that any Equity Interests that would not constitute Disqualified Equity Interests but for provisions thereof giving holders thereof (or the holders of any security into or for which such Equity Interests is convertible, exchangeable or exercisable) the right to require the Issuer to redeem such Equity Interests upon the occurrence of a change in control or an asset sale occurring prior to the 91st day after the final Maturity Date of the Notes shall not constitute Disqualified Equity Interests if the change in control or asset sale provisions applicable to such Equity Interests are no more favorable to such holders than the provisions set forth in “—Purchase at the Option of Holders Upon a Fundamental Change of Control” and “—Certain Covenants—Limitations on Asset Sales” respectively, and such Equity Interests provide that the Issuer will not redeem any such Equity Interests pursuant to such provisions prior to the Issuer’s purchase of the Notes as required pursuant to the provisions set forth in “—Purchase at the Option of Holders Upon a Fundamental Change of Control” and “—Certain Covenants—Limitations on Asset Sales,” respectively.
          “Equity Interests” of any Person means (1) any and all shares or other equity interests (including common stock, preferred stock, limited liability company interests and partnership interests) in such Person and (2) all rights to purchase, warrants or options (whether or not currently exercisable), participations or other equivalents of or interests in (however designated) such shares or other interests in such Person.
          “Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended.
          “Excluded Assets” means (a) Excluded Equity, (b) those assets that would constitute ABL Collateral but as to which the Bank Collateral Agent shall not have required a lien or security interest (other than such forbearance by the Bank Collateral Agent after the Discharge of ABL Debt, (c) any Trademark (as defined in the Collateral Agreement) applications filed in the United States Patent and Trademark Office on the basis of any Grantor’s, as applicable, “intent-to-use” such trademark, unless and until acceptable evidence of use of the Trademark (as defined in the Collateral Agreement) has been filed with the United States Patent and Trademark Office pursuant to Section 1(c) or Section 1(d) of the Lanham Act (15 U.S.C. 1051, et seq.), provided that any such Trademark (as defined in the Collateral Agreement) applications shall automatically be included in the Collateral upon the filing of acceptable evidence of use of such Trademark (as defined in the Collateral Agreement), (d) Equipment (as defined in the Collateral Agreement) and the related accessions and proceeds owned by any Grantor that is subject to a purchase money Lien or a Capital Lease to the extent such purchase money Lien or Capital Lease is a Permitted Lien if the contract to other agreement in which such Lien is granted (or in the documentation providing for such Capital Lease or purchase money lien) prohibits or requires the consent of any Person other than a Grantor as a condition to the creation of any other Lien on such Equipment, (e) any interest in any real property (other than Material Real Property or Collateral constituting As-Extracted Collateral), including without limitation any leasehold interests (other than solely to the extent required to create and perfect a security interest in as-extracted collateral which is part of the ABL Collateral), (f) any assets the perfection of which would require notation of a lien on a certificate of title (other than solely to the extent such assets are part of the ABL Collateral) and (g) Special Property other than the following:
     (a) The right to receive any payment of money (including Accounts, General Intangibles and Payment Intangibles) or any other rights referred to in Sections 9-406, 9-407, 9-408, 9-409 of the UCC to the extent that such Sections of the UCC are effective to limit the prohibitions or restrictions which make such property “Special Property”; and
     (b) Any Proceeds, substitutions or replacements of any Special Property (unless such Proceeds, substitutions or replacements would constitute Special Property).
          “Excluded Contributions” means the net cash proceeds or Cash Equivalents received by the Issuer after the Issue Date from:
     (1) contributions to its common equity capital; and

     (2) the sale (other than to the Issuer or to a Subsidiary of the Issuer or to any management equity plan or stock option plan or any other management or employee benefit plan or agreement of the Issuer or any Subsidiary of the Issuer) of Qualified Equity Interests (other than Disqualified Stock and Designated Preferred Stock) of the Issuer;
          in each case designated as Excluded Contributions pursuant to an Officers’ Certificate, the proceeds of which are excluded from the calculation set forth in clause (ii)(2) of the first paragraph of “—Certain Covenants—Limitations on Asset Sales.”
          “Excluded Equity” means Equity Interests solely to the extent:
     (a) In excess of 66% of the issued and outstanding voting Equity Interests of any Foreign Subsidiary;
     (b) Equity Interests issued by the Excluded Joint Venture; or
     (c) The inclusion of such Equity Interests in the Collateral would require separate financial statements for a Subsidiary of the Issuer to be filed with the SEC (or any successor federal agency) pursuant to Rule 3-16 of Regulation S-X (or any successor law or regulation), as in effect from time to time.
          “Excluded Joint Venture” means Superior Materials Holdings LLC and its direct and indirect Subsidiaries.
          “Ex-Dividend Date” means the first date on which the Common Stock trade on the applicable exchange or in the applicable market, regular way, without the right to receive the relevant issuance or distribution.
          “Fair Market Value” means, with respect to any asset, the price (after taking into account any liabilities relating to such asset) that would be negotiated in an arm’s-length transaction for cash between a willing seller and a willing and able buyer, neither of which is under any compulsion to complete the transaction. Fair Market Value (other than of any asset with a public trading market) in excess of $5.0 million shall be determined by the Board of Directors of the Issuer acting reasonably and in good faith and shall be evidenced by a board resolution delivered to the Trustee. Fair Market Value (other than of any asset with a public trading market) in excess of $20.0 million shall be determined by an Independent Financial Advisor, which determination shall be evidenced by an opinion addressed to the Board of Directors of the Issuer and delivered to the Trustee.
          “Foreign Subsidiary” means any Restricted Subsidiary of the Issuer which is not organized under the laws of (x) the United States or any state thereof or (y) the District of Columbia.
          “Four-Quarter Period” has the meaning given to such term in the definition of “Consolidated Secured Debt Ratio.”
          “GAAP” means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession of the United States, as in effect on the Issue Date.
          “Grantors” means the Issuer and the Guarantors.
          “guarantee” means a direct or indirect guarantee by any Person of any Indebtedness of any other Person and includes any obligation, direct or indirect, contingent or otherwise, of such Person: (1) to purchase or pay (or advance or supply funds for the purchase or payment of) Indebtedness of such other Person (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services (unless such purchase arrangements are on arm’s-length terms and are entered into in the ordinary course of business), to take-or-pay, or to maintain financial statement conditions or otherwise); or (2) entered into for purposes of assuring in any other manner the obligee of such Indebtedness of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); “guarantee,” when used as a verb, and “guaranteed” have correlative meanings.
          “Guarantors” means (1) each Restricted Subsidiary of the Issuer on the Issue Date (other than any Foreign Subsidiaries and the Excluded Joint Venture) and (2) each other Person that is required to, or at the election of the Issuer does, become a Guarantor by the terms of the Indenture after the Issue Date, in each case, until such Person is released from its Note Guarantee in accordance with the terms of the Indenture.
          “Hedging Obligations” of any Person means the obligations of such Person under swap, cap, collar, forward purchase or similar agreements or arrangements dealing with interest rates, currency exchange rates or commodity prices, either generally or under specific contingencies.

          “Holder” means any registered holder, from time to time, of the Notes.
          “incur” means, with respect to any Indebtedness or Obligation, incur, create, issue, assume, guarantee or otherwise become directly or, indirectly liable, contingently or otherwise, with respect to such Indebtedness or Obligation; provided, that (1) the Indebtedness of a Person existing at the time such Person became a Restricted Subsidiary shall be deemed to have been incurred by such Restricted Subsidiary and (2) the accrual of interest, the accretion of original issue discount or the accretion or accumulation of dividends on any Equity Interests shall not be deemed to be an incurrence of Indebtedness.
          “Indebtedness” of any Person at any date means, without duplication:
     (1) All liabilities, contingent or otherwise, of such Person for borrowed money;
     (2) All obligations of such Person evidenced by bonds, debentures, notes, other similar instruments or letters of credit (or reimbursement obligations with respect thereto);
     (3) All reimbursement obligations of such Person in respect of letters of credit, letters of guaranty, bankers’ acceptances and similar credit transactions;
     (4) All obligations of such Person to pay the deferred and unpaid purchase price of property or services due more than 60 days after such property is acquired or services completed, except trade payables and accrued expenses incurred by such Person in the ordinary course of business in connection with obtaining goods, materials or services;
     (5) The amount of all Disqualified Equity Interests of such Person calculated in accordance with GAAP (whether classified as debt, equity or mezzanine);
     (6) All Capitalized Lease Obligations of such Person or Attributable Debt in respect of sale and leaseback transactions;
     (7) All Indebtedness of others secured by a Lien on any asset of such Person, whether or not such Indebtedness is assumed by such Person;
     (8) All Indebtedness of others guaranteed by such Person to the extent of such guarantee; provided, that Indebtedness of the Issuer or its Subsidiaries that is guaranteed by the Issuer or the Issuer’s Subsidiaries shall only be counted once in the calculation of the amount of Indebtedness of the Issuer and its Subsidiaries on a consolidated basis;
     (9) To the extent not otherwise included in this definition, Hedging Obligations of such Person;
     (10) All obligations of such Person under conditional sale or other title retention agreements relating to assets purchased by such Person, except trade payables incurred by such Person in the ordinary course of business; and
     (11) Indebtedness of any partnership in which such Person is a general partner (other than to the extent that the instrument or agreement evidencing such Indebtedness expressly provides that such Indebtedness is recourse only to the partnership and not to the general partner).
The amount of any Indebtedness which is incurred at a discount to the principal amount at maturity thereof as of any date shall be deemed to have been incurred at the accreted value thereof as of such date. The amount of Indebtedness of any Person at any date shall be the outstanding balance at such date of all unconditional obligations as described above, the maximum liability of such Person for any such contingent obligations at such date and, in the case of clause (7), the lesser of (a) the Fair Market Value of any asset subject to a Lien securing the Indebtedness of others on the date that the Lien attaches and (b) the amount of the Indebtedness secured.
          Notwithstanding the foregoing, Indebtedness shall not include any liability for Federal, state, local or other taxes owed or owing to any governmental entity.
          “Indenture” means the Indenture, as amended or supplemented from time to time in accordance with the terms hereof.
          “Independent Financial Advisor” means an accounting, appraisal or investment banking firm of nationally recognized standing that is, in the reasonable judgment of the Issuer’s Board of Directors, disinterested and independent with respect to the Issuer and its Affiliates.
          “Intercreditor Agreement” means the Intercreditor Agreement dated as of the Issue Date among the Bank Collateral Agent, the Trustee, the Noteholder Collateral Agent, the Issuer and each Guarantor, as it may be amended, amended and restated, modified, supplemented, extended, renewed or replaced from time to time in accordance with the Indenture or other intercreditor agreements among the Trustee, the Noteholder Collateral Agent, an agent for lenders providing an ABL Facility from time to time, in each case as it may be amended, modified, supplemented, extended, renewed or replaced.
          “interest” means, with respect to the Notes, unless the context requires otherwise, interest and Additional Interest, if any, on the Notes.
          “Interest Payment Date” means the Stated Maturity of an installment of interest on the Notes and shall mean each March 1, June 1, September 1 and December 1 of each year.
          “Investments” of any Person means, with respect to any Person, all direct or indirect investments by such Person in other Persons (including Affiliates) in the form of:
     (1) All loans, advances or capital contributions or other credit extensions constituting Indebtedness of such other Person, and any guarantee of Indebtedness of any other Person;
     (2) All purchases (or other acquisitions for consideration) by such Person of Indebtedness, Equity Interests or other securities of any other Person (other than any such purchase that constitutes a Restricted Payment of the type described in clause (2) of the definition thereof);
     (3) All other items that would be classified as investments on a balance sheet of such Person prepared in accordance with GAAP; and
     (4) The Designation of any Subsidiary as an Unrestricted Subsidiary.
Except as otherwise expressly specified in this definition, the amount of any Investment (other than an Investment made in cash) shall be the Fair Market Value thereof on the date such Investment is made. The amount of Investment pursuant to clause (4) shall be the Designation Amount determined in accordance with “—Certain Covenants—Limitations on Designation of Unrestricted Subsidiaries.” If the Issuer or any Restricted Subsidiary sells or otherwise disposes of any Equity Interests of any Restricted Subsidiary, or any Restricted Subsidiary issues any Equity Interests, in either case, such that, after giving effect to any such sale or disposition, such Person is no longer a Restricted Subsidiary, the Issuer shall be deemed to have made an Investment on the date of any such sale or other disposition equal to the Fair Market Value of the Equity Interests of and all other Investments in such Restricted Subsidiary retained. Notwithstanding the foregoing, purchases or redemptions of Equity Interests of the Issuer shall be deemed not to be Investments.
          “Issue Date” means August 31, 2010.
          “Last Reported Sale Price” of Common Stock on any Trading Day means the closing sale price per share (or if no closing sale price is reported, the average of the bid and ask prices or, if more than one, the average of the average bid and the average ask prices) on that day as reported on the principal United States securities exchange on which shares of Common Stock are then traded. If the Common Stock is not listed for trading on a United States national securities exchange on the relevant date, the “Last Reported Sale Price” of Common Stock will be the last quoted bid price per share of Common Stock in the over-the-counter market on the relevant date as reported by the OTC Bulletin Board or Pink OTC Markets Inc. or similar organization on which the Common Stock is then quoted. If the Common Stock is not so quoted, the “Last Reported Sale Price” of Common Stock will be as determined by a United States nationally recognized securities dealer retained by the Issuer for that purpose. The “Last Reported Sale Price” of Common Stock will be determined without reference to extended or after hours trading.
          “Lien” means, with respect to any asset, any mortgage, deed of trust, lien (statutory or other), pledge, charge, security interest or other encumbrance of any kind or nature in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement.
          “Material Real Property” means any owned real property (or any interest in owned real property) having a net book value in excess of $700,000.
          “Maturity Date” means August 31, 2015.
          “Maximum ABL Debt Amount” means, on any date of determination, the amount of (i) (1) the aggregate principal amount of ABL Debt then outstanding (with letters of credit being deemed to have a principal amount equal to the maximum potential liability of the Issuer and the Restricted Subsidiaries thereunder) which principal amount shall not exceed $80.0 million less (2) to the extent a permanent repayment and/or commitment reduction is required thereunder as a result of the application, the aggregate amount of Net

Available Proceeds applied to repayments under the Credit Agreement in accordance with “—Certain Covenants—Limitations on Asset Sales,” plus (ii) the aggregate amount of all then outstanding Banking Services Obligations and the then applicable net aggregate obligation amount of all then outstanding Swap Obligations incurred with any lender under an ABL Facility (or an affiliate of such lender), in the case of each of the obligations under this clause (ii), to the extent secured under any ABL Facility, plus (iii) all accrued and unpaid interest accruing in respect of or attributable to, but only in respect of or attributable to, the aggregate principal amount of ABL Debt at any one time not to exceed the amount referred to in clause (i) above, fees, indemnities (other than unasserted, contingent indemnity obligations) and other obligations (other than principal and interest) relating to the foregoing.
          “Moody’s” means Moody’s Investors Service, Inc. and its successors.
          “Mortgages” means mortgages, deeds of trust, leasehold mortgages, assignments of leases and rents, modifications and other security documents delivered pursuant to “—Certain Covenants—Further Assurances.”
          “Net Available Proceeds” means, with respect to any Asset Sale, the proceeds thereof in the form of cash or Cash Equivalents, net of
     (1) Brokerage commissions and other fees and expenses (including fees, discounts and expenses of legal counsel, accountants, investment banks, consultants and placement agents) of such Asset Sale;
     (2) Provisions for taxes payable as a result of such Asset Sale (after taking into account any available tax credits or deductions and any tax sharing arrangements);
     (3) Amounts required to be paid to any Person (other than the Issuer or any Restricted Subsidiary) owning a beneficial interest in the assets subject to the Asset Sale or having a Lien thereon;
     (4) Payments of unassumed liabilities (not constituting Indebtedness) relating to the assets sold at the time of, or within 30 days after the date of, such Asset Sale;
     (5) Appropriate amounts to be provided by the Issuer or any Restricted Subsidiary, as the case may be, as a reserve required in accordance with GAAP against any adjustment in the sale price of such asset or assets or liabilities associated with such Asset Sale and retained by the Issuer or any Restricted Subsidiary, as the case may be, after such Asset Sale, including pensions and other postemployment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Sale, all as reflected in an Officers’ Certificate delivered to the Trustee; provided, however, that any amounts remaining after adjustments, revaluations or liquidations of such reserves shall constitute Net Available Proceeds; and
     (6) Any portion of the purchase price from an Asset Sale placed in escrow (whether as a reserve for adjustment of the purchase price, or for satisfaction of indemnities in respect of such Asset Sale) in accordance with GAAP; provided, however, that the termination of any such escrow, Net Available Proceeds shall be increased by the amount of any portion of funds released from escrow to the Issuer or any Restricted Subsidiary.
          “Non-Recourse Indebtedness” means:
     (1) As to which neither the Issuer nor any Restricted Subsidiary (a) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness), (b) is directly or indirectly liable as a guarantor or otherwise, or (c) constitutes the lender;
     (2) No default with respect to which would permit upon notice, lapse of time or both any holder of any other Indebtedness of the Issuer or any Restricted Subsidiary to declare a default on such other Indebtedness or cause the payment of the Indebtedness to be accelerated or payable prior to its Stated Maturity; and
     (3) As to which the lenders have been notified or acknowledged in writing that they will not have any recourse to the stock (other than the stock of an Unrestricted Subsidiary pledged by the Issuer or any Restricted Subsidiary) or assets of the Issuer and the Restricted Subsidiaries.
          “Note Documents” means the Notes, the Notes Guarantees, the Indenture, the Security Documents, the Registration Rights Agreement and the Intercreditor Agreement.
          “Note Guarantee” means the guarantee by each Guarantor of the Issuer’s payment obligations under the Indenture and the Notes, executed pursuant to the Indenture.

          “Noteholder Collateral Agent” means U.S. Bank National Association, as Noteholder Collateral Agent, and any successor thereto in such capacity.
          “Noteholder Secured Parties” means the Trustee, Noteholder Collateral Agent, each Holder and each other holder of, or obligee in respect of, any obligations in respect of the Notes outstanding at such time and the beneficiaries of each indemnification obligation undertaken by a Note Party under any Note Document.
          “Note Parties” means the Issuer and the Guarantors.
          “Notes” means, collectively, the Issuer’s 9.5% Convertible Secured Notes due 2015 treated as a single class of securities under the Indenture, as amended or supplemented from time to time in accordance with the terms of the Indenture.
          “Notes Collateral” means substantially all of the assets (excluding all Excluded Assets) that are owned or hereafter acquired by the Issuer or by any Guarantor to the extent pledged or required to be pledged to secure the Notes on a first-priority basis in favor of the Noteholder Secured Parties in accordance with the Intercreditor Agreement, the Indenture and the Security Documents, including, to the extent constituting Collateral, all to the extent owned or hereafter acquired by the Issuer or by any Guarantor, (i) Equity Interests in any Subsidiary of the Issuer, (ii) Material Real Property, (iii) Equipment (other than mixer trucks), (iv) Intellectual Property, (v) other Collateral to the extent not constituting ABL Collateral and (v) Proceeds of Notes Collateral, including the Asset Sale Proceeds Account; provided that after the Discharge of ABL Debt secured by the ABL Collateral and subject to the terms, conditions and provisions of the Intercreditor Agreement, the Indenture and the Security Documents, all Collateral shall constitute Notes Collateral. All capitalized terms used in this definition and not otherwise defined in the Indenture shall have the meaning attributed thereto in the Uniform Commercial Code for the State of New York.
          “Obligation” means any principal (when due, upon acceleration, upon redemption, upon mandatory repayment or repurchase pursuant to a mandatory offer to purchase or otherwise), premium, interest, penalties, fees, indemnification, reimbursements, costs, expenses, damages and other liabilities payable under the documentation governing any Indebtedness, including all interest accrued or accruing after the commencement of any bankruptcy, insolvency or reorganization or similar case or proceeding at the contract rate (including, without limitation, any contract rate applicable upon default) specified in the relevant documentation, whether or not the claim for such interest is allowed as a claim in such case or proceeding.
          “Offering Memorandum” means the offering memorandum of the Issuer relating to the offering of the Notes dated August 16, 2010 (including any documents incorporated by reference therein).
          “Officer” means any of the following of the Issuer: the Chairman of the Board of Directors, the Chief Executive Officer, the Chief Financial Officer, the President, any Vice President, the Treasurer or the Secretary.
          “Officers’ Certificate” means a certificate signed by two Officers.
          “Open of Business” means 9:00 a.m. New York City time.
          “Opinion of Counsel” means a written opinion from legal counsel who is reasonably acceptable to the Trustee. The counsel may be an employee of, or counsel to, the Issuer, a Guarantor or the Trustee.
          “Other Pari Passu Lien Obligations” means any other Refinancing Indebtedness that refinances or refunds (or successive refinancings and refundings) any Notes and all Obligations with respect to such Indebtedness; provided, that such Indebtedness shall (a) have a stated maturity date that is equal to or longer than the Notes, (b) contain terms and covenants that are no more restrictive than the terms and covenants under the Notes, (c) contain terms and covenants that are more restrictive than the terms and covenants under the Notes so long as prior to or substantially simultaneously with the issuance of any such Indebtedness, the Notes and the Indenture are amended to contain any such more restrictive terms and covenants and (d) be secured by an interest in the Collateral that ranks pari passu or junior to the security interest and Liens of the Noteholder Collateral Agent in the Collateral for the benefit of the Noteholder Secured Parties.
          “Pari Passu Indebtedness” means any Indebtedness of the Issuer or any Guarantor that ranks pari passu in right of payment with the Notes or the Note Guarantees, as applicable.
          “Perfection Certificate” shall mean any Perfection Certificate substantially in the form delivered on the Issue Date.
          “Permitted Business” means the businesses engaged in by the Issuer and its Subsidiaries on the Issue Date as described in the Offering Memorandum and businesses that are reasonably related thereto, reasonable extensions thereof or necessary or desirable to facilitate any such business, and any unrelated business to the extent that it is not material in size as compared with the Issuer’s business as a whole.
          “Permitted Investment” means:
     (1) (i) Investments by the Issuer or any Guarantor in (a) any Restricted Subsidiary that is a Guarantor or (b) any Person that will become immediately after such Investment a Restricted Subsidiary that is a Guarantor or that will merge or consolidate into the Issuer or any Restricted Subsidiary that is a Guarantor and (ii) Investments by any Restricted Subsidiary that is not a Guarantor in any other Restricted Subsidiary;
     (2) Investments in the Issuer by any Restricted Subsidiary;
     (3) Hedging Obligations incurred in compliance with “—Certain Covenants—Limitations on Additional Indebtedness;”
     (4) Cash and Cash Equivalents;
     (5) Receivables and trade credit owing to the Issuer or any Restricted Subsidiary if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms; provided, however, that such trade terms may include such concessionary trade terms as the Issuer or any such Restricted Subsidiary deems reasonable under the circumstances;
     (6) Investments in securities of trade creditors or customers received upon foreclosure or pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of such trade creditors or customers;
     (7) Investments made by the Issuer or any Restricted Subsidiary as a result of consideration received in connection with an Asset Sale made in compliance with “—Certain Covenants—Limitations on Asset Sales;”
     (8) Lease, utility and other similar deposits in the ordinary course of business;
     (9) Investments made by the Issuer or a Restricted Subsidiary for consideration consisting only of Qualified Equity Interests;
     (10) Stock, obligations or securities received in settlement of debts created in the ordinary course of business and owing to the Issuer or any Restricted Subsidiary or in satisfaction of judgments;
     (11) Guarantees of Indebtedness permitted to be incurred under the Indenture;
     (12) Advances, loans, rebates and extensions of credit to suppliers, customers and vendors in the ordinary course of business in an aggregate amount, together with the aggregate amount of Indebtedness under clause (xiii) of the definition of “Permitted Indebtedness” not to exceed $2.5 million at any time outstanding;
     (13) Payroll, travel, relocation, commission and similar advances to cover matters that are expected at the time of such advances ultimately to be treated as operating expenses for accounting purposes and that are made in the ordinary course of business;
     (14) Investments in existence on the Issue Date (including Investments in the Excluded Joint Venture) or made pursuant to binding commitments existing on the Issue Date and any Investment consisting of an extension, modification, renewal, replacement, refunding or refinancing of any Investment existing on, or made pursuant to a binding commitment existing on the Issue Date; provided that the amount of such Investment may be increased (a) as required by the terms of such Investment as in existence on the date of the Indenture or (b) as may otherwise be permitted under the Indenture;
     (15) Prepaid expenses, negotiable instruments held for collection and workers’ compensation, performance and other similar deposits in the ordinary course of business;
     (16) Investments in an aggregate amount not to exceed, at any one time outstanding, not to exceed the greater of $5.0 million and 2.5% of Consolidated Net Tangible Assets at the time of such Investment (with each Investment being valued as of the date made and without regard to subsequent changes in value);

     (17) Investments by the Issuer and its Restricted Subsidiaries consisting of deposits, prepayment and other credits to suppliers or landlords made in the ordinary course of business, including such Investments in connection with the entry into any new hauling arrangements contemplated as of the date of the Indenture;
     (18) Any Investment acquired by the Issuer or any of its Restricted Subsidiaries (a) in exchange for any other Investment or accounts receivable held by the Issuer or any such Restricted Subsidiary in connection with or as a result of a bankruptcy, workout, reorganization or recapitalization of the Issuer of such other Investment or accounts receivable, or (b) as a result of a foreclosure by the Issuer or any of its Restricted Subsidiaries with respect to any secured Investment or other transfer of title with respect to any secured Investment in default;
     (19) Any Investment by the Issuer or a Restricted Subsidiary of the Issuer in a Person engaged in a Permitted Business (other than an Investment in an Unrestricted Subsidiary) having an aggregate Fair Market Value, taken together with all other Investments made pursuant to this clause (19) that are at the time outstanding, not to exceed the greater of (a) $15.0 million and (b) 10% of Consolidated Net Tangible Assets at the time of such Investment (with the Fair Market Value of each Investment being measured at the time made and without giving effect to subsequent changes in value), at any one time outstanding; provided, however, that if any Investment pursuant to this clause (19) is made in any Person that is not a Restricted Subsidiary of the Issuer at the date of the making of such Investment and such Person becomes a Restricted Subsidiary of the Issuer after such date, such Investment shall thereafter be deemed to have been made pursuant to clause (1) above and shall cease to have been made pursuant to this clause (19) for so long as such Person continues to be a Restricted Subsidiary;
     (20) Investments consisting of the licensing, sublicensing or contribution of intellectual property pursuant to joint marketing arrangements with other Persons;
     (21) Investments acquired after the date of the Indenture as a result of the acquisition by the Issuer or any Restricted Subsidiary of the Issuer of another Person, including by way of a merger, amalgamation or consolidation with or into the Issuer or any of its Restricted Subsidiaries in a transaction that is not prohibited by “—Certain Covenants—Limitations on Mergers, Consolidations, Etc.” after the date of the Indenture to the extent that such Investments were not made in contemplation of such acquisition, merger, amalgamation or consolidation and were in existence on the date of such acquisition, merger, amalgamation or consolidation;
     (22) Investments consisting of purchases and acquisitions of inventory, supplies, materials and equipment or purchases of contract rights or licenses of intellectual property or leases, in each case, in the ordinary course of business;
     (23) Any acquisition of assets or Equity Interests solely in exchange for, or out of the net cash proceeds received from, the issuance of Equity Interests (other than Disqualified Stock) of the Issuer or any contribution to the common equity of the Issuer; provided that the amount of any such net cash proceeds that are utilized for any such Investment pursuant to this clause (23) will be excluded from clause (ii)(4) of the first paragraph of “—Certain Covenants—Limitations on Restricted Payments;”
     (24) Investments by the Issuer or any Restricted Subsidiary in the Excluded Joint Venture in an aggregate amount not to exceed $7.0 million; and
     (25) For purposes of this definition, in the event that a proposed Investment (or portion thereof) meets the criteria of more than one of the categories of Permitted Investments described in clause (1) through (24) above, or is otherwise entitled to be incurred or made pursuant to “—Certain Covenants—Limitations on Restricted Payments,” the Issuer will be entitled to classify, or later reclassify, such Investment (or portion thereof) in one or more of such categories set forth above or pursuant to “—Certain Covenants—Limitations on Restricted Payments.”
The amount of Investments outstanding at any time pursuant to clause (16) above shall be deemed to be reduced:
     (a) Upon the disposition or repayment of or return on any Investment made pursuant to clause (16) above, as the case may be, by an amount equal to the return of capital with respect to such Investment to the Issuer or any Restricted Subsidiary (to the extent not included in the computation of Consolidated Net Income); and
     (b) Upon a Redesignation of an Unrestricted Subsidiary as a Restricted Subsidiary, by an amount equal to the lesser of (x) the Fair Market Value of the Issuer’s proportionate interest in such Subsidiary immediately following such Redesignation, and (y) the aggregate amount of Investments in such Subsidiary that increased (and did not previously decrease) the amount of Investments outstanding pursuant to clause (16).
          “Permitted Liens” means the following types of Liens:

     (1) Liens on the Collateral securing the ABL Debt not to exceed the Maximum ABL Debt Amount and Banking Services Obligations and Swap Obligations (whose priority shall be governed by the Intercreditor Agreement);
     (2) Liens for taxes, assessments or governmental charges or claims either (a) not delinquent or (b) contested in good faith by appropriate proceedings and as to which the Issuer or the Restricted Subsidiaries shall have set aside on its books such reserves or other appropriate provisions as may be required pursuant to GAAP;
     (3) Statutory Liens of landlords and Liens of carriers, warehousemen, mechanics, suppliers, materialmen, repairmen and other Liens imposed by law incurred in the ordinary course of business for sums not yet delinquent or being contested in good faith, if such reserve or other appropriate provision, if any, as shall be required by GAAP shall have been made in respect thereof;
     (4) Liens incurred or deposits made in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other types of social security, or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, government contracts, performance and return-of-money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money);
     (5) Liens upon specific items of inventory or other goods and proceeds of any Person securing such Person’s obligations in respect of bankers’ acceptances issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;
     (6) Judgment Liens not giving rise to a Default so long as such Liens are adequately bonded and any appropriate legal proceedings which may have been duly initiated for the review of such judgment have not been finally terminated or the period within which the proceedings may be initiated has not expired, which are being contested in good faith and for which adequate reserves have been made to the extent required by GAAP;
     (7) Survey exceptions, easements, rights-of-way, zoning restrictions, non-monetary encumbrances and other similar charges, restrictions or encumbrances in respect of real property or immaterial imperfections of title which do not, in the aggregate, impair in any material respect the ordinary conduct of the business of the Issuer and the Restricted Subsidiaries taken as a whole;
     (8) Liens securing reimbursement obligations with respect to letters of credit which encumber documents and other assets relating to such letters of credit and products and proceeds thereof;
     (9) Liens encumbering deposits made to secure obligations arising from statutory, regulatory, contractual or warranty requirements of the Issuer or any Restricted Subsidiary, including rights of offset and setoff;
     (10) (A) Bankers’ Liens, rights of setoff and other similar Liens existing solely with respect to cash and Cash Equivalents on deposit in one or more accounts maintained by the Issuer or any Restricted Subsidiary, in each case granted in the ordinary course of business in favor of the bank or banks with which such accounts are maintained, securing amounts owing to such bank with respect to cash management and operating account arrangements, including those involving pooled accounts and netting arrangements; provided, that in no case shall any such Liens secure (either directly or indirectly) the repayment of any Indebtedness; and (B) Liens (i) of a collection bank arising under Section 4-208 of the Uniform Commercial Code (or equivalent statutes) on items in the course of collection and (ii) in favor of a banking institution arising as a matter of law encumbering deposits (including the right of set-off) and which are within the general parameters customary in the banking industry;
     (11) Leases or subleases granted to others that do not materially interfere with the ordinary course of business of the Issuer or any Restricted Subsidiary;
     (12) Liens arising from filing precautionary Uniform Commercial Code financing statements regarding leases;
     (13) Liens securing the Notes outstanding on the Issue Date, and Liens securing Other Pari Passu Lien Obligations, the Note Guarantees relating thereto and any Obligations with respect to such Notes, Other Pari Passu Liens Obligations and Note Guarantees; provided, that such Liens with respect to Other Pari Passu Lien Obligations do not extend to any additional assets not securing the Notes;
     (14) Liens existing on the Issue Date securing Indebtedness outstanding on the Issue Date;
     (15) Liens in favor of the Issuer or a Guarantor;

     (16) Liens securing Indebtedness and related obligations (including Hedging Obligations and cash management obligations incurred in the ordinary course and not for speculative purposes) permitted pursuant to clauses (iv) or (viii)(a) of the second paragraph of “—Limitations on Additional Indebtedness” and Refinancing Indebtedness of such, in each case, to the extent such Liens in respect of Hedging Obligations are subject to the Intercreditor Agreement or another intercreditor agreement substantially consistent with and no less favorable to the Holders in any material respect than the Intercreditor Agreement and treated as “ABL Priority Liens” (as defined in the Intercreditor Agreement) under the applicable intercreditor agreement;
     (17) Liens securing Purchase Money Indebtedness and Capitalized Lease Obligations; provided, that such Liens shall not extend to any asset other than the specified asset being financed and additions and improvements thereon;
     (18) Liens securing Indebtedness permitted to be incurred under clause (xi) of the second paragraph of “—Certain Covenants—Limitations on Additional Indebtedness;” provided, that the Liens securing such Indebtedness (i) are solely on acquired property or Equity Interests of the acquired entity, and the proceeds thereof or (ii) do not extend to assets not subject to such Lien at the time of acquisition (other than improvements thereon) and are no more favorable to the lienholders than those securing such Indebtedness prior to the incurrence of such Indebtedness by the Issuer or a Restricted Subsidiary;
     (19) Liens, other than those securing Indebtedness permitted to be incurred under “—Certain Covenants—Limitations on Additional Indebtedness,” on assets of a Person existing at the time such Person is acquired or merged with or into or consolidated with the Issuer or any such Restricted Subsidiary (and not created in anticipation or contemplation thereof);
     (20) Liens to secure Refinancing Indebtedness of Indebtedness secured by Liens referred to in the foregoing clauses (13), (16), (17), (18), (19) and this clause (20); provided, that such Liens (i) do not extend to any additional assets (other than improvements thereon and replacements thereof and proceeds) and (ii) are of the same priority as any such Liens prior to such refinancing;
     (21) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;
     (22) Liens with respect to obligations that do not in the aggregate exceed $5.0 million at any one time outstanding;
     (23) Liens encumbering property or assets under construction arising from progress or partial payments by a customer of the Issuer or any of its Restricted Subsidiaries relating to such property or assets;
     (24) Liens on property of, or on shares of stock or Indebtedness of, any Person existing at the time (A) such Person becomes a Restricted Subsidiary of the Issuer or (B) such Person or such property is acquired by the Issuer or any Restricted Subsidiary; provided, that such Liens do not extend to any other assets of the Issuer or any Restricted Subsidiary and such Lien secures only those obligations which it secures on the date of such acquisition (and extensions, renewals, refinancings and replacements thereof);
     (25) Liens solely on any cash earnest money deposits made by the Issuer or any of its Restricted Subsidiaries in connection with any letter of intent or purchase agreement permitted under the Indenture;
     (26) Liens encumbering reasonable customary initial deposits and margin deposits and similar Liens attaching to brokerage accounts incurred in the ordinary course of business and not for speculative purposes;
     (27) Liens on insurance policies and proceeds thereof, or other deposits, to secure insurance premium financings;
     (28) Liens on cash, Cash Equivalents or other property arising in connection with the defeasance, discharge or redemption of Indebtedness;
     (29) Liens arising out of conditional sale, title retention, consignment or similar arrangements for the sale of goods entered into in the ordinary course of business;
     (30) Customary Liens granted in favor of a trustee (including the Trustee) to secure fees and other amounts owing to such trustee under an indenture or other agreement pursuant to which Indebtedness not prohibited by the Indenture is issued including the Indenture;
     (31) Liens on assets or the Capital Stock of Foreign Subsidiaries securing Indebtedness of Foreign Subsidiaries to the extent not pledged as Notes Collateral; and

     (32) (i) With respect to real property owned by the Issuer or applicable Restricted Subsidiary, Liens encumbering any leases or subleases of real property leased to a third party and not incurred in connection with Indebtedness, which do not materially distract from the use of the property subject thereto and that do not, in the aggregate, impair in any material respect the ordinary conduct of the business of the Issuer and the Restricted Subsidiaries, taken as a whole and (ii) with respect to any real property leased by the Issuer or any Restricted Subsidiary, any Liens on the title of such property not created by the Issuer or the Restricted Subsidiary, as applicable.
For purposes of determining compliance with this definition, (a) Permitted Liens need not be incurred solely by reference to one category of Permitted Liens described above but are permitted to be incurred in part under any combination thereof and (b) in the event that a Lien (or any portion thereof) meets the criteria of one or more categories of Permitted Liens described above, the Issuer shall, in its sole discretion, classify (or later reclassify) such item of Permitted Liens (or any portion thereof) in any manner that complies with this definition and will only be required to include the amount and type of such item of Permitted Liens in one of the above clauses and such Lien will be treated as having been incurred pursuant to only one of such clauses.
          “Person” means any individual, corporation, partnership, limited liability company, joint venture, incorporated or unincorporated association, joint-stock company, trust, unincorporated organization or government or other agency or political subdivision thereof or other entity of any kind.
          “Plan of Liquidation” with respect to any Person, means a plan that provides for, contemplates or the effectuation of which is preceded or accompanied by (whether or not substantially contemporaneously, in phases or otherwise): (1) the sale, lease, conveyance or other disposition of all or substantially all of the assets of such Person otherwise than as an entirety or substantially as an entirety; and (2) the distribution of all or substantially all of the proceeds of such sale, lease, conveyance or other disposition of all or substantially all of the remaining assets of such Person to holders of Equity Interests of such Person.
          “Preferred Stock” means, with respect to any Person, any and all preferred or preference stock or other equity interests (however designated) of such Person whether now outstanding or issued after the Issue Date.
          “principal” means, with respect to the Notes, the principal of, and premium, if any, on the Notes.
          “Purchase Money Indebtedness” means Indebtedness, including Capitalized Lease Obligations, of the Issuer or any Restricted Subsidiary, in each case, incurred for the purpose of financing all or any part of the purchase price, lease or mortgage financing (including such Indebtedness as lessee) of property, plant or equipment used in the business of the Issuer or any Restricted Subsidiary or the cost of installation, construction or improvement thereof, and the payment of any sales or other taxes associated therewith; provided, however, that (1) the amount of such Indebtedness shall not exceed such purchase price or cost and payment and (2) such Indebtedness shall be incurred within one year after such acquisition of such asset by the Issuer or such Restricted Subsidiary or such installation, construction or improvement.
          “Purchaser Group” means Monarch Alternative Capital LP, Whitebox Advisors, LLC and York Capital Management Global Advisors, LLC, in each case including any of their respective related funds and Affiliates.
          “Purchaser Party” means any beneficial owner (as defined in Rules 13d-3 and 13d-5 under the Exchange Act) who acquired Notes from the Issuer on the Issue Date.
          “Qualified Equity Interests” means Equity Interests of the Issuer other than Disqualified Equity Interests; provided, that such Equity Interests shall not be deemed Qualified Equity Interests to the extent sold or owed to a Subsidiary of the Issuer or financed, directly or indirectly, using funds (1) borrowed from the Issuer or any Subsidiary of the Issuer until and to the extent such borrowing is repaid or (2) contributed, extended, guaranteed or advanced by the Issuer or any Subsidiary of the Issuer (including, without limitation, in respect of any employee stock ownership or benefit plan).
          “Record Date” means the applicable Record Date specified in the Notes; provided, that if any such date is not a Business Day, the Record Date shall be the first day immediately succeeding such specified day that is a Business Day.
          “redeem” means to redeem, repurchase, purchase, defease, retire, discharge or otherwise acquire or retire for value; and “redemption” shall have a correlative meaning.
          “Redemption Date,” when used with respect to any Note to be redeemed, means the date fixed for such redemption pursuant to the Indenture and the Notes.
          “Redemption Price,” when used with respect to any Note to be redeemed, means the price fixed for such redemption, payable in immediately available funds, pursuant to the Indenture and the Notes.

          “refinance” means to refinance, repay, prepay, replace, renew, refund, redeem, defease or retire.
          “Refinancing Indebtedness” means Indebtedness of the Issuer or a Restricted Subsidiary issued in exchange for, or the proceeds from the issuance and sale or disbursement of which are used to redeem, extend, renew, replace, defease, refund or refinance in whole or in part, any Indebtedness of the Issuer or any Restricted Subsidiary (the “Refinanced Indebtedness”); provided that:
     (1) The principal amount (or accreted value, in the case of Indebtedness issued at a discount) of the Refinancing Indebtedness does not exceed the principal amount (or accreted value, as the case may be) of the Refinanced Indebtedness plus the amount of accrued and unpaid interest on the Refinanced Indebtedness, any premiums and defeasance costs paid to the holders of the Refinanced Indebtedness and reasonable expenses incurred in connection with the incurrence of the Refinancing Indebtedness;
     (2) The Refinancing Indebtedness is the obligation of the same Person as that of the Refinanced Indebtedness;
     (3) If the Refinanced Indebtedness was subordinated in right of payment to the Notes or the Note Guarantees, as the case may be, then such Refinancing Indebtedness, by its terms, is subordinate in right of payment to the Notes or the Note Guarantees, as the case may be, at least to the same extent as the Refinanced Indebtedness, and if the Refinanced Indebtedness was pari passu in right of payment with the Notes or the Note Guarantees, as the case may be, then the Refinancing Indebtedness ranks pari passu with, or is subordinated in right of payment to, the Notes or the Note Guarantees, as the case may be;
     (4) The Refinancing Indebtedness has a final Stated Maturity either (a) no earlier than the Refinanced Indebtedness being repaid or amended or (b) after the Maturity Date of the Notes; provided, that (x) if the Refinancing Indebtedness is subordinated in right of payment to the Notes or the Note Guarantees, then such Refinancing Indebtedness shall have a final Stated Maturity after the Maturity Date of the Notes and (y) if the Refinancing Indebtedness is with respect to Refinanced Indebtedness that was Subordinated Indebtedness, then such Refinancing Indebtedness shall have a maturity date no earlier than the Maturity Date of the Notes; and
     (5) The portion, if any, of the Refinancing Indebtedness that is scheduled to mature on or prior to the Maturity Date of the Notes has a Weighted Average Life to Maturity at the time such Refinancing Indebtedness is incurred that is equal to or greater than the Weighted Average Life to Maturity of the portion of the Refinanced Indebtedness being repaid that is scheduled to mature on or prior to the Maturity Date of the Notes; provided, that (x) if the Refinancing Indebtedness is subordinated in right of payment to the Notes or the Note Guarantees, then no portion of such Refinancing Indebtedness shall mature until after the Maturity Date of the Notes and (y) if the Refinancing Indebtedness is with respect to Refinanced Indebtedness that was Subordinated Indebtedness, then no portion of such Refinancing Indebtedness shall mature before the Maturity Date of the Notes.
          “Registration Rights Agreement” means the Registration Rights Agreement dated as of the Issue Date among the Issuer, the Guarantors and the Purchaser Parties.
          “Relevant Determination Date” has the meaning given to such term in the definition of “Consolidated Secured Debt Ratio.”
          “Requirement of Law” means, collectively, any and all requirements of any governmental authority including any and all laws, ordinances, rules, regulations or similar statutes or case law.
          “Responsible Officer” means, when used with respect to the Trustee, any officer in the Corporate Trust Office of the Trustee to whom any corporate trust matter is referred because of such officer’s knowledge of and familiarity with the particular subject and shall also mean any officer who shall have direct responsibility for the administration of the Indenture.
          “Restricted Payment” means any of the following:
     (1) The declaration or payment of any dividend or any other distribution on Equity Interests of the Issuer or any Restricted Subsidiary or any payment made to the direct or indirect holders (in their capacities as such) of Equity Interests of the Issuer or any Restricted Subsidiary, including, without limitation, any payment in connection with any merger or consolidation involving the Issuer but excluding (a) dividends or distributions payable solely in Qualified Equity Interests or through accretion or accumulation of such dividends on such Equity Interests, (b) in the case of Restricted Subsidiaries, dividends or distributions payable to the Issuer or to a Restricted Subsidiary (provided that such dividends or distributions be to the Issuer or a Guarantor if made by a Guarantor), (c) any dividend or other distribution for which an adjustment of the Conversion Rate is made in accordance with “—Conversion” and (d) any dividend, distribution or interest payment made to a Holder of Notes or Common Stock issuable upon conversion of the Notes in accordance with the Indenture;

     (2) The redemption of any Equity Interests of the Issuer or any Restricted Subsidiary, or any equity holder of the Issuer, including, without limitation, any payment in connection with any merger or consolidation involving the Issuer but excluding any such Equity Interests held by the Issuer or any Restricted Subsidiary;
     (3) Any Investment other than a Permitted Investment; or
     (4) Any prepayment with respect to or redemption, repurchase, retirement, defeasance or other acquisition for consideration of principal or sinking fund payment, as the case may be, in respect of Subordinated Indebtedness, in each case prior to the scheduled payment date or maturity or prior to any scheduled repayment of principal or sinking fund payment.
          “Restricted Security” means a Note that constitutes a “Restricted Security” within the meaning of Rule 144(a)(3) under the Securities Act; provided, however, that the Trustee shall be entitled to request and conclusively rely on an Opinion of Counsel with respect to whether any Note constitutes a Restricted Security.
          “Restricted Subsidiary” means any Subsidiary of the Issuer other than an Unrestricted Subsidiary. As of the Issue Date, all Subsidiaries of the Issuer shall be Restricted Subsidiaries.
          “Restructuring Expenses” means losses, expenses and charges incurred in connection with restructuring within the Issuer and/or one or more Restricted Subsidiaries, including in connection with integration of acquired businesses or Persons, disposition of one or more Subsidiaries or businesses, exiting of one or more lines of businesses and relocation, disposition or consolidation of facilities, including severance, curtailments or modifications of pension plans, lease termination and other non-ordinary-course, non-operating costs and expenses in connection therewith.
          “Rule 144A” means Rule 144A under the Securities Act.
          “S&P” means Standard & Poor’s Ratings Services, a division of the McGraw-Hill Companies, Inc., and its successors.
          “SEC” means the United States Securities and Exchange Commission.
          “Secretary’s Certificate” means a certificate signed by the Secretary of the Issuer.
          “Securities Act” means the United States Securities Act of 1933, as amended.
          “Security Documents” means the Collateral Agreement and any security agreements, pledge agreements, mortgages, collateral assignments and related agreements, in each case as amended, supplemented, restated, renewed, refunded, replaced, restructured, repaid, refinanced or otherwise modified from time to time, creating the security interests in the property and assets (other than Excluded Assets) of each Grantor.
          “Shelf Registration Statement” has the meaning assigned to it in the Registration Rights Agreement.
          “Significant Subsidiary” means (1) any Restricted Subsidiary that would be a “significant subsidiary” as defined in Regulation S-X promulgated pursuant to the Securities Act as such Regulation is in effect on the Issue Date and (2) any Restricted Subsidiary that, when aggregated with all other Restricted Subsidiaries that are not otherwise Significant Subsidiaries and as to which any event described in clause (xi) or (xii) under the first paragraph of “—Events of Default” has occurred and is continuing, or which are being released from their Note Guarantees (in the case of clause (x) of the second paragraph of “—Amendment, Supplement and Waiver,” would constitute a Significant Subsidiary under clause (1) of this definition.
          “Special Property” means:
     (a) Any contract, General Intangible, permit, lease or license held by any Grantor that validly prohibits the creation by such Grantor of a security interest therein;
     (b) Any contract, General Intangible, permit, lease or license held by any Grantor to the extent that any Requirement of Law applicable thereto prohibits the creation of a security interest therein;
     (c) Any contract, General Intangible, permit, lease or license held by any Grantor to the extent that the creation by such Grantor of a security interest therein is permitted only with the consent of another party, if the requirement to obtain such consent is legally enforceable and such consent has not been obtained;

     (d) Any property owned on the date hereof or acquired after the date hereof by any Grantor that is subject to a Lien permitted by either clause (14), (18), (19) or (20) of the definition of Permitted Liens if the contract or agreement pursuant to which such Lien is granted validly prohibits the creation of any other Lien on such property or requires the consent of another party to create such Lien, if the requirement to obtain such consent is legally enforceable and such consent has not been obtained.
provided, however, that to the extent such property constitutes Special Property due to a prohibition on the creation of any security interest or other Lien in the relevant permit, lease, license, contract or other agreement or by Requirement of Law applicable thereto, then in each case described in clauses (a), (b), (c) or (d) of this definition, such property shall constitute “Special Property” only to the extent and for so long as such permit, lease, license, contract or other agreement or Requirement of Law applicable thereto validly prohibits the creation of a security interest or Lien on such property in favor of the Noteholder Collateral Agent or such permit, lease, license, contract, other agreement or Requirement of Law validly requires any consent not obtained thereunder in order for the Issuer or a Guarantor to create a security interest therein and, upon the termination or waiver of such prohibition or requirement (howsoever occurring), such property shall cease to constitute “Special Property”; and provided, further, that clauses (a), (b), (c) and (d) of this definition shall not be construed to limit, impair or otherwise affect the Noteholder Secured Parties’ continuing security interests in any Grantor’s rights to or interests of any Grantor in (x) monies due or to become due under any such contract, license, agreement, instrument or other document (to the extent not prohibited by such contract, license, agreement, instrument or other document and applicable law), or (y) any proceeds from the sale, license, lease or other disposition of any such contract, license, agreement, instrument or other document.
          “Stated Maturity” means, with respect to any installment of interest or principal on any Indebtedness, the date on which such payment of interest or principal is scheduled to be paid in the documentation governing such Indebtedness, and shall not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.
          “Subordinated Indebtedness” means Indebtedness of the Issuer or any Restricted Subsidiary that is expressly subordinated in right of payment to the Notes or the Note Guarantees, respectively. For the avoidance of doubt, (i) unsecured Indebtedness is not subordinated to secured Indebtedness merely because it is unsecured and (ii) senior Indebtedness is not subordinated Indebtedness merely because it has a junior lien priority with respect to the same collateral.
          “Subsidiary” means, with respect to any Person:
     (1) Any corporation, limited liability company, association or other business entity of which more than 50% of the total voting power of the Equity Interests entitled (without regard to the occurrence of any contingency) to vote in the election of the Board of Directors thereof are at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person (or a combination thereof); and
     (2) Any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (b) the only general partners of which are such Person or of one or more Subsidiaries of such Person (or any combination thereof).
Unless otherwise specified, “Subsidiary” refers to a Subsidiary of the Issuer. The Excluded Joint Venture shall not be a Subsidiary of the Issuer or any Restricted Subsidiary for purposes of the Indenture.
          “Swap Agreements” means any agreement with respect to any swap, forward, future or derivative transaction or option or similar agreement involving, or settled by reference to, one or more rates, currencies, commodities, equity or debt instruments or securities, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value or any similar transaction or any combination of these transactions; provided that no phantom stock or similar plan providing for payments only on account of services provided by current or former directors, officers, employees or consultants of the Issuer or any Subsidiaries shall be a Swap Agreement.
          “Swap Obligations” of a Person means any and all obligations of such Person, whether absolute or contingent and howsoever and whensoever created, arising, evidenced or acquired (including all renewals, extensions and modifications thereof and substitutions therefor), under any and all Swap Agreements.
          “Total Leverage Ratio” means, as of any date of determination, the ratio of (a) consolidated total Indebtedness (excluding the Capitalized Lease Obligations, Purchase Money Indebtedness and Non-Recourse Indebtedness) of the Issuer and its Restricted Subsidiaries to (b) the aggregate amount of Consolidated Cash Flow for the then most recent four fiscal quarters for which internal financial statements of the Issuer and its Restricted Subsidiaries are available, in each case with such pro forma and other adjustments to such consolidated total Indebtedness and Consolidated Cash Flow as are consistent with the adjustment provisions set forth in the definition of Consolidated Secured Debt Ratio.

          “Trading Day” means a day during which trading in securities generally occurs on the principal United States securities exchange on which the Common Stock is then listed or, if the Common Stock is not listed on a United States national securities exchange, then on the principal other market on which the Common Stock is then traded or quoted.
          “Transactions” means, collectively, (a) the execution, delivery and performance by the Issuer and the Guarantors of the Indenture, Collateral Agreement, Intercreditor Agreement and other related documents to which they are a party and the issuance of the Notes thereunder, (b) the execution, delivery and performance the Issuer and the Subsidiaries party thereto of the Credit Agreement, Intercreditor Agreement and related security documents on the Issue Date and borrowing thereunder, (c) restructuring of the Issuer pursuant to the plan of reorganization to be confirmed and consummated in one or more voluntary cases under Chapter 11 of the Bankruptcy Code to be commenced by the Issuer in the United States Bankruptcy Court for the District of Delaware and (d) the payment of related fees and expenses.
          “Trustee” means the party named as such in the Indenture until a successor replaces it in accordance with the provisions of the Indenture and thereafter means such successor.
          “Uniform Commercial Code” or “UCC” means the Uniform Commercial Code as in effect in the relevant jurisdiction from time to time. Unless otherwise specified, references to the Uniform Commercial Code refer to the New York Uniform Commercial Code.
          “Unrestricted Subsidiary” means (1) any Subsidiary that at the time of determination shall be designated an Unrestricted Subsidiary by the Board of Directors of the Issuer in accordance with “—Certain Covenants—Limitations on Designation of Unrestricted Subsidiaries” and (2) any Subsidiary of an Unrestricted Subsidiary.
          “U.S. Government Obligations” means direct non-callable obligations of, or obligations guaranteed by, the United States of America for the payment of which guarantee or obligations the full faith and credit of the United States of America is pledged.
          “U.S. Legal Tender” means such coin or currency of the United States of America that at the time of payment shall be legal tender for the payment of public and private debts.
          “Voting Stock” with respect to any Person, means securities of any class of Equity Interests of such Person entitling the holders thereof (whether at all times or only so long as no senior class of stock or other relevant equity interest has voting power by reason of any contingency) to vote in the election of members of the Board of Directors of such Person.
          “Weighted Average Life to Maturity” when applied to any Indebtedness at any date, means the number of years obtained by dividing (1) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payment of principal, including payment at final maturity, in respect thereof by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment by (2) the then outstanding principal amount of such Indebtedness.
          “Wholly Owned Restricted Subsidiary” means a Restricted Subsidiary of which 100% of the Equity Interests (except for directors’ qualifying shares or certain minority interests owned by other Persons solely due to local law requirements that there be more than one stockholder, but which interest is not in excess of what is required for such purpose) are owned directly by the Issuer or through one or more Wholly Owned Restricted Subsidiaries.
Book-Entry; Delivery and Form
General
          The Notes were initially issued in fully registered global form in minimum denominations of $1,000 and integral multiples of $1,000 in excess of $1,000. The Notes were initially represented by permanent global notes (the “Global Notes”).
          The Global Notes were deposited upon issuance with the Trustee, as custodian for The Depository Trust Company (“DTC”), in New York, New York, and registered in the name of DTC or its nominee for credit to an account of a direct or indirect participant in DTC (including the Euroclear System (“Euroclear”) or Clearstream Banking, S.A. (“Clearstream”)), as described below under “—Depository Procedures.”
          Except as set forth below, the Global Notes may be transferred, in whole and not in part, only to another nominee of the depository or to a successor of the depository or its nominee. Beneficial interests in the Global Notes may not be exchanged for securities in certificated form except in the limited circumstances described below under “—Exchange of Global Notes for Certificated Notes.”
          Transfers of beneficial interests in the Global Notes will be subject to the applicable rules and procedures of DTC and its direct or indirect participants, which may change from time to time.
Depository Procedures
          The following is a description of the operations and procedures of DTC. These operations and procedures are solely within the control of DTC and are subject to changes by it. We take no responsibility for these operations and procedures and urge investors to contact the system or their participants directly to discuss these matters.
          DTC has advised us that DTC is a limited-purpose trust company created to hold securities for its participating organizations (collectively, the “Participants”) and to facilitate the clearance and settlement of transactions in those securities between the Participants through electronic book-entry changes in accounts of its Participants. The Participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Access to DTC’s system is also available to other entities such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly (collectively, the “Indirect Participants”). Persons who are not Participants may beneficially own securities held by or on behalf of DTC only through the Participants or the Indirect Participants. The ownership interests in, and transfers of ownership interests in, each security held by or on behalf of DTC are recorded on the records of the Participants and Indirect Participants.
          DTC has also advised us that, pursuant to procedures established by it:
•	upon deposit of the Global Notes, DTC will credit the accounts of the Participants designated by the registrar with portions of the principal amount of the Global Notes; and
•	ownership of these interests in the Global Notes will be shown on, and the transfer of ownership of these interests will be effected only through, records maintained by DTC (with respect to the Participants) or by the Participants and the Indirect Participants (with respect to other owners of beneficial interest in the Global Notes).
          All interests in a Global Note may be subject to the procedures and requirements of DTC.
          The laws of some states require that certain Persons take physical delivery in definitive form of securities that they own. Consequently, the ability to transfer beneficial interests in a Global Note to such Persons will be limited to that extent. Because DTC can act only on behalf of the Participants, which in turn act on behalf of the Indirect Participants, the ability of a Person having beneficial interests in a Global Note to pledge such interests to Persons that do not participate in the DTC system, or otherwise take actions in respect of such interests, may be affected by the lack of a physical certificate evidencing such interests.
          EXCEPT AS DESCRIBED BELOW, OWNERS OF INTEREST IN THE GLOBAL NOTES WILL NOT HAVE SECURITIES REGISTERED IN THEIR NAMES, WILL NOT RECEIVE PHYSICAL DELIVERY OF SECURITIES IN CERTIFICATED FORM AND WILL NOT BE CONSIDERED THE REGISTERED OWNERS OR “HOLDERS” THEREOF UNDER THE INDENTURE FOR ANY PURPOSE.
          Payments in respect of the principal of, and interest and premium, if any, on a Global Note registered in the name of DTC or its nominee will be payable to DTC in its capacity as the registered holder under the Indenture. Under the terms of the Indenture, we and the Trustee will treat the Persons in whose names the Notes, including the Global Notes, are registered as the owners of the Notes for the purpose of receiving payments and for all other purposes. Consequently, neither we, nor the Trustee nor any agent of us or the Trustee has or will have any responsibility or liability for:
•	any aspect of DTC’s records or any Participant’s or Indirect Participant’s records relating to or payments made on account of beneficial ownership interest in the Global Notes or for maintaining, supervising or reviewing any of DTC’s records or any Participant’s or Indirect Participant’s records relating to the beneficial ownership interests in the Global Notes; or
•	any other matter relating to the actions and practices of DTC or any of its Participants or Indirect Participants.
          DTC has advised us that its current practice, upon receipt of any payment in respect of securities such as the Notes (including principal and interest), is to credit the accounts of the relevant Participants with the payment on the payment date unless DTC has reason to believe it will not receive payment on such payment date. Each relevant Participant is credited with an amount proportionate to its beneficial ownership of an interest in the principal amount of the relevant security as shown on the records of DTC. Payments by the Participants and the Indirect Participants to the beneficial owners of Notes will be governed by standing instructions and customary practices and will be the responsibility of the Participants or the Indirect Participants and will not be the responsibility of DTC, the Trustee or us. Neither we nor the trustee will be liable for any delay by DTC or any of the Participants or the Indirect

Participants in identifying the beneficial owners of the Notes, and we and the trustee may conclusively rely on and will be protected in relying on instructions from DTC or its nominee for all purposes.
          Transfers between the Participants will be effected in accordance with DTC’s procedures, and will be settled in same-day funds.
          DTC has advised us that it will take any action permitted to be taken by a holder of Notes only at the direction of one or more Participants to whose account DTC has credited the interests in the Global Notes and only in respect of such portion of the aggregate principal amount of the Notes as to which such Participant or Participants has or have given such direction. However, if there is an Event of Default under the Indenture, DTC reserves the right to exchange the Global Notes for legended notes in certificated form, and to distribute such notes to its Participants.
          Although DTC has agreed to the preceding procedures to facilitate transfers of interests in the Global Notes among participants in DTC, it is under no obligation to perform or to continue to perform such procedures, and may discontinue such procedures at any time. Neither we nor the Trustee nor any of their respective agents will have any responsibility for the performance by DTC or its participants or indirect participants of its obligations under the rules and procedures governing its operations.
Exchange of Global Notes for Certificated Securities
          A Global Note is exchangeable for definitive Notes in registered certificated form (“Certificated Securities”) if:
•	DTC (a) notifies us that it is unwilling or unable to continue as depository for the Global Notes or (b) has ceased to be a clearing agency registered under the Exchange Act and, in either case, we fail to appoint a successor depository;
•	we, at our option and subject to the procedures of DTC, elect to exchange the Global Notes (in whole but not in part) for definitive securities and deliver a written notice to such effect to the Trustee; or
•	there has occurred and is continuing a Default or Event of Default with respect to the Notes.
          In addition, beneficial interests in a Global Note may be exchanged for Certificated Securities upon prior written notice given to the Trustee by or on behalf of DTC in accordance with the respective indenture. In all cases, Certificated Securities delivered in exchange for any Global Note or beneficial interests in Global Notes will be registered in the names, and issued in any approved denominations, requested by or on behalf of the depository (in accordance with its customary procedures) and will bear any applicable restrictive legend required by applicable law.

Material U.S. Federal Income Tax Considerations
          The following is a summary of certain U.S. federal income tax considerations regarding the acquisition, ownership and disposition (including a conversion into Common Stock) of the Notes and the ownership and disposition of Common Stock received upon a conversion of the Notes. This discussion is based on existing provisions of the U.S. Internal Revenue Code of 1986, as amended (the “Code”), final and temporary Treasury Regulations promulgated thereunder, administrative pronouncements or practice, judicial decisions, and interpretations of the foregoing, all as of the date hereof. Future legislative, judicial or administrative modifications, revocations or interpretations, which may or may not be retroactive, may result in U.S. federal income tax consequences significantly different from those discussed herein. This discussion is not binding on the U.S. Internal Revenue Service (the “IRS”). No ruling has been or will be sought or obtained from the IRS with respect to any of the U.S. federal income tax consequences discussed herein. There can be no assurance that the IRS will not challenge any of the conclusions described herein or that a U.S. court will not sustain such challenge.
          This summary deals only with beneficial owners of Notes that hold Notes or Common Stock (as the case may be) as “capital assets” within the meaning of Section 1221 of the Code. This summary is not a complete analysis of all of the potential tax considerations of such transactions and does not address all tax considerations that might be relevant to particular holders in light of their personal circumstances or to persons that are subject to special tax rules, including, without limitation, holders that are banks, financial institutions, tax-exempt organizations, S corporations, partnerships or other pass-through entities, insurance companies, broker dealers, dealers or traders in securities or currencies, U.S. expatriates or former long-term residents of the United States, taxpayers subject to the alternative minimum tax, individual retirement accounts or other tax deferred accounts, traders in securities that elect to use a mark-to-market method of accounting for their securities holdings, insurance companies, real estate investment trusts, regulated investment companies, persons that hold Notes or Common Stock as a position in a “straddle,” or as part of a synthetic security or “hedge,” “conversion transaction,” “constructive sale” or other integrated investment, or U.S. Holders that have a “functional currency” other than the U.S. dollar or Non-U.S. Holders (as defined below), except as described below. Moreover, this summary does not discuss the effect of any other U.S. federal tax laws (such as estate and gift tax laws) or applicable state, local or foreign tax laws.
          As used herein, a “U.S. Holder,” means a beneficial owner of Notes or Common Stock that is (1) an individual citizen or resident of the United States as determined for U.S. federal income tax purposes, (2) a corporation, or other entity taxable as a corporation for U.S. federal income tax purposes, created or organized under the laws of the United States, any state thereof or the District of Columbia, (3) an estate, the income of which is subject to U.S. federal income taxation regardless of its source, or (4) a trust if either (a) a U.S. court is able to exercise primary supervision over the trust’s administration and one or more United States persons have the authority to control all of the trust’s substantial decisions or (b) it has a valid election in effect under applicable Treasury Regulations to be treated as a United States person. A “Non-U.S. Holder” means a beneficial owner of Notes or Common Stock that is, for U.S. federal income tax purposes, an individual, corporation, estate or trust that is not a U.S. Holder.
          If an entity that is classified as a partnership for U.S. federal income tax purposes is a beneficial owner of Notes or Common Stock, the tax treatment of a partner in the partnership generally will depend upon the status of the partner and the activities of the partnership. Partnerships and other entities that are classified as partnerships for U.S. federal income tax purposes and persons holding Notes or Common Stock through a partnership or other entity classified as a partnership for U.S. federal income tax purposes are urged to consult their own tax advisors.
          THE FOLLOWING DISCUSSION IS FOR GENERAL INFORMATION ONLY AND IS NOT INTENDED TO BE LEGAL OR TAX ADVICE. INVESTORS SHOULD CONSULT THEIR OWN TAX ADVISORS WITH RESPECT TO THE APPLICATION OF THE U.S. FEDERAL INCOME TAX LAWS TO THEIR PARTICULAR SITUATIONS AS WELL AS ANY TAX CONSEQUENCES ARISING UNDER OTHER U.S. FEDERAL TAX LAWS OR THE LAWS OF ANY STATE, LOCAL OR FOREIGN TAXING JURISDICTION OR UNDER ANY APPLICABLE TAX TREATY.
Characterization of the Notes as Debt
          The U.S. federal income tax consequences to the holders of the Notes will depend upon the characterization of the Notes for U.S. federal income tax purposes. We believe that the Notes are debt for U.S. federal income tax purposes. Our determination that the Notes are debt is binding on a holder of the Notes unless such holder explicitly discloses on its tax return that it is taking a different position in the manner required by applicable Treasury Regulations. The balance of this discussion assumes that the Notes will be respected as debt for U.S. federal income tax purposes. Our determination, however, is not binding on the IRS. There can be no assurance that the IRS will not successfully challenge this position. If any of the Notes were treated as equity, adverse consequences could result to the Company and to holders of such Notes.

U.S. Holders
Payments of Interest on the Notes
Stated Interest
          Assuming that the Notes are not treated as contingent payment debt instruments under applicable Treasury Regulations (as described under “—Additional Interest” below), payments of interest made to a U.S. Holder in respect of the Notes, including any accrued and unpaid interest deemed to have been paid upon conversion, will be subject to U.S. federal income tax as ordinary income when received or accrued, in accordance with such U.S. Holder’s regular method of accounting for U.S. federal income tax purposes.
Additional Interest
          Under certain circumstances (see “Description of the Notes—Redemption—Optional Redemption,” “Description of the Notes—Conversion—Adjustment Upon Fundamental Change of Control” and “Description of the Notes—Conversion—Conversion Event; Termination of Conversion Rights”), we may be required to pay additional interest on the Notes. Our obligation to make payments of additional interest may implicate the provisions of Treasury Regulations relating to “contingent payment debt instruments.” Although the issue is not free from doubt, we believe that the possibility of such additional payments pursuant to the terms of the Notes is “remote” and therefore we do not treat the Notes as contingent payment debt instruments for U.S. federal income tax purposes. Our determination that the possibility of such additional payments provided for under the Notes is remote is binding on a holder unless such holder explicitly discloses on its tax return that it is taking a different position in the manner required by applicable Treasury Regulations. If we become obligated to pay additional interest, we intend to take the position that such amounts will be treated as ordinary interest income and taxed as described under “—Stated Interest” above. Our determination, however, is not binding on the IRS. If the IRS were to take a contrary position regarding our determination, a U.S. Holder may be required to accrue interest income based upon a “comparable yield,” regardless of the holder’s method of accounting. The “comparable yield” is the yield at which we would issue a fixed rate non-convertible debt instrument with no contingent payments, but with terms and conditions similar to those of the Notes, and that yield would be higher than the stated coupon on the Notes. In addition, any gain on the sale, exchange, retirement or other taxable disposition of the Notes (including any gain realized on the conversion of a Note) would be recharacterized as ordinary income. U.S. Holders should consult their own tax advisors regarding the possible application of the contingent payment debt instrument rules to the Notes and the tax treatment of the receipt of any additional interest on the Notes.
          The remainder of this discussion assumes that the Notes are not treated as contingent payment debt instruments.
Market Discount
          The market discount provisions of the Code may apply to U.S. Holders that acquire Notes for less than the stated principal amount thereof. In general, a debt instrument other than a debt instrument with a fixed maturity of one year or less that is acquired by a U.S. Holder in the secondary market will be treated as acquired with market discount if the debt instrument’s stated redemption price at maturity exceeds the tax basis of the debt instrument in the holder’s hands immediately after its acquisition, unless such excess is less than a statutorily defined de minimis amount.
          In general and subject to the discussion below, any gain recognized by a U.S. Holder on the disposition of a Note (or shares of Common Stock received upon conversion of such Note) having market discount generally will be treated as ordinary income to the extent of the market discount that accrued on the Note while held by such U.S. Holder. Unless the U.S. Holder elects to accrue market discount on a constant-yield basis, market discount will accrue on a straight-line basis over the term remaining on the Note. Subject to certain exceptions, such as when a holder elects to include market discount in gross income currently (as described below), a U.S. Holder that acquires a Note having market discount may be required to defer the deduction of a portion of the interest expense on any indebtedness incurred or continued to purchase or carry the Note until the taxable year in which the U.S. Holder disposes of the Note.
          A U.S. Holder that acquires a Note with market discount may elect to include market discount in gross income currently as it accrues (either on a straight-line basis or on a constant-yield basis). If a U.S. Holder makes such an election, the U.S. Holder’s adjusted tax basis in the Note will be increased by any amount included in income. The election applies to all market discount obligations acquired by the U.S. Holder during or after the taxable year to which the election applies and may be revoked only with the consent of the IRS. If the election is made, the rules described above which treat gain realized as ordinary income and require deferral of certain interest deductions will not apply. Each U.S. Holder is urged to consult its tax advisors before making this election.
Notes Purchased at a Premium
          A U.S. Holder may be subject to the rules applicable to “amortizable bond premium” if the holder acquires a Note at a purchase price in excess of the sum of all payments payable on the Notes after the purchase date other than payments of stated interest

(“Remaining Redemption Amount”). For this purpose, the purchase price allocable to a Note is deemed to be the total purchase price reduced by an amount equal to the value of the right to convert the Note into Common Stock. In general, the amount of amortizable bond premium with respect to a Note will be equal to the excess, if any, of (i) the U.S. Holder’s adjusted tax basis in the Note immediately after acquisition reduced by an amount equal to the value of the right to convert the Note into Common Stock over (ii) the Remaining Redemption Amount.
          A U.S. Holder may elect to amortize such premium on a constant-yield basis as an offset to interest income over the period from the U.S. Holder’s acquisition date to the Note’s maturity date. A U.S. Holder that elects to amortize bond premium must reduce its adjusted tax basis in the Note by the amount of the amortized bond premium. An election to amortize bond premium applies to all taxable debt obligations held by the U.S. Holder during or after the taxable year for which the election is made. The election may be revoked only with the consent of the IRS. Amortizable bond premium is treated as a reduction of interest on the Note instead of as a deduction. The offset of amortizable bond premium against interest income on the Note occurs when the U.S. Holder takes the interest income into account under the U.S. Holder’s regular method of tax accounting for U.S. federal income tax purposes.
          For a U.S. Holder that does not elect to amortize bond premium, the amount of such premium will be included in such holder’s tax basis when the Note matures or is disposed of by such holder. Therefore, a U.S. Holder that does not elect to amortize premium and holds the Note to maturity will generally be required to treat the premium as capital loss when the Note matures.
Sale, Exchange, Redemption or Retirement of the Notes
          Upon a sale, exchange, redemption or retirement of a Note (other than a conversion into Common Stock), a U.S. Holder will generally recognize gain or loss equal to the difference between (i) the amount realized (including the amount of cash received and the fair market value of any property received, but excluding any amount attributable to accrued but unpaid interest not previously included in income) and (ii) such U.S. Holder’s adjusted tax basis in the Note at the time of such sale, exchange, redemption or retirement. A U.S. Holder’s adjusted tax basis in a Note will generally be equal to the U.S. Holder’s purchase price for the Note, increased by market discount previously included in income, and decreased by any amortized bond premium and any cash payment previously made on the Note other than payments of qualified stated interest. Subject to the treatment of a portion of any gain as ordinary income to the extent of any market discount accrued on the Note, such gain or loss will be capital gain or loss and will generally be long-term capital gain or loss if the U.S. Holder held the Note for more than one year at the time of sale, exchange, redemption or retirement. Generally, long-term capital gain for non-corporate U.S. Holders, including individuals, is eligible for reduced rates of taxation. The amount deductible in respect of a capital loss is subject to limitations. Amounts attributable to accrued but unpaid interest are treated as ordinary income as described under “—Stated Interest” above.
Conversion of the Notes into Shares of Common Stock
          A U.S. Holder should not recognize gain or loss on the exchange of a Note for shares of Common Stock upon conversion, except to the extent of the fair market value of any shares of Common Stock received with respect to accrued but unpaid interest, which should be treated as ordinary income to the extent not previously included in income. The U.S. Holder should have an aggregate tax basis in the shares of Common Stock received in the conversion (including any fractional share for which cash is paid, but excluding shares attributable to accrued interest) equal to the aggregate tax basis of the Note converted. The tax basis in any shares of Common Stock attributable to accrued and unpaid interest will equal the fair market value of such shares when received. The holding period for shares of Common Stock received by the U.S. Holder upon conversion of a Note (other than shares attributable to accrued interest) should include the U.S. Holder’s holding period for the Note surrendered in the conversion.
          With respect to any cash received in lieu of a fractional share of Common Stock, the U.S. Holder would be treated as if the fractional share had been issued and then redeemed for cash and would recognize capital gain or loss in an amount equal to the difference between (i) the amount of cash received in lieu of the fractional share and (ii) the portion of the U.S. Holder’s adjusted tax basis in the Note that is allocated to the fractional share, as described under “—Sale, Exchange, Redemption or Retirement of the Notes” above.
Constructive Distributions in Respect of the Notes
          The terms of the Notes allow for changes in the conversion rate of the Notes in certain circumstances (see “Description of the Notes—Conversion—Adjustment of Conversion Rate”). A change in conversion rate that allows holders to receive more shares of Common Stock on conversion may increase the holders’ proportionate interests in our earnings and profits or assets. In that case, a holder would be treated as though it received a distribution in the form of shares of our Common Stock, in an amount equal to the value, as of the date of such constructive distribution, of the additional Common Stock that the holder would be entitled to receive upon a conversion of the Notes by virtue of the change in the conversion rate. Such a constructive stock distribution could be taxable to the holders, even though they did not actually receive any cash or other property. Not all changes in conversion rate that allow holders to receive more shares of Common Stock on conversion, however, increase the holders’ proportionate interests in the

Company. For instance, a change in conversion rate simply could prevent the dilution of the holders’ interests upon a stock split or other change in capital structure. Changes of this type, if made by a bona fide, reasonable adjustment formula, are not treated as constructive stock distributions. Conversely, if an event occurs that dilutes the holders’ interests and the conversion rate is not adjusted, the resulting increase in the proportionate interests of our stockholders could be treated as a taxable stock distribution to them.
          Any taxable constructive stock distributions resulting from a change to, or failure to change, the conversion rate generally would be treated in the same manner as a distribution paid in cash or other property. Such constructive distribution would be treated as a taxable dividend to the recipient to the extent of our current or accumulated earnings and profits, with any excess treated as a non-taxable return of capital or as capital gain, in the manner described under “—Distributions on Shares of Common Stock” below. Generally, a U.S. Holder’s tax basis in a Note will be increased to the extent any such constructive distribution is treated as a dividend. It is unclear whether any such constructive dividends would be eligible for the reduced rate of U.S. federal income tax currently applicable to certain dividends received by non-corporate holders or the dividends-received deduction applicable to corporations.
Distributions on Shares of Common Stock
          Distributions in respect of the shares of Common Stock received upon a conversion of the Notes, other than certain pro rata distributions of Common Stock, will be treated as dividends for U.S. federal income tax purposes to the extent paid out of our current or accumulated earnings and profits, as determined under U.S. federal income tax principles, and will be includible in income by U.S. Holders and taxable as ordinary income when received. If a distribution on shares of Common Stock exceeds our current and accumulated earnings and profits, the excess will be treated first as a non-taxable return of capital, which reduces a holder’s tax basis in the shares of Common Stock, and any distribution in excess of the holder’s tax basis in the shares of Common Stock will be treated as capital gain, which will be long-term capital gain if the holder’s holding period exceeds one year.
          Dividends received by non-corporate U.S. Holders (with respect to taxable years beginning no later than December 31, 2012) from us generally will qualify for reduced rates of taxation on qualified dividend income if certain holding period and other requirements are met. Dividends will be eligible for the dividends received deduction if the U.S. Holder is an otherwise qualifying corporate holder that meets the holding period and other requirements for the dividends received deduction.
Sale, Exchange or Other Taxable Disposition of Shares of Common Stock
          A U.S. Holder generally will recognize capital gain or loss on a sale, exchange or other taxable disposition of shares of Common Stock. A U.S. Holder’s gain or loss will equal the difference between the amount realized by the holder and the holder’s adjusted tax basis in the share of Common Stock. The amount realized by a U.S. Holder will equal the amount of any cash plus the fair market value of any other property received for the shares of Common Stock. Except to the extent of any accrued market discount as discussed above, the gain or loss recognized by a U.S. Holder on a sale or exchange of the shares of Common Stock will be capital gain or loss and will be long-term capital gain or loss if the holder’s holding period for the shares of Common Stock exceeds one year. In the case of a non-corporate U.S. Holder, long-term capital gains are subject to taxation at favorable rates. The deductibility of capital losses is subject to limitations.
Additional Tax on Passive Income
          For taxable years beginning after December 31, 2012, U.S. Holders that are individuals, estates or trusts and whose income exceeds certain thresholds generally will be subject to a 3.8% Medicare contribution tax on unearned income, including, among other things, interest income, dividend income and capital gains from the sale, exchange or other taxable disposition of, the Notes or Common Stock, subject to certain limitations and exceptions.
Information Reporting and Backup Withholding
          A U.S. Holder may be subject to information reporting and backup withholding tax (currently at a rate of 28%) on payments of (i) interest and principal on the Notes, (ii) proceeds (including additional interest) from the sale or other disposition (including a redemption or conversion) of the Notes or the shares of Common Stock and (iii) dividends on the Common Stock. Certain holders (including, among others, corporations and certain tax-exempt organizations) are generally not subject to information reporting and backup withholding provided their exemptions are properly established. A U.S. Holder generally will be subject to backup withholding if such holder is not otherwise exempt and such holder: fails to provide its taxpayer identification number, fails to certify that such number is correct, fails to certify that such U.S. Holder is not subject to backup withholding, or otherwise fails to comply with the applicable requirements of the backup withholding rules. Backup withholding is not an additional tax. Any amounts withheld may be credited against a holder’s U.S. federal income tax liability and may entitle such holder to a refund, provided such holder timely furnishes certain information to the IRS. U.S. Holders should consult with their own tax advisors regarding the application of backup withholding to their particular situation, the availability of exemptions from backup withholding and the procedure for obtaining such exemptions, if available.
Non-U.S. Holders
Treatment of the Notes
          Subject to the discussion below regarding backup withholding, payments of principal and interest (including interest deemed to be received upon conversion) on the Notes by a Non-U.S. Holder will be exempt from U.S. federal income or withholding tax, provided that: (i) such Non-U.S. Holder does not own, actually or constructively, 10% or more of the total combined voting power of all classes of our stock entitled to vote, and is not a controlled foreign corporation related, directly or indirectly, to us through stock ownership; (ii) such Non-U.S. Holder certifies on an IRS Form W-8BEN (or successor form), under penalties of perjury, that it is not a United States person and provides its name and address or otherwise satisfies applicable documentation requirements; and (iii) such payments are not effectively connected with the conduct by such Non-U.S. Holder of a trade or business in the United States (or, where a tax treaty applies, are not attributable to a U.S. permanent establishment).
          If a Non-U.S. Holder cannot satisfy the requirements above, payments of interest made to the Non-U.S. Holder will be subject to a 30% U.S. federal withholding tax, unless the Non-U.S. Holder qualifies for a reduced rate of withholding, or is able to claim a valid exemption, under a tax treaty (generally, by providing an IRS Form W-8BEN claiming treaty benefits) or by establishing that such interest is not subject to withholding tax because it is effectively connected with the Non-U.S. Holder’s conduct of a trade or business in the United States (generally, by providing an IRS Form W-8ECI, as described below).
          Any gain realized upon the sale, exchange or other taxable disposition of Notes generally will not be subject to U.S. federal income tax unless:
(i)	that gain is effectively connected with the conduct of a trade or business in the United States by the Non-U.S. Holder (and, where a tax treaty applies, is attributable to a U.S. permanent establishment); or

(ii)	the Non-U.S. Holder is an individual who is present in the United States for 183 days or more in the taxable year of that disposition and certain other conditions are met.
          In addition, accrued but unpaid interest (including accrued market discount) not previously included in income is not treated as gain subject to these rules, but rather is subject to the rules regarding interest described above.
          If a Non-U.S. Holder of the Notes is engaged in a trade or business in the United States, the Non-U.S. Holder, although exempt from the U.S. federal withholding tax discussed above, generally will be subject to regular U.S. federal income tax on a net basis on interest and on any gain realized on the sale, exchange, or other taxable disposition of Notes in the same manner as if it were a U.S. Holder to the extent such interest or gain is effectively connected with such Non-U.S. Holder’s conduct of the U.S. trade or business (and, in the case of certain tax treaties, is attributable to a permanent establishment or fixed base within the United States). In lieu of the certificate described above, such Non-U.S. Holder will be required to provide to the withholding agent a properly executed IRS Form W-8ECI (or successor form) in order to claim an exemption from withholding tax. In addition, if such Non-U.S. Holder is a foreign corporation, it may be subject to a branch profits tax equal to 30% (or such lower rate provided by an applicable tax treaty) of its effectively connected earnings and profits for the taxable year, subject to certain adjustments.
Shares of Common Stock
          Subject to the discussion below, any dividends paid to a Non-U.S. Holder with respect to the shares of Common Stock (and any deemed dividends resulting from certain adjustments, or the failure to make certain adjustments, to the number of shares of Common Stock to be issued upon conversion of the Notes, as discussed in “—U.S. Holders—Constructive Distributions in Respect of the Notes” above) will be subject to U.S. federal withholding tax at a 30% rate or such lower rate as may be specified by an applicable tax treaty. In order to obtain a reduced rate of U.S. federal withholding tax under an applicable income tax treaty, a Non-U.S. Holder will be required to provide a properly executed IRS Form W-8BEN (or successor form) certifying its entitlement to benefits under the treaty. Because a constructive distribution deemed received by a Non-U.S. Holder would not give rise to any cash from which any applicable withholding tax could be satisfied, we may set off any such withholding tax against any cash payments of interest payable on the Notes, shares of the Non-U.S. Holder’s Common Stock or sales proceeds subsequently paid or credited to the Non-U.S. Holder.
          Dividends received by a Non-U.S. Holder that are effectively connected with such Non-U.S. Holder’s conduct of a trade or business within the United States (and, where a tax treaty applies, are attributable to a U.S. permanent establishment) are not subject to U.S. federal withholding tax, but instead are subject to U.S. federal income tax on a net income basis at the applicable graduated individual or corporate rates. Such Non-U.S. Holder will be required to provide to the withholding agent a properly executed IRS

Form W-8ECI (or successor form) in order for effectively connected income to be exempt from U.S. federal withholding tax. In addition, if such Non-U.S. Holder is a corporation, it may be subject to a branch profits tax of 30% (or such lower rate provided by an applicable treaty) of its effectively connected earnings and profits for the taxable year, subject to certain adjustments.
          Any gain realized by a Non-U.S. Holder upon the sale, exchange or other taxable disposition of shares of Common Stock generally will not be subject to U.S. federal income tax unless: (i) that gain is effectively connected with such Non-U.S. Holder’s conduct of a trade or business in the United States (and, where a tax treaty applies, is attributable to a U.S. permanent establishment); or (ii) the Non-U.S. Holder is an individual who is present in the United States for 183 days or more in the taxable year of that disposition and certain other conditions are met.
Information Reporting and Backup Withholding
          In general, a Non-U.S. Holder will be subject to information reporting and backup withholding with respect to payments made by us with respect to the Notes or the shares of Common Stock unless the Non-U.S. Holder provides to the withholding agent an IRS Form W-8BEN or IRS Form W-8ECI (or successor form) and such withholding agent does not have actual knowledge or reason to know that such Non-U.S. Holder is a United States person. In addition, information reporting and, depending on the circumstances, backup withholding will apply to the proceeds of the sale, exchange or other taxable disposition of the Notes or Common Stock made within the United States or conducted through certain U.S. financial intermediaries unless the payor receives the IRS Form described above and does not have actual knowledge or reason to know that the Non-U.S. Holder is a United States person as defined under the Code or the Non-U.S. Holder otherwise establishes an exemption. Backup withholding is not an additional tax. Amounts withheld as backup withholding may be credited against a holder’s U.S. federal income tax liability and the holder may obtain a refund of any excess amounts withheld under the backup withholding rules by timely filing an appropriate claim for refund with the IRS and furnishing any required information.
Withholdable Payments to Foreign Financial Entities and Other Foreign Entities
          The Foreign Account Tax Compliance Act, or FATCA, will impose a U.S. federal withholding tax of 30% on certain payments to foreign financial institutions, investment funds and other non-US persons that fail to comply with information reporting requirements in respect of their direct and indirect U.S. shareholders and/or U.S. accountholders. Such payments would include our dividends and the gross proceeds from the sale or other disposition of our Common Stock. IRS guidance indicates that, under future regulations, this withholding will apply to payments of dividends on our Common Stock made on or after January 1, 2014 and to payments of gross proceeds from a sale or other disposition of our Common Stock made on or after January 1, 2015. Under certain circumstances, a Non-U.S. Holder might be eligible for refunds or credits of such taxes. Prospective investors are encouraged to consult with their own tax advisors regarding the possible implications of this legislation on their investment in our Common Stock.

Legal Matters
          Paul, Weiss, Rifkind, Wharton & Garrison LLP will pass upon the validity of the Notes and the guarantees offered by this prospectus. Curt M. Lindeman, Vice President, General Counsel and Corporate Secretary of the Company, will pass upon certain legal matters relating to the guarantees. Paul, Weiss, Rifkind, Wharton & Garrison LLP has relied upon the opinion of Mr. Lindeman as to matters of state law.
          Mr. Lindeman, a full-time employee of the Company, owns 4,499 shares of the Company’s Common Stock, 2,846 Class A warrants, 2,846 Class B warrants, 19,723 restricted stock units, 25,696 incentive restricted stock units and options to purchase 21,024 shares of the Company’s Common Stock.
Experts
          The consolidated financial statements as of December 31, 2010 (successor) and December 31, 2009 (predecessor) and for the four-month period ended December 31, 2010 (successor), the eight-month period ended August 31, 2010 (predecessor) and each of the two years in the period ended December 31, 2009 (predecessor) incorporated by reference in this prospectus have been so incorporated in reliance on the reports of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.
Where You Can Find More Information
          We are subject to the informational requirements of the Exchange Act and file annual, quarterly and current reports and other information with the SEC. We have also filed with the SEC a registration statement on Form S-1 with respect to the Notes being sold in this offering. This prospectus constitutes a part of that registration statement. This prospectus does not contain all the information set forth in the registration statement and the exhibits and schedules to the registration statement because some parts have been omitted in accordance with the rules and regulations of the SEC. For further information with respect to us and our Notes being sold in this offering, you should refer to the registration statement and the exhibits and schedules filed as part of the registration statement and the documents incorporated by reference in the registration statement and this prospectus. Statements contained in this prospectus or the documents incorporated by reference regarding the contents of any agreement, contract or other document referred to are not necessarily complete. Reference is made in each instance to the copy of the contract or document filed as an exhibit to the registration statement. Each statement is qualified by reference to the exhibit. You may inspect a copy of the registration statement without charge at the SEC’s principal office in Washington, D.C. Copies of all or any part of the registration statement may be obtained after payment of fees prescribed by the SEC from the SEC’s Public Reference Room at the SEC’s principal office, at 100 F Street, N.E., Washington, D.C. 20549.
          You may obtain information regarding the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. The SEC’s website address is www.sec.gov.
Incorporation by Reference
          The SEC allows the Company to “incorporate by reference” the information that is filed by the Company with the SEC, which means that the Company can disclose important information to you by referring you to those documents. The information incorporated by reference includes important business and financial information that is not included in this document and is an important part of this prospectus. The documents incorporated by reference are:
1.	The Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2010, filed with the SEC on March 11, 2011;

2.	The Company’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2011, filed with the SEC on August 5, 2011;

3.	The Company’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2011, filed with the SEC on May 6, 2011;

4.	The Company’s Current Reports on Form 8-K, filed with the SEC on March 3, 2011 (other then the information furnished under Item 2.02), March 30, 2011, April 19, 2011, July 26, 2011, August 2, 2011, August 5, 2011, August 16, 2011 and August 22, 2011; and

5.	The Company’s Definitive Proxy Statement on Schedule 14-A, filed with the SEC on June 21, 2011.

          The Company will provide, without charge, to each person, including any beneficial owner, to whom a copy of this prospectus is delivered, upon such person’s written or oral request, a copy of any and all of the information incorporated by reference in this prospectus, other than exhibits to such documents, unless such exhibits are specifically incorporated by reference into the information that this prospectus incorporates. Requests should be directed to the Secretary at U.S. Concrete, 2925 Briarpark, Suite 1050, Houston, Texas 77042, telephone number (713) 499-6200. You may also find these documents in the “Investor Relations” section of our website, www.us-concrete.com. The information on our website is not incorporated into this prospectus.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 13. Other Expenses of Issuance and Distribution.
          The following sets forth the expenses and costs (other than underwriting discounts and commissions) expected to be incurred in connection with distribution of the Notes registered hereby. Other than the SEC registration fee, the amounts set forth below are estimates:

SEC registration fee	$982
Printing expenses	$75,000
Accounting fees and expenses	$25,000
Legal fees and expenses	$115,000
Miscellaneous	$5,000

Total	$220,982
Item 14. Indemnification of Directors and Officers.
          Directors’ liability; indemnification of directors and officers. Section 145(a) of the Delaware General Corporation Law provides, in general, that a corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, other than an action by or in the right of the corporation, because the person is or was a director or officer of the corporation. Such indemnity may be against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding, if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and if, with respect to any criminal action or proceeding, the person did not have reasonable cause to believe the person’s conduct was unlawful.
          Section 145(b) of the Delaware General Corporation Law provides, in general, that a corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor because the person is or was a director or officer of the corporation, against any expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to be indemnified for such expenses which the Court of Chancery or such other court shall deem proper.
          Section 145(g) of the Delaware General Corporation Law provides, in general, that a corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director or officer of the corporation against any liability asserted against the person in any such capacity, or arising out of the person’s status as such, whether or not the corporation would have the power to indemnify the person against such liability under the provisions of the law. Our amended and restated certificate of incorporation provides that, to the fullest extent permitted by applicable law, a director will not be liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director. In addition, our by-laws provide that we will indemnify each director and officer and may indemnify employees and agents, as determined by our board, to the fullest extent provided by the laws of the State of Delaware.
          The foregoing statements are subject to the detailed provisions of Section 145 of the Delaware General Corporation Law and our Certificate and By-laws.
          Section 102 of the Delaware General Corporation Law permits the limitation of directors’ personal liability to the corporation or its stockholders for monetary damages for breach of fiduciary duties as a director except for (i) any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law, (iii) breaches under Section 174 of the Delaware General Corporation Law, which relates to unlawful payments of dividends or unlawful stock repurchase or redemptions, and (iv) any transaction from which the director derived an improper personal benefit.

          Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us under the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.
          Reference is made to Item 17 for our undertakings with respect to indemnification for liabilities arising under the Securities Act.
          We maintain directors’ and officers’ liability insurance for our officers and directors.
Item 15. Recent Sales of Unregistered Securities.
          None.
Item 16. Exhibits and Financial Statement Schedules.
(a) Exhibits.
          The following documents are exhibits to the Registration Statement:

Exhibit
Number	Description
2.1*
Debtors’ Joint Plan of Reorganization filed pursuant to Chapter 11 of the United States Bankruptcy Code filed on July 27, 2010 with the United States Bankruptcy Court for the District of Delaware in Case No. 10- 11407 (Jointly Administered) (incorporated by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K filed on July 30, 2010 (File No. 000-26025)).

2.2*
Debtors’ Disclosure Statement filed pursuant to Chapter 11 of the United States Bankruptcy Code filed on June 2, 2010 with the United States Bankruptcy Court for the District of Delaware in Case No. 10-11407 (Jointly Administered) (incorporated by reference to Exhibit 2.2 to the Company’s Current Report on Form 8-K filed on July 30, 2010 (File No. 000-26025)).

3.1*
Amended and Restated Certificate of Incorporation of U.S. Concrete, Inc. (incorporated by reference to Exhibit 1 to the Company’s Registration Statement on Form 8-A filed on August 31, 2010 (File No. 000- 26025)).

3.2*	Third Amended and Restated By-Laws of U.S. Concrete, Inc. (incorporated by reference to Exhibit 2 to the Company’s Registration Statement on Form 8-A filed on August 31, 2010 (File No. 000-26025)).

3.3(a)*	Articles of Incorporation of American Concrete Products, Inc. (incorporated by reference to Form S-4 (Reg. No. 333-115443), Exhibit 3.5(a)).

3.3(b)*	Bylaws of American Concrete Products, Inc. (incorporated by reference to Form S-4 (Reg. No. 333-115443), Exhibit 3.5(b)).

3.4(a)*	Articles of Incorporation of Alliance Haulers, Inc. (incorporated by reference to Form S-4 (Reg. No. 333-138868), Exhibit 3.5(a)).

3.4(b)*	Articles of Amendment of Alliance Haulers, Inc. (incorporated by reference to Form S-4 (Reg. No. 333-138868), Exhibit 3.5(b)).

3.4(c)*	Amended and Restated Bylaws of Alliance Haulers, Inc. (incorporated by reference to Form S-4 (Reg. No. 333-138868), Exhibit 3.5(c)).

3.5(a)*	Amended and Restated Articles of Incorporation of Alberta Investments, Inc. (incorporated by reference to Form S-4 (Reg. No. 333-138868), Exhibit 3.6(a)).

3.5(b)*	Bylaws of Alberta Investments, Inc. (incorporated by reference to Form S-4 (Reg. No. 333-138868), Exhibit 3.6(d)).

Exhibit
Number	Description
3.5(c)*	Certificate of Amendment to Bylaws of Alberta Investments, Inc. (incorporated by reference to Form S-4 (Reg. No. 333-138868), Exhibit 3.6(c)).

3.5(d)*	Certificate of Amendment to Bylaws of Alberta Investments, Inc. (incorporated by reference to Form S-4 (Reg. No. 333-138868), Exhibit 3.6(b)).

3.5(e)	Certificate of Amendment of Bylaws of Alberta Investments, Inc.

3.6(a)*	Articles of Incorporation of Atlas-Tuck Concrete, Inc. (incorporated by reference to Form S-4 (Reg. No. 333-115443), Exhibit 3.6(a)).

3.6(b)*	Certificate of Increase of Capital Stock of Atlas-Tuck Concrete, Inc. (incorporated by reference to Form S-4 (Reg. No. 333-115443), Exhibit 3.7(b)).

3.6(c)*	Amended Articles of Incorporation of Atlas-Tuck Concrete, Inc., filed October 1, 1964. (incorporated by reference to Form S-4 (Reg. No. 333-115443), Exhibit 3.6(c)).

3.6(d)*	Amended Articles of Incorporation of Atlas-Tuck Concrete, Inc., filed June 21, 1973 (incorporated by reference to Form S-4 (Reg. No. 333-115443), Exhibit 3.6(d)).

3.6(e)*	Bylaws of Atlas-Tuck Concrete, Inc. (incorporated by reference to Form S-4 (Reg. No. 333-115443), Exhibit 3.6(e)).

3.7(a)	Certificate of Formation of Beall Concrete Enterprises, LLC (f/k/a Beall Subsidiary, LLC).

3.7(b)	Limited Liability Company Agreement of Beall Concrete Enterprises, LLC.

3.7(c)	Certificate of Merger of Beall Subsidiary, LLC into Beall Concrete Enterprises, Ltd. (now known as Beall Concrete Enterprises, LLC).

3.7(d)	Certificate of Amendment to the Certificate of Formation of Beall Concrete Enterprises, LLC.

3.8(a)*	Articles of Incorporation of Beall Industries, Inc. (incorporated by reference to Form S-4 (Reg. No. 333-115443), Exhibit 3.8(a)).

3.8(b)*	Bylaws of Beall Industries, Inc. (incorporated by reference to Form S-4 (Reg. No. 333-115443), Exhibit 3.8(b)).

3.9(a)*	Articles of Incorporation of Beall Management, Inc. (incorporated by reference to Form S-4 (Reg. No. 333-115443), Exhibit 3.9(a)).

3.9(b)*	Bylaws of Beall Management, Inc. (incorporated by reference to Form S-4 (Reg. No. 333-115443), Exhibit 3.9(b)).

3.10(a)*	Amended and Restated Articles of Incorporation of Central Concrete Supply Co., Inc. (incorporated by reference to Form S-4 (Reg. No. 333-115443), Exhibit 3.13(a)).

3.10(b)*
Plan of Reorganizations and Agreement of Recapitalization and Agreement of Merger by and between Central Concrete Supply Co., Inc., its shareholders, Central Transport Inc. and its shareholders (incorporated by reference to Form S-4 (Reg. No. 333-115443), Exhibit 3.13(b)).

3.10(c)*	Agreement of Merger between Central Concrete Acquisition, Inc. and Central Concrete Supply Co., Inc. (incorporated by reference to Form S-4 (Reg. No. 333-115443), Exhibit 3.13(c)).

3.10(d)*
Agreement of Merger between Central Concrete Supply Co, Inc., Bay Cities Building Materials Co., Inc., Walker’s Concrete Inc. and B.C.B.M. Transport, Inc. (incorporated by reference to Form S-4 (Reg. No. 333-115443), Exhibit 3.13(d)).

Exhibit
Number	Description
3.10(e)*	Bylaws of Central Concrete Supply Co., Inc., as amended (incorporated by reference to Form S-4 (Reg. No. 333-115443), Exhibit 3.13(e)).

3.11(a)*	Articles of Incorporation of Central Precast Concrete, Inc. (incorporated by reference to Form S-4 (Reg. No. 333-115443), Exhibit 3.15(a)).

3.11(b)*	Certificate of Amendment of Articles of Incorporation of Central Precast Concrete, Inc. (incorporated by reference to Form S-4 (Reg. No. 333-115443), Exhibit 3.15(b)).

3.11(c)*	Certificate of Amendment of Articles of Incorporation of Central Precast Concrete, Inc. (incorporated by reference to Form S-4 (Reg. No. 333-115443), Exhibit 3.15(c)).

3.11(d)*	Bylaws of Central Precast Concrete, Inc. (incorporated by reference to Form S-4 (Reg. No. 333-115443), Exhibit 3.15(d)).

3.12(a)*	Certificate of Incorporation of U.S. Concrete Texas Holdings, Inc. (incorporated by reference to Form S-4 (Reg. No. 333-138868), Exhibit 3.18(a)).

3.12(b)*	Bylaws of Concrete U.S. Concrete Texas Holdings, Inc. (incorporated by reference to Form S-4 (Reg. No. 333-138868), Exhibit 3.18(b)).

3.12(c)	Certificate of Amendment of Certificate of Incorporation of U.S. Concrete Texas Holdings, Inc.

3.13(a)*	Certificate of Incorporation of Concrete XXXIV Acquisition, Inc. (incorporated by reference to Form S-4 (Reg. No. 333-138868), Exhibit 3.19(a)).

3.13(b)*	Bylaws of Concrete XXXIV Acquisition, Inc. (incorporated by reference to Form S-4 (Reg. No. 333-138868), Exhibit 3.19(b)).

3.14(a)*	Certificate of Incorporation of Concrete XXXV Acquisition, Inc. (incorporated by reference to Form S-4 (Reg. No. 333-138868), Exhibit 3.20(a)).

3.14(b)*	Bylaws of Concrete XXXV Acquisition, Inc. (incorporated by reference to Form S-4 (Reg. No. 333-138868), Exhibit 3.20(b)).

3.15(a)*	Certificate of Incorporation of Concrete XXXVI Acquisition, Inc. (incorporated by reference to Form S-4 (Reg. No. 333-138868), Exhibit 3.21(a)).

3.15(b)*	Bylaws of Concrete XXXVI Acquisition, Inc. (incorporated by reference to Form S-4 (Reg. No. 333-138868), Exhibit 3.21(b)).

3.16(a)*	Certificate of Incorporation of Eastern Concrete Materials, Inc. (incorporated by reference to Form S-4 (Reg. No. 333-115443), Exhibit 3.18(a)).

3.16(b)*	Certificate of Merger of Baer Enterprises, Inc. into Eastern Concrete Materials, Inc. (incorporated by reference to Form S-4 (Reg. No. 333-115443), Exhibit 3.18(b)).

3.16(c)*	Certificate of Amendment to Certificate of Incorporation of Eastern Concrete Materials, Inc. (incorporated by reference to Form S-4 (Reg. No. 333-115443), Exhibit 3.18(c)).

3.16(d)*	Certificate of Merger of Baer Acquisition Inc. with and into Baer Concrete, Incorporated (incorporated by reference to Form S-4 (Reg. No. 333-115443), Exhibit 3.18(d)).

3.16(e)*	Certificate of Merger of Eastern Concrete Materials, Inc. and Baer Concrete, Incorporated (incorporated by reference to Form S-4 (Reg. No. 333-115443), Exhibit 3.18(e)).

Exhibit
Number	Description
3.16(f)*	Bylaws of Eastern Concrete Materials, Inc. (incorporated by reference to Form S-4 (Reg. No. 333-115443), Exhibit 3.18(f)).

3.16(g)*	Amendment to the Bylaws of Eastern Concrete Materials, Inc. (incorporated by reference to Form S-4 (Reg. No. 333-115443), Exhibit 3.18(g)).

3.17(a)*	Articles of Incorporation of Kurtz Gravel Company (incorporated by reference to Form S-4 (Reg. No. 333-138868), Exhibit 3.25(a)).

3.17(b)*	Certificate of Incorporation of Stock of Kurtz Gravel Company (incorporated by reference to Form S-4 (Reg. No. 333-138868), Exhibit 3.25(b)).

3.17(c)*	Certificate of Amendment to Articles of Incorporation of Kurtz Gravel Company (incorporated by reference to Form S-4 (Reg. No. 333-138868), Exhibit 3.25(c)).

3.17(d)*	Certificate of Amendment to Articles of Incorporation of Kurtz Gravel Company (incorporated by reference to Form S-4 (Reg. No. 333-138868), Exhibit 3.25(d)).

3.17(e)*	Amended and Restated Bylaws of Kurtz Gravel Company (incorporated by reference to Form S-4 (Reg. No. 333-138868), Exhibit 3.25(e)).

3.17(f)	Certificate of Merger of Builders’ Redi-Mix, LLC, BWB, Inc. of Michigan, Superior Holdings, Inc. and USC Michigan, Inc., with and into Kurtz Gravel Company.

3.17(g)	Amendment to Bylaws of Kurtz Gravel Company.

3.18(a)*	Certificate of Limited Partnership of Redi-Mix Concrete, L.P. (incorporated by reference to Form S-4 (Reg. No. 333-138868), Exhibit 3.26(a)).

3.18(b)*	Agreement of Limited Partnership of Redi-Mix Concrete, L.P. (incorporated by reference to Form S-4 (Reg. No. 333-138868), Exhibit 3.26(b)).

3.19(a)*	Articles of Organization of Redi-Mix GP, LLC (incorporated by reference to Form S-4 (Reg. No. 333-138868), Exhibit 3.27(a)).

3.19(b)*	Regulations of Redi-Mix GP, LLC (incorporated by reference to Form S-4 (Reg. No. 333-138868), Exhibit 3.27(b)).

3.19(c)	Certificate of Amendment of Regulations of Redi-Mix GP, LLC

3.20(a)*	Certificate of Incorporation of San Diego Precast Concrete, Inc. (incorporated by reference to Form S-4 (Reg. No. 333-115443), Exhibit 3.20(a)).

3.20(b)*	Certificate of Merger of San Diego Precast Concrete, Inc. with and into Concrete XII Acquisition, Inc. (incorporated by reference to Form S-4 (Reg. No. 333-115443), Exhibit 3.20(b)).

3.20(c)*	Bylaws of San Diego Precast Concrete, Inc. (incorporated by reference to Form S-4 (Reg. No. 333-115443), Exhibit 3.20(c)).

3.21(a)*	Restated Articles of Incorporation of Sierra Precast, Inc. (incorporated by reference to Form S-4 (Reg. No. 333-115443), Exhibit 3.21(a)).

3.21(b)*	Amended and Restated Bylaws of Sierra Precast, Inc. (incorporated by reference to Form S-4 (Reg. No. 333-115443), Exhibit 3.21(b)).

3.22(a)*	Certificate of Incorporation of Smith Pre-Cast, Inc. (incorporated by reference to Form S-4 (Reg. No. 333-115443), Exhibit 3.22(a)).

Exhibit
Number	Description
3.22(b)*	Certificate of Amendment of Certificate of Incorporation of Smith Pre-Cast, Inc. (incorporated by reference to Form S-4 (Reg. No. 333-115443), Exhibit 3.22(b)).

3.22(c)*	Certificate of Merger of Smith Pre-Cast, Inc. with and into Smith Pre-Cast, Inc. (incorporated by reference to Form S-4 (Reg. No. 333-115443), Exhibit 3.22(c)).

3.22(d)*	Bylaws of Smith Pre-Cast, Inc (incorporated by reference to Form S-4 (Reg. No. 333-115443), Exhibit 3.22(d)).

3.23(a)*	Articles of Incorporation of Superior Concrete Materials, Inc. (incorporated by reference to Form S-4 (Reg. No. 333-115443), Exhibit 3.23(a)).

3.23(b)*	Agreement and Plan of Merger of OCC Acquisition Inc. with and into Opportunity Concrete Corporation (incorporated by reference to Form S-4 (Reg. No. 333-115443), Exhibit 3.23(b)).

3.23(c)*	Articles of Amendment to the Articles of Incorporation of Opportunity Concrete Corporation (incorporated by reference to Form S-4 (Reg. No. 333-115443), Exhibit 3.23(c)).

3.23(d)*	Bylaws of Superior Concrete Materials, Inc. (incorporated by reference to Form S-4 (Reg. No. 333-115443), Exhibit 3.23(d)).

3.23(e)*	Amendment to the Bylaws of Superior Concrete Materials, Inc. (incorporated by reference to Form S-4 (Reg. No. 333-115443), Exhibit 3.23(e)).

3.24(a)*	Certificate of Incorporation of Titan Concrete Industries, Inc. (incorporated by reference to Form S-4 (Reg. No. 333-115443), Exhibit 3.25(a)).

3.24(b)*
Certificate of Merger of Carrier Excavation and Foundation Company with and into Concrete XI Acquisition, Inc. (now Titan Concrete Industries, Inc.) (incorporated by reference to Form S-4 (Reg. No. 333-115443), Exhibit 3.25(b)).

3.24(c)*	Certificate of Merger of Olive Branch Ready Mix, Inc. with and into Carrier Excavation and Foundation Company (incorporated by reference to Form S-4 (Reg. No. 333-115443), Exhibit 3.25(c)).

3.24(d)*	Certificate of Amendment of Certificate of Incorporation of Carrier Excavation and Foundation Company (incorporated by reference to Form S-4 (Reg. No. 333-115443), Exhibit 3.25(d)).

3.24(e)*	Bylaws of Titan Concrete Industries, Inc. (incorporated by reference to Form S-4 (Reg. No. 333-115443), Exhibit 3.25(e)).

3.24(f)	Amendment to the Bylaws of Titan Concrete Industries, Inc.

3.25(a)*	Certificate of Incorporation of U.S. Concrete On-Site, Inc. (incorporated by reference to Form S-4 (Reg. No. 333-138868), Exhibit 3.37(a)).

3.25(b)*	Certificate of Amendment of U.S. Concrete On-Site, Inc. (incorporated by reference to Form S-4 (Reg. No. 333-138868), Exhibit 3.37(b)).

3.25(c)*	Bylaws of U.S. Concrete On-Site, Inc. (incorporated by reference to Form S-4 (Reg. No. 333-138868), Exhibit 3.37(c)).

3.26(a)*	Certificate of Incorporation of USC Atlantic, Inc. (incorporated by reference to Form S-4 (Reg. No. 333-115443), Exhibit 3.26(a)).

3.26(b)*	Certificate of Amendment of Certificate of Incorporation of USC Atlantic, Inc. (incorporated by reference to Form S-4 (Reg. No. 333-115443), Exhibit 3.26(b)).

Exhibit
Number	Description
3.26(c)*	Bylaws of USC Atlantic, Inc. (incorporated by reference to Form S-4 (Reg. No. 333-115443), Exhibit 3.26(c)).

3.27(a)*	Certificate of Incorporation of USC Payroll Inc. (incorporated by reference to Form S-4 (Reg. No. 333-138868), Exhibit 3.42(a)).

3.27(b)*	Certificate of Amendment of USC Payroll Inc. (incorporated by reference to Form S-4 (Reg. No. 333-138868), Exhibit 3.42(b)).

3.27(c)*	Bylaws of USC Payroll Inc. (incorporated by reference to Form S-4 (Reg. No. 333-138868), Exhibit 3.42(c)).

3.28(a)	Certificate of Formation of Atlas Redi-Mix, LLC.

3.28(b)	Limited Liability Company Agreement of Atlas Redi-Mix, LLC.

3.29(a)	Certificate of Incorporation of Beall Investment Corporation, Inc.

3.29(b)	Bylaws of Beall Investment Corporation, Inc.

3.30(a)	Articles of Incorporation of Breckenridge Ready Mix, Inc.

3.30(b)	Amended and Restated By-Laws of Breckenridge Ready Mix, Inc.

3.31(a)	Certificate of Formation of USC Management Co., LLC (f/k/a Concrete Acquisition III, LLC).

3.31(b)	Limited Liability Company Agreement of USC Management Co., LLC (f/k/a Concrete Acquisition III, LLC).

3.31(c)	Certificate of Merger of USC Management Co., LLC with and into Concrete Acquisition III, LLC (now known as USC Management Co., LLC).

3.31(d)	Amendment to the Limited Liability Company Agreement of USC Management Co., LLC (f/k/a Concrete Acquisition III, LLC).

3.32(a)	Certificate of Formation of Concrete Acquisition IV, LLC.

3.32(b)	Limited Liability Company Agreement of Concrete Acquisition IV, LLC.

3.32(c)	Amendment to the Limited Liability Company Agreement of Concrete Acquisition IV, LLC.

3.33(a)	Certificate of Formation of Concrete Acquisition V, LLC.

3.33(b)	Limited Liability Company Agreement of Concrete Acquisition V, LLC.

3.33(c)	Amendment to the Limited Liability Company Agreement of Concrete Acquisition V, LLC.

3.34(a)	Certificate of Formation of Concrete Acquisition VI, LLC.

3.34(b)	Limited Liability Company Agreement of Concrete Acquisition VI, LLC.

3.34(c)	Amendment to the Limited Liability Company Agreement of Concrete Acquisition VI, LLC.

3.35(a)	Certificate of Formation of Hamburg Quarry Limited Liability Company.

3.35(b)	Operating Agreement of Hamburg Quarry Limited Liability Company.

3.35(c)	Amendment to Operating Agreement of Hamburg Quarry Limited Liability Company.

3.36(a)	Certificate of Formation of Ingram Concrete, LLC (f/k/a Ingram Subsidiary, LLC).

3.36(b)	Limited Liability Company Agreement of Ingram Concrete, LLC.

Exhibit
Number	Description
3.36(c)	Certificate of Amendment to the Certificate of Formation of Ingram Concrete, LLC.

3.37(a)	Certificate of Formation of Local Concrete Supply & Equipment, LLC.

3.37(b)	Limited Liability Company Agreement of Local Concrete Supply & Equipment, LLC.

3.37(c)	Amendment to the Limited Liability Company Agreement of Local Concrete Supply & Equipment, LLC.

3.38(a)	Certificate of Formation of Master Mix, LLC (f/k/a Concrete Acquisition I, LLC).

3.38(b)	Certificate of Amendment to the Certificate of Formation of Master Mix, LLC (f/k/a Concrete Acquisition I, LLC).

3.38(c)	Limited Liability Company Agreement of Master Mix, LLC (f/k/a Concrete Acquisition I, LLC).

3.38(d)	Amendment to the Limited Liability Company Agreement of Master Mix, LLC.

3.39(a)	Articles of Organization of MG, LLC.

3.39(b)	Operating Agreement of MG, LLC.

3.39(c)	Amendment to the Operating Agreement of MG, LLC.

3.40(a)	Certificate of Conversion of NYC Concrete Materials, LLC (f/k/a NYC Ready-Mix, LLC).

3.40(b)	Certificate of Formation of NYC Concrete Materials, LLC (f/k/a NYC Ready-Mix, LLC).

3.40(c)	Limited Liability Company Agreement of NYC Concrete Materials, LLC.

3.40(d)	Certificate of Correction to the Certificate of Formation of NYC Concrete Materials, LLC.

3.41(a)	Certificate of Formation of Pebble Lane Associates, LLC.

3.41(b)	Limited Liability Company Agreement of Pebble Lane Associates, LLC.

3.41(c)	Amendment to the Limited Liability Company Agreement of Pebble Lane Associates, LLC.

3.42(a)	Certificate of Formation of Redi-Mix, LLC (f/k/a Redi-Mix Subsidiary, LLC).

3.42(b)	Certificate of Amendment to the Certificate of Formation of Redi-Mix, LLC.

3.42(c)	Certificate of Merger of Redi-Mix, LLC.

3.42(d)	Limited Liability Company Agreement of Redi-Mix, LLC.

3.43(a)	Certificate of Formation of Riverside Materials, LLC (f/k/a Concrete Acquisition II, LLC).

3.43(b)	Certificate of Amendment to the Certificate of Formation of Riverside Materials, LLC (f/k/a Concrete Acquisition II, LLC).

3.43(c)	Limited Liability Company Agreement of Riverside Materials, LLC (f/k/a Concrete Acquisition II, LLC).

3.43(d)	Amendment to the Limited Liability Company Agreement of Riverside Materials, LLC.

3.44(a)	Certificate of Incorporation of USC Technologies, Inc. (f/k/a Concrete XXXII Acquisition, Inc.)

3.44(b)	By-Laws of USC Technologies, Inc (f/k/a Concrete XXXII Acquisition, Inc.).

3.44(c)	Certificate of Amendment of Certificate of Incorporation of USC Technologies, Inc.

3.45(a)	Certificate of Formation of Master Mix Concrete, LLC (f/k/a Master Mix Concrete Limited Liability Company).

3.45(b)	Certificate of Amendment of Certificate of Formation of Master Mix Concrete, LLC.

3.45(c)	Operating Agreement of Master Mix Concrete, LLC (f/k/a Master Mix Concrete Limited Liability Company).

3.45(d)	Amendment to the Operating Agreement of Master Mix Concrete, LLC.

Exhibit
Number	Description
4.1*	Form of Common Stock certificate (incorporated by reference to Exhibit 3 to the Company’s Registration Statement on Form 8-A filed August 31, 2010 (File No. 000-26025)).

4.2*
Indenture, dated as of August 31, 2010, by and among U.S. Concrete, Inc., the Guarantors named therein, and U.S. Bank National Association, as Trustee and Noteholder Collateral Agent (incorporated by reference to Exhibit 4.2 to the Company’s Current Report on Form 8-K filed on September 2, 2010 (File No. 000-26025)).

4.3*
Registration Rights Agreement, dated as of August 31, 2010, by and among U.S. Concrete, Inc., the Guarantors named therein and the Holders party thereto (incorporated by reference to Exhibit 4.3 to the Company’s Current Report on Form 8-K filed on September 2, 2010 (File No. 000-26025)).

4.4.*
Pledge and Security Agreement, dated as of August 31, 2010, by and among U.S. Concrete, Inc., subsidiaries named therein, and U.S. Bank National Association, as noteholder collateral agent (incorporated by reference to Exhibit 4.4 to the Company’s Current Report on Form 8-K filed on September 2, 2010 (File No. 000-26025)).

4.5*	Form of Convertible Secured Note, included in Exhibit 4.2 (incorporated by reference to Exhibit 4.5 to the Company’s Current Report on Form 8-K filed on September 2, 2010 (File No. 000-26025)).

4.6*
Credit Agreement, dated as of August 31, 2010, by and among U.S. Concrete, Inc., certain of U.S. Concrete’s domestic subsidiaries as guarantors, the lenders party thereto and JPMorgan Chase Bank, N.A., as administrative agent (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on September 2, 2010 (File No. 000-26025)).

4.7*
Pledge and Security Agreement, dated as of August 31, 2010, by and among U.S. Concrete, Inc., subsidiaries named therein and JPMorgan Chase Bank, N.A., as administrative agent (incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K filed on September 2, 2010 (File No. 000-26025)).

4.8*
Intercreditor Agreement, dated as of August 31, 2010, by and among JPMorgan Chase Bank, N.A., as administrative agent, U.S. Bank National Association, as Trustee and noteholder collateral agent and each of the loan parties party thereto (incorporated by reference to Exhibit 10.3 to the Company’s Current Report on Form 8-K filed on September 2, 2010 (File No. 000-26025)).

4.9*
Class A Warrant Agreement, dated as of August 31, 2010, by and among U.S. Concrete, Inc., subsidiaries named therein, and U.S. Bank National Association, as noteholder collateral agent (incorporated by reference to Exhibit 4 to the Company’s Registration Statement on Form 8-A filed on August 31, 2010 (File No. 000-26025)).

4.10*
Class B Warrant Agreement, dated as of August 31, 2010, by and among U.S. Concrete, Inc., subsidiaries named therein, and U.S. Bank National Association, as noteholder collateral agent (incorporated by reference to Exhibit 4 to the Company’s Registration Statement on Form 8-A filed on August 31, 2010 (File No. 000-26025)).

4.11*
First Lien Patent Security Agreement, dated as of August 31, 2010, by and among U.S. Concrete, Inc. and San Diego Precast Concrete, Inc., as grantors, and U.S. Bank National Association, as trustee and noteholder collateral agent (incorporated by reference to Exhibit 4.11 to the Company’s Quarterly Report on Form 10-Q filed on November 9, 2010 (File No. 000-26025)).

4.12*
First Lien Trademark Security Agreement, dated as of August 31, 2010, by and between U.S. Concrete, Inc., as grantor, and U.S. Bank National Association, as trustee and noteholder collateral agent (incorporated by reference to Exhibit 4.12 to the Company’s Quarterly Report on Form 10-Q filed on November 9, 2010 (File No. 000-26025)).

5.1	Opinion of Paul, Weiss, Rifkind, Wharton & Garrison LLP

5.2	Opinion of General Counsel of U.S. Concrete, Inc.

Exhibit
Number	Description
10.1*
Purchase Letter, dated as of July 20, 2010, by and among U.S. Concrete, Inc., Monarch Alternative Capital, L.P., Whitebox Advisors, LLC and York Capital Management Global Advisors, LLC (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on July 22, 2010 (File No. 001-34530)).

10.2*
Pledge Commitment Letter, dated as of July 27, 2010, by and among U.S. Concrete, Inc., JPMorgan Securities Inc., JPMorgan Chase Bank, N.A. and Wells Fargo Capital Finance, LLC (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on July 28, 2010 (File No. 001-34530)).

10.3*
Redemption Agreement, dated as of August 5, 2010, by and among U.S. Concrete, Inc., Kurtz Gravel Company, Superior Holdings, Inc., BWB, Inc. of Michigan, Builders’ Redi-Mix, LLC, USC Michigan, Inc., Superior Materials Holding, LLC, and Edw. C. Levy Co (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on August 6, 2010 (File No. 001-34530)).

10.4*
Joinder Agreement, dated as of September 30, 2010, by and among U.S. Concrete, Inc., Kurtz Gravel Company, Superior Holdings, Inc., BWB, Inc. of Michigan, Builders’ Redi-Mix, LLC, USC Michigan, Inc., Superior Materials Holding, LLC, Edw. C. Levy Co., VCNA Prairie, Inc. and Votorantim Cement North America, Inc. (incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K filed on August 6, 2010 (File No. 001-34530)).

10.5*
Promissory Note of U.S. Concrete, Inc., Kurtz Gravel Company, Superior Holdings, Inc., BWB, Inc. of Michigan, Builders’ Redi-Mix, LLC, USC Michigan, Inc., dated September 30, 2010 (incorporated by reference to Exhibit 10.3 to the Company’s Current Report on Form 8-K filed on August 6, 2010 (File No. 001-34530)).

10.6*
Amended and Restated Executive Severance Agreement, effective as of October 1, 2010, by and between U.S. Concrete, Inc. and Michael W. Harlan (incorporated by reference to Exhibit 10.4 to the Company’s Current Report on Form 8-K filed on August 6, 2010 (File No. 001-34530)).

10.7*
Amended and Restated Executive Severance Agreement, effective as of October 1, 2010, by and between U.S. Concrete, Inc. and Curt M. Lindeman (incorporated by reference to Exhibit 10.5 to the Company’s Current Report on Form 8-K filed on August 6, 2010 (File No. 001-34530)).

10.8*
Executive Severance Agreement, effective as of October 1, 2010, by and between U.S. Concrete, Inc. and James C. Lewis (incorporated by reference to Exhibit 10.6 to the Company’s Current Report on Form 8-K filed on August 6, 2010 (File No. 001-34530)).

10.9*
Executive Severance Agreement, effective as of October 1, 2010, by and between U.S. Concrete, Inc. and Gary J. Konnie (incorporated by reference to Exhibit 10.9 to the Company’s Annual Report on Form 10-K filed on March 11, 2011 (File No. 001-34530)).

10.10*
Severance Agreement, dated as of July 31, 2007, by and between U.S. Concrete, Inc. and Jeff L. Davis (incorporated by reference to Exhibit 10.10 to the Company’s Annual Report on Form 10-K filed on March 11, 2011 (File No. 001-34530)).

10.11*
First Amendment to Severance Agreement, effective as of December 31, 2008, by and between U.S. Concrete, Inc. and Jeff L. Davis (incorporated by reference to Exhibit 10.11 to the Company’s Annual Report on Form 10-K filed on March 11, 2011 (File No. 001-34530)).

10.12*
U.S. Concrete, Inc. and Subsidiaries 2010 Annual Team Member Incentive Plan (incorporated by reference to Exhibit 10.12 to the Company’s Annual Report on Form 10-K filed on March 11, 2011 (File No. 001-34530)).

10.13*	U.S. Concrete, Inc. Management Equity Incentive Plan (incorporated by reference to Exhibit 10.4 to the Company’s Current Report on Form 8-K filed on September 2, 2010 (File No. 000-26025)).

Exhibit
Number	Description
10.14*	U.S. Concrete, Inc. Non-Qualified Stock Option Award Agreement (incorporated by reference to Exhibit 10.5 to the Company’s Current Report on Form 8-K filed on September 2, 2010 (File No. 000-26025)).

10.15*	U.S. Concrete, Inc. Restricted Stock Unit Award Agreement (incorporated by reference to Exhibit 10.6 to the Company’s Current Report on Form 8-K filed on September 2, 2010 (File No. 000-26025)).

10.16*	Form of Indemnification Agreement (incorporated by reference to Exhibit 10.7 to the Company’s Current Report on Form 8-K filed on September 2, 2010 (File No. 000-26025)).

10.17*
Support Agreement, dated as of August 16, 2010, by and among U.S. Concrete, Inc., the affiliates of Monarch Alternative Capital, LP set forth on the signature pages thereto, the affiliates of Whitebox Advisors, LLC set forth on the signature pages thereto and the affiliates of York Capital Management Global Advisors, LLC set forth on the signature pages thereto (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on August 16, 2010 (File No. 000-26025)).

10.18*
Note Purchase Agreement, dated as of August 26, 2010, by and among U.S. Concrete, Inc., the guarantors set forth on the signature pages thereto, the Subscription Parties set forth in Annex I thereto and the Put Option Parties set forth on Annex II thereto (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on August 27, 2010 (File No. 001-34530)).

10.19*
Contribution Agreement, dated as of March 26, 2007, by and among, BWB, Inc. of Michigan Builders’, Redi-Mix, LLC, Kurtz Gravel Company, Superior Materials, Inc. USC Michigan, Inc., Edw. C. Levy Co. and Superior Joint Venture LLC (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K dated March 26, 2007 (File No. 000-26025)).

10.20*
Operating Agreement of Superior Materials, LLC dated effective as of April 1, 2007, by and between Kurtz Gravel Company, Superior Materials, Inc. and Edw. C. Levy Co., together with related Joinder Agreement dated effective April 2, 2007 by BWB, Inc. of Michigan Builders’, Redi-Mix, LLC, USC Michigan, Inc. and Superior Material Holdings LLC (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K dated April 1, 2007 (File No. 000-26025)).

10.21*
Guaranty dated as of April 1, 2007 by U.S. Concrete, Inc. in favor of Edw. C. Levy Co. and Superior Materials Holdings, LLC (incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K dated April 1, 2007 (File No. 000-26025)).

10.22*
Consulting Agreement dated February 23, 2007 by and between U.S. Concrete and Eugene P. Martineau (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K dated February 23, 2007 (File No. 000-26025)).

10.23*
Executive Severance Agreement Amendment, effective as of March 30, 2011, by and between U.S. Concrete, Inc. and Michael W. Harlan (incorporated by reference to Exhibit 99.2 to the Company’s Current Report on Form 8-K filed on March 30, 2011 (File No. 001-34530)).

10.24*
U.S. Concrete, Inc. and Subsidiaries 2011 Annual Team Member Incentive Plan (incorporated by reference to Exhibit 10.2 to the Company’s Quarterly Report on Form 10-Q filed on May 6, 2011 (File No. 011-34530)).

10.25*
Term Sheet dated as of July 14, 2011 between U.S. Concrete, Inc. and William J. Sandbrook (incorporated by reference to Exhibit 99.2 to the Company’s Current Report on Form 8-K filed on July 26, 2011 (File No. 001-34530)).

10.26*
Severance Benefit Agreement, dated as of August 4, 2011, by and between U.S. Concrete, Inc. (and Michael W. Harlan (incorporated by reference to Exhibit 99.1 to the Company’s Current Report on Form 8-K filed on August 5, 2011 (File No. 001-34530)).

Exhibit
Number	Description
10.27*
Executive Severance Agreement, effective as of August 22, 2011 between U.S. Concrete, Inc. and William J. Sandbrook (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on August 22, 2011 (File No. 001-34530)).

10.28*
Indemnification Agreement, effective as of August 22, 2011 between U.S. Concrete, Inc. and William J. Sandbrook (incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K filed on August 22, 2011 (File No. 001-34530)).

21.1*	Subsidiaries of U.S. Concrete, Inc. (incorporated by reference to Exhibit 21 to the Company’s Annual Report on Form 10-K filed on March 11, 2011 (File No. 001-34530)).

23.1	Consent of PricewaterhouseCoopers LLP, independent registered public accounting firm.

23.2	Consent of Paul, Weiss, Rifkind, Wharton & Garrison LLP (included in Exhibit 5.1 to this Registration Statement).

23.3	Consent of General Counsel of U.S. Concrete, Inc. (included in Exhibit 5.2 to this Registration Statement).

24.1	Powers of Attorney (included on signature pages).

25.1	Statement of Eligibility of Trustee on form T-1 of U.S. Bank National Association to Act as Trustee under the Indenture dated as of August 31, 2010.

*	Incorporated by reference to the filing indicated.
(b) Financial Statement Schedules.
          All financial statement schedules are omitted because they are not required or the required information is shown in our consolidated financial statements or the notes thereto.

Item 17. Undertakings.
          The undersigned registrant hereby undertakes:
1.	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
i.	To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

ii.	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

iii.	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
2.	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

4.	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:
i.	If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.
5.	That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
i.	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

ii.	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

iii.	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

iv.	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
6.	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES
          Pursuant to the requirements of the Securities Act of 1933, the registrant duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Houston, State of Texas, on September 1, 2011.

U.S. CONCRETE, INC.
By:	/s/ William J. Sandbrook
	Name:	William J. Sandbrook
	Title:	President and Chief Executive Officer
POWER OF ATTORNEY
          KNOW ALL PERSONS BY THESE PRESENTS, that each individual whose signature appears below hereby constitutes and appoints each of William J. Sandbrook, James C. Lewis or Curt M. Lindeman, acting singly, his true and lawful agent, proxy and attorney-in-fact, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to (i) act on, sign and file with the Securities and Exchange Commission any and all amendments (including post-effective amendments) to this registration statement together with all schedules and exhibits thereto and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, together with all schedules and exhibits thereto, (ii) act on, sign and file such certificates, instruments, agreements and other documents as may be necessary or appropriate in connection therewith, (iii) act on and file any supplement to any prospectus included in this registration statement or any such amendment or any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and (iv) take any and all actions which may be necessary or appropriate in connection therewith, granting unto such agents, proxies and attorneys-in-fact, and each of them, full power and authority to do and perform each and every act and thing necessary or appropriate to be done, as fully for all intents and purposes as he might or could do in person, hereby approving, ratifying and confirming all that such agents, proxies and attorneys-in-fact or any of their substitutes may lawfully do or cause to be done by virtue thereof.
          Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed on September 1, 2011 by the following persons in the capacities indicated.

Signature	Title

/s/ William J. Sandbrook William J. Sandbrook	President, Chief Executive Officer and Director (Principal Executive Officer)
/s/ James C. Lewis James C. Lewis	Senior Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)
/s/ Eugene I. Davis Eugene I. Davis	Director and Chairman of the Board
/s/ Kurt M. Cellar Kurt M. Cellar	Director
/s/ Michael D. Lundin Michael D. Lundin	Director
/s/ Robert M. Rayner Robert M. Rayner	Director
/s/ Colin M. Sutherland Colin M. Sutherland	Director

          Pursuant to the requirements of the Securities Act of 1933, the registrant duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Houston, State of Texas, on September 1, 2011.

ALBERTA INVESTMENTS, INC.
By:	/s/ Curt Lindeman
	Name:	Curt Lindeman
	Title:	Vice President
POWER OF ATTORNEY
          KNOW ALL PERSONS BY THESE PRESENTS, that each individual whose signature appears below hereby constitutes and appoints each of William J. Sandbrook, James C. Lewis or Curt M. Lindeman, acting singly, his true and lawful agent, proxy and attorney-in-fact, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to (i) act on, sign and file with the Securities and Exchange Commission any and all amendments (including post-effective amendments) to this registration statement together with all schedules and exhibits thereto and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, together with all schedules and exhibits thereto, (ii) act on, sign and file such certificates, instruments, agreements and other documents as may be necessary or appropriate in connection therewith, (iii) act on and file any supplement to any prospectus included in this registration statement or any such amendment or any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and (iv) take any and all actions which may be necessary or appropriate in connection therewith, granting unto such agents, proxies and attorneys-in-fact, and each of them, full power and authority to do and perform each and every act and thing necessary or appropriate to be done, as fully for all intents and purposes as he might or could do in person, hereby approving, ratifying and confirming all that such agents, proxies and attorneys-in-fact or any of their substitutes may lawfully do or cause to be done by virtue thereof.
          Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed on September 1, 2011 by the following persons in the capacities indicated.

Signature	Title

/s/ James C. Lewis James C. Lewis	President and Director (Principal Executive Officer)
/s/ Richard Delle Richard Delle	Treasurer (Principal Financial and Accounting Officer)
/s/ Curt Lindeman Curt Lindeman	Vice President, Secretary and Director
/s/ Wallace H. Johnson Wallace H. Johnson	Director

          Pursuant to the requirements of the Securities Act of 1933, the registrant duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Houston, State of Texas, on September 1, 2011.

ALLIANCE HAULERS, INC.
By:	/s/ Curt Lindeman
	Name:	Curt Lindeman
	Title:	Vice President
POWER OF ATTORNEY
          KNOW ALL PERSONS BY THESE PRESENTS, that each individual whose signature appears below hereby constitutes and appoints each of William J. Sandbrook, James C. Lewis or Curt M. Lindeman, acting singly, his true and lawful agent, proxy and attorney-in-fact, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to (i) act on, sign and file with the Securities and Exchange Commission any and all amendments (including post-effective amendments) to this registration statement together with all schedules and exhibits thereto and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, together with all schedules and exhibits thereto, (ii) act on, sign and file such certificates, instruments, agreements and other documents as may be necessary or appropriate in connection therewith, (iii) act on and file any supplement to any prospectus included in this registration statement or any such amendment or any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and (iv) take any and all actions which may be necessary or appropriate in connection therewith, granting unto such agents, proxies and attorneys-in-fact, and each of them, full power and authority to do and perform each and every act and thing necessary or appropriate to be done, as fully for all intents and purposes as he might or could do in person, hereby approving, ratifying and confirming all that such agents, proxies and attorneys-in-fact or any of their substitutes may lawfully do or cause to be done by virtue thereof.
          Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed on September 1, 2011 by the following persons in the capacities indicated.

Signature	Title

/s/ James C. Lewis James C. Lewis	President and Director (Principal Executive Officer)
/s/ Richard Delle Richard Delle	Treasurer (Principal Financial and Accounting Officer)
/s/ Curt Lindeman Curt Lindeman	Vice President, Secretary and Director
/s/ Wallace H. Johnson Wallace H. Johnson	Director

          Pursuant to the requirements of the Securities Act of 1933, the registrant duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Houston, State of Texas, on September 1, 2011.

AMERICAN CONCRETE PRODUCTS, INC.
By:	/s/ Curt Lindeman
	Name:	Curt Lindeman
	Title:	Vice President
POWER OF ATTORNEY
          KNOW ALL PERSONS BY THESE PRESENTS, that each individual whose signature appears below hereby constitutes and appoints each of William J. Sandbrook, James C. Lewis or Curt M. Lindeman, acting singly, his true and lawful agent, proxy and attorney-in-fact, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to (i) act on, sign and file with the Securities and Exchange Commission any and all amendments (including post-effective amendments) to this registration statement together with all schedules and exhibits thereto and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, together with all schedules and exhibits thereto, (ii) act on, sign and file such certificates, instruments, agreements and other documents as may be necessary or appropriate in connection therewith, (iii) act on and file any supplement to any prospectus included in this registration statement or any such amendment or any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and (iv) take any and all actions which may be necessary or appropriate in connection therewith, granting unto such agents, proxies and attorneys-in-fact, and each of them, full power and authority to do and perform each and every act and thing necessary or appropriate to be done, as fully for all intents and purposes as he might or could do in person, hereby approving, ratifying and confirming all that such agents, proxies and attorneys-in-fact or any of their substitutes may lawfully do or cause to be done by virtue thereof.
          Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed on September 1, 2011 by the following persons in the capacities indicated.

Signature	Title

/s/ Douglas W. McLaughlin Douglas W. McLaughlin	President (Principal Executive Officer)
/s/ James C. Lewis James C. Lewis	Treasurer, Vice President and Director (Principal Financial and Accounting Officer)
/s/ Curt Lindeman Curt Lindeman	Vice President, Secretary and Director
/s/ Wallace H. Johnson Wallace H. Johnson	Director

          Pursuant to the requirements of the Securities Act of 1933, the registrant duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Houston, State of Texas, on September 1, 2011.

ATLAS REDI-MIX, LLC
By:	/s/ James C. Lewis
	Name:	James C. Lewis
	Title:	President
POWER OF ATTORNEY
          KNOW ALL PERSONS BY THESE PRESENTS, that each individual whose signature appears below hereby constitutes and appoints each of William J. Sandbrook, James C. Lewis or Curt M. Lindeman, acting singly, his true and lawful agent, proxy and attorney-in-fact, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to (i) act on, sign and file with the Securities and Exchange Commission any and all amendments (including post-effective amendments) to this registration statement together with all schedules and exhibits thereto and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, together with all schedules and exhibits thereto, (ii) act on, sign and file such certificates, instruments, agreements and other documents as may be necessary or appropriate in connection therewith, (iii) act on and file any supplement to any prospectus included in this registration statement or any such amendment or any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and (iv) take any and all actions which may be necessary or appropriate in connection therewith, granting unto such agents, proxies and attorneys-in-fact, and each of them, full power and authority to do and perform each and every act and thing necessary or appropriate to be done, as fully for all intents and purposes as he might or could do in person, hereby approving, ratifying and confirming all that such agents, proxies and attorneys-in-fact or any of their substitutes may lawfully do or cause to be done by virtue thereof.
          Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed on September 1, 2011 by the following persons in the capacities indicated.

Signature	Title

/s/ James C. Lewis James C. Lewis	President (Principal Executive Officer)
/s/ Richard Delle Richard Delle	Treasurer and Vice President (Principal Financial and Accounting Officer)
Alberta Investments, Inc.
/s/ James C. Lewis By:
Name: James C. Lewis Title: President	Member

          Pursuant to the requirements of the Securities Act of 1933, the registrant duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Houston, State of Texas, on September 1, 2011.

ATLAS-TUCK CONCRETE, INC.
By:	/s/ Curt Lindeman
	Name:	Curt Lindeman
	Title:	Vice President
POWER OF ATTORNEY
          KNOW ALL PERSONS BY THESE PRESENTS, that each individual whose signature appears below hereby constitutes and appoints each of William J. Sandbrook, James C. Lewis or Curt M. Lindeman, acting singly, his true and lawful agent, proxy and attorney-in-fact, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to (i) act on, sign and file with the Securities and Exchange Commission any and all amendments (including post-effective amendments) to this registration statement together with all schedules and exhibits thereto and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, together with all schedules and exhibits thereto, (ii) act on, sign and file such certificates, instruments, agreements and other documents as may be necessary or appropriate in connection therewith, (iii) act on and file any supplement to any prospectus included in this registration statement or any such amendment or any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and (iv) take any and all actions which may be necessary or appropriate in connection therewith, granting unto such agents, proxies and attorneys-in-fact, and each of them, full power and authority to do and perform each and every act and thing necessary or appropriate to be done, as fully for all intents and purposes as he might or could do in person, hereby approving, ratifying and confirming all that such agents, proxies and attorneys-in-fact or any of their substitutes may lawfully do or cause to be done by virtue thereof.
          Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed on September 1, 2011 by the following persons in the capacities indicated.

Signature	Title

/s/ James C. Lewis James C. Lewis	President and Director (Principal Executive Officer)
/s/ Richard Delle Richard Delle	Treasurer (Principal Financial and Accounting Officer)
/s/ Curt Lindeman Curt Lindeman	Vice President, Secretary and Director
/s/ Wallace H. Johnson Wallace H. Johnson	Director

          Pursuant to the requirements of the Securities Act of 1933, the registrant duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Houston, State of Texas, on September 1, 2011.

BEALL CONCRETE ENTERPRISES, LLC
By:	/s/ James C. Lewis
	Name:	James C. Lewis
	Title:	President
POWER OF ATTORNEY
          KNOW ALL PERSONS BY THESE PRESENTS, that each individual whose signature appears below hereby constitutes and appoints each of William J. Sandbrook, James C. Lewis or Curt M. Lindeman, acting singly, his true and lawful agent, proxy and attorney-in-fact, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to (i) act on, sign and file with the Securities and Exchange Commission any and all amendments (including post-effective amendments) to this registration statement together with all schedules and exhibits thereto and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, together with all schedules and exhibits thereto, (ii) act on, sign and file such certificates, instruments, agreements and other documents as may be necessary or appropriate in connection therewith, (iii) act on and file any supplement to any prospectus included in this registration statement or any such amendment or any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and (iv) take any and all actions which may be necessary or appropriate in connection therewith, granting unto such agents, proxies and attorneys-in-fact, and each of them, full power and authority to do and perform each and every act and thing necessary or appropriate to be done, as fully for all intents and purposes as he might or could do in person, hereby approving, ratifying and confirming all that such agents, proxies and attorneys-in-fact or any of their substitutes may lawfully do or cause to be done by virtue thereof.
          Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed on September 1, 2011 by the following persons in the capacities indicated.

Signature	Title

/s/ James C. Lewis James C. Lewis	President (Principal Executive Officer)
/s/ Richard Delle Richard Delle	Vice President and Treasurer (Principal Financial and Accounting Officer)
Beall Investment Corporation, Inc.
/s/ James C. Lewis By:
Name: James C. Lewis Title: President	Member
Beall Management, Inc.
/s/ James C. Lewis By:
Name: James C. Lewis Title: President	Member

          Pursuant to the requirements of the Securities Act of 1933, the registrant duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Houston, State of Texas, on September 1, 2011.

BEALL INDUSTIRES, INC.
By:	/s/ Curt Lindeman
	Name:	Curt Lindeman
	Title:	Vice President
POWER OF ATTORNEY
          KNOW ALL PERSONS BY THESE PRESENTS, that each individual whose signature appears below hereby constitutes and appoints each of William J. Sandbrook, James C. Lewis or Curt M. Lindeman, acting singly, his true and lawful agent, proxy and attorney-in-fact, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to (i) act on, sign and file with the Securities and Exchange Commission any and all amendments (including post-effective amendments) to this registration statement together with all schedules and exhibits thereto and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, together with all schedules and exhibits thereto, (ii) act on, sign and file such certificates, instruments, agreements and other documents as may be necessary or appropriate in connection therewith, (iii) act on and file any supplement to any prospectus included in this registration statement or any such amendment or any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and (iv) take any and all actions which may be necessary or appropriate in connection therewith, granting unto such agents, proxies and attorneys-in-fact, and each of them, full power and authority to do and perform each and every act and thing necessary or appropriate to be done, as fully for all intents and purposes as he might or could do in person, hereby approving, ratifying and confirming all that such agents, proxies and attorneys-in-fact or any of their substitutes may lawfully do or cause to be done by virtue thereof.
          Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed on September 1, 2011 by the following persons in the capacities indicated.

Signature	Title

/s/ James C. Lewis James C. Lewis	President and Director (Principal Executive Officer)
/s/ Richard Delle Richard Delle	Treasurer (Principal Financial and Accounting Officer)
/s/ Curt Lindeman Curt Lindeman	Vice President, Secretary and Director
/s/ Wallace H. Johnson Wallace H. Johnson	Director

          Pursuant to the requirements of the Securities Act of 1933, the registrant duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Houston, State of Texas, on September 1, 2011.

BEALL INVESTMENT CORPORATION, INC.
By:	/s/ Curt Lindeman
	Name:	Curt Lindeman
	Title:	Vice President
POWER OF ATTORNEY
          KNOW ALL PERSONS BY THESE PRESENTS, that each individual whose signature appears below hereby constitutes and appoints each of William J. Sandbrook, James C. Lewis or Curt M. Lindeman, acting singly, his true and lawful agent, proxy and attorney-in-fact, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to (i) act on, sign and file with the Securities and Exchange Commission any and all amendments (including post-effective amendments) to this registration statement together with all schedules and exhibits thereto and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, together with all schedules and exhibits thereto, (ii) act on, sign and file such certificates, instruments, agreements and other documents as may be necessary or appropriate in connection therewith, (iii) act on and file any supplement to any prospectus included in this registration statement or any such amendment or any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and (iv) take any and all actions which may be necessary or appropriate in connection therewith, granting unto such agents, proxies and attorneys-in-fact, and each of them, full power and authority to do and perform each and every act and thing necessary or appropriate to be done, as fully for all intents and purposes as he might or could do in person, hereby approving, ratifying and confirming all that such agents, proxies and attorneys-in-fact or any of their substitutes may lawfully do or cause to be done by virtue thereof.
          Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed on September 1, 2011 by the following persons in the capacities indicated.

Signature	Title

/s/ James C. Lewis James C. Lewis	President and Director (Principal Executive Officer)
/s/ Richard Delle Richard Delle	Treasurer (Principal Financial and Accounting Officer)
/s/ Curt Lindeman Curt Lindeman	Vice President, Secretary and Director
/s/ Wallace H. Johnson Wallace H. Johnson	Director

          Pursuant to the requirements of the Securities Act of 1933, the registrant duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Houston, State of Texas, on September 1, 2011.

BEALL MANAGEMENT, INC.
By:	/s/ Curt Lindeman
	Name:	Curt Lindeman
	Title:	Vice President
POWER OF ATTORNEY
          KNOW ALL PERSONS BY THESE PRESENTS, that each individual whose signature appears below hereby constitutes and appoints each of William J. Sandbrook, James C. Lewis or Curt M. Lindeman, acting singly, his true and lawful agent, proxy and attorney-in-fact, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to (i) act on, sign and file with the Securities and Exchange Commission any and all amendments (including post-effective amendments) to this registration statement together with all schedules and exhibits thereto and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, together with all schedules and exhibits thereto, (ii) act on, sign and file such certificates, instruments, agreements and other documents as may be necessary or appropriate in connection therewith, (iii) act on and file any supplement to any prospectus included in this registration statement or any such amendment or any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and (iv) take any and all actions which may be necessary or appropriate in connection therewith, granting unto such agents, proxies and attorneys-in-fact, and each of them, full power and authority to do and perform each and every act and thing necessary or appropriate to be done, as fully for all intents and purposes as he might or could do in person, hereby approving, ratifying and confirming all that such agents, proxies and attorneys-in-fact or any of their substitutes may lawfully do or cause to be done by virtue thereof.
          Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed on September 1, 2011 by the following persons in the capacities indicated.

Signature	Title

/s/ James C. Lewis James C. Lewis	President and Director (Principal Executive Officer)
/s/ Richard Delle Richard Delle	Treasurer (Principal Financial and Accounting Officer)
/s/ Curt Lindeman Curt Lindeman	Vice President, Secretary and Director
/s/ Wallace H. Johnson Wallace H. Johnson	Director

          Pursuant to the requirements of the Securities Act of 1933, the registrant duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Houston, State of Texas, on September 1, 2011.

BRECKENRIDGE READY MIX, INC.
By:	/s/ Curt Lindeman
	Name:	Curt Lindeman
	Title:	Vice President
POWER OF ATTORNEY
          KNOW ALL PERSONS BY THESE PRESENTS, that each individual whose signature appears below hereby constitutes and appoints each of William J. Sandbrook, James C. Lewis or Curt M. Lindeman, acting singly, his true and lawful agent, proxy and attorney-in-fact, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to (i) act on, sign and file with the Securities and Exchange Commission any and all amendments (including post-effective amendments) to this registration statement together with all schedules and exhibits thereto and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, together with all schedules and exhibits thereto, (ii) act on, sign and file such certificates, instruments, agreements and other documents as may be necessary or appropriate in connection therewith, (iii) act on and file any supplement to any prospectus included in this registration statement or any such amendment or any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and (iv) take any and all actions which may be necessary or appropriate in connection therewith, granting unto such agents, proxies and attorneys-in-fact, and each of them, full power and authority to do and perform each and every act and thing necessary or appropriate to be done, as fully for all intents and purposes as he might or could do in person, hereby approving, ratifying and confirming all that such agents, proxies and attorneys-in-fact or any of their substitutes may lawfully do or cause to be done by virtue thereof.
          Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed on September 1, 2011 by the following persons in the capacities indicated.

Signature	Title

/s/ Jeffrey W. Roberts Jeffrey W. Roberts	President (Principal Executive Officer)
/s/ Richard Delle Richard Delle	Treasurer (Principal Financial and Accounting Officer)
/s/ Curt Lindeman Curt Lindeman	Vice President, Secretary and Director
/s/ James C. Lewis James C. Lewis	Vice President and Director
/s/ Wallace H. Johnson Wallace H. Johnson	Director

          Pursuant to the requirements of the Securities Act of 1933, the registrant duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Houston, State of Texas, on September 1, 2011.

CENTRAL CONCRETE SUPPLY CO., INC.
By:	/s/ Curt Lindeman
	Name:	Curt Lindeman
	Title:	Vice President
POWER OF ATTORNEY
          KNOW ALL PERSONS BY THESE PRESENTS, that each individual whose signature appears below hereby constitutes and appoints each of William J. Sandbrook, James C. Lewis or Curt M. Lindeman, acting singly, his true and lawful agent, proxy and attorney-in-fact, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to (i) act on, sign and file with the Securities and Exchange Commission any and all amendments (including post-effective amendments) to this registration statement together with all schedules and exhibits thereto and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, together with all schedules and exhibits thereto, (ii) act on, sign and file such certificates, instruments, agreements and other documents as may be necessary or appropriate in connection therewith, (iii) act on and file any supplement to any prospectus included in this registration statement or any such amendment or any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and (iv) take any and all actions which may be necessary or appropriate in connection therewith, granting unto such agents, proxies and attorneys-in-fact, and each of them, full power and authority to do and perform each and every act and thing necessary or appropriate to be done, as fully for all intents and purposes as he might or could do in person, hereby approving, ratifying and confirming all that such agents, proxies and attorneys-in-fact or any of their substitutes may lawfully do or cause to be done by virtue thereof.
          Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed on September 1, 2011 by the following persons in the capacities indicated.

Signature	Title

/s/ William T. Albanese William T. Albanese	President (Principal Executive Officer)
/s/ Laurie Cerrito Laurie Cerrito	Treasurer (Principal Financial and Accounting Officer)
/s/ Curt Lindeman Curt Lindeman	Vice President, Secretary and Director
/s/ James C. Lewis James C. Lewis	Vice President and Director
/s/ Wallace H. Johnson Wallace H. Johnson	Director

          Pursuant to the requirements of the Securities Act of 1933, the registrant duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Houston, State of Texas, on September 1, 2011.

CENTRAL PRECAST CONCRETE, INC.
By:	/s/ Curt Lindeman
	Name:	Curt Lindeman
	Title:	Vice President
POWER OF ATTORNEY
          KNOW ALL PERSONS BY THESE PRESENTS, that each individual whose signature appears below hereby constitutes and appoints each of William J. Sandbrook, James C. Lewis or Curt M. Lindeman, acting singly, his true and lawful agent, proxy and attorney-in-fact, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to (i) act on, sign and file with the Securities and Exchange Commission any and all amendments (including post-effective amendments) to this registration statement together with all schedules and exhibits thereto and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, together with all schedules and exhibits thereto, (ii) act on, sign and file such certificates, instruments, agreements and other documents as may be necessary or appropriate in connection therewith, (iii) act on and file any supplement to any prospectus included in this registration statement or any such amendment or any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and (iv) take any and all actions which may be necessary or appropriate in connection therewith, granting unto such agents, proxies and attorneys-in-fact, and each of them, full power and authority to do and perform each and every act and thing necessary or appropriate to be done, as fully for all intents and purposes as he might or could do in person, hereby approving, ratifying and confirming all that such agents, proxies and attorneys-in-fact or any of their substitutes may lawfully do or cause to be done by virtue thereof.
          Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed on September 1, 2011 by the following persons in the capacities indicated.

Signature	Title

/s/ Douglas W. McLaughlin Douglas W. McLaughlin	President (Principal Executive Officer)
/s/ James C. Lewis James C. Lewis	Vice President, Treasurer and Director (Principal Financial and Accounting Officer)
/s/ Curt Lindeman Curt Lindeman	Vice President, Secretary and Director
/s/ Wallace H. Johnson Wallace H. Johnson	Director

          Pursuant to the requirements of the Securities Act of 1933, the registrant duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Houston, State of Texas, on September 1, 2011.

CONCRETE ACQUISITION IV, LLC
By:	/s/ Curt Lindeman
	Name:	Curt Lindeman
	Title:	President
POWER OF ATTORNEY
          KNOW ALL PERSONS BY THESE PRESENTS, that each individual whose signature appears below hereby constitutes and appoints each of William J. Sandbrook, James C. Lewis or Curt M. Lindeman, acting singly, his true and lawful agent, proxy and attorney-in-fact, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to (i) act on, sign and file with the Securities and Exchange Commission any and all amendments (including post-effective amendments) to this registration statement together with all schedules and exhibits thereto and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, together with all schedules and exhibits thereto, (ii) act on, sign and file such certificates, instruments, agreements and other documents as may be necessary or appropriate in connection therewith, (iii) act on and file any supplement to any prospectus included in this registration statement or any such amendment or any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and (iv) take any and all actions which may be necessary or appropriate in connection therewith, granting unto such agents, proxies and attorneys-in-fact, and each of them, full power and authority to do and perform each and every act and thing necessary or appropriate to be done, as fully for all intents and purposes as he might or could do in person, hereby approving, ratifying and confirming all that such agents, proxies and attorneys-in-fact or any of their substitutes may lawfully do or cause to be done by virtue thereof.
          Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed on September 1, 2011 by the following persons in the capacities indicated.

Signature	Title

/s/ Curt Lindeman Curt Lindeman	President (Principal Executive Officer)

/s/ James C. Lewis James C. Lewis	Treasurer (Principal Financial and Accounting Officer)
U.S. Concrete, Inc.

/s/ James C. Lewis By: James C. Lewis
Title: Senior Vice President and Chief
Financial Officer	Member

          Pursuant to the requirements of the Securities Act of 1933, the registrant duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Houston, State of Texas, on September 1, 2011.

CONCRETE ACQUISITION V, LLC
By:	/s/ Curt Lindeman
	Name:	Curt Lindeman
	Title:	President
POWER OF ATTORNEY
          KNOW ALL PERSONS BY THESE PRESENTS, that each individual whose signature appears below hereby constitutes and appoints each of William J. Sandbrook, James C. Lewis or Curt M. Lindeman, acting singly, his true and lawful agent, proxy and attorney-in-fact, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to (i) act on, sign and file with the Securities and Exchange Commission any and all amendments (including post-effective amendments) to this registration statement together with all schedules and exhibits thereto and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, together with all schedules and exhibits thereto, (ii) act on, sign and file such certificates, instruments, agreements and other documents as may be necessary or appropriate in connection therewith, (iii) act on and file any supplement to any prospectus included in this registration statement or any such amendment or any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and (iv) take any and all actions which may be necessary or appropriate in connection therewith, granting unto such agents, proxies and attorneys-in-fact, and each of them, full power and authority to do and perform each and every act and thing necessary or appropriate to be done, as fully for all intents and purposes as he might or could do in person, hereby approving, ratifying and confirming all that such agents, proxies and attorneys-in-fact or any of their substitutes may lawfully do or cause to be done by virtue thereof.
          Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed on September 1, 2011 by the following persons in the capacities indicated.

Signature	Title

/s/ Curt Lindeman Curt Lindeman	President (Principal Executive Officer)

/s/ James C. Lewis James C. Lewis	Treasurer (Principal Financial and Accounting Officer)
U.S. Concrete, Inc.

/s/ James C. Lewis By: James C. Lewis
Title: Senior Vice President and Chief
Financial Officer	Member

          Pursuant to the requirements of the Securities Act of 1933, the registrant duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Houston, State of Texas, on September 1, 2011.

CONCRETE ACQUISITION VI, LLC
By:	/s/ Curt Lindeman
	Name:	Curt Lindeman
	Title:	President
POWER OF ATTORNEY
          KNOW ALL PERSONS BY THESE PRESENTS, that each individual whose signature appears below hereby constitutes and appoints each of William J. Sandbrook, James C. Lewis or Curt M. Lindeman, acting singly, his true and lawful agent, proxy and attorney-in-fact, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to (i) act on, sign and file with the Securities and Exchange Commission any and all amendments (including post-effective amendments) to this registration statement together with all schedules and exhibits thereto and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, together with all schedules and exhibits thereto, (ii) act on, sign and file such certificates, instruments, agreements and other documents as may be necessary or appropriate in connection therewith, (iii) act on and file any supplement to any prospectus included in this registration statement or any such amendment or any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and (iv) take any and all actions which may be necessary or appropriate in connection therewith, granting unto such agents, proxies and attorneys-in-fact, and each of them, full power and authority to do and perform each and every act and thing necessary or appropriate to be done, as fully for all intents and purposes as he might or could do in person, hereby approving, ratifying and confirming all that such agents, proxies and attorneys-in-fact or any of their substitutes may lawfully do or cause to be done by virtue thereof.
          Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed on September 1, 2011 by the following persons in the capacities indicated.

Signature	Title

/s/ Curt Lindeman Curt Lindeman	President (Principal Executive Officer)

/s/ James C. Lewis James C. Lewis	Treasurer (Principal Financial and Accounting Officer)
U.S. Concrete, Inc.

/s/ James C. Lewis By: James C. Lewis
Title: Senior Vice President and Chief
Financial Officer	Member

          Pursuant to the requirements of the Securities Act of 1933, the registrant duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Houston, State of Texas, on September 1, 2011.

CONCRETE XXXIV ACQUISITION, INC.
By:	/s/ Curt Lindeman
	Name:	Curt Lindeman
	Title:	President
POWER OF ATTORNEY
          KNOW ALL PERSONS BY THESE PRESENTS, that each individual whose signature appears below hereby constitutes and appoints each of William J. Sandbrook, James C. Lewis or Curt M. Lindeman, acting singly, his true and lawful agent, proxy and attorney-in-fact, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to (i) act on, sign and file with the Securities and Exchange Commission any and all amendments (including post-effective amendments) to this registration statement together with all schedules and exhibits thereto and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, together with all schedules and exhibits thereto, (ii) act on, sign and file such certificates, instruments, agreements and other documents as may be necessary or appropriate in connection therewith, (iii) act on and file any supplement to any prospectus included in this registration statement or any such amendment or any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and (iv) take any and all actions which may be necessary or appropriate in connection therewith, granting unto such agents, proxies and attorneys-in-fact, and each of them, full power and authority to do and perform each and every act and thing necessary or appropriate to be done, as fully for all intents and purposes as he might or could do in person, hereby approving, ratifying and confirming all that such agents, proxies and attorneys-in-fact or any of their substitutes may lawfully do or cause to be done by virtue thereof.
          Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed on September 1, 2011 by the following persons in the capacities indicated.

Signature	Title

/s/ Curt Lindeman Curt Lindeman	President and Director (Principal Executive Officer)

/s/ James C. Lewis James C. Lewis	Treasurer (Principal Financial and Accounting Officer)

          Pursuant to the requirements of the Securities Act of 1933, the registrant duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Houston, State of Texas, on September 1, 2011.

CONCRETE XXXV ACQUISITION, INC.
By:	/s/ Curt Lindeman
	Name:	Curt Lindeman
	Title:	President
POWER OF ATTORNEY
          KNOW ALL PERSONS BY THESE PRESENTS, that each individual whose signature appears below hereby constitutes and appoints each of William J. Sandbrook, James C. Lewis or Curt M. Lindeman, acting singly, his true and lawful agent, proxy and attorney-in-fact, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to (i) act on, sign and file with the Securities and Exchange Commission any and all amendments (including post-effective amendments) to this registration statement together with all schedules and exhibits thereto and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, together with all schedules and exhibits thereto, (ii) act on, sign and file such certificates, instruments, agreements and other documents as may be necessary or appropriate in connection therewith, (iii) act on and file any supplement to any prospectus included in this registration statement or any such amendment or any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and (iv) take any and all actions which may be necessary or appropriate in connection therewith, granting unto such agents, proxies and attorneys-in-fact, and each of them, full power and authority to do and perform each and every act and thing necessary or appropriate to be done, as fully for all intents and purposes as he might or could do in person, hereby approving, ratifying and confirming all that such agents, proxies and attorneys-in-fact or any of their substitutes may lawfully do or cause to be done by virtue thereof.
          Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed on September 1, 2011 by the following persons in the capacities indicated.

Signature	Title

/s/ Curt Lindeman Curt Lindeman	President and Director (Principal Executive Officer)

/s/ James C. Lewis James C. Lewis	Treasurer (Principal Financial and Accounting Officer)

          Pursuant to the requirements of the Securities Act of 1933, the registrant duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Houston, State of Texas, on September 1, 2011.

CONCRETE XXXVI ACQUISITION, INC.
By:	/s/ Curt Lindeman
	Name:	Curt Lindeman
	Title:	President
POWER OF ATTORNEY
          KNOW ALL PERSONS BY THESE PRESENTS, that each individual whose signature appears below hereby constitutes and appoints each of William J. Sandbrook, James C. Lewis or Curt M. Lindeman, acting singly, his true and lawful agent, proxy and attorney-in-fact, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to (i) act on, sign and file with the Securities and Exchange Commission any and all amendments (including post-effective amendments) to this registration statement together with all schedules and exhibits thereto and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, together with all schedules and exhibits thereto, (ii) act on, sign and file such certificates, instruments, agreements and other documents as may be necessary or appropriate in connection therewith, (iii) act on and file any supplement to any prospectus included in this registration statement or any such amendment or any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and (iv) take any and all actions which may be necessary or appropriate in connection therewith, granting unto such agents, proxies and attorneys-in-fact, and each of them, full power and authority to do and perform each and every act and thing necessary or appropriate to be done, as fully for all intents and purposes as he might or could do in person, hereby approving, ratifying and confirming all that such agents, proxies and attorneys-in-fact or any of their substitutes may lawfully do or cause to be done by virtue thereof.
          Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed on September 1, 2011 by the following persons in the capacities indicated.

Signature	Title

/s/ Curt Lindeman Curt Lindeman	President and Director (Principal Executive Officer)

/s/ James C. Lewis James C. Lewis	Treasurer (Principal Financial and Accounting Officer)

          Pursuant to the requirements of the Securities Act of 1933, the registrant duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Houston, State of Texas, on September 1, 2011.

EASTERN CONCRETE MATERIALS, INC.

By:	/s/ James C. Lewis
Name: James C. Lewis
Title: President
POWER OF ATTORNEY
          KNOW ALL PERSONS BY THESE PRESENTS, that each individual whose signature appears below hereby constitutes and appoints each of William J. Sandbrook, James C. Lewis or Curt M. Lindeman, acting singly, his true and lawful agent, proxy and attorney-in-fact, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to (i) act on, sign and file with the Securities and Exchange Commission any and all amendments (including post-effective amendments) to this registration statement together with all schedules and exhibits thereto and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, together with all schedules and exhibits thereto, (ii) act on, sign and file such certificates, instruments, agreements and other documents as may be necessary or appropriate in connection therewith, (iii) act on and file any supplement to any prospectus included in this registration statement or any such amendment or any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and (iv) take any and all actions which may be necessary or appropriate in connection therewith, granting unto such agents, proxies and attorneys-in-fact, and each of them, full power and authority to do and perform each and every act and thing necessary or appropriate to be done, as fully for all intents and purposes as he might or could do in person, hereby approving, ratifying and confirming all that such agents, proxies and attorneys-in-fact or any of their substitutes may lawfully do or cause to be done by virtue thereof.
          Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed on September 1, 2011 by the following persons in the capacities indicated.

Signature	Title

/s/ James C. Lewis James C. Lewis	President, Secretary and Director (Principal Executive Officer)

/s/ William Steele William Steele	Treasurer (Principal Financial and Accounting Officer)

          Pursuant to the requirements of the Securities Act of 1933, the registrant duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Houston, State of Texas, on September 1, 2011.

HAMBURG QUARRY LIMITED LIABILITY COMPANY
By:	/s/ Curt Lindeman
	Name:	Curt Lindeman
	Title:	Vice President
POWER OF ATTORNEY
          KNOW ALL PERSONS BY THESE PRESENTS, that each individual whose signature appears below hereby constitutes and appoints each of William J. Sandbrook, James C. Lewis or Curt M. Lindeman, acting singly, his true and lawful agent, proxy and attorney-in-fact, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to (i) act on, sign and file with the Securities and Exchange Commission any and all amendments (including post-effective amendments) to this registration statement together with all schedules and exhibits thereto and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, together with all schedules and exhibits thereto, (ii) act on, sign and file such certificates, instruments, agreements and other documents as may be necessary or appropriate in connection therewith, (iii) act on and file any supplement to any prospectus included in this registration statement or any such amendment or any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and (iv) take any and all actions which may be necessary or appropriate in connection therewith, granting unto such agents, proxies and attorneys-in-fact, and each of them, full power and authority to do and perform each and every act and thing necessary or appropriate to be done, as fully for all intents and purposes as he might or could do in person, hereby approving, ratifying and confirming all that such agents, proxies and attorneys-in-fact or any of their substitutes may lawfully do or cause to be done by virtue thereof.
          Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed on September 1, 2011 by the following persons in the capacities indicated.

Signature	Title

/s/ James C. Lewis James C. Lewis	President (Principal Executive Officer)

/s/ Curt Lindeman Curt Lindeman	Vice President, Secretary and Treasurer (Principal Financial and Accounting Officer)
Eastern Concrete Materials, Inc.

/s/ James C. Lewis By:
Name: James C. Lewis
Title: President and Secretary	Member

          Pursuant to the requirements of the Securities Act of 1933, the registrant duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Houston, State of Texas, on September 1, 2011.

INGRAM CONCRETE, LLC

By:	/s/ Jeffrey W. Roberts
Name: Jeffrey W. Roberts
Title: President and General Manager
POWER OF ATTORNEY
          KNOW ALL PERSONS BY THESE PRESENTS, that each individual whose signature appears below hereby constitutes and appoints each of William J. Sandbrook, James C. Lewis or Curt M. Lindeman, acting singly, his true and lawful agent, proxy and attorney-in-fact, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to (i) act on, sign and file with the Securities and Exchange Commission any and all amendments (including post-effective amendments) to this registration statement together with all schedules and exhibits thereto and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, together with all schedules and exhibits thereto, (ii) act on, sign and file such certificates, instruments, agreements and other documents as may be necessary or appropriate in connection therewith, (iii) act on and file any supplement to any prospectus included in this registration statement or any such amendment or any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and (iv) take any and all actions which may be necessary or appropriate in connection therewith, granting unto such agents, proxies and attorneys-in-fact, and each of them, full power and authority to do and perform each and every act and thing necessary or appropriate to be done, as fully for all intents and purposes as he might or could do in person, hereby approving, ratifying and confirming all that such agents, proxies and attorneys-in-fact or any of their substitutes may lawfully do or cause to be done by virtue thereof.
          Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed on September 1, 2011 by the following persons in the capacities indicated.

Signature	Title

/s/ Jeffrey W. Roberts Jeffrey W. Roberts	President and General Manager (Principal Executive Officer)

/s/ Richard Delle Richard Delle	Vice President and Treasurer (Principal Financial and Accounting Officer)
U.S. Concrete Texas Holdings, Inc.

/s/ Curt Lindeman By:
Name: Curt Lindeman
Title: President	Member

          Pursuant to the requirements of the Securities Act of 1933, the registrant duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Houston, State of Texas, on September 1, 2011.

KURTZ GRAVEL COMPANY
By:	/s/ Curt Lindeman
	Name:	Curt Lindeman
	Title:	President
POWER OF ATTORNEY
          KNOW ALL PERSONS BY THESE PRESENTS, that each individual whose signature appears below hereby constitutes and appoints each of William J. Sandbrook, James C. Lewis or Curt M. Lindeman, acting singly, his true and lawful agent, proxy and attorney-in-fact, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to (i) act on, sign and file with the Securities and Exchange Commission any and all amendments (including post-effective amendments) to this registration statement together with all schedules and exhibits thereto and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, together with all schedules and exhibits thereto, (ii) act on, sign and file such certificates, instruments, agreements and other documents as may be necessary or appropriate in connection therewith, (iii) act on and file any supplement to any prospectus included in this registration statement or any such amendment or any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and (iv) take any and all actions which may be necessary or appropriate in connection therewith, granting unto such agents, proxies and attorneys-in-fact, and each of them, full power and authority to do and perform each and every act and thing necessary or appropriate to be done, as fully for all intents and purposes as he might or could do in person, hereby approving, ratifying and confirming all that such agents, proxies and attorneys-in-fact or any of their substitutes may lawfully do or cause to be done by virtue thereof.
          Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed on September 1, 2011 by the following persons in the capacities indicated.

Signature	Title

/s/ Curt Lindeman Curt Lindeman	President (Principal Executive Officer)

/s/ James C. Lewis James C. Lewis	Treasurer, Vice President, Secretary and Director (Principal Financial and Accounting Officer)

          Pursuant to the requirements of the Securities Act of 1933, the registrant duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Houston, State of Texas, on September 1, 2011.

LOCAL CONCRETE SUPPLY & EQUIPMENT, LLC
By:	/s/ Curt Lindeman
	Name:	Curt Lindeman
	Title:	President
POWER OF ATTORNEY
          KNOW ALL PERSONS BY THESE PRESENTS, that each individual whose signature appears below hereby constitutes and appoints each of William J. Sandbrook, James C. Lewis or Curt M. Lindeman, acting singly, his true and lawful agent, proxy and attorney-in-fact, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to (i) act on, sign and file with the Securities and Exchange Commission any and all amendments (including post-effective amendments) to this registration statement together with all schedules and exhibits thereto and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, together with all schedules and exhibits thereto, (ii) act on, sign and file such certificates, instruments, agreements and other documents as may be necessary or appropriate in connection therewith, (iii) act on and file any supplement to any prospectus included in this registration statement or any such amendment or any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and (iv) take any and all actions which may be necessary or appropriate in connection therewith, granting unto such agents, proxies and attorneys-in-fact, and each of them, full power and authority to do and perform each and every act and thing necessary or appropriate to be done, as fully for all intents and purposes as he might or could do in person, hereby approving, ratifying and confirming all that such agents, proxies and attorneys-in-fact or any of their substitutes may lawfully do or cause to be done by virtue thereof.
          Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed on September 1, 2011 by the following persons in the capacities indicated.

Signature	Title

/s/ Curt Lindeman Curt Lindeman	President and Secretary (Principal Executive Officer)

/s/ William Steele William Steele	Treasurer (Principal Financial and Accounting Officer)
NYC Concrete Materials, LLC

/s/ Curt Lindeman

By: Name: Curt Lindeman
Title: President	Member

          Pursuant to the requirements of the Securities Act of 1933, the registrant duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Houston, State of Texas, on September 1, 2011.

MASTER MIX CONCRETE, LLC
By:	/s/ Curt Lindeman
	Name:	Curt Lindeman
	Title:	President
POWER OF ATTORNEY
          KNOW ALL PERSONS BY THESE PRESENTS, that each individual whose signature appears below hereby constitutes and appoints each of William J. Sandbrook, James C. Lewis or Curt M. Lindeman, acting singly, his true and lawful agent, proxy and attorney-in-fact, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to (i) act on, sign and file with the Securities and Exchange Commission any and all amendments (including post-effective amendments) to this registration statement together with all schedules and exhibits thereto and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, together with all schedules and exhibits thereto, (ii) act on, sign and file such certificates, instruments, agreements and other documents as may be necessary or appropriate in connection therewith, (iii) act on and file any supplement to any prospectus included in this registration statement or any such amendment or any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and (iv) take any and all actions which may be necessary or appropriate in connection therewith, granting unto such agents, proxies and attorneys-in-fact, and each of them, full power and authority to do and perform each and every act and thing necessary or appropriate to be done, as fully for all intents and purposes as he might or could do in person, hereby approving, ratifying and confirming all that such agents, proxies and attorneys-in-fact or any of their substitutes may lawfully do or cause to be done by virtue thereof.
          Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed on September 1, 2011 by the following persons in the capacities indicated.

Signature	Title

/s/ Curt Lindeman Curt Lindeman	President and Secretary (Principal Executive Officer)

/s/ William Steele William Steele	Treasurer (Principal Financial and Accounting Officer)
NYC Concrete Materials, LLC

/s/ Curt Lindeman

By: Name: Curt Lindeman
Title: President	Member

          Pursuant to the requirements of the Securities Act of 1933, the registrant duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Houston, State of Texas, on September 1, 2011.

MASTER MIX, LLC

By:	/s/ Curt Lindeman
Name: Curt Lindeman
Title: President
POWER OF ATTORNEY
          KNOW ALL PERSONS BY THESE PRESENTS, that each individual whose signature appears below hereby constitutes and appoints each of William J. Sandbrook, James C. Lewis or Curt M. Lindeman, acting singly, his true and lawful agent, proxy and attorney-in-fact, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to (i) act on, sign and file with the Securities and Exchange Commission any and all amendments (including post-effective amendments) to this registration statement together with all schedules and exhibits thereto and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, together with all schedules and exhibits thereto, (ii) act on, sign and file such certificates, instruments, agreements and other documents as may be necessary or appropriate in connection therewith, (iii) act on and file any supplement to any prospectus included in this registration statement or any such amendment or any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and (iv) take any and all actions which may be necessary or appropriate in connection therewith, granting unto such agents, proxies and attorneys-in-fact, and each of them, full power and authority to do and perform each and every act and thing necessary or appropriate to be done, as fully for all intents and purposes as he might or could do in person, hereby approving, ratifying and confirming all that such agents, proxies and attorneys-in-fact or any of their substitutes may lawfully do or cause to be done by virtue thereof.
          Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed on September 1, 2011 by the following persons in the capacities indicated.

Signature	Title

/s/ Curt Lindeman Curt Lindeman	President and Secretary (Principal Executive Officer)

/s/ William Steele William Steele	Treasurer (Principal Financial and Accounting Officer)
NYC Concrete Materials, LLC

/s/ Curt Lindeman
By:
By: Name: Curt Lindeman
Title: President	Member

     Pursuant to the requirements of the Securities Act of 1933, the registrant duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Houston, State of Texas, on September 1, 2011.

MG, LLC

By:	/s/ Todd E. Martineau
Name: Todd E. Martineau
Title: President
POWER OF ATTORNEY
     KNOW ALL PERSONS BY THESE PRESENTS, that each individual whose signature appears below hereby constitutes and appoints each of William J. Sandbrook, James C. Lewis or Curt M. Lindeman, acting singly, his true and lawful agent, proxy and attorney-in-fact, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to (i) act on, sign and file with the Securities and Exchange Commission any and all amendments (including post-effective amendments) to this registration statement together with all schedules and exhibits thereto and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, together with all schedules and exhibits thereto, (ii) act on, sign and file such certificates, instruments, agreements and other documents as may be necessary or appropriate in connection therewith, (iii) act on and file any supplement to any prospectus included in this registration statement or any such amendment or any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and (iv) take any and all actions which may be necessary or appropriate in connection therewith, granting unto such agents, proxies and attorneys-in-fact, and each of them, full power and authority to do and perform each and every act and thing necessary or appropriate to be done, as fully for all intents and purposes as he might or could do in person, hereby approving, ratifying and confirming all that such agents, proxies and attorneys-in-fact or any of their substitutes may lawfully do or cause to be done by virtue thereof.
     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed on September 1, 2011 by the following persons in the capacities indicated.

Signature	Title

/s/ Todd E. Martineau	President
Todd E. Martineau	(Principal Executive Officer)

/s/ William Steele	Treasurer
William Steele	(Principal Financial and Accounting Officer)

/s/ Todd E. Martineau
Todd E. Martineau	Manager

     Pursuant to the requirements of the Securities Act of 1933, the registrant duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Houston, State of Texas, on September 1, 2011.

NYC CONCRETE MATERIALS, LLC

By:	/s/ Curt Lindeman
Name: Curt Lindeman
Title: President
POWER OF ATTORNEY
     KNOW ALL PERSONS BY THESE PRESENTS, that each individual whose signature appears below hereby constitutes and appoints each of William J. Sandbrook, James C. Lewis or Curt M. Lindeman, acting singly, his true and lawful agent, proxy and attorney-in-fact, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to (i) act on, sign and file with the Securities and Exchange Commission any and all amendments (including post-effective amendments) to this registration statement together with all schedules and exhibits thereto and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, together with all schedules and exhibits thereto, (ii) act on, sign and file such certificates, instruments, agreements and other documents as may be necessary or appropriate in connection therewith, (iii) act on and file any supplement to any prospectus included in this registration statement or any such amendment or any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and (iv) take any and all actions which may be necessary or appropriate in connection therewith, granting unto such agents, proxies and attorneys-in-fact, and each of them, full power and authority to do and perform each and every act and thing necessary or appropriate to be done, as fully for all intents and purposes as he might or could do in person, hereby approving, ratifying and confirming all that such agents, proxies and attorneys-in-fact or any of their substitutes may lawfully do or cause to be done by virtue thereof.
     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed on September 1, 2011 by the following persons in the capacities indicated.

Signature	Title

/s/ Curt Lindeman	President and Secretary
Curt Lindeman	(Principal Executive Officer)

/s/ William Steele	Treasurer
William Steele	(Principal Financial and Accounting Officer)

USC Atlantic, Inc.

/s/ William Steele
By:
Name: William Steele	Member
Title: Treasurer

     Pursuant to the requirements of the Securities Act of 1933, the registrant duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Houston, State of Texas, on September 1, 2011.

PEBBLE LANE ASSOCIATES, LLC

By:	/s/ Curt Lindeman
Name: Curt Lindeman
Title: President
POWER OF ATTORNEY
     KNOW ALL PERSONS BY THESE PRESENTS, that each individual whose signature appears below hereby constitutes and appoints each of William J. Sandbrook, James C. Lewis or Curt M. Lindeman, acting singly, his true and lawful agent, proxy and attorney-in-fact, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to (i) act on, sign and file with the Securities and Exchange Commission any and all amendments (including post-effective amendments) to this registration statement together with all schedules and exhibits thereto and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, together with all schedules and exhibits thereto, (ii) act on, sign and file such certificates, instruments, agreements and other documents as may be necessary or appropriate in connection therewith, (iii) act on and file any supplement to any prospectus included in this registration statement or any such amendment or any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and (iv) take any and all actions which may be necessary or appropriate in connection therewith, granting unto such agents, proxies and attorneys-in-fact, and each of them, full power and authority to do and perform each and every act and thing necessary or appropriate to be done, as fully for all intents and purposes as he might or could do in person, hereby approving, ratifying and confirming all that such agents, proxies and attorneys-in-fact or any of their substitutes may lawfully do or cause to be done by virtue thereof.
     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed on September 1, 2011 by the following persons in the capacities indicated.

Signature	Title

/s/ Curt Lindeman	President and Secretary
Curt Lindeman	(Principal Executive Officer)

/s/ William Steele	Treasurer
William Steele	(Principal Financial and Accounting Officer)

NYC Concrete Materials, LLC

/s/ Curt Lindeman
By:
Name: Curt Lindeman	Member
Title: President

     Pursuant to the requirements of the Securities Act of 1933, the registrant duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Houston, State of Texas, on September 1, 2011.

REDI-MIX CONCRETE, L.P.

By:	/s/ James C. Lewis
Name: James C. Lewis
Title: President
POWER OF ATTORNEY
     KNOW ALL PERSONS BY THESE PRESENTS, that each individual whose signature appears below hereby constitutes and appoints each of William J. Sandbrook, James C. Lewis or Curt M. Lindeman, acting singly, his true and lawful agent, proxy and attorney-in-fact, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to (i) act on, sign and file with the Securities and Exchange Commission any and all amendments (including post-effective amendments) to this registration statement together with all schedules and exhibits thereto and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, together with all schedules and exhibits thereto, (ii) act on, sign and file such certificates, instruments, agreements and other documents as may be necessary or appropriate in connection therewith, (iii) act on and file any supplement to any prospectus included in this registration statement or any such amendment or any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and (iv) take any and all actions which may be necessary or appropriate in connection therewith, granting unto such agents, proxies and attorneys-in-fact, and each of them, full power and authority to do and perform each and every act and thing necessary or appropriate to be done, as fully for all intents and purposes as he might or could do in person, hereby approving, ratifying and confirming all that such agents, proxies and attorneys-in-fact or any of their substitutes may lawfully do or cause to be done by virtue thereof.
     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed on September 1, 2011 by the following persons in the capacities indicated.

Signature	Title

/s/ James C. Lewis	President
James C. Lewis	(Principal Executive Officer)

/s/ Richard Delle	Vice President and Treasurer
Richard Delle	(Principal Financial and Accounting Officer)

Redi-Mix GP, LLC

/s/ Curt Lindeman
By:
Name: Curt Lindeman	General Partner
Title: Vice President and Secretary

     Pursuant to the requirements of the Securities Act of 1933, the registrant duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Houston, State of Texas, on September 1, 2011.

REDI-MIX GP, LLC

By:	/s/ Curt Lindeman
Name: Curt Lindeman
Title: Vice President
POWER OF ATTORNEY
     KNOW ALL PERSONS BY THESE PRESENTS, that each individual whose signature appears below hereby constitutes and appoints each of William J. Sandbrook, James C. Lewis or Curt M. Lindeman, acting singly, his true and lawful agent, proxy and attorney-in-fact, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to (i) act on, sign and file with the Securities and Exchange Commission any and all amendments (including post-effective amendments) to this registration statement together with all schedules and exhibits thereto and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, together with all schedules and exhibits thereto, (ii) act on, sign and file such certificates, instruments, agreements and other documents as may be necessary or appropriate in connection therewith, (iii) act on and file any supplement to any prospectus included in this registration statement or any such amendment or any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and (iv) take any and all actions which may be necessary or appropriate in connection therewith, granting unto such agents, proxies and attorneys-in-fact, and each of them, full power and authority to do and perform each and every act and thing necessary or appropriate to be done, as fully for all intents and purposes as he might or could do in person, hereby approving, ratifying and confirming all that such agents, proxies and attorneys-in-fact or any of their substitutes may lawfully do or cause to be done by virtue thereof.
     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed on September 1, 2011 by the following persons in the capacities indicated.

Signature	Title

/s/ James C. Lewis	President and Director
James C. Lewis	(Principal Executive Officer)

/s/ Richard Delle	Vice President and Treasurer
Richard Delle	(Principal Financial and Accounting Officer)

/s/ Curt Lindeman
Curt Lindeman	Vice President, Secretary and Director

/s/ Wallace H. Johnson
Wallace H. Johnson	Director

     Pursuant to the requirements of the Securities Act of 1933, the registrant duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Houston, State of Texas, on September 1, 2011.

REDI-MIX, LLC

By:	/s/ James C. Lewis
Name: James C. Lewis
Title: President
POWER OF ATTORNEY
     KNOW ALL PERSONS BY THESE PRESENTS, that each individual whose signature appears below hereby constitutes and appoints each of William J. Sandbrook, James C. Lewis or Curt M. Lindeman, acting singly, his true and lawful agent, proxy and attorney-in-fact, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to (i) act on, sign and file with the Securities and Exchange Commission any and all amendments (including post-effective amendments) to this registration statement together with all schedules and exhibits thereto and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, together with all schedules and exhibits thereto, (ii) act on, sign and file such certificates, instruments, agreements and other documents as may be necessary or appropriate in connection therewith, (iii) act on and file any supplement to any prospectus included in this registration statement or any such amendment or any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and (iv) take any and all actions which may be necessary or appropriate in connection therewith, granting unto such agents, proxies and attorneys-in-fact, and each of them, full power and authority to do and perform each and every act and thing necessary or appropriate to be done, as fully for all intents and purposes as he might or could do in person, hereby approving, ratifying and confirming all that such agents, proxies and attorneys-in-fact or any of their substitutes may lawfully do or cause to be done by virtue thereof.
     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed on September 1, 2011 by the following persons in the capacities indicated.

Signature	Title

/s/ James C. Lewis	President
James C. Lewis	(Principal Executive Officer)

/s/ Richard Delle	Vice President and Treasurer
Richard Delle	(Principal Financial and Accounting Officer)

U.S. Concrete Texas Holdings, Inc

/s/ Curt Lindeman
By:
Name: Curt Lindeman	Member
Title: President

     Pursuant to the requirements of the Securities Act of 1933, the registrant duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Houston, State of Texas, on September 1, 2011.

RIVERSIDE MATERIALS, LLC

By:	/s/ William Steele
Name: William Steele
Title: Treasurer
POWER OF ATTORNEY
     KNOW ALL PERSONS BY THESE PRESENTS, that each individual whose signature appears below hereby constitutes and appoints each of William J. Sandbrook, James C. Lewis or Curt M. Lindeman, acting singly, his true and lawful agent, proxy and attorney-in-fact, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to (i) act on, sign and file with the Securities and Exchange Commission any and all amendments (including post-effective amendments) to this registration statement together with all schedules and exhibits thereto and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, together with all schedules and exhibits thereto, (ii) act on, sign and file such certificates, instruments, agreements and other documents as may be necessary or appropriate in connection therewith, (iii) act on and file any supplement to any prospectus included in this registration statement or any such amendment or any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and (iv) take any and all actions which may be necessary or appropriate in connection therewith, granting unto such agents, proxies and attorneys-in-fact, and each of them, full power and authority to do and perform each and every act and thing necessary or appropriate to be done, as fully for all intents and purposes as he might or could do in person, hereby approving, ratifying and confirming all that such agents, proxies and attorneys-in-fact or any of their substitutes may lawfully do or cause to be done by virtue thereof.
     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed on September 1, 2011 by the following persons in the capacities indicated.

Signature	Title

/s/ Wallace H. Johnson	President and Secretary
Wallace H. Johnson	(Principal Executive Officer)

/s/ William Steele	Treasurer
William Steele	(Principal Financial and Accounting Officer)

Eastern Concrete Materials, Inc.

/s/ William Steele
By:
Name: William Steele	Member
Title: Treasurer

     Pursuant to the requirements of the Securities Act of 1933, the registrant duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Houston, State of Texas, on September 1, 2011.

SAN DIEGO PRECAST CONCRETE, INC.

By:	/s/ Curt Lindeman
Name: Curt Lindeman
Title: Vice President
POWER OF ATTORNEY
     KNOW ALL PERSONS BY THESE PRESENTS, that each individual whose signature appears below hereby constitutes and appoints each of William J. Sandbrook, James C. Lewis or Curt M. Lindeman, acting singly, his true and lawful agent, proxy and attorney-in-fact, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to (i) act on, sign and file with the Securities and Exchange Commission any and all amendments (including post-effective amendments) to this registration statement together with all schedules and exhibits thereto and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, together with all schedules and exhibits thereto, (ii) act on, sign and file such certificates, instruments, agreements and other documents as may be necessary or appropriate in connection therewith, (iii) act on and file any supplement to any prospectus included in this registration statement or any such amendment or any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and (iv) take any and all actions which may be necessary or appropriate in connection therewith, granting unto such agents, proxies and attorneys-in-fact, and each of them, full power and authority to do and perform each and every act and thing necessary or appropriate to be done, as fully for all intents and purposes as he might or could do in person, hereby approving, ratifying and confirming all that such agents, proxies and attorneys-in-fact or any of their substitutes may lawfully do or cause to be done by virtue thereof.
     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed on September 1, 2011 by the following persons in the capacities indicated.

Signature	Title

/s/ Douglas McLaughlin	President and Treasurer
Douglas McLaughlin	(Principal Executive Officer)
(Principal Financial and Accounting Officer)

/s/ Wallace H. Johnson	Director
Wallace H. Johnson

/s/ James C. Lewis	Vice President and Director
James C. Lewis

/s/ Curt Lindeman	Vice President, Secretary and Director
Curt Lindeman

     Pursuant to the requirements of the Securities Act of 1933, the registrant duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Houston, State of Texas, on September 1, 2011.

SIERRA PRECAST, INC.

By:	/s/ Curt Lindeman
Name: Curt Lindeman
Title: Vice President
POWER OF ATTORNEY
     KNOW ALL PERSONS BY THESE PRESENTS, that each individual whose signature appears below hereby constitutes and appoints each of William J. Sandbrook, James C. Lewis or Curt M. Lindeman, acting singly, his true and lawful agent, proxy and attorney-in-fact, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to (i) act on, sign and file with the Securities and Exchange Commission any and all amendments (including post-effective amendments) to this registration statement together with all schedules and exhibits thereto and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, together with all schedules and exhibits thereto, (ii) act on, sign and file such certificates, instruments, agreements and other documents as may be necessary or appropriate in connection therewith, (iii) act on and file any supplement to any prospectus included in this registration statement or any such amendment or any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and (iv) take any and all actions which may be necessary or appropriate in connection therewith, granting unto such agents, proxies and attorneys-in-fact, and each of them, full power and authority to do and perform each and every act and thing necessary or appropriate to be done, as fully for all intents and purposes as he might or could do in person, hereby approving, ratifying and confirming all that such agents, proxies and attorneys-in-fact or any of their substitutes may lawfully do or cause to be done by virtue thereof.
     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed on September 1, 2011 by the following persons in the capacities indicated.

Signature	Title

/s/ Douglas McLaughlin	President
Douglas McLaughlin	(Principal Executive Officer)

/s/ James C. Lewis	Vice President, Treasurer and Director
James C. Lewis	(Principal Financial and Accounting Officer)

/s/ Wallace H. Johnson	Director
Wallace H. Johnson

/s/ Curt Lindeman	Vice President, Secretary and Director
Curt Lindeman

     Pursuant to the requirements of the Securities Act of 1933, the registrant duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Houston, State of Texas, on September 1, 2011.

SMITH PRE-CAST, INC.

By:	/s/ Curt Lindeman
Name: Curt Lindeman
Title: Vice President
POWER OF ATTORNEY
     KNOW ALL PERSONS BY THESE PRESENTS, that each individual whose signature appears below hereby constitutes and appoints each of William J. Sandbrook, James C. Lewis or Curt M. Lindeman, acting singly, his true and lawful agent, proxy and attorney-in-fact, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to (i) act on, sign and file with the Securities and Exchange Commission any and all amendments (including post-effective amendments) to this registration statement together with all schedules and exhibits thereto and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, together with all schedules and exhibits thereto, (ii) act on, sign and file such certificates, instruments, agreements and other documents as may be necessary or appropriate in connection therewith, (iii) act on and file any supplement to any prospectus included in this registration statement or any such amendment or any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and (iv) take any and all actions which may be necessary or appropriate in connection therewith, granting unto such agents, proxies and attorneys-in-fact, and each of them, full power and authority to do and perform each and every act and thing necessary or appropriate to be done, as fully for all intents and purposes as he might or could do in person, hereby approving, ratifying and confirming all that such agents, proxies and attorneys-in-fact or any of their substitutes may lawfully do or cause to be done by virtue thereof.
     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed on September 1, 2011 by the following persons in the capacities indicated.

Signature	Title

/s/ Douglas McLaughlin	President and Treasurer
Douglas McLaughlin	(Principal Executive Officer)
(Principal Financial and Accounting Officer)

/s/ James C. Lewis	Vice President and Director
James C. Lewis

/s/ Wallace H. Johnson	Director
Wallace H. Johnson

/s/ Curt Lindeman	Vice President, Secretary and Director
Curt Lindeman

     Pursuant to the requirements of the Securities Act of 1933, the registrant duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Houston, State of Texas, on September 1, 2011.

SUPERIOR CONCRETE MATERIALS, INC.

By:	/s/ Curt Lindeman
Name: Curt Lindeman
Title: Vice President
POWER OF ATTORNEY
     KNOW ALL PERSONS BY THESE PRESENTS, that each individual whose signature appears below hereby constitutes and appoints each of William J. Sandbrook, James C. Lewis or Curt M. Lindeman, acting singly, his true and lawful agent, proxy and attorney-in-fact, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to (i) act on, sign and file with the Securities and Exchange Commission any and all amendments (including post-effective amendments) to this registration statement together with all schedules and exhibits thereto and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, together with all schedules and exhibits thereto, (ii) act on, sign and file such certificates, instruments, agreements and other documents as may be necessary or appropriate in connection therewith, (iii) act on and file any supplement to any prospectus included in this registration statement or any such amendment or any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and (iv) take any and all actions which may be necessary or appropriate in connection therewith, granting unto such agents, proxies and attorneys-in-fact, and each of them, full power and authority to do and perform each and every act and thing necessary or appropriate to be done, as fully for all intents and purposes as he might or could do in person, hereby approving, ratifying and confirming all that such agents, proxies and attorneys-in-fact or any of their substitutes may lawfully do or cause to be done by virtue thereof.
     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed on September 1, 2011 by the following persons in the capacities indicated.

Signature	Title

/s/ Todd E. Martineau	President and General Manager
Todd E. Martineau	(Principal Executive Officer)

/s/ William Steele	Treasurer
William Steele	(Principal Financial and Accounting Officer)

/s/ Curt Lindeman	Vice President, Secretary and Director
Curt Lindeman

     Pursuant to the requirements of the Securities Act of 1933, the registrant duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Houston, State of Texas, on September 1, 2011.

TITAN CONCRETE INDUSTRIES, INC.

By:	/s/ Curt Lindeman
Name: Curt Lindeman
Title: President
POWER OF ATTORNEY
     KNOW ALL PERSONS BY THESE PRESENTS, that each individual whose signature appears below hereby constitutes and appoints each of William J. Sandbrook, James C. Lewis or Curt M. Lindeman, acting singly, his true and lawful agent, proxy and attorney-in-fact, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to (i) act on, sign and file with the Securities and Exchange Commission any and all amendments (including post-effective amendments) to this registration statement together with all schedules and exhibits thereto and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, together with all schedules and exhibits thereto, (ii) act on, sign and file such certificates, instruments, agreements and other documents as may be necessary or appropriate in connection therewith, (iii) act on and file any supplement to any prospectus included in this registration statement or any such amendment or any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and (iv) take any and all actions which may be necessary or appropriate in connection therewith, granting unto such agents, proxies and attorneys-in-fact, and each of them, full power and authority to do and perform each and every act and thing necessary or appropriate to be done, as fully for all intents and purposes as he might or could do in person, hereby approving, ratifying and confirming all that such agents, proxies and attorneys-in-fact or any of their substitutes may lawfully do or cause to be done by virtue thereof.
     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed on September 1, 2011 by the following persons in the capacities indicated.

Signature	Title

/s/ Curt Lindeman	President
Curt Lindeman	(Principal Executive Officer)

/s/ Richard Delle	Treasurer
Richard Delle	(Principal Financial and Accounting Officer)

/s/ James C. Lewis	Vice President, Secretary and Director
James C. Lewis

     Pursuant to the requirements of the Securities Act of 1933, the registrant duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Houston, State of Texas, on September 1, 2011.

USC ATLANTIC, INC.

By:	/s/ William Steele
Name: William Steele
Title: Treasurer
POWER OF ATTORNEY
     KNOW ALL PERSONS BY THESE PRESENTS, that each individual whose signature appears below hereby constitutes and appoints each of William J. Sandbrook, James C. Lewis or Curt M. Lindeman, acting singly, his true and lawful agent, proxy and attorney-in-fact, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to (i) act on, sign and file with the Securities and Exchange Commission any and all amendments (including post-effective amendments) to this registration statement together with all schedules and exhibits thereto and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, together with all schedules and exhibits thereto, (ii) act on, sign and file such certificates, instruments, agreements and other documents as may be necessary or appropriate in connection therewith, (iii) act on and file any supplement to any prospectus included in this registration statement or any such amendment or any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and (iv) take any and all actions which may be necessary or appropriate in connection therewith, granting unto such agents, proxies and attorneys-in-fact, and each of them, full power and authority to do and perform each and every act and thing necessary or appropriate to be done, as fully for all intents and purposes as he might or could do in person, hereby approving, ratifying and confirming all that such agents, proxies and attorneys-in-fact or any of their substitutes may lawfully do or cause to be done by virtue thereof.
     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed on September 1, 2011 by the following persons in the capacities indicated.

Signature	Title

/s/ Michael L. Gentoso	President
Michael L. Gentoso	(Principal Executive Officer)

/s/ William Steele	Treasurer
William Steele	(Principal Financial and Accounting Officer)

/s/ James C. Lewis	Vice President, Secretary and Director
James C. Lewis

     Pursuant to the requirements of the Securities Act of 1933, the registrant duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Houston, State of Texas, on September 1, 2011.

USC MANAGEMENT CO., LLC

By:	/s/ Curt Lindeman
Name: Curt Lindeman
Title: President
POWER OF ATTORNEY
     KNOW ALL PERSONS BY THESE PRESENTS, that each individual whose signature appears below hereby constitutes and appoints each of William J. Sandbrook, James C. Lewis or Curt M. Lindeman, acting singly, his true and lawful agent, proxy and attorney-in-fact, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to (i) act on, sign and file with the Securities and Exchange Commission any and all amendments (including post-effective amendments) to this registration statement together with all schedules and exhibits thereto and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, together with all schedules and exhibits thereto, (ii) act on, sign and file such certificates, instruments, agreements and other documents as may be necessary or appropriate in connection therewith, (iii) act on and file any supplement to any prospectus included in this registration statement or any such amendment or any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and (iv) take any and all actions which may be necessary or appropriate in connection therewith, granting unto such agents, proxies and attorneys-in-fact, and each of them, full power and authority to do and perform each and every act and thing necessary or appropriate to be done, as fully for all intents and purposes as he might or could do in person, hereby approving, ratifying and confirming all that such agents, proxies and attorneys-in-fact or any of their substitutes may lawfully do or cause to be done by virtue thereof.
     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed on September 1, 2011 by the following persons in the capacities indicated.

Signature	Title

/s/ Curt Lindeman	President
Curt Lindeman	(Principal Executive Officer)

/s/ James C. Lewis	Treasurer, Vice President and Director
James C. Lewis	(Principal Financial and Accounting Officer)

U.S. Concrete Inc.

/s/ James C. Lewis
By: James C. Lewis	Member
Name: Senior Vice President and
Chief Financial Officer

     Pursuant to the requirements of the Securities Act of 1933, the registrant duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Houston, State of Texas, on September 1, 2011.

USC PAYROLL, INC.

By:	/s/ Curt Lindeman
Name: Curt Lindeman
Title: Vice President
POWER OF ATTORNEY
     KNOW ALL PERSONS BY THESE PRESENTS, that each individual whose signature appears below hereby constitutes and appoints each of William J. Sandbrook, James C. Lewis or Curt M. Lindeman, acting singly, his true and lawful agent, proxy and attorney-in-fact, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to (i) act on, sign and file with the Securities and Exchange Commission any and all amendments (including post-effective amendments) to this registration statement together with all schedules and exhibits thereto and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, together with all schedules and exhibits thereto, (ii) act on, sign and file such certificates, instruments, agreements and other documents as may be necessary or appropriate in connection therewith, (iii) act on and file any supplement to any prospectus included in this registration statement or any such amendment or any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and (iv) take any and all actions which may be necessary or appropriate in connection therewith, granting unto such agents, proxies and attorneys-in-fact, and each of them, full power and authority to do and perform each and every act and thing necessary or appropriate to be done, as fully for all intents and purposes as he might or could do in person, hereby approving, ratifying and confirming all that such agents, proxies and attorneys-in-fact or any of their substitutes may lawfully do or cause to be done by virtue thereof.
     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed on September 1, 2011 by the following persons in the capacities indicated.

Signature	Title

/s/ James C. Lewis	President, Treasurer and Director
James C. Lewis	(Principal Executive Officer)
(Principal Financial and Accounting Officer)

/s/ Curt Lindeman	Vice President, Secretary and Director
Curt Lindeman

     Pursuant to the requirements of the Securities Act of 1933, the registrant duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Houston, State of Texas, on September 1, 2011.

USC TECHNOLOGIES, INC.

By:	/s/ Curt Lindeman
Name: Curt Lindeman
Title: Vice President
POWER OF ATTORNEY
     KNOW ALL PERSONS BY THESE PRESENTS, that each individual whose signature appears below hereby constitutes and appoints each of William J. Sandbrook, James C. Lewis or Curt M. Lindeman, acting singly, his true and lawful agent, proxy and attorney-in-fact, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to (i) act on, sign and file with the Securities and Exchange Commission any and all amendments (including post-effective amendments) to this registration statement together with all schedules and exhibits thereto and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, together with all schedules and exhibits thereto, (ii) act on, sign and file such certificates, instruments, agreements and other documents as may be necessary or appropriate in connection therewith, (iii) act on and file any supplement to any prospectus included in this registration statement or any such amendment or any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and (iv) take any and all actions which may be necessary or appropriate in connection therewith, granting unto such agents, proxies and attorneys-in-fact, and each of them, full power and authority to do and perform each and every act and thing necessary or appropriate to be done, as fully for all intents and purposes as he might or could do in person, hereby approving, ratifying and confirming all that such agents, proxies and attorneys-in-fact or any of their substitutes may lawfully do or cause to be done by virtue thereof.
     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed on September 1, 2011 by the following persons in the capacities indicated.

Signature	Title

/s/ Wallace H. Johnson	President
Wallace H. Johnson	(Principal Executive Officer)

/s/ James C. Lewis	Treasurer
James C. Lewis	(Principal Financial and Accounting Officer)

/s/ Curt Lindeman	Vice President, Secretary and Director
Curt Lindeman

     Pursuant to the requirements of the Securities Act of 1933, the registrant duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Houston, State of Texas, on September 1, 2011.

U.S. CONCRETE ON-SITE, INC.

By:	/s/ Curt Lindeman
Name: Curt Lindeman
Title: Vice President
POWER OF ATTORNEY
     KNOW ALL PERSONS BY THESE PRESENTS, that each individual whose signature appears below hereby constitutes and appoints each of William J. Sandbrook, James C. Lewis or Curt M. Lindeman, acting singly, his true and lawful agent, proxy and attorney-in-fact, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to (i) act on, sign and file with the Securities and Exchange Commission any and all amendments (including post-effective amendments) to this registration statement together with all schedules and exhibits thereto and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, together with all schedules and exhibits thereto, (ii) act on, sign and file such certificates, instruments, agreements and other documents as may be necessary or appropriate in connection therewith, (iii) act on and file any supplement to any prospectus included in this registration statement or any such amendment or any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and (iv) take any and all actions which may be necessary or appropriate in connection therewith, granting unto such agents, proxies and attorneys-in-fact, and each of them, full power and authority to do and perform each and every act and thing necessary or appropriate to be done, as fully for all intents and purposes as he might or could do in person, hereby approving, ratifying and confirming all that such agents, proxies and attorneys-in-fact or any of their substitutes may lawfully do or cause to be done by virtue thereof.
     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed on September 1, 2011 by the following persons in the capacities indicated.

Signature	Title

/s/ James C. Lewis	President, Treasurer and Director
James C. Lewis	(Principal Executive Officer)
(Principal Financial and Accounting Officer)

/s/ Wallace H. Johnson	Director
Wallace H. Johnson

/s/ Curt Lindeman	Vice President, Secretary and Director
Curt Lindeman

     Pursuant to the requirements of the Securities Act of 1933, the registrant duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Houston, State of Texas, on September 1, 2011.

U.S. CONCRETE TEXAS HOLDINGS, INC.

By:	/s/ Curt Lindeman
Name: Curt Lindeman
Title: President
POWER OF ATTORNEY
     KNOW ALL PERSONS BY THESE PRESENTS, that each individual whose signature appears below hereby constitutes and appoints each of William J. Sandbrook, James C. Lewis or Curt M. Lindeman, acting singly, his true and lawful agent, proxy and attorney-in-fact, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to (i) act on, sign and file with the Securities and Exchange Commission any and all amendments (including post-effective amendments) to this registration statement together with all schedules and exhibits thereto and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, together with all schedules and exhibits thereto, (ii) act on, sign and file such certificates, instruments, agreements and other documents as may be necessary or appropriate in connection therewith, (iii) act on and file any supplement to any prospectus included in this registration statement or any such amendment or any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and (iv) take any and all actions which may be necessary or appropriate in connection therewith, granting unto such agents, proxies and attorneys-in-fact, and each of them, full power and authority to do and perform each and every act and thing necessary or appropriate to be done, as fully for all intents and purposes as he might or could do in person, hereby approving, ratifying and confirming all that such agents, proxies and attorneys-in-fact or any of their substitutes may lawfully do or cause to be done by virtue thereof.
     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed on September 1, 2011 by the following persons in the capacities indicated.

Signature	Title

/s/ Curt Lindeman	President and Director
Curt Lindeman	(Principal Executive Officer)

/s/ James C. Lewis	Treasurer
James C. Lewis	(Principal Financial and Accounting Officer)

EXHIBIT INDEX

Exhibit
Number	Description
2.1*	Debtors’ Joint Plan of Reorganization filed pursuant to Chapter 11 of the United States Bankruptcy Code filed on July 27, 2010 with the United States Bankruptcy Court for the District of Delaware in Case No. 10- 11407 (Jointly Administered) (incorporated by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K filed on July 30, 2010 (File No. 000-26025)).

2.2*	Debtors’ Disclosure Statement filed pursuant to Chapter 11 of the United States Bankruptcy Code filed on June 2, 2010 with the United States Bankruptcy Court for the District of Delaware in Case No. 10-11407 (Jointly Administered) (incorporated by reference to Exhibit 2.2 to the Company’s Current Report on Form 8-K filed on July 30, 2010 (File No. 000-26025)).

3.1*	Amended and Restated Certificate of Incorporation of U.S. Concrete, Inc. (incorporated by reference to Exhibit 1 to the Company’s Registration Statement on Form 8-A filed on August 31, 2010 (File No. 000- 26025)).

3.2*	Third Amended and Restated By-Laws of U.S. Concrete, Inc. (incorporated by reference to Exhibit 2 to the Company’s Registration Statement on Form 8-A filed on August 31, 2010 (File No. 000-26025)).

3.3(a)*	Articles of Incorporation of American Concrete Products, Inc. (incorporated by reference to Form S-4 (Reg. No. 333-115443), Exhibit 3.5(a)).

3.3(b)*	Bylaws of American Concrete Products, Inc. (incorporated by reference to Form S-4 (Reg. No. 333-115443), Exhibit 3.5(b)).

3.4(a)*	Articles of Incorporation of Alliance Haulers, Inc. (incorporated by reference to Form S-4 (Reg. No. 333-138868), Exhibit 3.5(a)).

3.4(b)*	Articles of Amendment of Alliance Haulers, Inc. (incorporated by reference to Form S-4 (Reg. No. 333-138868), Exhibit 3.5(b)).

3.4(c)*	Amended and Restated Bylaws of Alliance Haulers, Inc. (incorporated by reference to Form S-4 (Reg. No. 333-138868), Exhibit 3.5(c)).

3.5(a)*	Amended and Restated Articles of Incorporation of Alberta Investments, Inc. (incorporated by reference to Form S-4 (Reg. No. 333-138868), Exhibit 3.6(a)).

3.5(b)*	Bylaws of Alberta Investments, Inc. (incorporated by reference to Form S-4 (Reg. No. 333-138868), Exhibit 3.6(d)).

3.5(c)*	Certificate of Amendment to Bylaws of Alberta Investments, Inc. (incorporated by reference to Form S-4 (Reg. No. 333-138868), Exhibit 3.6(c)).

3.5(d)*	Certificate of Amendment to Bylaws of Alberta Investments, Inc. (incorporated by reference to Form S-4 (Reg. No. 333-138868), Exhibit 3.6(b)).

3.5(e)	Certificate of Amendment of Bylaws of Alberta Investments, Inc.

3.6(a)*	Articles of Incorporation of Atlas-Tuck Concrete, Inc. (incorporated by reference to Form S-4 (Reg. No. 333-115443), Exhibit 3.6(a)).

3.6(b)*	Certificate of Increase of Capital Stock of Atlas-Tuck Concrete, Inc. (incorporated by reference to Form S-4 (Reg. No. 333-115443), Exhibit 3.7(b)).

3.6(c)*	Amended Articles of Incorporation of Atlas-Tuck Concrete, Inc., filed October 1, 1964. (incorporated by reference to Form S-4 (Reg. No. 333-115443), Exhibit 3.6(c)).

Exhibit
Number	Description
3.6(d)*	Amended Articles of Incorporation of Atlas-Tuck Concrete, Inc., filed June 21, 1973 (incorporated by reference to Form S-4 (Reg. No. 333-115443), Exhibit 3.6(d)).

3.6(e)*	Bylaws of Atlas-Tuck Concrete, Inc. (incorporated by reference to Form S-4 (Reg. No. 333-115443), Exhibit 3.6(e)).

3.7(a)	Certificate of Formation of Beall Concrete Enterprises, LLC (f/k/a Beall Subsidiary, LLC).

3.7(b)	Limited Liability Company Agreement of Beall Concrete Enterprises, LLC.

3.7(c)	Certificate of Merger of Beall Subsidiary, LLC into Beall Concrete Enterprises, Ltd. (now known as Beall Concrete Enterprises, LLC).

3.7(d)	Certificate of Amendment to the Certificate of Formation of Beall Concrete Enterprises, LLC.

3.8(a)*	Articles of Incorporation of Beall Industries, Inc. (incorporated by reference to Form S-4 (Reg. No. 333-115443), Exhibit 3.8(a)).

3.8(b)*	Bylaws of Beall Industries, Inc. (incorporated by reference to Form S-4 (Reg. No. 333-115443), Exhibit 3.8(b)).

3.9(a)*	Articles of Incorporation of Beall Management, Inc. (incorporated by reference to Form S-4 (Reg. No. 333-115443), Exhibit 3.9(a)).

3.9(b)*	Bylaws of Beall Management, Inc. (incorporated by reference to Form S-4 (Reg. No. 333-115443), Exhibit 3.9(b)).

3.10(a)*	Amended and Restated Articles of Incorporation of Central Concrete Supply Co., Inc. (incorporated by reference to Form S-4 (Reg. No. 333-115443), Exhibit 3.13(a)).

3.10(b)*	Plan of Reorganizations and Agreement of Recapitalization and Agreement of Merger by and between Central Concrete Supply Co., Inc., its shareholders, Central Transport Inc. and its shareholders (incorporated by reference to Form S-4 (Reg. No. 333-115443), Exhibit 3.13(b)).

3.10(c)*	Agreement of Merger between Central Concrete Acquisition, Inc. and Central Concrete Supply Co., Inc. (incorporated by reference to Form S-4 (Reg. No. 333-115443), Exhibit 3.13(c)).

3.10(d)*	Agreement of Merger between Central Concrete Supply Co, Inc., Bay Cities Building Materials Co., Inc., Walker’s Concrete Inc. and B.C.B.M. Transport, Inc. (incorporated by reference to Form S-4 (Reg. No. 333-115443), Exhibit 3.13(d)).

3.10(e)*	Bylaws of Central Concrete Supply Co., Inc., as amended (incorporated by reference to Form S-4 (Reg. No. 333-115443), Exhibit 3.13(e)).

3.11(a)*	Articles of Incorporation of Central Precast Concrete, Inc. (incorporated by reference to Form S-4 (Reg. No. 333-115443), Exhibit 3.15(a)).

3.11(b)*	Certificate of Amendment of Articles of Incorporation of Central Precast Concrete, Inc. (incorporated by reference to Form S-4 (Reg. No. 333-115443), Exhibit 3.15(b)).

3.11(c)*	Certificate of Amendment of Articles of Incorporation of Central Precast Concrete, Inc. (incorporated by reference to Form S-4 (Reg. No. 333-115443), Exhibit 3.15(c)).

3.11(d)*	Bylaws of Central Precast Concrete, Inc. (incorporated by reference to Form S-4 (Reg. No. 333-115443), Exhibit 3.15(d)).

Exhibit
Number	Description
3.12(a)*	Certificate of Incorporation of U.S. Concrete Texas Holdings, Inc. (incorporated by reference to Form S-4 (Reg. No. 333-138868), Exhibit 3.18(a)).

3.12(b)*	Bylaws of Concrete U.S. Concrete Texas Holdings, Inc. (incorporated by reference to Form S-4 (Reg. No. 333-138868), Exhibit 3.18(b)).

3.12(c)	Certificate of Amendment of Certificate of Incorporation of U.S. Concrete Texas Holdings, Inc.

3.13(a)*	Certificate of Incorporation of Concrete XXXIV Acquisition, Inc. (incorporated by reference to Form S-4 (Reg. No. 333-138868), Exhibit 3.19(a)).

3.13(b)*	Bylaws of Concrete XXXIV Acquisition, Inc. (incorporated by reference to Form S-4 (Reg. No. 333-138868), Exhibit 3.19(b)).

3.14(a)*	Certificate of Incorporation of Concrete XXXV Acquisition, Inc. (incorporated by reference to Form S-4 (Reg. No. 333-138868), Exhibit 3.20(a)).

3.14(b)*	Bylaws of Concrete XXXV Acquisition, Inc. (incorporated by reference to Form S-4 (Reg. No. 333-138868), Exhibit 3.20(b)).

3.15(a)*	Certificate of Incorporation of Concrete XXXVI Acquisition, Inc. (incorporated by reference to Form S-4 (Reg. No. 333-138868), Exhibit 3.21(a)).

3.15(b)*	Bylaws of Concrete XXXVI Acquisition, Inc. (incorporated by reference to Form S-4 (Reg. No. 333-138868), Exhibit 3.21(b)).

3.16(a)*	Certificate of Incorporation of Eastern Concrete Materials, Inc. (incorporated by reference to Form S-4 (Reg. No. 333-115443), Exhibit 3.18(a)).

3.16(b)*	Certificate of Merger of Baer Enterprises, Inc. into Eastern Concrete Materials, Inc. (incorporated by reference to Form S-4 (Reg. No. 333-115443), Exhibit 3.18(b)).

3.16(c)*	Certificate of Amendment to Certificate of Incorporation of Eastern Concrete Materials, Inc. (incorporated by reference to Form S-4 (Reg. No. 333-115443), Exhibit 3.18(c)).

3.16(d)*	Certificate of Merger of Baer Acquisition Inc. with and into Baer Concrete, Incorporated (incorporated by reference to Form S-4 (Reg. No. 333-115443), Exhibit 3.18(d)).

3.16(e)*	Certificate of Merger of Eastern Concrete Materials, Inc. and Baer Concrete, Incorporated (incorporated by reference to Form S-4 (Reg. No. 333-115443), Exhibit 3.18(e)).

3.16(f)*	Bylaws of Eastern Concrete Materials, Inc. (incorporated by reference to Form S-4 (Reg. No. 333-115443), Exhibit 3.18(f)).

3.16(g)*	Amendment to the Bylaws of Eastern Concrete Materials, Inc. (incorporated by reference to Form S-4 (Reg. No. 333-115443), Exhibit 3.18(g)).

3.17(a)*	Articles of Incorporation of Kurtz Gravel Company (incorporated by reference to Form S-4 (Reg. No. 333-138868), Exhibit 3.25(a)).

3.17(b)*	Certificate of Incorporation of Stock of Kurtz Gravel Company (incorporated by reference to Form S-4 (Reg. No. 333-138868), Exhibit 3.25(b)).

3.17(c)*	Certificate of Amendment to Articles of Incorporation of Kurtz Gravel Company (incorporated by reference to Form S-4 (Reg. No. 333-138868), Exhibit 3.25(c)).

3.17(d)*	Certificate of Amendment to Articles of Incorporation of Kurtz Gravel Company (incorporated by reference to Form S-4 (Reg. No. 333-138868), Exhibit 3.25(d)).

Exhibit
Number	Description
3.17(e)*	Amended and Restated Bylaws of Kurtz Gravel Company (incorporated by reference to Form S-4 (Reg. No. 333-138868), Exhibit 3.25(e)).

3.17(f)	Certificate of Merger of Builders’ Redi-Mix, LLC, BWB, Inc. of Michigan, Superior Holdings, Inc. and USC Michigan, Inc., with and into Kurtz Gravel Company.

3.17(g)	Amendment to Bylaws of Kurtz Gravel Company.

3.18(a)*	Certificate of Limited Partnership of Redi-Mix Concrete, L.P. (incorporated by reference to Form S-4 (Reg. No. 333-138868), Exhibit 3.26(a)).

3.18(b)*	Agreement of Limited Partnership of Redi-Mix Concrete, L.P. (incorporated by reference to Form S-4 (Reg. No. 333-138868), Exhibit 3.26(b)).

3.19(a)*	Articles of Organization of Redi-Mix GP, LLC (incorporated by reference to Form S-4 (Reg. No. 333-138868), Exhibit 3.27(a)).

3.19(b)*	Regulations of Redi-Mix GP, LLC (incorporated by reference to Form S-4 (Reg. No. 333-138868), Exhibit 3.27(b)).

3.19(c)	Certificate of Amendment of Regulations of Redi-Mix GP, LLC

3.20(a)*	Certificate of Incorporation of San Diego Precast Concrete, Inc. (incorporated by reference to Form S-4 (Reg. No. 333-115443), Exhibit 3.20(a)).

3.20(b)*	Certificate of Merger of San Diego Precast Concrete, Inc. with and into Concrete XII Acquisition, Inc. (incorporated by reference to Form S-4 (Reg. No. 333-115443), Exhibit 3.20(b)).

3.20(c)*	Bylaws of San Diego Precast Concrete, Inc. (incorporated by reference to Form S-4 (Reg. No. 333-115443), Exhibit 3.20(c)).

3.21(a)*	Restated Articles of Incorporation of Sierra Precast, Inc. (incorporated by reference to Form S-4 (Reg. No. 333-115443), Exhibit 3.21(a)).

3.21(b)*	Amended and Restated Bylaws of Sierra Precast, Inc. (incorporated by reference to Form S-4 (Reg. No. 333-115443), Exhibit 3.21(b)).

3.22(a)*	Certificate of Incorporation of Smith Pre-Cast, Inc. (incorporated by reference to Form S-4 (Reg. No. 333-115443), Exhibit 3.22(a)).

3.22(b)*	Certificate of Amendment of Certificate of Incorporation of Smith Pre-Cast, Inc. (incorporated by reference to Form S-4 (Reg. No. 333-115443), Exhibit 3.22(b)).

3.22(c)*	Certificate of Merger of Smith Pre-Cast, Inc. with and into Smith Pre-Cast, Inc. (incorporated by reference to Form S-4 (Reg. No. 333-115443), Exhibit 3.22(c)).

3.22(d)*	Bylaws of Smith Pre-Cast, Inc (incorporated by reference to Form S-4 (Reg. No. 333-115443), Exhibit 3.22(d)).

3.23(a)*	Articles of Incorporation of Superior Concrete Materials, Inc. (incorporated by reference to Form S-4 (Reg. No. 333-115443), Exhibit 3.23(a)).

3.23(b)*	Agreement and Plan of Merger of OCC Acquisition Inc. with and into Opportunity Concrete Corporation (incorporated by reference to Form S-4 (Reg. No. 333-115443), Exhibit 3.23(b)).

3.23(c)*	Articles of Amendment to the Articles of Incorporation of Opportunity Concrete Corporation (incorporated by reference to Form S-4 (Reg. No. 333-115443), Exhibit 3.23(c)).

Exhibit
Number	Description
3.23(d)*	Bylaws of Superior Concrete Materials, Inc. (incorporated by reference to Form S-4 (Reg. No. 333-115443), Exhibit 3.23(d)).

3.23(e)*	Amendment to the Bylaws of Superior Concrete Materials, Inc. (incorporated by reference to Form S-4 (Reg. No. 333-115443), Exhibit 3.23(e)).

3.24(a)*	Certificate of Incorporation of Titan Concrete Industries, Inc. (incorporated by reference to Form S-4 (Reg. No. 333-115443), Exhibit 3.25(a)).

3.24(b)*	Certificate of Merger of Carrier Excavation and Foundation Company with and into Concrete XI Acquisition, Inc. (now Titan Concrete Industries, Inc.) (incorporated by reference to Form S-4 (Reg. No. 333-115443), Exhibit 3.25(b)).

3.24(c)*	Certificate of Merger of Olive Branch Ready Mix, Inc. with and into Carrier Excavation and Foundation Company (incorporated by reference to Form S-4 (Reg. No. 333-115443), Exhibit 3.25(c)).

3.24(d)*	Certificate of Amendment of Certificate of Incorporation of Carrier Excavation and Foundation Company (incorporated by reference to Form S-4 (Reg. No. 333-115443), Exhibit 3.25(d)).

3.24(e)*	Bylaws of Titan Concrete Industries, Inc. (incorporated by reference to Form S-4 (Reg. No. 333-115443), Exhibit 3.25(e)).

3.24(f)	Amendment of the Bylaws of Titan Concrete Industries, Inc.

3.25(a)*	Certificate of Incorporation of U.S. Concrete On-Site, Inc. (incorporated by reference to Form S-4 (Reg. No. 333-138868), Exhibit 3.37(a)).

3.25(b)*	Certificate of Amendment of U.S. Concrete On-Site, Inc. (incorporated by reference to Form S-4 (Reg. No. 333-138868), Exhibit 3.37(b)).

3.25(c)*	Bylaws of U.S. Concrete On-Site, Inc. (incorporated by reference to Form S-4 (Reg. No. 333-138868), Exhibit 3.37(c)).

3.26(a)*	Certificate of Incorporation of USC Atlantic, Inc. (incorporated by reference to Form S-4 (Reg. No. 333-115443), Exhibit 3.26(a)).

3.26(b)*	Certificate of Amendment of Certificate of Incorporation of USC Atlantic, Inc. (incorporated by reference to Form S-4 (Reg. No. 333-115443), Exhibit 3.26(b)).

3.26(c)*	Bylaws of USC Atlantic, Inc. (incorporated by reference to Form S-4 (Reg. No. 333-115443), Exhibit 3.26(c)).

3.27(a)*	Certificate of Incorporation of USC Payroll Inc. (incorporated by reference to Form S-4 (Reg. No. 333-138868), Exhibit 3.42(a)).

3.27(b)*	Certificate of Amendment of USC Payroll Inc. (incorporated by reference to Form S-4 (Reg. No. 333-138868), Exhibit 3.42(b)).

3.27(c)*	Bylaws of USC Payroll Inc. (incorporated by reference to Form S-4 (Reg. No. 333-138868), Exhibit 3.42(c)).

3.28(a)	Certificate of Formation of Atlas Redi-Mix, LLC.

3.28(b)	Limited Liability Company Agreement of Atlas Redi-Mix, LLC.

3.29(a)	Certificate of Incorporation of Beall Investment Corporation, Inc.

3.29(b)	Bylaws of Beall Investment Corporation, Inc.

Exhibit
Number	Description
3.30(a)	Articles of Incorporation of Breckenridge Ready Mix, Inc.

3.30(b)	Amended and Restated By-Laws of Breckenridge Ready Mix, Inc.

3.31(a)	Certificate of Formation of USC Management Co., LLC (f/k/a Concrete Acquisition III, LLC).

3.31(b)	Limited Liability Company Agreement of USC Management Co., LLC (f/k/a Concrete Acquisition III, LLC).

3.31(c)	Certificate of Merger of USC Management Co., LLC with and into Concrete Acquisition III, LLC (now known as USC Management Co., LLC).

3.31(d)	Amendment to the Limited Liability Company Agreement of USC Management Co., LLC (f/k/a Concrete Acquisition III, LLC).

3.32(a)	Certificate of Formation of Concrete Acquisition IV, LLC.

3.32(b)	Limited Liability Company Agreement of Concrete Acquisition IV, LLC.

3.32(c)	Amendment to Limited Liability Company Agreement of Concrete Acquisition IV, LLC.

3.33(a)	Certificate of Formation of Concrete Acquisition V, LLC.

3.33(b)	Limited Liability Company Agreement of Concrete Acquisition V, LLC.

3.33(c)	Amendment to Limited Liability Company Agreement of Concrete Acquisition V, LLC.

3.34(a)	Certificate of Formation of Concrete Acquisition VI, LLC.

3.34(b)	Limited Liability Company Agreement of Concrete Acquisition VI, LLC.

3.34(c)	Amendment to Limited Liability Company Agreement of Concrete Acquisition VI, LLC.

3.35(a)	Certificate of Formation of Hamburg Quarry Limited Liability Company.

3.35(b)	Operating Agreement of Hamburg Quarry Limited Liability Company.

3.35(c)	Amendment to Operating Agreement of Hamburg Quarry Limited Liability Company.

3.36(a)	Certificate of Formation of Ingram Concrete, LLC (f/k/a Ingram Subsidiary, LLC).

3.36(b)	Limited Liability Company Agreement of Ingram Concrete, LLC.

3.36(c)	Certificate of Amendment to the Certificate of Formation of Ingram Concrete, LLC.

3.37(a)	Certificate of Formation of Local Concrete Supply & Equipment, LLC.

3.37(b)	Limited Liability Company Agreement of Local Concrete Supply & Equipment, LLC.

3.37(c)	Amendment to the Limited Liability Company Agreement of Local Concrete Supply & Equipment, LLC.

3.38(a)	Certificate of Formation of Master Mix, LLC (f/k/a Concrete Acquisition I, LLC).

3.38(b)	Certificate of Amendment to the Certificate of Formation of Master Mix, LLC (f/k/a Concrete Acquisition I, LLC).

3.38(c)	Limited Liability Company Agreement of Master Mix, LLC (f/k/a Concrete Acquisition I, LLC).

3.38(d)	Amendment to the Limited Liability Company Agreement of Master Mix, LLC.

3.39(a)	Articles of Organization of MG, LLC.

Exhibit
Number	Description
3.39(b)	Operating Agreement of MG, LLC.

3.39(c)	Amendment to the Operating Agreement of MG, LLC.

3.40(a)	Certificate of Conversion of NYC Concrete Materials, LLC (f/k/a NYC Ready-Mix, LLC).

3.40(b)	Certificate of Formation of NYC Concrete Materials, LLC (f/k/a NYC Ready-Mix, LLC).

3.40(c)	Limited Liability Company Agreement of NYC Concrete Materials, LLC.

3.40(d)	Certificate of Correction to the Certificate of Formation of NYC Concrete Materials, LLC.

3.41(a)	Certificate of Formation of Pebble Lane Associates, LLC.

3.41(b)	Limited Liability Company Agreement of Pebble Lane Associates, LLC.

3.41(c)	Amendment to the Limited Liability Company Agreement of Pebble Lane Associates, LLC.

3.42(a)	Certificate of Formation of Redi-Mix, LLC (f/k/a NYC Redi-Mix Subsidiary, LLC).

3.42(b)	Certificate of Amendment to the Certificate of Formation of Redi-Mix, LLC.

3.42(c)	Certificate of Merger of Redi-Mix, LLC.

3.42(d)	Limited Liability Company Agreement of Redi-Mix, LLC.

3.43(a)	Certificate of Formation of Riverside Materials, LLC (f/k/a Concrete Acquisition II, LLC).

3.43(b)	Certificate of Amendment to the Certificate of Formation of Riverside Materials, LLC (f/k/a Concrete Acquisition II, LLC).

3.43(c)	Limited Liability Company Agreement of Riverside Materials, LLC (f/k/a Concrete Acquisition II, LLC).

3.43(d)	Amendment to the Limited Liability Company Agreement of Riverside Materials, LLC.

3.44(a)	Certificate of Incorporation of USC Technologies, Inc (f/k/a Concrete XXXII Acquisition, Inc).

3.44(b)	By-Laws of USC Technologies, Inc (f/k/a Concrete XXXII Acquisition, Inc).

3.44(c)	Certificate of Amendment of Certificate of Incorporation of USC Technologies, Inc.

3.45(a)	Certificate of Formation of Master Mix Concrete, LLC (f/k/a Master Mix Concrete Limited Liability Company).

3.45(b)	Certificate of Amendment of Certificate of Formation of Master Mix Concrete, LLC.

3.45(c)	Operating Agreement of Master Mix Concrete, LLC (f/k/a Master Mix Concrete Limited Liability Company).

3.45(d)	Amendment to the Operating Agreement of Master Mix Concrete, LLC.

4.1*	Form of Common Stock certificate (incorporated by reference to Exhibit 3 to the Company’s Registration Statement on Form 8-A filed August 31, 2010 (File No. 000-26025)).

4.2*	Indenture, dated as of August 31, 2010, by and among U.S. Concrete, Inc., the Guarantors named therein, and U.S. Bank National Association, as Trustee and Noteholder Collateral Agent (incorporated by reference to Exhibit 4.2 to the Company’s Current Report on Form 8-K filed on September 2, 2010 (File No. 000-26025)).

4.3*	Registration Rights Agreement, dated as of August 31, 2010, by and among U.S. Concrete, Inc., the Guarantors named therein and the Holders party thereto (incorporated by reference to Exhibit 4.3 to the Company’s Current Report on Form 8-K filed on September 2, 2010 (File No. 000-26025)).

4.4.*	Pledge and Security Agreement, dated as of August 31, 2010, by and among U.S. Concrete, Inc., subsidiaries named therein, and U.S. Bank National Association, as noteholder collateral agent (incorporated by reference to Exhibit 4.4 to the Company’s Current Report on Form 8-K filed on September 2, 2010 (File No. 000-26025)).

4.5*	Form of Convertible Secured Note, included in Exhibit 4.2 (incorporated by reference to Exhibit 4.5 to the Company’s Current Report on Form 8-K filed on September 2, 2010 (File No. 000-26025)).

Exhibit
Number	Description
4.6*	Credit Agreement, dated as of August 31, 2010, by and among U.S. Concrete, Inc., certain of U.S. Concrete’s domestic subsidiaries as guarantors, the lenders party thereto and JPMorgan Chase Bank, N.A., as administrative agent (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on September 2, 2010 (File No. 000-26025)).

4.7*	Pledge and Security Agreement, dated as of August 31, 2010, by and among U.S. Concrete, Inc., subsidiaries named therein and JPMorgan Chase Bank, N.A., as administrative agent (incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K filed on September 2, 2010 (File No. 000-26025)).

4.8*	Intercreditor Agreement, dated as of August 31, 2010, by and among JPMorgan Chase Bank, N.A., as administrative agent, U.S. Bank National Association, as Trustee and noteholder collateral agent and each of the loan parties party thereto (incorporated by reference to Exhibit 10.3 to the Company’s Current Report on Form 8-K filed on September 2, 2010 (File No. 000-26025)).

4.9*	Class A Warrant Agreement, dated as of August 31, 2010, by and among U.S. Concrete, Inc., subsidiaries named therein, and U.S. Bank National Association, as noteholder collateral agent (incorporated by reference to Exhibit 4 to the Company’s Registration Statement on Form 8-A filed on August 31, 2010 (File No. 000-26025)).

4.10*	Class B Warrant Agreement, dated as of August 31, 2010, by and among U.S. Concrete, Inc., subsidiaries named therein, and U.S. Bank National Association, as noteholder collateral agent (incorporated by reference to Exhibit 4 to the Company’s Registration Statement on Form 8-A filed on August 31, 2010 (File No. 000-26025)).

4.11*	First Lien Patent Security Agreement, dated as of August 31, 2010, by and among U.S. Concrete, Inc. and San Diego Precast Concrete, Inc., as grantors, and U.S. Bank National Association, as trustee and noteholder collateral agent (incorporated by reference to Exhibit 4.11 to the Company’s Quarterly Report on Form 10-Q filed on November 9, 2010 (File No. 000-26025)).

4.12*	First Lien Trademark Security Agreement, dated as of August 31, 2010, by and between U.S. Concrete, Inc., as grantor, and U.S. Bank National Association, as trustee and noteholder collateral agent (incorporated by reference to Exhibit 4.12 to the Company’s Quarterly Report on Form 10-Q filed on November 9, 2010 (File No. 000-26025)).

5.1	Opinion of Paul, Weiss, Rifkind, Wharton & Garrison LLP

5.2	Opinion of General Counsel of U.S. Concrete, Inc.

10.1*	Purchase Letter, dated as of July 20, 2010, by and among U.S. Concrete, Inc., Monarch Alternative Capital, L.P., Whitebox Advisors, LLC and York Capital Management Global Advisors, LLC (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on July 22, 2010 (File No. 001-34530)).

10.2*	Pledge Commitment Letter, dated as of July 27, 2010, by and among U.S. Concrete, Inc., JPMorgan Securities Inc., JPMorgan Chase Bank, N.A. and Wells Fargo Capital Finance, LLC (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on July 28, 2010 (File No. 001-34530)).

10.3*	Redemption Agreement, dated as of August 5, 2010, by and among U.S. Concrete, Inc., Kurtz Gravel Company, Superior Holdings, Inc., BWB, Inc. of Michigan, Builders’ Redi-Mix, LLC, USC Michigan, Inc., Superior Materials Holding, LLC, and Edw. C. Levy Co (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on August 6, 2010 (File No. 001-34530)).

Exhibit
Number	Description
10.4*	Joinder Agreement, dated as of September 30, 2010, by and among U.S. Concrete, Inc., Kurtz Gravel Company, Superior Holdings, Inc., BWB, Inc. of Michigan, Builders’ Redi-Mix, LLC, USC Michigan, Inc., Superior Materials Holding, LLC, Edw. C. Levy Co., VCNA Prairie, Inc. and Votorantim Cement North America, Inc. (incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K filed on August 6, 2010 (File No. 001-34530)).

10.5*	Promissory Note of U.S. Concrete, Inc., Kurtz Gravel Company, Superior Holdings, Inc., BWB, Inc. of Michigan, Builders’ Redi-Mix, LLC, USC Michigan, Inc., dated September 30, 2010 (incorporated by reference to Exhibit 10.3 to the Company’s Current Report on Form 8-K filed on August 6, 2010 (File No. 001-34530)).

10.6*	Amended and Restated Executive Severance Agreement, effective as of October 1, 2010, by and between U.S. Concrete, Inc. and Michael W. Harlan (incorporated by reference to Exhibit 10.4 to the Company’s Current Report on Form 8-K filed on August 6, 2010 (File No. 001-34530)).

10.7*	Amended and Restated Executive Severance Agreement, effective as of October 1, 2010, by and between U.S. Concrete, Inc. and Curt M. Lindeman (incorporated by reference to Exhibit 10.5 to the Company’s Current Report on Form 8-K filed on August 6, 2010 (File No. 001-34530)).

10.8*	Executive Severance Agreement, effective as of October 1, 2010, by and between U.S. Concrete, Inc. and James C. Lewis (incorporated by reference to Exhibit 10.6 to the Company’s Current Report on Form 8-K filed on August 6, 2010 (File No. 001-34530)).

10.9*	Executive Severance Agreement, effective as of October 1, 2010, by and between U.S. Concrete, Inc. and Gary J. Konnie (incorporated by reference to Exhibit 10.9 to the Company’s Annual Report on Form 10-K filed on March 11, 2011 (File No. 001-34530)).

10.10*	Severance Agreement, dated as of July 31, 2007, by and between U.S. Concrete, Inc. and Jeff L. Davis (incorporated by reference to Exhibit 10.10 to the Company’s Annual Report on Form 10-K filed on March 11, 2011 (File No. 001-34530)).

10.11*	First Amendment to Severance Agreement, effective as of December 31, 2008, by and between U.S. Concrete, Inc. and Jeff L. Davis (incorporated by reference to Exhibit 10.11 to the Company’s Annual Report on Form 10-K filed on March 11, 2011 (File No. 001-34530)).

10.12*	U.S. Concrete, Inc. and Subsidiaries 2010 Annual Team Member Incentive Plan (incorporated by reference to Exhibit 10.12 to the Company’s Annual Report on Form 10-K filed on March 11, 2011 (File No. 001-34530)).

10.13*	U.S. Concrete, Inc. Management Equity Incentive Plan (incorporated by reference to Exhibit 10.4 to the Company’s Current Report on Form 8-K filed on September 2, 2010 (File No. 000-26025)).

10.14*	U.S. Concrete, Inc. Non-Qualified Stock Option Award Agreement (incorporated by reference to Exhibit 10.5 to the Company’s Current Report on Form 8-K filed on September 2, 2010 (File No. 000-26025)).

10.15*	U.S. Concrete, Inc. Restricted Stock Unit Award Agreement (incorporated by reference to Exhibit 10.6 to the Company’s Current Report on Form 8-K filed on September 2, 2010 (File No. 000-26025)).

10.16*	Form of Indemnification Agreement (incorporated by reference to Exhibit 10.7 to the Company’s Current Report on Form 8-K filed on September 2, 2010 (File No. 000-26025)).

10.17*	Support Agreement, dated as of August 16, 2010, by and among U.S. Concrete, Inc., the affiliates of Monarch Alternative Capital, LP set forth on the signature pages thereto, the affiliates of Whitebox Advisors, LLC set forth on the signature pages thereto and the affiliates of York Capital Management Global Advisors, LLC set forth on the signature pages thereto (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on August 16, 2010 (File No. 000-26025)).

Exhibit
Number	Description
10.18*	Note Purchase Agreement, dated as of August 26, 2010, by and among U.S. Concrete, Inc., the guarantors set forth on the signature pages thereto, the Subscription Parties set forth in Annex I thereto and the Put Option Parties set forth on Annex II thereto (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on August 27, 2010 (File No. 001-34530)).

10.19*	Contribution Agreement, dated as of March 26, 2007, by and among, BWB, Inc. of Michigan Builders’, Redi-Mix, LLC, Kurtz Gravel Company, Superior Materials, Inc. USC Michigan, Inc., Edw. C. Levy Co. and Superior Joint Venture LLC (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K dated March 26, 2007 (File No. 000-26025)).

10.20*	Operating Agreement of Superior Materials, LLC dated effective as of April 1, 2007, by and between Kurtz Gravel Company, Superior Materials, Inc. and Edw. C. Levy Co., together with related Joinder Agreement dated effective April 2, 2007 by BWB, Inc. of Michigan Builders’, Redi-Mix, LLC, USC Michigan, Inc. and Superior Material Holdings LLC (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K dated April 1, 2007 (File No. 000-26025)).

10.21*	Guaranty dated as of April 1, 2007 by U.S. Concrete, Inc. in favor of Edw. C. Levy Co. and Superior Materials Holdings, LLC (incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K dated April 1, 2007 (File No. 000-26025)).

10.22*	Consulting Agreement dated February 23, 2007 by and between U.S. Concrete and Eugene P. Martineau (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K dated February 23, 2007 (File No. 000-26025)).

10.23*	Executive Severance Agreement Amendment, effective as of March 30, 2011, by and between U.S. Concrete, Inc. and Michael W. Harlan (incorporated by reference to Exhibit 99.2 to the Company’s Current Report on Form 8-K filed on March 30, 2011 (File No. 001-34530)).

10.24*	U.S. Concrete, Inc. and Subsidiaries 2011 Annual Team Member Incentive Plan (incorporated by reference to Exhibit 10.2 to the Company’s Quarterly Report on Form 10-Q filed on May 6, 2011 (File No. 011-34530)).

10.25*	Term Sheet dated as of July 14, 2011 between U.S. Concrete, Inc. and William J. Sandbrook (incorporated by reference to Exhibit 99.2 to the Company’s Current Report on Form 8-K filed on July 26, 2011 (File No. 001-34530)).

10.26*	Severance Benefit Agreement, dated as of August 4, 2011, by and between U.S. Concrete, Inc. (and Michael W. Harlan (incorporated by reference to Exhibit 99.1 to the Company’s Current Report on Form 8-K filed on August 5, 2011 (File No. 001-34530)).

10.27*	Executive Severance Agreement, effective as of August 22, 2011 between U.S. Concrete, Inc. and William J. Sandbrook (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on August 22, 2011 (File No. 001-34530)).

10.28*	Indemnification Agreement, effective as of August 22, 2011 between U.S. Concrete, Inc. and William J. Sandbrook (incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K filed on August 22, 2011 (File No. 001-34530)).

21.1*	Subsidiaries of U.S. Concrete, Inc. (incorporated by reference to Exhibit 21 to the Company’s Annual Report on Form 10-K filed on March 11, 2011 (File No. 001-34530)).

23.1	Consent of PricewaterhouseCoopers LLP, independent registered public accounting firm.

23.2	Consent of Paul, Weiss, Rifkind, Wharton & Garrison LLP (included in Exhibit 5.1 to this Registration Statement).

23.3	Consent of General Counsel of U.S. Concrete, Inc. (included in Exhibit 5.2 to this Registration Statement).

Exhibit
Number	Description
24.1	Powers of Attorney (included on signature pages).

25.1	Statement of Eligibility of Trustee on form T-1 of U.S. Bank National Association to Act as Trustee under the Indenture dated as of August 31, 2010.

*	Incorporated by reference to the filing indicated.